                                                                 Exhibit 10.32.9

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

                           (THE STATE OF TEXAS LOGO)

                                     (SEAL)

                    TEXAS HEALTH & HUMAN SERVICES COMMISSION

                UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

                              DOCUMENT HISTORY LOG

              DOCUMENT    EFFECTIVE
STATUS(1)   REVISION(2)      DATE                 DESCRIPTION(3)
---------   -----------   ---------               --------------
Baseline    n/a                       Initial version of the Uniform Managed
                                      Care Contract Terms & Conditions

(1) Status should be represented as "Baseline" for initial issuances, "Revision" for changes to the Baseline version, and "Cancellation" for withdrawn versions

(2) Revisions should be numbered in accordance according to the version of the issuance and sequential numbering of the revision--e.g., "1.2" refers to the first version of the document and the second revision.

(3)  Brief description of the changes to the document made in the revision.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

                                TABLE OF CONTENTS

ARTICLE 1. INTRODUCTION....................................................    2
Section 1.01 Purpose.......................................................    2
Section 1.02 Risk-based contract...........................................    2
Section 1.03 Inducements...................................................    2
Section 1.04 Construction of the Contract..................................    2
Section 1.05 No implied authority..........................................    3
Section 1.06 Legal Authority...............................................    3

ARTICLE 2. DEFINITIONS.....................................................    3

ARTICLE 3. GENERAL TERMS & CONDITIONS......................................   14
Section 3.01 Contract elements.............................................   14
Section 3.02 Term of the Contract..........................................   14
Section 3.03 Funding.......................................................   14
Section 3.04 Delegation of authority.......................................   14
Section 3.05 No waiver of sovereign immunity...............................   14
Section 3.06 Force majeure.................................................   14
Section 3.07 Publicity.....................................................   14
Section 3.08 Assignment....................................................   15
Section 3.09 Cooperation with other vendors and prospective vendors........   15
Section 3.10 Renegotiation and reprocurement rights........................   15
Section 3.11 RFP errors and omissions......................................   15
Section 3.12 Attorneys' fees...............................................   15
Section 3.13 Preferences under service contracts...........................   15
Section 3.14 Time of the essence...........................................   15
Section 3.15 Notice........................................................   16

ARTICLE 4. CONTRACT ADMINISTRATION & MANAGEMENT............................   16
Section 4.01 Qualifications, retention and replacement of HMO employees....   16
Section 4.02 HMO's Key Personnel...........................................   16
Section 4.03 Executive Director............................................   16
Section 4.04 Medical Director..............................................   17
Section 4.05 Responsibility for HMO personnel and Subcontractors...........   17
Section 4.06 Cooperation with HHSC and state administrative agencies.......   18
Section 4.07 Conduct of HMO personnel......................................   18
Section 4.08 Subcontractors................................................   18
Section 4.09 HHSC's ability to contract with Subcontractors................   19
Section 4.10 HMO Agreements with Third Parties.............................   19

ARTICLE 5. MEMBER ELIGIBILITY & ENROLLMENT.................................   20
Section 5.01 Eligibility Determination.....................................   20
Section 5.02 Member Enrollment & Disenrollment.............................   20
Section 5.03 STAR enrollment for pregnant women and infants................   20
Section 5.04 CHIP eligibility and enrollment...............................   20
Section 5.05 Span of Coverage..............................................   21
Section 5.06 Verification of Member Eligibility............................   21
Section 5.07 Special Temporary STAR Default Process........................   21

ARTICLE 6. SERVICE LEVELS & PERFORMANCE MEASUREMENT........................   21
Section 6.01 Performance measurement.......................................   21

ARTICLE 7. GOVERNING LAW & REGULATIONS.....................................   22
Section 7.01 Governing law and venue.......................................   22
Section 7.02 HMO responsibility for compliance with laws and regulations...   22
Section 7.03 TDI licensure/ANHC certification and solvency.................   22
Section 7.04 Immigration Reform and Control Act of 1986....................   23

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

Section 7.05 Compliance with state and federal anti-discrimination laws....   23
Section 7.06 Environmental protection laws.................................   23
Section 7.07 HIPAA.........................................................   23

ARTICLE 8. AMENDMENTS & MODIFICATIONS......................................   23
Section 8.01 Mutual Contract...............................................   23
Section 8.02 Changes in law or contract....................................   23
Section 8.03 Modifications as a remedy.....................................   24
Section 8.04 Modifications upon renewal or extension of Contract...........   24
Section 8.05 Modification of HHSC Uniform Managed Care Manual..............   24
Section 8.06 CMS approval of STAR amendments...............................   24
Section 8.07 Required compliance with amendment and modification
             procedures....................................................   24

ARTICLE 9. AUDIT & FINANCIAL COMPLIANCE....................................   24
Section 9.01 Financial record retention and audit..........................   24
Section 9.02 Access to records, books, and documents.......................   24
Section 9.03 Audits of Services, Deliverables and inspections..............   25
Section 9.04 SAO Audit.....................................................   25
Section 9.05 Response/compliance with audit or inspection findings.........   25

ARTICLE 10. TERMS & CONDITIONS OF PAYMENT..................................   26
Section 10.01 Calculation of monthly Capitation Payment....................   26
Section 10.02 Time and Manner of Payment...................................   26
Section 10.03 Certification of Capitation Rates............................   26
Section 10.04 Modification of Capitation Rates.............................   26
Section 10.05 STAR Capitation Structure....................................   26
CHIP Capitation Rates Structure............................................   27
Section 10.07 HMO input during rate setting process........................   28
Adjustments to Capitation Payments.........................................   28
Delivery Supplemental Payment for CHIP and STAR HMOs.......................   28
Administrative Fee for SSI Members.........................................   29
Experience Rebate..........................................................   29
Payment by Members.........................................................   30
Restriction on assignment of fees..........................................   31
Liability for taxes........................................................   31
Liability for employment-related charges and benefits......................   31
No additional consideration................................................   31

ARTICLE 11. DISCLOSURE & CONFIDENTIALITY OF INFORMATION....................   31
Section 11.01 Confidentiality..............................................   31
Section 11.02 Disclosure of HHSC's Confidential Information................   32
Section 11.03 Member Records...............................................   32
Section 11.04 Requests for public information..............................   32
Section 11.05 Privileged Work Product......................................   32
Section 11.06 Unauthorized acts............................................   33
Section 11.07 Legal action.................................................   33

ARTICLE 12. REMEDIES & DISPUTES............................................   33
Section 12.01 Understanding and expectations...............................   33
Section 12.02 Tailored remedies............................................   33
Section 12.03 Termination by HHSC..........................................   35
Section 12.04 Termination by HMO...........................................   37
Section 12.05 Termination by mutual agreement..............................   37
Section 12.06 Effective date of termination................................   37
Section 12.07 Extension of termination effective date......................   37
Section 12.08 Payment and other provisions at Contract termination.........   37
Section 12.09 Modification of Contract in the event of remedies............   37
Section 12.10 Turnover assistance..........................................   38

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

Section 12.11 Rights upon termination or expiration of Contract............   38
Section 12.12 HMO responsibility for associated costs......................   38
Section 12.13 Dispute resolution...........................................   38
Section 12.14 Liability of HMO.............................................   39

ARTICLE 13. ASSURANCES & CERTIFICATIONS....................................   39
Section 13.01 Proposal certifications......................................   39
Section 13.02 Conflicts of interest........................................   39
Section 13.03 Organizational conflicts of interest.........................   39
Section 13.04 HHSC personnel recruitment prohibition.......................   40
Section 13.05 Anti-kickback provision......................................   40
Section 13.06 Debt or back taxes owed to State of Texas....................   40
Section 13.07 Certification regarding status of license,
              certificate, or permit.......................................   40
Section 13.08 Outstanding debts and judgments..............................   40

ARTICLE 14. REPRESENTATIONS & WARRANTIES...................................   40
Section 14.01 Authorization................................................   40
Section 14.02 Ability to perform...........................................   40
Section 14.03 Minimum Net Worth............................................   40
Section 14.04 Insurer solvency.............................................   40
Section 14.05 Workmanship and performance..................................   41
Section 14.06 Warranty of deliverables.....................................   41
Section 14.07 Compliance with Contract.....................................   41
Section 14.08 Technology Access............................................   41

ARTICLE 15. INTELLECTUAL PROPERTY..........................................   41
Section 15.01 Infringement and misappropriation............................   41
Section 15.02 Exceptions...................................................   42
Section 15.03 Ownership and Licenses.......................................   42

ARTICLE 16. LIABILITY......................................................   43
Section 16.01 Property damage..............................................   43
Section 16.02 Risk of Loss.................................................   43
Section 16.03 Limitation of HHSC's Liability...............................   43

ARTICLE 17. INSURANCE & BONDING............................................   43
Section 17.01 Insurance Coverage...........................................   43
Section 17.02 Performance Bond.............................................   44
Section 17.03 TDI Fidelity Bond............................................   45

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

                             ARTICLE 1. INTRODUCTION

SECTION 1.01 PURPOSE.

     The purpose of this Contract is to set forth the terms and conditions for the HMO's participation as a managed care organization in one or more of the HMO Programs administered by HHSC. Under the terms of this Contract, HMO will provide comprehensive health care services to qualified Program recipients through a managed care delivery system.

SECTION 1.02 RISK-BASED CONTRACT.

     This is a Risk-based contract.

SECTION 1.03 INDUCEMENTS.

     In making the award of this Contract, HHSC relied on HMO's assurances of the following:

          (1) HMO is an established health maintenance organization that arranges for the delivery of health care services, is currently licensed as such in the State of Texas and is fully authorized to conduct business in the Service Areas;

          (2) HMO and the HMO Administrative Service Subcontractors have the skills, qualifications, expertise, financial resources and experience necessary to provide the Services and Deliverables described in the RFP, HMO's Proposal, and this Contract in an efficient, cost - effective manner, with a high degree of quality and responsiveness, and has performed similar services for other public or private entities;

          (3) HMO has thoroughly reviewed, analyzed, and understood the RFP, has timely raised all questions or objections to the RFP, and has had the opportunity to review and fully understand HHSC's current program and operating environment for the activities that are the subject of the Contract and the needs and requirements of the State during the Contract term;

          (4) HMO has had the opportunity to review and understand the State's stated objectives in entering into this Contract and, based on such review and understanding, HMO currently has the capability to perform in accordance with the terms and conditions of this Contract;

          (5) HMO also has reviewed and understands the risks associated with the HMO Programs as described in the RFP, including the risk of non-appropriation of funds.

     Accordingly, on the basis of the terms and conditions of this Contract, HHSC desires to engage HMO to perform the Services and provide the Deliverables described in this Contract under the terms and conditions set forth in this Contract.

SECTION 1.04 CONSTRUCTION OF THE CONTRACT.

(a) Scope of Introductory Article.

     The provisions of any introductory article to the Contract are intended to be a general introduction and are not intended to expand the scope of the Parties' obligations under the Contract or to alter the plain meaning of the terms and conditions of the Contract.

(b) References to the "State."

     References in the Contract to the "State" shall mean the State of Texas unless otherwise specifically indicated and shall be interpreted, as appropriate, to mean or include HHSC and other agencies of the State of Texas that may participate in the administration of the HMO Programs, provided, however, that no provision will be interpreted to include any entity other than HHSC as the contracting agency.

(c) Severability.

     If any provision of this Contract is construed to be illegal or invalid, such interpretation will not affect the legality or validity of any of its other provisions. The illegal or invalid provision will be deemed stricken and deleted to the same extent and effect as if never incorporated in this Contract, but all other provisions will remain in full force and effect.

(d) Survival of terms.

     Termination or expiration of this Contract for any reason will not release either Party from any liabilities or obligations set forth in this Contract that:

          (1) The Parties have expressly agreed shall survive any such termination or expiration; or

          (2) Arose prior to the effective date of termination and remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

(e) Headings.

     The article, section and paragraph headings in this Contract are for reference and convenience only and may not be considered in the interpretation of this Contract.

(f) Global drafting conventions.

     (1) The terms "include," "includes," and "including" are terms of inclusion, and where used in this Contract, are deemed to be followed by the words "without limitation."

     (2) Any references to "sections," "appendices," "exhibits" or "attachments" are deemed to be references to sections, appendices, exhibits or attachments to this Contract.

     (3) Any references to laws, rules, regulations, and manuals in this Contract are deemed references to these documents as amended, modified, or supplemented from time to time during the term of this Contract.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

SECTION 1.05 NO IMPLIED AUTHORITY.

     The authority delegated to HMO by HHSC is limited to the terms of this Contract. HHSC is the state agency designated by the Texas Legislature to administer the HMO Programs, and no other agency of the State grants HMO any authority related to this program unless directed through HHSC. HMO may not rely upon implied authority, and specifically is not delegated authority under this Contract to:

     (1) make public policy;

     (2) promulgate, amend or disregard administrative regulations or program policy decisions made by State and federal agencies responsible for administration of HHSC Programs; or

     (3) unilaterally communicate or negotiate with any federal or state agency or the Texas Legislature on behalf of HHSC regarding the HHSC Programs.

     HMO is required to cooperate to the fullest extent possible to assist HHSC in communications and negotiations with state and federal governments and agencies concerning matters relating to the scope of the Contract and the HMO Program(s), as directed by HHSC.

SECTION 1.06 LEGAL AUTHORITY.

     (a) HHSC is authorized to enter into this Contract under Chapters 531 and 533, Texas Government Code; Section 2155.144, Texas Government Code; and/or Chapter 62, Texas Health & Safety Code. HMO is authorized to enter into this Contract pursuant to the authorization of its governing board or controlling owner or officer.

     (b) The person or persons signing and executing this Contract on behalf of the Parties, or representing themselves as signing and executing this Contract on behalf of the Parties, warrant and guarantee that he, she, or they have been duly authorized to execute this Contract and to validly and legally bind the Parties to all of its terms, performances, and provisions.

                             ARTICLE 2. DEFINITIONS

     As used in this Contract, the following terms and conditions shall have the meanings assigned below:

     ABUSE means provider practices that are inconsistent with sound fiscal, business, or medical practices and result in an unnecessary cost to the Medicaid or CHIP Program, or in reimbursement for services that are not Medically Necessary or that fail to meet professionally recognized standards for health care. It also includes Member practices that result in unnecessary cost to the Medicaid or CHIP Program.

     ACCOUNT NAME means the name of the individual who lives with the child(ren) and who applies for the Children's Health Insurance Program coverage on behalf of the child(ren).

     ACTION (MEDICAID ONLY) means:

     (1) the denial or limited authorization of a requested Medicaid service, including the type or level of service;

     (2) the reduction, suspension, or termination of a previously authorized service;

     (3) the denial in whole or in part of payment for service;

     (4) the failure to provide services in a timely manner;

     (5) the failure of an HMO to act within the timeframes set forth in the Contract and 42 C.F.R. Section 438.408(b); or

     (6) for a resident of a rural area with only one HMO, the denial of a Medicaid Members' request to obtain services outside of the Network.

     An Adverse Determination is one type of Action.

     ACUTE CARE means preventive care, primary care, and other medical care provided under the direction of a physician for a condition having a relatively short duration.

     ACUTE CARE HOSPITAL means a hospital that provides acute care services

     ADJUDICATE means to deny or pay a clean claim.

     ADMINISTRATIVE SERVICES see HMO Administrative Services.

     ADMINISTRATIVE SERVICES CONTRACTOR see HHSC Administrative Services Contractor.

     ADVERSE DETERMINATION means a determination by an HMO or Utilization Review agent that the Health Care Services furnished, or proposed to be furnished to a patient, are not Medically Necessary or not appropriate.

     AFFILIATE means any individual or entity owning or holding more than a five percent (5%) interest in the HMO or in which the HMO owns or holds more than a five percent (5%) interest; any parent entity; or subsidiary entity of the HMO, regardless of the organizational structure of the entity.

     AGREEMENT OR CONTRACT means this formal, written, and legally enforceable contract and amendments thereto between the Parties.

     ALLOWABLE EXPENSES means all expenses related to the Contract between HHSC and the HMO that are incurred during the Contract Period, are not reimbursable or recovered from another source, and that conform with the HHSC Uniform Managed Care Manual's "Cost Principles for Administrative Expenses."

     AAP means the American Academy of Pediatrics.

     APPROVED NON-PROFIT HEALTH CORPORATION (ANHC) means an organization formed in compliance

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

with Chapter 844 of the Texas Insurance Code and licensed by TDI. See also HMO.

     APPEAL (MEDICAID ONLY) means the formal process by which a Member or his or her representative request a review of the HMO's Action, as defined above.

     APPEAL (CHIP ONLY) means the formal process by which a Utilization Review agent addresses Adverse Determinations.

     AUXILIARY AIDS AND SERVICES includes:

     (1) qualified interpreters or other effective methods of making aurally delivered materials understood by persons with hearing impairments;

     (2) taped texts, large print, Braille, or other effective methods to ensure visually delivered materials are available to individuals with visual impairments; and

     (3) other effective methods to ensure that materials (delivered both aurally and visually) are available to those with cognitive or other Disabilities affecting communication.

     BEHAVIORAL HEALTH SERVICES means Covered Services for the treatment of mental, emotional, or chemical dependency disorders.

     BENCHMARK means a target or standard based on historical data or an objective/goal.

     BUSINESS CONTINUITY PLAN OR BCP means a plan that provides for a quick and smooth restoration of MIS operations after a disruptive event. BCP includes business impact analysis, BCP development, testing, awareness, training, and maintenance. This is a day-to-day plan.

     BUSINESS DAY means any day other than a Saturday, Sunday, or a state or federal holiday on which HHSC's offices are closed, unless the context clearly indicates otherwise.

     CAHPS means the Consumer Assessment of Health Plans Survey. This survey is conducted annually by the EQRO.

     CALL COVERAGE means arrangements made by a facility or an attending physician with an appropriate level of health care provider who agrees to be available on an as-needed basis to provide medically appropriate services for routine, high risk, or Emergency Medical Conditions or Emergency Behavioral Health Conditions that present without being scheduled at the facility or when the attending physician is unavailable.

     CAPITATION RATE means a fixed predetermined fee paid by HHSC to the HMO each month in accordance with the Contract, for each enrolled Member in a defined Rate Cell, in exchange for the HMO arranging for or providing a defined set of Covered Services to such a Member, regardless of the amount of Covered Services used by the enrolled Member.

     CAPITATION PAYMENT means the aggregate amount paid by HHSC to the HMO on a monthly basis for the provision of Covered Services to enrolled Members in accordance with the Capitation Rates in the Contract.

     CASE HEAD means the head of the household that is applying for Medicaid.

     C.F.R. means the Code of Federal Regulations.

     CHEMICAL DEPENDENCY TREATMENT means treatment provided for a chemical dependency condition by a Chemical Dependency Treatment facility, chemical dependency counselor or hospital.

     CHILDREN'S HEALTH INSURANCE PROGRAM or CHIP means the health insurance program authorized and funded pursuant to Title XXI, Social Security Act (42 U.S.C. Sections 1397aa-1397jj) and administered by HHSC.

     CHILD (OR CHILDREN) WITH SPECIAL HEALTH CARE NEEDS (CSHCN) means a child (or children) who:

          (1) ranges in age from birth up to age nineteen (19) years;

          (2) has a serious ongoing illness, a complex chronic condition, or a disability that has lasted or is anticipated to last at least twelve (12) continuous months or more;

          (3) has an illness, condition or disability that results (or without treatment would be expected to result) in limitation of function, activities, or social roles in comparison with accepted pediatric age-related milestones in the general areas of physical, cognitive, emotional, and/or social growth and/or development;

          (4) requires regular, ongoing therapeutic intervention and evaluation by appropriately trained health care personnel; and

          (5) has a need for health and/or health-related services at a level significantly above the usual for the child's age.

     CHIP HMO PROGRAM, OR CHIP PROGRAM, means the State of Texas program in which HHSC contracts with HMOs to provide, arrange for, and coordinate Covered Services for enrolled CHIP Members.

     CHIP HMOS means HMOs participating in the CHIP HMO Program.

     CHRONIC OR COMPLEX CONDITION means a physical, behavioral, or developmental condition which may have no known cure and/or is progressive and/or can be debilitating or fatal if left untreated or under-treated.

     CLEAN CLAIM means a claim submitted by a physician or provider for medical care or health care services rendered to an enrollee, with documentation reasonably necessary for the HMO to process the claim. The HMO may not require a physician or

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

provider to submit documentation that conflicts with the requirements of Texas Administrative Code, Title 28, Part 1, Chapter 21, Subchapters C and T.

     CMS means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration (HCFA), which is the federal agency responsible for administering Medicare and overseeing state administration of Medicaid and CHIP.

     COLA means the Cost of Living Adjustment.

     COMMUNITY RESOURCE COORDINATION GROUPS (CRCGS) means a statewide system of local interagency groups, including both public and private providers, which coordinate services for "multi-need" children and youth. CRCGs develop individual service plans for children and adolescents whose needs can be met only through interagency cooperation. CRCGs address Complex Needs in a model that promotes local decision-making and ensures that children receive the integrated combination of social, medical and other services needed to address their individual problems.

     COMPLAINANT means a Member or a treating provider or other individual designated to act on behalf of the Member who filed the Complaint.

     COMPLAINT (CHIP ONLY) means any dissatisfaction, expressed by a Complainant, orally or in writing to the HMO, with any aspect of the HMO's operation, including, but not limited to, dissatisfaction with plan administration, procedures related to review or Appeal of an Adverse Determination, as defined in Texas Insurance Code, Chapter 843, Subchapter G; the denial, reduction, or termination of a service for reasons not related to medical necessity; the way a service is provided; or disenrollment decisions. The term does not include misinformation that is resolved promptly by supplying the appropriate information or clearing up the misunderstanding to the satisfaction of the CHIP Member.

     COMPLAINT (MEDICAID ONLY) means an expression of dissatisfaction expressed by a Complainant, orally or in writing to the HMO, about any matter related to the HMO other than an Action. As provided by 42 C.F.R. Section 438.400, possible subjects for Complaints include, but are not limited to, the quality of care of services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the Medicaid Member's rights.

     COMPLEX NEED means a condition or situation resulting in a need for coordination or access to services beyond what a PCP would normally provide, triggering the HMO's determination that Care Coordination is required.

     COMPREHENSIVE CARE PROGRAM: See definition for Texas Health Steps.

     CONFIDENTIAL INFORMATION means any communication or record (whether oral, written, electronically stored or transmitted, or in any other form) consisting of:

          (1) Confidential Client information, including HIPAA-defined protected health information;

          (2) All non-public budget, expense, payment and other financial information;

          (3) All Privileged Work Product;

          (4) All information designated by HHSC or any other State agency as confidential, and all information designated as confidential under the Texas Public Information Act, Texas Government Code, Chapter 552;

          (5) The pricing, payments, and terms and conditions of the Contract, unless disclosed publicly by HHSC or the State; and

          (6) Information utilized, developed, received, or maintained by HHSC, the HMO, or participating State agencies for the purpose of fulfilling a duty or obligation under this Contract and that has not been disclosed publicly.

     CONSUMER-DIRECTED SERVICES means the Member or his legal guardian is the employer of and retains control over the hiring, management, and termination of an individual providing personal assistance or respite.

     CONTINUITY OF CARE means care provided to a Member by the same PCP or specialty provider to ensure that the delivery of care to the Member remains stable, and services are consistent and unduplicated.

     CONTRACT or AGREEMENT means this formal, written, and legally enforceable contract and amendments thereto between the Parties.

     CONTRACT PERIOD or CONTRACT TERM means the Initial Contract Period plus any and all Contract extensions.

     CONTRACTOR or HMO means the HMO that is a party to this Contract and is an insurer licensed by TDI as an HMO or as an ANHC formed in compliance with Chapter 844 of the Texas Insurance Code.

     CORE SERVICE AREA (CSA) means the core set Service Area counties defined by HHSC for the STAR and/or CHIP HMO Programs in which Eligibles will be required to enroll in an HMO. (See Attachment B-6 to the HHSC Managed Care Contract document for detailed information on the Service Area counties.)

     COPAYMENT (CHIP ONLY) means the amount that a Member is required to pay when utilizing certain benefits within the health care plan. Once the copayment is made, further payment is not required by the Member.

     CORRECTIVE ACTION PLAN means the detailed written plan that may be required by HHSC to correct

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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT A -- HHSC UNIFORM MANAGED CARE CONTRACT          Version 1.0
         TERMS & CONDITIONS

or resolve a deficiency or event causing the assessment of a remedy or damage against HMO.

     COURT-ORDERED COMMITMENT means a commitment of a STAR or CHIP Member to a psychiatric facility for treatment ordered by a court of law pursuant to the Texas Health and Safety Code, Title VII Subtitle C.

     COVERED SERVICES means Health Care Services the HMO must arrange to provide to Members, including all services required by the Contract and state and federal law, and all Value-added Services negotiated by the Parties (see ATTACHMENTS B-2 AND B-3 of the HHSC MANAGED CARE CONTRACT relating to "Covered Services" and "Value-added Services"). Covered Services include Behavioral Health Services.

     CREDENTIALING means the process of collecting, assessing, and validating qualifications and other relevant information pertaining to a health care provider to determine eligibility and to deliver Covered Services.

     CULTURAL COMPETENCY means the ability of individuals and systems to provide services effectively to people of various cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves their dignity.

     DATE OF DISENROLLMENT means the last day of the last month for which HMO receives payment for a Member.

     DAY means a calendar day unless specified otherwise.

     DEFAULT ENROLLMENT means the process established by HHSC to assign a mandatory STAR enrollee who has not selected an MCO to an MCO.

     DELIVERABLE means a written or recorded work product or data prepared, developed, or procured by HMO as part of the Services under the Contract for the use or benefit of HHSC or the State of Texas.

     DELIVERY SUPPLEMENTAL PAYMENT means a onetime per pregnancy supplemental payment for each delivery to a Member in the STAR and CHIP Programs.

     DADS means the Texas Department of Aging and Disability Services or its successor agency (formerly Department of Human Services).

     DSHS means the Texas Department of State Health Services or its successor agency (formerly Texas Department of Health and Texas Department of Mental Health and Mental Retardation).

     DISEASE MANAGEMENT means a system of coordinated healthcare interventions and communications for populations with conditions in which patient self-care efforts are significant.

     DISPROPORTIONATE SHARE HOSPITAL (DSH) means a hospital that serves a higher than average number of Medicaid and other low-income patients and receives additional reimbursement from the State.

     DISABLED PERSON OR PERSON WITH DISABILITY means a person under sixty-five
(65) years of age, including a child, who qualifies for Medicaid services because of a disability.

     DISABILITY means a physical or mental impairment that substantially limits one or more of an individual's major life activities, such as caring for oneself, performing manual tasks, walking, seeing, hearing, speaking, breathing, learning, and/or working.

     DISABILITY-RELATED ACCESS means that facilities are readily accessible to and usable by individuals with disabilities, and that auxiliary aids and services are provided to ensure effective communication, in compliance with Title III of the Americans with Disabilities Act.

     DISASTER RECOVERY PLAN means the document developed by the HMO that outlines details for the restoration of the MIS in the event of an emergency or disaster.

     DSM-IV means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, which is the American Psychiatric Association's official classification of behavioral health disorders.

     ECI means Early Childhood Intervention, a federally mandated program for infants and children under the age of three with or at risk for developmental delays and/or disabilities. The federal ECI regulations are found at 34 Section C.F.R. 303.1 et seq. The State ECI rules are found at 25 TAC Section 621.21 et seq.

     EDI means electronic data interchange.

     EFFECTIVE DATE means the effective date of this Contract, as specified in the HHSC Managed Care Contract document.

     EFFECTIVE DATE OF COVERAGE means the first day of the month for which the HMO has received payment for a Member.

     ELIGIBLES means individuals residing in one of the Service Areas and eligible to enroll in a STAR or CHIP HMO, as applicable.

     EMERGENCY BEHAVIORAL HEALTH CONDITION means any condition, without regard to the nature or cause of the condition, which in the opinion of a prudent layperson possessing an average knowledge of health and medicine:

          (1) requires immediate intervention and/or medical attention without which Members would present an immediate danger to themselves or others, or

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          (2) which renders Members incapable of controlling, knowing or understanding the consequences of their actions.

     EMERGENCY SERVICES means covered inpatient and outpatient services furnished by a provider that is qualified to furnish such services under the Contract and that are needed to evaluate or stabilize an Emergency Medical Condition and/or an Emergency Behavioral Health Condition, including Post-stabilization Care Services.

     EMERGENCY MEDICAL CONDITION means a medical condition manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

          (1) placing the patient's health in serious jeopardy;

          (2) serious impairment to bodily functions;

          (3) serious dysfunction of any bodily organ or part;

          (4) serious disfigurement; or

          (5) in the case of a pregnant women, serious jeopardy to the health of a woman or her unborn child.

     ENCOUNTER means a Covered Service or group of Covered Services delivered by a Provider to a Member during a visit between the Member and Provider. This also includes Value-added Services.

     ENCOUNTER DATA means data elements from Fee-for-Service claims or capitated services proxy claims that are submitted to HHSC by the HMO in accordance with HHSC's required format for Medicaid and CHIP HMOs.

     ENROLLMENT REPORT/ENROLLMENT FILE means the daily or monthly list of Eligibles that are enrolled with an HMO as Members on the day or for the month the report is issued.

     EPSDT means the federally mandated Early and Periodic Screening, Diagnosis and Treatment program contained at 42 U.S.C. 1396d(r). The name has been changed to Texas Health Steps (THSteps) in the State of Texas.

     EXCLUSIVE PROVIDER ORGANIZATION (EPO) means the vendor contracted with HHSC to operate the CHIP EPO in Texas.

     EXPANSION AREA means a county or Service Area that has not previously provided healthcare to HHSC's HMO Program Members utilizing a managed care model.

     EXPANSION CHILDREN means children who are generally at least one, but under age 6, and live in a family whose income is at or below 133 percent of the federal poverty level (FPL). Children in this coverage group have either elected to bypass TANF or are not eligible for TANF in Texas.

     EXPERIENCE REBATE means the portion of the HMO's net income before taxes that is returned to the State in accordance with SECTION 10.11 ("Experience Rebate").

     EXPEDITED APPEAL means an appeal to the HMO in which the decision is required quickly based on the Member's health status, and the amount of time necessary to participate in a standard appeal could jeopardize the Member's life or health or ability to attain, maintain, or regain maximum function.

     EXPIRATION DATE means the expiration date of this Contract, as specified in HHSC's Managed Care Contract document.

     EXTERNAL QUALITY REVIEW ORGANIZATION (EQRO) means the entity that contracts with HHSC to provide external review of access to and quality of healthcare provided to Members of HHSC's HMO Programs.

     FAIR HEARING means the process adopted and implemented by HHSC in 25 T.A.C. Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings.

     FEE-FOR-SERVICE means the traditional Medicaid Health Care Services payment system under which providers receive a payment for each unit of service according to rules adopted pursuant to Chapter 32, Texas Human Resources Code.

     FORCE MAJEURE EVENT means any failure or delay in performance of a duty by a Party under this Contract that is caused by fire, flood, hurricane, tornadoes, earthquake, an act of God, an act of war, riot, civil disorder, or any similar event beyond the reasonable control of such Party and without the fault or negligence of such Party.

     FQHC means a Federally Qualified Health Center, certified by CMS to meet the requirements of Section 1861 (aa)(3) of the Social Security Act as a federally qualified health center, that is enrolled as a provider in the Texas Medicaid program.

     FPL means the Federal Poverty Level.

     FRAUD means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable federal or state law.

     FSR means Financial Statistical Report.

     HABILITATIVE AND REHABILITATIVE SERVICES means Health Care Services described in ATTACHMENT B-2 that may be required by children who fail to reach (habilitative) or have lost (rehabilitative) age appropriate developmental milestones.

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     HEALTH CARE SERVICES means the Acute Care, Behavioral Health Care and health-related services that an enrolled population might reasonably require in order to be maintained in good health, including, at a minimum, Emergency Services and inpatient and out patient services.

     HEALTH AND HUMAN SERVICES COMMISSION or HHSC means the administrative agency within the executive department of Texas state government established under Chapter 531, Texas Government Code, or its designee, including, but not limited to, the HHS Agencies.

     HEALTH-RELATED MATERIALS are materials developed by the HMO or obtained from a third party relating to the prevention, diagnosis or treatment of a medical condition.

     HEDIS, the Health Plan Employer Data and Information Set, is a registered trademark of NCQA. HEDIS is a set of standardized performance measures designed to reliably compare the performance of managed health care plans. HEDIS is sponsored, supported and maintained by NCQA.

     HHS AGENCY means the Texas health and human service agencies subject to HHSC's oversight under Chapter 531, Texas Government Code, and their successor agencies.

     HHSC ADMINISTRATIVE SERVICES CONTRACTOR (ASC) means an entity performing HMO administrative services functions, including member enrollment functions, for STAR or CHIP HMO Programs under contract with HHSC.

     HHSC HMO PROGRAMS OR HMO PROGRAMS mean the STAR and CHIP HMO Programs for which this Joint HMO RFP was issued.

     HHSC UNIFORM MANAGED CARE MANUAL means the manual published by or on behalf of HHSC that contains policies and procedures required of all HMOs participating in the HHSC Programs.

     HIPAA means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (August 21, 1996), as amended or modified.

     HMO or CONTRACTOR means the HMO that is a party to this Contract, and is either:

          (1) an insurer licensed by TDI as a Health Maintenance Organization in accordance with Chapter 843 of the Texas Insurance Code, or

          (2) a certified Approved Non-Profit Health Corporation (ANHC) formed in compliance with Chapter 844 of the Texas Insurance Code.

     HMO ADMINISTRATIVE SERVICES means the performance of services or functions, other than the direct delivery of Covered Services, necessary for the management of the delivery of and payment for Covered Services, including but not limited to Network, utilization, clinical and/or quality management, service authorization, claims processing, management information systems operation and reporting.

     HMO'S SERVICE AREA means all the counties included in any HHSC-defined Core or Optional Service Area, as applicable to each HMO Program and within which the HMO has been selected to provide HMO services.

     HOME AND COMMUNITY SUPPORT SERVICES AGENCY OR HCSS means an entity licensed to provide home health, hospice, or personal assistance services provided to individuals in their own home or independent living environment as prescribed by a physician or individualized service plan. Each HCSS must provide clients with a plan of care that includes specific services the agency agrees to perform. The agencies are licensed and monitored by DADS or its successor.

     HOSPITAL means a licensed public or private institution as defined by Chapter 241, Texas Health and Safety Code, or in Subtitle C, Title 7, Texas Health and Safety Code.

     ICF-MR means an intermediate care facility for the mentally retarded.

     INDIVIDUAL FAMILY SERVICE PLAN (IFSP) means the plan for services required by the Early Childhood Intervention (ECI) Program and developed by an interdisciplinary team.

     INITIAL CONTRACT PERIOD means the Effective Date of the Contract through August 31, 2008.

     INPATIENT STAY means at least a 24-hour stay in a facility licensed to provide hospital care.

     JCAHO means Joint Commission on Accreditation of Health Care Organizations.

     JOINT INTERFACE PLAN (JIP) means a document used to communicate basic system interface information. This information includes: file structure, data elements, frequency, media, type of file, receiver and sender of the file, and file I.D. The JIP must include each of the HMO's interfaces required to conduct business under this Contract. The JIP must address the coordination with each of the HMO's interface partners to ensure the development and maintenance of the interface; and the timely transfer of required data elements between contractors and partners.

     KEY HMO PERSONNEL means the critical management and technical positions identified by the HMO in accordance with ARTICLE 4.

     LINGUISTIC ACCESS means translation and interpreter services, for written and spoken language to ensure effective communication. Linguistic access includes sign language interpretation, and the provision of other auxiliary aids and services to persons with disabilities.

     LOCAL HEALTH DEPARTMENT means a local health department established pursuant to Health and Safety

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Code, Title 2, Local Public Health Reorganization Act Section 121.031.

     LOCAL MENTAL HEALTH AUTHORITY (LMHA) means an entity within a specified region responsible for planning, policy development, coordination, and resource development and allocation and for supervising and ensuring the provision of mental health care services to persons with mental illness in one or more local service areas.

     MAJOR POPULATION GROUP means any population, which represents at least 10% of the Medicaid and/or CHIP population in any of the counties in the Service Area served by the HMO.

     MATERIAL SUBCONTRACTOR or MAJOR SUBCONTRACTOR means any entity that contracts with the HMO for all or part of the HMO Administrative Services, where the value of the subcontracted HMO Administrative Service(s) exceeds $100,000, or is reasonably expected to exceed $100,000, per State Fiscal Year. Providers in the HMO's Provider Network are not Material Subcontractors.

     MANDATED OR REQUIRED SERVICES means services that a state is required to offer to categorically needy clients under a state Medicaid plan.

     MARKETING means any communication from the HMO to a Medicaid or CHIP Eligible who is not enrolled with the HMO that can reasonably be interpreted as intended to influence the Eligible to:

     (1)  enroll with the HMO; or

     (2)  not enroll in, or to disenroll from, another MCO.

     MARKETING MATERIALS means materials that are produced in any medium by or on behalf of the HMO and can reasonably be interpreted as intending to market to potential Members. Health-related Materials are not Marketing Materials.

     MCO means managed care organization.

     MEDICAID means the medical assistance entitlement program authorized and funded pursuant to Title XIX, Social Security Act (42 U.S.C. Section 1396 et seq.) and administered by HHSC.

     MEDICAID HMOS means contracted HMOs participating in STAR.

     MEDICAL HOME means a PCP or specialty care Provider who has accepted the responsibility for providing accessible, continuous, comprehensive and coordinated care to Members participating in a HHSC HMO Program.

     MEDICALLY NECESSARY means:

          (1) Non-behavioral health related Health Care Services that are:

               (a) reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions, and/or treatments for conditions that cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Member, or endanger life;

               (b) provided at appropriate facilities and at the appropriate levels of care for the treatment of a Member's health conditions;

               (c) consistent with health care practice guidelines and standards that are endorsed by professionally recognized health care organizations or governmental agencies;

               (d) consistent with the diagnoses of the conditions;

               (e) no more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency;

               (f) are not experimental or investigative; and

               (g) are not primarily for the convenience of the Member or Provider; and

          (2) Behavioral Health Services that are:

               (a) are reasonable and necessary for the diagnosis or treatment of a mental health or chemical dependency disorder, or to improve, maintain, or prevent deterioration of functioning resulting from such a disorder;

               (b) are in accordance with professionally accepted clinical guidelines and standards of practice in behavioral health care;

               (c) are furnished in the most appropriate and least restrictive setting in which services can be safely provided;

               (d) are the most appropriate level or supply of service that can safely be provided;

               (e) could not be omitted without adversely affecting the Member's mental and/or physical health or the quality of care rendered;

               (f) are not experimental or investigative; and

               (g) are not primarily for the convenience of the Member or Provider.

     MEMBER means a person who:

     (1) is entitled to benefits under Title XIX of the Social Security Act and Medicaid, is in a Medicaid eligibility category included in the STAR Program, and is enrolled in the STAR Program and the HMO's STAR HMO;

     (2) is entitled to benefits under Title XIX of the Social Security Act and Medicaid, is in a Medicaid eligibility category included as a voluntary participant in the STAR Program, and

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     is enrolled in the STAR Program and the HMO's STAR HMO, or

          (3) has met CHIP eligibility criteria and is enrolled in the HMO's CHIP HMO.

     MEMBER MATERIALS means all written materials produced or authorized by the HMO and distributed to Members or potential members containing information concerning the HMO Program(s). Member Materials include, but are not limited to, Member ID cards, Member handbooks, Provider directories, and Marketing Materials.

     MEMBER MONTH means one Member enrolled with the HMO during any given month. The total Member Months for each month of a year comprise the annual Member Months.

     MEMBER(S) WITH SPECIAL HEALTH CARE NEEDS (MSHCN) includes a Child or Children with a Special Health Care Need (CSHCN) and any adult Member who:

          (1) has a serious ongoing illness, a Chronic or Complex Condition, or a Disability that has lasted or is anticipated to last for a significant period of time, and

          (2) requires regular, ongoing therapeutic intervention and evaluation by appropriately trained health care personnel.

     MIS means Management Information System.

     NATIONAL COMMITTEE FOR QUALITY ASSURANCE (NCQA) means the independent organization that accredits HMOs, managed behavioral health organizations, and accredits and certifies disease management programs. HEDIS and the Quality Compass are registered trademarks of NCQA.

     NET INCOME BEFORE TAXES means an aggregate excess of Revenues over Allowable Expenses.

     NETWORK OR PROVIDER NETWORK means all Providers that have a contract with the HMO, or any Subcontractor, for the delivery of Covered Services to the HMO's Members under the Contract.

     NETWORK PROVIDER OR PROVIDER means an appropriately credentialed and licensed individual, facility, agency, institution, organization or other entity, and its employees and subcontractors, that has a contract with the HMO for the delivery of Covered Services to the HMO's Members.

     NON-CAPITATED SERVICES means those Medicaid services identified in Attachment B-1, Section 8.2.2.8.

     NON-PROVIDER SUBCONTRACTS means contracts between the HMO and a third party that performs a function, excluding delivery of health care services, that the HMO is required to perform under its Contract with HHSC.

     OB/GYN means obstetrician-gynecologist.

     OPEN PANEL means Providers who are accepting new patients for the HMO Program(s) served.

     OPERATIONAL START DATE means the first day on which an HMO is responsible for providing Covered Services to Members of an HMO Program in a Service Area in exchange for a Capitation Payment under the Contract. The Operational Start Date may vary per HMO Program and Service Area. The Operational Start Date(s) applicable to this Contract are set forth in the HHSC MANAGED CARE CONTRACT document.

     OPTIONAL SERVICE AREA (OSA) means an HHSC defined county or counties, contiguous to a CSA, in which CHIP HMOs have the option to submit a proposal to provide health care coverage to CHIP Eligibles. The CHIP HMO must serve the associated Core Service Area in order to provide coverage in the OSA. If HSHC accepts a proposal for an OSA, the HHSC MANAGED CARE CONTRACT document will include such OSA in the applicable Service Area.

     OPERATIONS PHASE means the period of time when HMO is responsible for providing the Covered Services and all related Contract functions for a Service Area. The Operations Phase begins on the Operational Start Date, and may vary by HMO Program and Service Area.

     OUT-OF-NETWORK (OON) means an appropriately licensed individual, facility, agency, institution, organization or other entity that has not entered into a contract with the HMO for the delivery of Covered Services to the HMO's Members.

     PARTIES means HHSC and HMO, collectively.

     PARTY means either HHSC or HMO, individually.

     PENDED CLAIM means a claim for payment, which requires additional information before the claim can be adjudicated as a clean claim.

     POPULATION RISK GROUP means a distinct group of members identified by age, age range, gender, type of program, or eligibility category.

     POST-STABILIZATION CARE SERVICES means Covered Services, related to an Emergency Medical Condition that are provided after a Medicaid Member is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 Section C.F.R. 438.114(b)&(e) and 42 C.F.R.
Section 422.113(c)(iii) to improve or resolve the Medicaid Member's condition.

     PRIMARY CARE PHYSICIAN OR PRIMARY CARE PROVIDER (PCP) means a physician or provider who has agreed with the HMO to provide a Medical Home to Members and who is responsible for providing initial and primary care to patients, maintaining the continuity of patient care, and initiating referral for care.

     Provider types that can be PCPs are from any of the following practice areas: General Practice, Family Practice, Internal Medicine, Pediatrics, Obstetrics/Gynecology (OB/GYN), Pediatric and

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Family Advanced Practice Nurses (APNs) and Physician Assistants (when practicing under the supervision of a physician specializing in Family Practice, Internal Medicine, Pediatrics or Obstetrics/Gynecology who also qualifies as a PCP under this contract),, Federally Qualified Health Centers (FQHCs), Rural Health Clinics (RHCs) and similar community clinic s; and specialist physicians who are willing to provide a Medical Home to selected Members with special needs and conditions.

     PROPOSAL means the proposal submitted by the HMO in response to the RFP.

     PROVIDER OR NETWORK PROVIDER means an appropriately credentialed and licensed individual, facility, agency, institution, organization or other entity, and its employees and subcontractors, that has a contract with the HMO for the delivery of Covered Services to the HMO's Members.

     PROVIDER CONTRACT means a contract entered into by a direct provider of health care services and the HMO or an intermediary entity.

     PROVIDER NETWORK OR NETWORK means all Providers that have contracted with the HMO for the applicable HMO Program.

     PROXY CLAIM FORM means a form submitted by Providers to document services delivered to Members under a capitated arrangement. It is not a claim for payment.

     PUBLIC HEALTH ENTITY means a HHSC Public Health Region, a Local Health Department, or a hospital district.

     PUBLIC INFORMATION means information that:

          (1) Is collected, assembled, or maintained under a law or ordinance or in connection with the transaction of official business by a governmental body or for a governmental body; and

          (2) The governmental body owns or has a right of access to.

     QUALITY IMPROVEMENT means a system to continuously examine, monitor and revise processes and systems that support and improve administrative and clinical functions.

     RATE CELL means a Population Risk Group for which a Capitation Rate has been determined.

     RATE PERIOD 1 means the period of time beginning on the Operational Start Date and ending on August 31, 2007.

     RATE PERIOD 2 means the period of time beginning on September 1, 2007 and ending on August 31,2008.

     REAL-TIME CAPTIONING (also known as CART, Communication Access Real-Time Translation) means a process by which a trained individual uses a shorthand machine, a computer, and real-time translation software to type and simultaneously translate spoken language into text on a computer screen. Real Time Captioning is provided for individuals who are deaf, have hearing impairments, or have unintelligible speech. It is usually used to interpret spoken English into text English but may be used to translate other spoken languages into text.

     READINESS REVIEW means the assurances made by a selected HMO and the examination conducted by HHSC, or its agents, of HMO's ability, preparedness, and availability to fulfill its obligations under the Contract.

     REQUEST FOR PROPOSALS or RFP means the procurement solicitation instrument issued by HHSC under which this Contract was awarded and all RFP addenda, corrections or modifications, if any.

     REVENUE means all managed care revenue received by the HMO pursuant to this Contract during the Contract Period, including retroactive adjustments made by HHSC. This would include any funds earned on Medicaid or CHIP managed care funds such as investment income, earned interest, or third party administrator earnings from services to delegated Networks.

     RISK means the potential for loss as a result of expenses and costs of the HMO exceeding payments made by HHSC under the Contract.

     ROUTINE CARE means health care for covered preventive and medically necessary Health Care Services that are non-emergent or non-urgent.

     RURAL HEALTH CLINIC (RHC) means an entity that meets all of the requirements for designation as a rural health clinic under 1861(aa)(1) of the Social Security Act and approved for participation in the Texas Medicaid Program.

     SCOPE OF WORK means the description of Services and Deliverables specified in this Contract, the RFP, the HMO's Proposal, and any agreed modifications to these documents.

     SDX means State Data Exchange.

     SED means severe emotional disturbance as determined by a Local Mental Health Authority.

     SERVICE AREA means the counties included in any HHSC-defined Core and Optional Service Area as applicable to each HMO Program.

     SERVICE MANAGEMENT is an administrative service in STAR and CHIP performed by the HMO to facilitate development of a Service Plan and coordination of services among a Member's PCP, specialty providers and non-medical providers to ensure Members with Special Health Care Needs and/or Members needing high-cost treatment have access to, and appropriately utilize, Medically Necessary Covered Services, Non-capitated Services, and other services and supports.

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     SERVICE PLAN (SP) means an individualized plan developed with and for Members with Special Health Care Needs, including persons with disabilities or chronic or complex conditions. The SP includes, but is not limited to, the following:

          (1) the Member's history;

          (2) summary of current medical and social needs and concerns;

          (3) short and long term needs and goals;

          (4) a list of services required, their frequency, and

          (5) a description of who will provide such services.

     The Service Plan should incorporate as a component of the plan the Individual Family Service Plan (IFSP) for members in the Early Childhood Intervention (ECI) Program

     The Service Plan may include information for services outside the scope of covered benefits such as how to access affordable, integrated housing.

     SERVICES means the tasks, functions, and responsibilities assigned and delegated to the HMO under this Contract.

     SIGNIFICANT TRADITIONAL PROVIDER OR STP (FOR MEDICAID) means primary care providers and long-term care providers, identified by HHSC as having provided a significant level of care to Fee-for-Service clients. Disproportionate Share Hospitals (DSH) are also Medicaid STPs.

     SIGNIFICANT TRADITIONAL PROVIDER OR STP (FOR CHIP) means primary care providers participating in the CHIP HMO Program prior to May 2004, and Disproportionate Share Hospitals (DSH).

     SKILLED NURSING FACILITY SERVICES (CHIP ONLY) Services provided in a facility that provides nursing or rehabilitation services and Medical supplies and use of appliances and equipment furnished by the facility.

     SOFTWARE means all operating system and applications software used by the HMO to provide the Services under this Contract.

     SPMI means severe and persistent mental illness as determined by the Local Mental Health Authority.

     SPECIALTY HOSPITAL means any inpatient hospital that is not a general Acute Care hospital.

     SPECIALTY THERAPY means physical therapy, speech therapy or occupational therapy.

     SSA means the Social Security Administration.

     SSI ADMINISTRATIVE FEE means the monthly per member per month fee paid to an HMO to provide administrative services to manage the healthcare of the HMO's voluntary SSI beneficiaries. These services are described in more detail under
Section 10.10 of this document.

     STABILIZE means to provide such medical care as to assure within reasonable medical probability that no deterioration of the condition is likely to result from, or occur from, or occur during discharge, transfer, or admission of the Member.

     STAR OR STAR PROGRAM stands for the State of Texas Access Reform, and means the State of Texas Medicaid managed care program in which HHSC contracts with HMOs to provide, arrange, and coordinate preventive, primary, and Acute Care Covered Services to non-disabled children and families, and pregnant women.

     STAR HMOS means HMOs participating in the STAR Program.

     STATE FISCAL YEAR (SFY) means a 12-month period beginning on September 1 and ending on August 31 the following year.

     SUBCONTRACT means any agreement between the HMO and other party to fulfill the requirements of the Contract.

     SUBCONTRACTOR means any individual or entity, including an Affiliate, that has entered into a Subcontract with HMO.

     SUBSIDIARY means an Affiliate controlled by such person or entity directly or indirectly through one or more intermediaries.

     SUPPLEMENTAL SECURITY INCOME (SSI) means the federal cash assistance program of direct financial payments to the aged, blind, and disabled administered by the SSA under Title XVI of the Social Security Act. All persons who are certified as eligible for SSI in Texas are eligible for Medicaid. Local SSA claims representatives make SSI eligibility determinations. The transactions are forwarded to the SSA in Baltimore, who then notifies the states through the SDX.

     SUPPLEMENTAL SECURITY INCOME (SSI) BENEFICIARY means a person that receives supplemental security income cash assistance as cited in 42 U.S.C.A. Section 1320 a-6 and as described in the definition of Supplemental Security Income.

     T.A.C. means Texas Administrative Code.

     TDD means telecommunication device for the deaf. It is interchangeable with the term Teletype machine or TTY.

     TDI means the Texas Department of Insurance.

     TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF) means the federally funded program that provides assistance to single parent families with children who meet the categorical requirements for aid. This program was formerly known as the Aid to Families with Dependent Children (AFDC) program.

     TEXAS HEALTH NETWORK (THN) is the name of the Medicaid primary care case management program in Texas.

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     TEXAS HEALTH STEPS (THSTEPS) is the name adopted by the State of Texas for the federally mandated Early and Periodic Screening, Diagnosis and Treatment (EPSDT) program. It includes the State's Comprehensive Care Program extension to EPSDT, which adds benefits to the federal EPSDT requirements contained in 42 U.S.C. Section 1396d(r), and defined and codified at 42 C.F.R. Sections 440.40 and 441.56-62. HHSC's rules are contained in 25 T.A.C., Chapter 33 (relating to Early and Periodic Screening, Diagnosis and Treatment).

     TEXAS MEDICAID BULLETIN means the bi-monthly update to the Texas Medicaid Provider Procedures Manual.

     TEXAS MEDICAID PROVIDER PROCEDURES MANUAL means the policy and procedures manual published by or on behalf of HHSC that contains policies and procedures required of all health care providers who participate in the Texas Medicaid program. The manual is published annually and is updated bimonthly by the Texas Medicaid Bulletin.

     TEXAS MEDICAID SERVICE DELIVERY GUIDE means an attachment to the Texas Medicaid Provider Procedures Manual.

     THIRD PARTY LIABILITY (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under the Contract (see 1 TAC Section 354.2301 et seq., relating to Third Party Resources).

     THIRD PARTY RECOVERY (TPR) means the recovery of payments on behalf of a Member by HHSC or the HMO from an individual or entity with the legal responsibility to pay for the Covered Services.

     TP 40 means Type Program 40, which is a Medicaid program eligibility type assigned to pregnant women under 185% of the federal poverty level (FPL).

     TP 45 means Type Program 45, which is a Medicaid program eligibility code assigned to newborns (under 12 months of age) who are born to mothers who are Medicaid eligible at the time of the child's birth.

     TRANSITION PHASE includes all activities the HMO is required to perform between the Contract Effective Date and the Operational Start Date for a Service Area.

     TURNOVER PHASE includes all activities the HMO is required to perform in order to close out the Contract and/or transition Contract activities and operations for a Service Area to HHSC or a subsequent contractor.

     TURNOVER PLAN means the written plan developed by HMO, approved by HHSC, to be employed during the Turnover Phase. The Turnover Plan describes HMO's policies and procedures that will assure:

          (1) The least disruption in the delivery of Health Care Services to those Members who are enrolled with the HMO during the transition to a subsequent health plan;

          (2) Cooperation with HHSC and the subsequent health plan in notifying Members of the transition and of their option to select a new plan, as requested and in the form required or approved by HHSC; and

          (3) Cooperation with HHSC and the subsequent health plan in transferring information to the subsequent health plan, as requested and in the form required or approved by HHSC.

     URAC /AMERICAN ACCREDITATION HEALTH CARE COMMISSION means the independent organization that accredits Utilization Review functions and offers a variety of other accreditation and certification programs for health care organizations.

     URGENT BEHAVIORAL HEALTH SITUATION means a behavioral health condition that requires attention and assessment within twenty-four (24) hours but which does not place the Member in immediate danger to himself or herself or others and the Member is able to cooperate with treatment.

     URGENT CONDITION means a health condition including an Urgent Behavioral Health Situation that is not an emergency but is severe or painful enough to cause a prudent layperson, possessing the average knowledge of medicine, to believe that his or her condition requires medical treatment evaluation or treatment within twenty-four (24) hours by the Member's PCP or PCP designee to prevent serious deterioration of the Member's condition or health.

     UTILIZATION REVIEW means the system for retrospective, concurrent, or prospective review of the medical necessity and appropriateness of Health Care Services provided, being provided, or proposed to be provided to a Member. The term does not include elective requests for clarification of coverage.

     VALUE-ADDED SERVICES means additional services for coverage beyond those specified in the RFP. Value-added Services must be actual health care services or benefits rather than gifts, incentives, health assessments or educational classes. Temporary phones, cell phones, additional transportation benefits, and extra home health services may be Value-added Services, if approved by HHSC. Best practice approaches to delivering Covered Services are not considered Value-added Services.

     WASTE means practices that are not cost-efficient.

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                      ARTICLE 3. GENERAL TERMS & CONDITIONS

SECTION 3.01 CONTRACT ELEMENTS.

(a) Contract documentation.

     The Contract between the Parties will consist of the HHSC Managed Care Contract document and all attachments and amendments.

(b) Order of documents.

     In the event of any conflict or contradiction between or among the contract documents, the documents shall control in the following order of precedence:

          (1) The final executed HHSC MANAGED CARE CONTRACT document, and all amendments thereto;

          (2) HHSC Managed Care Contract ATTACHMENT A - "HHSC's Uniform Managed Care Contract Terms and Conditions," and all amendments thereto;

          (3) HHSC Managed Care Contract ATTACHMENT B - "Scope of
     Work/Performance Measures," and all attachments and amendments thereto;

          (4) The HHSC UNIFORM MANAGED CARE MANUAL, and all attachments and amendments thereto;

          (5) HHSC Managed Care Contract ATTACHMENT C-3 - "Agreed Modifications to HMO's Proposal;"

          (6) HHSC Managed Care Contract ATTACHMENT C-2, "HMO Supplemental Responses," and

          (7)HHSC Managed Care Contract ATTACHMENT C-1 - "HMO's Proposal."

SECTION 3.02 TERM OF THE CONTRACT.

     The term of the Contract will begin on the Effective Date and will conclude on the Expiration Date. The Parties may renew the Contract for an additional period or periods, but the Contract Term may not exceed a total of eight (8) years. All reserved contract extensions beyond the Expiration Date will be subject to good faith negotiations between the Parties and mutual agreement to the extension(s).

SECTION 3.03 FUNDING.

     This Contract is expressly conditioned on the availability of state and federal appropriated funds. HMO will have no right of action against HHSC in the event that HHSC is unable to perform its obligations under this Contract as a result of the suspension, termination, withdrawal, or failure of funding to HHSC or lack of sufficient funding of HHSC for any activities or functions contained within the scope of this Contract. If funds become unavailable, the provisions of ARTICLE 12 ("Remedies and Disputes") will apply. HHSC will use all reasonable efforts to ensure that such funds are available, and will negotiate in good faith with HMO to resolve any HMO claims for payment that represent accepted Services or Deliverables that are pending at the time funds become unavailable. HHSC shall make best efforts to provide reasonable written advance notice to HMO upon learning that funding for this Contract may be unavailable.

SECTION 3.04 DELEGATION OF AUTHORITY.

     Whenever, by any provision of this Contract, any right, power, or duty is imposed or conferred on HHSC, the right, power, or duty so imposed or conferred is possessed and exercised by the Commissioner unless any such right, power, or duty is specifically delegated to the duly appointed agents or employees of HHSC. The Commissioner will reduce any such delegation of authority to writing and provide a copy to HMO on request.

SECTION 3.05 NO WAIVER OF SOVEREIGN IMMUNITY.

     The Parties expressly agree that no provision of this Contract is in any way intended to constitute a waiver by HHSC or the State of Texas of any immunities from suit or from liability that HHSC or the State of Texas may have by operation of law.

SECTION 3.06 FORCE MAJEURE.

     Neither Party will be liable for any failure or delay in performing its obligations under the Contract if such failure or delay is due to any cause beyond the reasonable control of such Party, including, but not limited to, unusually severe weather, strikes, natural disasters, fire, civil disturbance, epidemic, war, court order, or acts of God. The existence of such causes of delay or failure will extend the period of performance in the exercise of reasonable diligence until after the causes of delay or failure have been removed. Each Party must inform the other in writing with proof of receipt within five (5) Business Days of the existence of a force majeure event or otherwise waive this right as a defense.

SECTION 3.07 PUBLICITY.

     (a) HMO may use the name of HHSC, the State of Texas, any HHS Agency, and the name of the HHSC HMO Program in any media release, public announcement, or public disclosure relating to the Contract or its subject matter only if, at least seven (7) calendar days prior to distributing the material, the HMO submits the information to HHSC for review and comment. If HHSC has not responded within seven (7) calendar days, the HMO may use the submitted information. HHSC reserves the right to object to and require changes to the publication if, at HHSC's sole discretion, it determines that the publication does not accurately reflect the terms of the Contract or the HMO's performance under the Contract..

     (b) HMO will provide HHSC with one (1) electronic copy of any information described in Subsection 3.07(a) prior to public release. HMO will

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provide additional copies, including hard copies, at the request of HHSC.

     (c) The requirements of Subsection 3.07(a) do not apply to:

          (1) proposals or reports submitted to HHSC, an administrative agency of the State of Texas, or a governmental agency or unit of another state or the federal government;

          (2) information concerning the Contract's terms, subject matter, and estimated value:

               (a) in any report to a governmental body to which the HMO is required by law to report such information, or

               (b) that the HMO is otherwise required by law to disclose; and

          (3) Member Materials (the HMO must comply with THE UNIFORM MANAGED CARE MANUAL'S provisions regarding the review and approval of Member Materials).

SECTION 3.08 ASSIGNMENT.

(a)  Assignment by HMO.

     HMO shall not assign all or any portion of its rights under or interests in the Contract or delegate any of its duties without prior written consent of HHSC. Any written request for assignment or delegation must be accompanied by written acceptance of the assignment or delegation by the assignee or delegation by the delegate. Except where otherwise agreed in writing by HHSC, assignment or delegation will not release HMO from its obligations pursuant to the Contract. An HHSC-approved Material Subcontract will not be considered to be an assignment or delegation for purposes of this section.

(b)  Assignment by HHSC.

     HMO understands and agrees HHSC may in one or more transactions assign, pledge, transfer, or hypothecate the Contract. This assignment will only be made to another State agency or a non-State agency that is contracted to perform agency support.

(c)  Assumption.

     Each party to whom a transfer is made (an "Assignee") must assume all or any part of HMO'S or HHSC's interests in the Contract, the product, and any documents executed with respect to the Contract, including, without limitation, its obligation for all or any portion of the purchase payments, in whole or in part.

SECTION 3.09 COOPERATION WITH OTHER VENDORS AND PROSPECTIVE VENDORS.

     HHSC may award supplemental contracts for work related to the Contract, or any portion thereof. HMO will reasonably cooperate with such other vendors, and will not commit or permit any act that may interfere with the performance of work by any other vendor.

SECTION 3.10 RENEGOTIATION AND REPROCUREMENT RIGHTS.

(a)  Renegotiation of Contract terms.

     Notwithstanding anything in the Contract to the contrary, HHSC may at any time during the term of the Contract exercise the option to notify HMO that HHSC has elected to renegotiate certain terms of the Contract. Upon HMO's receipt of any notice pursuant to this Section, HMO and HHSC will undertake good faith negotiations of the subject terms of the Contract, and may execute an amendment to the Contract in accordance with ARTICLE 8.

(b)  Reprocurement of the services or procurement of additional services.

     Notwithstanding anything in the Contract to the contrary, whether or not HHSC has accepted or rejected HMO's Services and/or Deliverables provided during any period of the Contract, HHSC may at any time issue requests for proposals or offers to other potential contractors for performance of any portion of the Scope of Work covered by the Contract or Scope of Work similar or comparable to the Scope of Work performed by HMO under the Contract.

(c)  Termination rights upon reprocurement.

     If HHSC elects to procure the Services or Deliverables or any portion of the Services or Deliverables from another vendor in accordance with this Section, HHSC will have the termination rights set forth in ARTICLE 12 ("Remedies and Disputes").

SECTION 3.11 RFP ERRORS AND OMISSIONS.

     HMO will not take advantage of any errors and/or omissions in the RFP or the resulting Contract. HMO must promptly notify HHSC of any such errors and/or omissions that are discovered.

SECTION 3.12 ATTORNEYS' FEES.

     In the event of any litigation, appeal, or other legal action to enforce any provision of the Contract, HMO agrees to pay all reasonable expenses of such action, including attorneys' fees and costs, if HHSC is the prevailing Party.

SECTION 3.13 PREFERENCES UNDER SERVICE CONTRACTS.

     HMO is required in performing the Contract to purchase products and materials produced in the State of Texas when they are available at a price and time comparable to products and materials produced outside the State.

SECTION 3.14 TIME OF THE ESSENCE.

     In consideration of the need to ensure uninterrupted and continuous HHSC HMO Program performance, time is of the essence in the performance of the Scope of Work under the Contract.

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SECTION 3.15 NOTICE

     (a) Any notice or other legal communication required or permitted to be made or given by either Party pursuant to the Contract will be in writing and in English, and will be deemed to have been given:

          (1) Three (3) Business Days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested;

          (2) When transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine; or

          (3) When delivered if delivered personally or sent by express courier service.

     (b) The notices described in this Section may not be sent by electronic mail.

     (c) All notices must be sent to the Project Manager identified in the HHSC MANAGED CARE CONTRACT document. In addition, legal notices must be sent to the Legal Contact identified in the HHSC MANAGED CARE CONTRACT document.

     (d) Routine communications that are administrative in nature will be provided in a manner agreed to by the Parties.

                ARTICLE 4. CONTRACT ADMINISTRATION & MANAGEMENT

SECTION 4.01 QUALIFICATIONS, RETENTION AND REPLACEMENT OF HMO EMPLOYEES.

     HMO agrees to maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this Contract. The personnel HMO assigns to perform the duties and responsibilities under this Contract will be properly trained and qualified for the functions they are to perform. Notwithstanding transfer or turnover of personnel, HMO remains obligated to perform all duties and responsibilities under this Contract without degradation and in accordance with the terms of this Contract.

SECTION 4.02 HMO'S KEY PERSONNEL.

(a)  Designation of Key Personnel.

     HMO must designate key management and technical personnel who will be assigned to the Contract. For the purposes of this requirement, Key Personnel are those with management responsibility or principal technical responsibility for the following functional areas for each HMO Program included within the scope of the Contract:

     (1) Member Services;

     (2) Management Information Systems;

     (3) Claims Processing,

     (4) Provider Network Development and Management;

     (5) Benefit Administration and Utilization and Care Management;

     (6) Quality Improvement;

     (7) Behavioral Health Services;

     (8) Financial Functions;

     (9) Reporting;

     (10) Executive Director(s) for applicable HHSC HMO Program(s) as defined in
SECTION 4.03 ("Executive Director");

     (11) Medical Director(s) for applicable HHSC HMO Program(s) as defined in
SECTION 4.04 ("Medical Director"); and

(b)  Support and Replacement of Key Personnel.

     The HMO must maintain, throughout the Contract Term, the ability to supply its Key Personnel with the required resources necessary to meet Contract requirements and comply with applicable law. The HMO must ensure project continuity by timely replacement of Key Personnel, if necessary, with a sufficient number of persons having the requisite skills, experience and other qualifications. Regardless of specific personnel changes, the HMO must maintain the overall level of expertise, experience, and skill reflected in the Key HMO Personnel job descriptions and qualifications included in the HMO's proposal.

(c)  Notification of replacement of Key Personnel.

     HMO must notify HHSC within fifteen (15) Business Days of any change in Key Personnel. Hiring or replacement of Key Personnel must conform to all Contract requirements. If HHSC determines that a satisfactory working relationship cannot be established between certain Key Personnel and HHSC, it will notify the HMO in writing. Upon receipt of HHSC's notice, HHSC and HMO will attempt to resolve HHSC's concerns on a mutually agreeable basis.

SECTION 4.03 EXECUTIVE DIRECTOR.

     (a) The HMO must employ a qualified individual to serve as the Executive Director for its HHSC HMO Program(s). Such Executive Director must be employed full-time by the HMO, be primarily dedicated to HHSC HMO Program(s), and must hold a Senior Executive or Management position in the HMO's organization, except that the HMO may propose an alternate structure for the Executive Director position, subject to HHSC's prior review and written approval.

     (b) The Executive Director must be authorized and empowered to represent the HMO regarding all matters pertaining to the Contract prior to such representation. The Executive Director must act as liaison between the HMO and the HHSC and must have responsibilities that include, but are not limited to, the following:

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          (1) ensuring the HMO's compliance with the terms of the Contract, including securing and coordinating resources necessary for such compliance;

          (2) receiving and responding to all inquiries and requests made by HHSC related to the Contract, in the time frames and formats specified by HHSC. Where practicable, HHSC must consult with the HMO to establish time frames and formats reasonably acceptable to the Parties;

          (3) attending and participating in regular HHSC HMO Executive Director meetings or conference calls;

          (4) attending and participating in regular HHSC Regional Advisory Committees (RACs) for managed care (the Executive Director may designate key personnel to attend a RAC if the Executive Director is unable to attend);

          (5) making best efforts to promptly resolve any issues identified either by the HMO or HHSC that may arise and are related to the Contract;

          (6) meeting with HHSC representative(s) on a periodic or as needed basis to review the HMO's performance and resolve issues, and

          (7) meeting with HHSC at the time and place requested by HHSC, if HHSC determines that the HMO is not in compliance with the requirements of the Contract.

SECTION 4.04 MEDICAL DIRECTOR.

     (a) The HMO must have a qualified individual to serve as the Medical Director for its HHSC HMO Program(s). The Medical Director must be currently licensed in Texas under the State Board of Medical Examiners as an M.D. or D.O. with no restrictions or other licensure limitations. The Medical Director must comply with the requirements of 28 T.A.C. Section 11.1606 and all applicable federal and state statutes and regulations.

     (b) The Medical Director, or his or her physician designee meeting the same Contract qualifications that apply to the Medical Director, must be available by telephone 24 hours a day, seven days a week, for Utilization Review decisions. The Medical Director, and his/her designee, must either possess expertise with Behavioral Health Services, or ready access to such expertise to ensure timely and appropriate medical decisions for Members, including after regular business hours.

     (c) The Medical Director, or his or her physician designee meeting the same Contract qualifications that apply to the Medical Director, must be authorized and empowered to represent the HMO regarding clinical issues, Utilization Review and quality of care inquiries. The Medical Director, or his or her physician designee, must exercise independent medical judgment in all decisions relating to medical necessity. The HMO must ensure that its decisions relating to medical necessity are not adversely influenced by fiscal management decisions. HHSC may conduct reviews of decisions relating to medical necessity upon reasonable notice.

SECTION 4.05 RESPONSIBILITY FOR HMO PERSONNEL AND SUBCONTRACTORS.

     (a) HMO's employees and Subcontractors will not in any sense be considered employees of HHSC or the State of Texas, but will be considered for all purposes as the HMO's employees or its Subcontractor's employees, as applicable.

     (b) Except as expressly provided in this Contract, neither HMO nor any of HMO's employees or Subcontractors may act in any sense as agents or representatives of HHSC or the State of Texas.

     (c) HMO agrees that anyone employed by HMO to fulfill the terms of the Contract is an employee of HMO and remains under HMO's sole direction and control. HMO assumes sole and full responsibility for its acts and the acts of its employees and Subcontractors.

     (d) HMO agrees that any claim on behalf of any person arising out of employment or alleged employment by the HMO (including, but not limited to, claims of discrimination against HMO, its officers, or its agents) is the sole responsibility of HMO and not the responsibility of HHSC. HMO will indemnify and hold harmless the State from any and all claims asserted against the State arising out of such employment or alleged employment by the HMO. HMO understands that any person who alleges a claim arising out of employment or alleged employment by HMO will not be entitled to any compensation, rights, or benefits from HHSC (including, but not limited to, tenure rights, medical and hospital care, sick and annual/vacation leave, severance pay, or retirement benefits).

     (e) HMO agrees to be responsible for the following in respect to its employees:

          (1) Damages incurred by HMO's employees within the scope of their duties under the Contract; and

          (2) Determination of the hours to be worked and the duties to be performed by HMO's employees.

     (f) HMO agrees and will inform its employees and Subcontractor(s) that there is no right of subrogation, contribution, or indemnification against HHSC for any duty owed to them by HMO pursuant to this Contract or any judgment rendered against the HMO. HHSC's liability to the HMO's employees, agents and Subcontractors, if any, will be governed by the Texas Tort Claims Act, as amended or

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modified (TEX. CIV. PRACT. & REM. CODE Section 101.001 et seq.).

     (g) HMO understands that HHSC does not assume liability for the actions of, or judgments rendered against, the HMO, its employees, agents or Subcontractors. HMO agrees that it has no right to indemnification or contribution from HHSC for any such judgments rendered against HMO or its Subcontractors.

SECTION 4.06 COOPERATION WITH HHSC AND STATE ADMINISTRATIVE AGENCIES.

(a)  Cooperation with Other MCOs.

     HMO agrees to reasonably cooperate with and work with the other MCOs in the HHSC HMO Programs, Subcontractors, and third-party representatives as requested by HHSC. To the extent permitted by HHSC's financial and personnel resources, HHSC agrees to reasonably cooperate with HMO and to use its best efforts to ensure that other HHSC contractors reasonably cooperate with the HMO.

(b)  Cooperation with state and federal administrative agencies.

     HMO must ensure that HMO personnel will cooperate with HHSC or other state or federal administrative agency personnel at no charge to HHSC for purposes relating to the administration of HHSC programs including, but not limited to the following purposes:

          (1) The investigation and prosecution of fraud, abuse, and waste in the HHSC programs;

          (2) Audit, inspection, or other investigative purposes; and

          (3) Testimony in judicial or quasi-judicial proceedings relating to the Services and/or Deliverables under this Contract or other delivery of information to HHSC or other agencies' investigators or legal staff.

SECTION 4.07 CONDUCT OF HMO PERSONNEL.

     (a)While performing the Scope of Work, HMO's personnel and Subcontractors must:

          (1) Comply with applicable State rules and regulations and HHSC's requests regarding personal and professional conduct generally applicable to the service locations; and

          (2) Otherwise conduct themselves in a businesslike and professional manner.

     (b)If HHSC determines in good faith that a particular employee or Subcontractor is not conducting himself or herself in accordance with this Contract, HHSC may provide HMO with notice and documentation concerning such conduct. Upon receipt of such notice, HMO must promptly investigate the matter and take appropriate action that may include:

          (1) Removing the employee from the project;

          (2) Providing HHSC with written notice of such removal; and

          (3) Replacing the employee with a similarly qualified individual acceptable to HHSC.

     (c) Nothing in the Contract will prevent HMO, at the request of HHSC, from replacing any personnel who are not adequately performing their assigned responsibilities or who, in the reasonable opinion of HHSC's Project Manager, after consultation with HMO, are unable to work effectively with the members of the HHSC's staff. In such event, HMO will provide replacement personnel with equal or greater skills and qualifications as soon as reasonably practicable. Replacement of Key Personnel will be subject to HHSC review. The Parties will work together in the event of any such replacement so as not to disrupt the overall project schedule.

     (d) HMO agrees that anyone employed by HMO to fulfill the terms of the Contract remains under HMO's sole direction and control.

     (e) HMO shall have policies regarding disciplinary action for all employees who have failed to comply with federal and/or state laws and the HMO's standards of conduct, policies and procedures, and Contract requirements. HMO shall have policies regarding disciplinary action for all employees who have engaged in illegal or unethical conduct.

SECTION 4.08 SUBCONTRACTORS.

     (a) HMO remains fully responsible for the obligations, services, and functions performed by its Subcontractors to the same extent as if such obligations, services, and functions were performed by HMO's employees, and for purposes of this Contract such work will be deemed work performed by HMO. HHSC reserves the right to require the replacement of any Subcontractor found by HHSC to be unacceptable and unable to meet the requirements of the Contract, and to object to the selection of a Subcontractor.

     (b) HMO must:

          (1) actively monitor the quality of care and services, as well as the quality of reporting data, provided under a Subcontract;

          (2) notify HHSC in writing at least 60 days prior to reprocurement of services provided by any Material Subcontractor;

          (3) notify HHSC in writing within three (3) Business Days after making a decision to terminate a Subcontract with a Material Subcontractor or upon receiving notification from the Material Subcontractor of its intent to terminate such Subcontract;

          (4) notify HHSC in writing within one (1) Business Day of making a decision to enter into

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     a Subcontract with a new Material Subcontractor, or a new Subcontract for newly procured services of an existing Material Subcontractor; and

          (5) provide HHSC with a copy of TDI filings of delegation agreements.

     (c) During the Contract Period, Readiness Reviews by HHSC or its designated agent may occur if:

          (1) a new Material Subcontractor is employed by HMO;

          (2) an existing Material Subcontractor provides services in a new Service Area;

          (3) an existing Material Subcontractor provides services for a new HMO Program;

          (4) an existing Material Subcontractor changes locations or changes its MIS and or operational functions;

          (5) an existing Material Subcontractor changes one or more of its MIS subsystems, claims processing or operational functions; or

          (6) a Readiness Review is requested by HHSC.

     The HMO must submit information required by HHSC for each proposed Material Subcontractor as indicated in ATTACHMENT B-1, SECTION 7.

     (d) HMO must not disclose Confidential Information of HHSC or the State of Texas to a Subcontractor unless and until such Subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in the manner required of HMO under this Contract.

     (e) HMO must identify any Subcontractor that is a subsidiary or entity formed after the Effective Date of the Contract, whether or not an Affiliate of HMO, substantiate the proposed Subcontractor's ability to perform the subcontracted Services, and certify to HHSC that no loss of service will occur as a result of the performance of such Subcontractor. The HMO will assume responsibility for all contractual responsibilities whether or not the HMO performs them. Further, HHSC considers the HMO to be the sole point of contact with regard to contractual matters, including payment of any and all charges resulting from the Contract.

     (f) Except as provided herein, all Subcontracts must be in writing and must provide HHSC the right to examine the Subcontract and all Subcontractor records relating to the Contract and the Subcontract. This requirement does not apply to agreements with utility or mail service providers.

     (g) A Subcontract whereby HMO receives rebates, recoupments, discounts, payments, or other consideration from a Subcontractor (including without limitation Affiliates) pursuant to or related to the execution of this Contract must be in writing and must provide HHSC the right to examine the Subcontract and all records relating to such consideration.

     (h) All Subcontracts described in subsections (f) and (g) must show the dollar amount, the percentage of money, or the value of any consideration that HMO pays to or receives from the Subcontractor.

     (i) HMO must submit a copy of each Material Subcontract executed prior to the Effective Date of the Contract to HHSC no later than thirty (30) days after the Effective Date of the Contract. For Material Subcontracts executed after the Effective Date of the Contract, HMO must submit a copy to HHSC no later than five (5) Business Days after execution.

     (j) Network Provider Contracts must include the mandatory provisions included in the HHSC UNIFORM MANAGED CARE MANUAL.

     (k) HHSC reserves the right to reject any Subcontract or require changes to any provisions that do not comply with the requirements or duties and responsibilities of this Contract or create significant barriers for HHSC in monitoring compliance with this Contract.

SECTION 4.09 HHSC'S ABILITY TO CONTRACT WITH SUBCONTRACTORS.

     The HMO may not limit or restrict, through a covenant not to compete, employment contract or other contractual arrangement, HHSC's ability to contract with Subcontractors or former employees of the HMO.

SECTION 4.10 HMO AGREEMENTS WITH THIRD PARTIES

     (a) If the HMO intends to report compensation paid to a third party (including without limitation an Affiliate) as an Allowable Expense under this Contract, and the compensation paid to the third party exceeds $100,000, or is reasonably anticipated to exceed $100,000, in a State Fiscal Year, then the HMO's agreement with the third party must be in writing. The agreement must provide HHSC the right to examine the agreement and all records relating to the agreement.

     (b) All agreements whereby HMO receives rebates, recoupments, discounts, payments, or other consideration from a third party (including without limitation Affiliates) pursuant to or related to the execution of this Contract, must be in writing and must provide HHSC the right to examine the agreement and all records relating to such consideration..

     (c) All agreements described in subsections (a) and (b) must show the dollar amount, the percentage of money, or the value of any consideration that HMO pays to or receives from the third party.

     (d) HMO must submit a copy of each third party agreement described in subsections (a) and (b) to HHSC. If the third party agreement is entered into

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prior to the Effective Date of the Contract, HMO must submit a copy no later than thirty (30) days after the Effective Date of the Contract. If the third party agreement is executed after the Effective Date of the Contract, HMO must submit a copy no later than five (5) Business Days after execution. (e) For third party agreements valued under $100,000 per State Fiscal Year that are reported as Allowable Expenses, the HMO must maintain financial records and data sufficient to verify the accuracy of such expenses in accordance with the requirements of ARTICLE 9.

     (f) HHSC reserves the right to reject any third party agreement or require changes to any provisions that do not comply with the requirements or duties and responsibilities of this Contract or create significant barriers for HHSC in monitoring compliance with this Contract.

     (g) This section shall not apply to Provider Contracts, or agreements with utility or mail service providers. .

                   ARTICLE 5. MEMBER ELIGIBILITY & ENROLLMENT

SECTION 5.01 ELIGIBILITY DETERMINATION

     The State or its designee will make eligibility determinations for each of the HHSC HMO Programs.

SECTION 5.02 MEMBER ENROLLMENT & DISENROLLMENT.

     (a) The HHSC Administrative Services Contractor will enroll and disenroll eligible individuals in the HMO Program. To enroll in an HMO, the Member's permanent residence must be located within the HMO's Service Area. The HMO is not allowed to induce or accept disenrollment from a Member. The HMO must refer the Member to the HHSC Administrative Services Contractor.

     (b) HHSC makes no guarantees or representations to the HMO regarding the number of eligible Members who will ultimately be enrolled into the HMO or the length of time any such enrolling Members remain enrolled with the HMO beyond the minimum mandatory enrollment periods established for each HHSC HMO Program.

     (c) The HHSC Administrative Services Contractor will electronically transmit to the HMO new Member information and change information applicable to active Members.

     (d) As described in the following Sections, depending on the HMO Program, special conditions may also apply to enrollment and span of coverage for the HMO.

     (e) HMO has a limited right to request a Member be disenrolled from HMO without the Member's consent. HHSC must approve any HMO request for disenrollment of a Member for cause. HHSC may permit disenrollment of a Member under the following circumstances:

          (1) Member misuses or loans Member's HMO membership card to another person to obtain services.

          (2) Member is disruptive, unruly, threatening or uncooperative to the extent that Member's membership seriously impairs HMO's or Provider's ability to provide services to Member or to obtain new Members, and Member's behavior is not caused by a physical or behavioral health condition.

          (3) Member steadfastly refuses to comply with managed care restrictions (e.g., repeatedly using emergency room in combination with refusing to allow HMO to treat the underlying medical condition).

          (4) HMO must take reasonable measures to correct Member behavior prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

     (f) HMO must notify the Member of HMO's decision to disenroll the Member if all reasonable measures have failed to remedy the problem.

     (g) If the Member disagrees with the decision to disenroll the Member from HMO, HMO must notify the Member of the availability of the Complaint procedure and, for Medicaid Members, HHSC's Fair Hearing process.

     (h) HMO cannot request a disenrollment based on adverse change in the member's health status or utilization of services that are Medically Necessary for treatment of a member's condition.

SECTION 5.03 STAR ENROLLMENT FOR PREGNANT WOMEN AND INFANTS.

     (a) The HHSC Administrative Services Contractor will retroactively enroll some pregnant Members in a Medicaid HMO based on their date of eligibility.

     (b) The HHSC Administrative Services Contractor will enroll newborns born to Medicaid eligible mothers who are enrolled in a STAR HMO in the same HMO for 90 days following the date of birth, unless the mother requests a plan change as a special exception. The Administrative Service Contractor will consider such requests on a case-by- case basis. The HHSC Administrative Services Contractor will retroactively, to date of birth, enroll newborns in the applicable STAR HMO.

SECTION 5.04 CHIP ELIGIBILITY AND ENROLLMENT.

(a) Continuous coverage.

     A child who is CHIP-eligible will have six (6) months of continuous coverage. Children enrolling in CHIP for the first time, or returning to CHIP after disenrollment, will be subject to a waiting period before coverage actually begins, except as provided

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in 1 T.A.C. Section 370.46. The waiting period for a child is determined by the date on which he/she is found eligible for CHIP, and extends for a duration of three months. If the child is found eligible for CHIP on or before the 15th day of a month, then the waiting period begins on the first day of that same month. If the child is found eligible on or after the 16th day of a month, then the waiting period begins on the first day of the next month.

(b) Pregnant Members and Infants.

     The HHSC Administrative Contractor will refer pregnant CHIP Members, with the exception of Legal Permanent Residents and other legally qualified aliens barred from Medicaid due to federal eligibility restrictions, to Medicaid for eligibility determinations. Those CHIP Members who are determined to be Medicaid Eligible will be disenrolled from HMO's CHIP plan. Medicaid coverage will be coordinated to begin after CHIP eligibility ends to avoid gaps in health care coverage.

     In the event the HMO remains unaware of a Member's pregnancy until delivery, the delivery will be covered by CHIP. The HHSC Administrative Services Contractor will then set the Member's eligibility expiration date at the later of (1) the end of the second month following the month of the baby's birth or
(2) the Member's original eligibility expiration date. Most newborns born to CHIP Members or CHIP heads of household will be Medicaid eligible. Eligibility of newborns must be determined for CHIP before enrollment can occur. For newborns determined to be CHIP-eligible, the baby will be covered from the beginning of the month of birth for the period of time specified in the evidence of coverage.

SECTION 5.05 SPAN OF COVERAGE

(a) Medicaid HMOs.

     (1) HHSC will conduct continuous open enrollment for Medicaid Eligibles and the HMO must accept all persons who choose to enroll as Members in the HMO or who are assigned as Members in the HMO by HHSC, without regard to the Member's health status or any other factor. Persons in a hospital on the enrollment date will not be enrolled until they are discharged from the hospital.

     (2) Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled into the same health plan, if available. Temporary loss of eligibility is defined as a period of six months or less.

     (3) A Member cannot change from one Medicaid MCO to another Medicaid MCO during an inpatient hospital stay. The MCO responsible for the hospital charges at the start of an Inpatient Stay remains responsible for hospital charges until the time of discharge, or until such time that there is a loss of Medicaid eligibility. Medicaid MCOs are responsible for professional charges during every month for which the MCO receives a full capitation for a Member.

(b) CHIP HMOs.

     If a CHIP Member's Effective Date of Coverage occurs while the CHIP Member is confined in a hospital, HMO is responsible for the CHIP Member's costs of Covered Services beginning on the Effective Date of Coverage. If a CHIP Member is disenrolled while the CHIP Member is confined in a hospital, HMO's responsibility for the CHIP Member's costs of Covered Services terminates on the Date of Disenrollment.

SECTION 5.06 VERIFICATION OF MEMBER ELIGIBILITY.

     Medicaid MCOs are prohibited from entering into an agreement to share information regarding their Members with an external vendor that provides verification of Medicaid recipients' eligibility to Medicaid providers. All such external vendors must contract with the State and obtain eligibility information from the State.

SECTION 5.07 SPECIAL TEMPORARY STAR DEFAULT PROCESS

     (a) STAR HMOs that did not contract with HHSC prior to the Effective Date of the Contract to provide Medicaid Health Care Services will be assigned a limited number of Medicaid-eligibles, who have not actively made a STAR HMO choice, for a finite period. The number will vary by Service Area as set forth below. To the extent possible, the special default assignment will be based on each eligible's prior history with a PCP and geographic proximity to a PCP.

     (b) For the Bexar, Dallas, El Paso, Harris, Tarrant, and Travis Service Areas, the special default process will begin with the Operational Start Date and conclude when the HMO has achieved an enrollment of 15,000 mandatory STAR members, or at the end of six months, whichever comes first.

     (c) For the Lubbock Service Area, the special default process will begin with the Operational Start Date and conclude when the HMO has achieved an enrollment of 5,000 mandatory STAR members, or at the end of six months, whichever comes first.

     (d) Special default periods may be extended for one or more Service Areas if consistent with HHSC administrative rules.

     (e) This Section does not apply to the Nueces Service Area.

              ARTICLE 6. SERVICE LEVELS & PERFORMANCE MEASUREMENT

SECTION 6.01 PERFORMANCE MEASUREMENT.

     Satisfactory performance of this Contract will be measured by:

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     (a) Adherence to this Contract, including all representations and warranties;

     (b) Delivery of the Services and Deliverables described in Attachment B;

     (c) Results of audits performed by HHSC or its representatives in accordance with ARTICLE 9 ("Audit and Financial Compliance");

     (d) Timeliness, completeness, and accuracy of required reports; and

     (e) Achievement of performance measures developed by HMO and HHSC and as modified from time to time by written agreement during the term of this Contract.

                     ARTICLE 7. GOVERNING LAW & REGULATIONS

SECTION 7.01 GOVERNING LAW AND VENUE.

     This Contract is governed by the laws of the State of Texas and interpreted in accordance with Texas law. Provided HMO first complies with the procedures set forth in SECTION 12.13 ("Dispute Resolution,") proper venue for claims arising from this Contract will be in the State District Court of Travis County, Texas.

SECTION 7.02 HMO RESPONSIBILITY FOR COMPLIANCE WITH LAWS AND REGULATIONS.

     (a) HMO must comply, to the satisfaction of HHSC, with all provisions set forth in this Contract, all applicable provisions of state and federal laws, rules, regulations, federal waivers, policies and guidelines, and any court-ordered consent decrees, settlement agreements, or other court orders that govern the performance of the Scope of Work including, but not limited to:

     (1) Titles XIX and XXI of the Social Security Act;

     (2) Chapters 62 and 63, Texas Health and Safety Code;

     (3) Chapters 531 and 533, Texas Government Code;

     (4) 42 C.F.R. Parts 417 and 457, as applicable;

     (5) 45 C.F.R. Parts 74 and 92;

     (6) 48 C.F.R. Part 31, or OMB Circular A-122, as applicable;

     (7) 1 T.A.C. Part 15, Chapters 361, 370, 391, and 392; and

     (8) all State and Federal tax laws, State and Federal employment laws, State and Federal regulatory requirements, and licensing provisions.

     (b) The Parties acknowledge that the federal and/or state laws, rules, regulations, policies, or guidelines, and court-ordered consent decrees, settlement agreements, or other court orders that affect the performance of the Scope of Work may change from time to time or be added, judicially interpreted, or amended by competent authority.

HMO acknowledges that the HMO Programs will be subject to continuous change during the term of the Contract and, except as provided in Section 8.02, HMO has provided for or will provide for adequate resources, at no additional charge to HHSC, to reasonably accommodate such changes. The Parties further acknowledge that HMO was selected, in part, because of its expertise, experience, and knowledge concerning applicable Federal and/or state laws, regulations, policies, or guidelines that affect the performance of the Scope of Work. In keeping with HHSC's reliance on this knowledge and expertise, HMO is responsible for identifying the impact of changes in applicable Federal or state legislative enactments and regulations that affect the performance of the Scope of Work or the State's use of the Services and Deliverables. HMO must timely notify HHSC of such changes and must work with HHSC to identify the impact of such changes on how the State uses the Services and Deliverables.

     (c) HHSC will notify HMO of any changes in applicable law, regulation, policy, or guidelines that HHSC becomes aware of in the ordinary course of its business.

     (d) HMO is responsible for any fines, penalties, or disallowances imposed on the State or HMO arising from any noncompliance with the laws and regulations relating to the delivery of the Services or Deliverables by the HMO, its Subcontractors or agents.

     (e) HMO is responsible for ensuring each of its employees, agents or Subcontractors who provide Services under the Contract are properly licensed, certified, and/or have proper permits to perform any activity related to the Services.

     (f) HMO warrants that the Services and Deliverables will comply with all applicable Federal, State, and County laws, regulations, codes, ordinances, guidelines, and policies. HMO will indemnify HHSC from and against any losses, liability, claims, damages, penalties, costs, fees, or expenses arising from or in connection with HMO's failure to comply with or violation of any such law, regulation, code, ordinance, or policy.

SECTION 7.03 TDI LICENSURE/ANHC CERTIFICATION AND SOLVENCY.

(a)  Licensure

     HMO must be either licensed by the TDI as an HMO or a certified ANHC in all counties for the Service Areas included within the scope of the Contract.

(b)  Solvency

     HMO must maintain compliance with the Texas Insurance Code and rules promulgated and administered by the TDI requiring a fiscally sound operation. HMO must have a plan and take

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appropriate measures to ensure adequate provision against the risk of insolvency as required by TDI. Such provision must be adequate to provide for the following in the event of insolvency:

          (1) continuation of benefits, until the time of discharge, to Members who are confined on the date of insolvency in a Hospital or other inpatient facility;

          (2) payment to unaffiliated health care providers and affiliated health care providers whose agreements do not contain member "hold harmless" clauses acceptable to TDI, and

          (3) continuation of benefits for the duration of the Contract period for which HHSC has paid a Capitation Payment.

Provision against the risk of insolvency must be made by establishing adequate reserves, insurance or other guarantees in full compliance with all financial requirements of TDI.

SECTION 7.04 IMMIGRATION REFORM AND CONTROL ACT OF 1986.

     HMO shall comply with the requirements of the Immigration Reform and Control Act of 1986 and the Immigration Act of 1990 (8 U.S.C. Section 1101, et seq.) regarding employment verification and retention of verification forms for any individual(s) hired on or after November 6, 1986, who will perform any labor or services under this Contract.

SECTION 7.05 COMPLIANCE WITH STATE AND FEDERAL ANTI-DISCRIMINATION LAWS.

     HMO shall comply with Title VI of the Civil Rights Act of 1964, Executive Order 11246 (Public Law 88-352), Section 504 of the Rehabilitation Act of 1973 (Public Law 93-112), the Americans with Disabilities Act of 1990 (Public Law 101-336), and all amendments to each, and all requirements imposed by the regulations issued pursuant to these Acts. In addition, HMO shall comply with Title 40, Chapter 73 of the Texas Administrative Code, "Civil Rights," to the extent applicable to this Contract. These provide in part that no persons in the United States must, on the grounds of race, color, national origin, sex, age, disability, political beliefs, or religion, be excluded from participation in, or denied, any aid, care, service or other benefits provided by Federal or State funding, or otherwise be subjected to any discrimination.

SECTION 7.06 ENVIRONMENTAL PROTECTION LAWS.

     HMO shall comply with the applicable provisions of federal environmental protection laws as described in this Section:

(a)  Pro-Children Act of 1994.

     HMO shall comply with the Pro-Children Act of 1994 (20 U.S.C. Section 6081 et seq.), as applicable, regarding the provision of a smoke-free workplace and promoting the non-use of all tobacco products.

(b)  National Environmental Policy Act of 1969.

     HMO shall comply with any applicable provisions relating to the institution of environmental quality control measures contained in the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 et seq.) and Executive Order 11514 ("Protection and Enhancement of Environmental Quality").

(c)  Clean Air Act and Water Pollution Control Act regulations.

     HMO shall comply with any applicable provisions relating to required notification of facilities violating the requirements of Executive Order 11738 ("Providing for Administration of the Clean Air Act and the Federal Water Pollution Control Act with Respect to Federal Contracts, Grants, or Loans").

(d)  State Clean Air Implementation Plan.

     HMO shall comply with any applicable provisions requiring conformity of federal actions to State (Clean Air) Implementation Plans under Section 176(c) of the Clean Air Act of 1955, as amended (42 U.S.C. Section 740 et seq.).

(e)  Safe Drinking Water Act of 1974.

     HMO shall comply with applicable provisions relating to the protection of underground sources of drinking water under the Safe Drinking Water Act of 1974, as amended (21 U.S.C. Section 349; 42 U.S.C. Sections 300f to 300j-9).

SECTION 7.07 HIPAA.

     HMO shall comply with applicable provisions of HIPAA. This includes, but is not limited to, the requirement that the HMO's MIS system comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to HIPAA. HMO must comply with HIPAA EDI requirements.

                      ARTICLE 8. AMENDMENTS & MODIFICATIONS

SECTION 8.01 MUTUAL AGREEMENT.

     This Contract may be amended at any time by mutual agreement of the Parties. The amendment must be in writing and signed by individuals with authority to bind the Parties.

SECTION 8.02 CHANGES IN LAW OR CONTRACT.

     If Federal or State laws, rules, regulations, policies or guidelines are adopted, promulgated, judicially interpreted or changed, or if contracts are entered or changed, the effect of which is to alter the ability of either Party to fulfill its obligations under this Contract, the Parties will promptly negotiate in good faith appropriate modifications or alterations to the Contract and any schedule(s) or attachment(s) made a part of this Contract. Such modifications or alterations must be in writing and signed by individuals with authority to bind the parties, equitably adjust the terms and conditions of this Contract, and

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must be limited to those provisions of this Contract affected by the change.

SECTION 8.03 MODIFICATIONS AS A REMEDY.

     This Contract may be modified under the terms of ARTICLE 12 ("Remedies and Disputes").

SECTION 8.04 MODIFICATIONS UPON RENEWAL OR EXTENSION OF CONTRACT.

     (a) If HHSC seeks modifications to the Contract as a condition of any Contract extension, HHSC's notice to HMO will specify those modifications to the Scope of Work, the Contract pricing terms, or other Contract terms and conditions.

     (b) HMO must respond to HHSC's proposed modification within the timeframe specified by HHSC, generally within thirty (30) days of receipt. Upon receipt of HMO's response to the proposed modifications, HHSC may enter into negotiations with HMO to arrive at mutually agreeable Contract amendments. In the event that HHSC determines that the Parties will be unable to reach agreement on mutually satisfactory contract modifications, then HHSC will provide written notice to HMO of its intent not to extend the Contract beyond the Contract Term then in effect.

SECTION 8.05 MODIFICATION OF HHSC UNIFORM MANAGED CARE MANUAL.

     (a) HHSC will provide HMO with at least thirty (30) days advance written notice before implementing a substantive and material change in the HHSC Uniform Managed Care Manual (a change that materially and substantively alters the HMO's ability to fulfill its obligations under the Contract). The Uniform Managed Care Manual, and all modifications thereto made during the Contract Term, are incorporated by reference into this Contract. HHSC will provide HMO with a reasonable amount of time to comment on such changes, generally at least ten
(10) Business Days. HHSC is not required to provide advance written notice of changes that are not material and substantive in nature, such as corrections of clerical errors or policy clarifications.

     (b) The Parties agree to work in good faith to resolve disagreements concerning material and substantive changes to the HHSC Uniform Managed Care Manual. If the Parties are unable to resolve issues relating to material and substantive changes, then either Party may terminate the agreement in accordance with ARTICLE 12 ("Remedies and Disputes").

     (c) Changes will be effective on the date specified in HHSC's written notice, which will not be earlier than the HMO's response deadline, and such changes will be incorporated into the HHSC Uniform Managed Care Manual. If the HMO has raised an objection to a material and substantive change to the HHSC Uniform Managed Care Manual and submitted a notice of termination in accordance with SECTION 12.04(D), HHSC will not enforce the policy change during the period of time between the receipt of the notice and the date of Contract termination.

SECTION 8.06 CMS APPROVAL OF STAR AMENDMENTS.

     The implementation of amendments, modifications, and changes to STAR HMO contracts is subject to the approval of the Centers for Medicare and Medicaid Services ("CMS.")

SECTION 8.07 REQUIRED COMPLIANCE WITH AMENDMENT AND MODIFICATION PROCEDURES.

     No different or additional services, work, or products will be authorized or performed except as authorized by this Article. No waiver of any term, covenant, or condition of this Contract will be valid unless executed in compliance with this Article. HMO will not be entitled to payment for any services, work or products that are not authorized by a properly executed Contract amendment or modification.

                     ARTICLE 9. AUDIT & FINANCIAL COMPLIANCE

SECTION 9.01 FINANCIAL RECORD RETENTION AND AUDIT.

     HMO agrees to maintain, and require its Subcontractors to maintain, supporting financial information and documents that are adequate to ensure that payment is made and the Experience Rebate is calculated in accordance with applicable Federal and State requirements, and are sufficient to ensure the accuracy and validity of HMO invoices. Such documents, including all original claims forms, will be maintained and retained by HMO or its Subcontractors for a period of five (5) years after the Contract Expiration Date or until the resolution of all litigation, claim, financial management review or audit pertaining to this Contract, whichever is longer.

SECTION 9.02 ACCESS TO RECORDS, BOOKS, AND DOCUMENTS.

     (a) Upon reasonable notice, HMO must provide, and cause its Subcontractors to provide, the officials and entities identified in this Section with prompt, reasonable, and adequate access to any records, books, documents, and papers that are related to the performance of the Scope of Work.

     (b) HMO and its Subcontractors must provide the access described in this Section upon HHSC's request. This request may be for, but is not limited to, the following purposes:

     (1) Examination;

     (2) Audit;

     (3) Investigation;

     (4) Contract administration; or

     (5) The making of copies, excerpts, or transcripts.

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     (c) The access required must be provided to the following officials and/or entities:

          (1) The United States Department of Health and Human Services or its designee;

          (2) The Comptroller General of the United States or its designee;

          (3) HMO Program personnel from HHSC or its designee;

          (4) The Office of Inspector General;

          (5) Any independent verification and validation contractor or quality assurance contractor acting on behalf of HHSC;

          (6) The Office of the State Auditor of Texas or its designee;

          (7) A State or Federal law enforcement agency;

          (8) A special or general investigating committee of the Texas Legislature or its designee; and

          (9) Any other state or federal entity identified by HHSC, or any other entity engaged by HHSC.

     (d) HMO agrees to provide the access described wherever HMO maintains such books, records, and supporting documentation. HMO further agrees to provide such access in reasonable comfort and to provide any furnishings, equipment, and other conveniences deemed reasonably necessary to fulfill the purposes described in this Section. HMO will require its Subcontractors to provide comparable access and accommodations.

SECTION 9.03 AUDITS OF SERVICES, DELIVERABLES AND INSPECTIONS.

     (a) Upon reasonable notice from HHSC, HMO will provide, and will cause its Subcontractors to provide, such auditors and inspectors as HHSC may from time to time designate, with access to:

          (1) HMO service locations, facilities, or installations; and

          (2) HMO Software and Equipment.

     (b) The access described in this Section will be for the purpose of examining, auditing, or investigating:

          (1) HMO's capacity to bear the risk of potential financial losses;

          (2) the Services and Deliverables provided;

          (3) a determination of the amounts payable under this Contract;

          (4) detection of fraud, waste and/or abuse; or

          (5) other purposes HHSC deems necessary to perform its regulatory function and/or enforce the provisions of this Contract.

     (c) HMO must provide, as part of the Scope of Work, any assistance that such auditors and inspectors reasonably may require to complete such audits or inspections.

     (d) If, as a result of an audit or review of payments made to the HMO, HHSC discovers a payment error or overcharge, HHSC will notify the HMO of such error or overcharge. HHSC will be entitled to recover such funds as an offset to future payments to the HMO, or to collect such funds directly from the HMO. HMO must return funds owed to HHSC within thirty (30) days after receiving notice of the error or overcharge, or interest will accrue on the amount due. HHSC will calculate interest at the Department of Treasury's Median Rate (resulting from the Treasury's auction of 13-week bills) for the week in which liability is assessed. In the event that an audit reveals that errors in reporting by the HMO have resulted in errors in payments to the HMO or errors in the calculation of the Experience Rebate, the HMO will indemnify HHSC for any losses resulting from such errors, including the cost of audit.

SECTION 9.04 SAO AUDIT

The HMO understands that acceptance of funds under this Contract acts as acceptance of the authority of the State Auditor's Office ("SAO"), or any successor agency, to conduct an investigation in connection with those funds. The HMO further agrees to cooperate fully with the SAO or its successor in the conduct of the audit or investigation, including providing all records requested. The HMO will ensure that this clause concerning the authority to audit funds received indirectly by Subcontractors through HMO and the requirement to cooperate is included in any Subcontract it awards, and in any third party agreements described in SECTION 4.10 (A-B).

SECTION 9.05 RESPONSE/COMPLIANCE WITH AUDIT OR INSPECTION FINDINGS.

     (a) HMO must take action to ensure its or a Subcontractor's compliance with or correction of any finding of noncompliance with any law, regulation, audit requirement, or generally accepted accounting principle relating to the Services and Deliverables or any other deficiency contained in any audit, review, or inspection conducted under this Article. This action will include HMO'S delivery to HHSC, for HHSC'S approval, a Corrective Action Plan that addresses deficiencies identified in any audit(s), review(s), or inspection(s) within thirty (30) calendar days of the close of the audit(s), review(s), or inspection(s).

     (b) HMO must bear the expense of compliance with any finding of noncompliance under this Section that is:

          (1) Required by Texas or Federal law, regulation, rule or other audit requirement relating to HMO's business;

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          (2) Performed by HMO as part of the Services or Deliverables; or

          (3) Necessary due to HMO's noncompliance with any law, regulation, rule or audit requirement imposed on HMO.

     (c) As part of the Scope of Work, HMO must provide to HHSC upon request a copy of those portions of HMO's and its Subcontractors' internal audit reports relating to the Services and Deliverables provided to HHSC under the Contract.

                   ARTICLE 10. TERMS & CONDITIONS OF PAYMENT

SECTION 10.01 CALCULATION OF MONTHLY CAPITATION PAYMENT.

     (a) This is a Risk-based contract. For each applicable HMO Program, HHSC will pay the HMO fixed monthly Capitation Payments based on the number of eligible and enrolled Members. HHSC will calculate the monthly Capitation Payments by multiplying the number of Members by each applicable Member Rate Cell. In consideration of the Monthly Capitation Payment(s), the HMO agrees to provide the Services and Deliverables described in this Contract.

     (b) HMO will be required to provide timely financial and statistical information necessary in the Capitation Rate determination process. Encounter Data provided by HMO must conform to all HHSC requirements. Encounter Data containing non-compliant information, including, but not limited to, inaccurate client or member identification numbers, inaccurate provider identification numbers, or diagnosis or procedures codes insufficient to adequately describe the diagnosis or medical procedure performed, will not be considered in the HMO's experience for rate-setting purposes.

     (c) Information or data, including complete and accurate Encounter Data, as requested by HHSC for rate-setting purposes, must be provided to HHSC: (1) within thirty (30) days of receipt of the letter from HHSC requesting the information or data; and (2) no later than March 31st of each year.

     (d) The fixed monthly Capitation Rate consists of the following components:

          (1) an amount for Health Care Services performed during the month;

          (2) an amount for administering the program, and

          (3) an amount for the HMO's Risk margin.

Capitation Rates for each HMO Program may vary by Service Area and MCO. HHSC will employ or retain qualified actuaries to perform data analysis and calculate the Capitation Rates for each Rate Period.

     (e) HMO understands and expressly assumes the risks associated with the performance of the duties and responsibilities under this Contract, including the failure, termination or suspension of funding to HHSC, delays or denials of required approvals, and cost overruns not reasonably attributable to HHSC.

SECTION 10.02 TIME AND MANNER OF PAYMENT.

     (a) During the Contract Term and beginning after the Operational Start Date, HHSC will pay the monthly Capitation Payments by the 10th Business Day of each month.

     (b) The HMO must accept Capitation Payments by direct deposit into the HMO's account.

     (c) HHSC may adjust the monthly Capitation Payment to the HMO in the case of an overpayment to the HMO, for Experience Rebate amounts due and unpaid, and if money damages are assessed in accordance with ARTICLE 12 ("Remedies and Disputes").

     (d) HHSC's payment of monthly Capitation Payments is subject to availability of federal and state appropriations. If appropriations are not available to pay the full monthly Capitation Payment, HHSC may:

          (1) equitably adjust Capitation Payments for all participating Contractors, and reduce scope of service requirements as appropriate in accordance with ARTICLE 8, or

          (2) terminate the Contract in accordance with ARTICLE 12 ("Remedies and Disputes").

SECTION 10.03 CERTIFICATION OF CAPITATION RATES.

     HHSC will employ or retain a qualified actuary to certify the actuarial soundness of the Capitation Rates contained in this Contract. HHSC will also employ or retain a qualified actuary to certify all revisions or modifications to the Capitation Rates.

SECTION 10.04 MODIFICATION OF CAPITATION RATES.

     The Parties expressly understand and agree that the agreed Capitation Rates are subject to modification in accordance with ARTICLE 8 ("Amendments and Modifications,") if changes in state or federal laws, rules, regulations or policies affect the rates or the actuarial soundness of the rates. HHSC will provide the HMO notice of a modification to the Capitation Rates 60 days prior to the effective date of the change, unless HHSC determines that circumstances warrant a shorter notice period. If the HMO does not accept the rate change, either Party may terminate the Contract in accordance with ARTICLE 12 ("Remedies and Disputes").

SECTION 10.05 STAR CAPITATION STRUCTURE.

(a) STAR Rate Cells.

     STAR Capitation Rates are defined on a per Member per month basis by Rate Cells and Service Areas. STAR Rate Cells are:

          (1) TANF adults;

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          (2) TANF children over 12 months of age;

          (3) Expansion children over 12 months of age;

          (4) Newborns less than or equal to 12 months of age;

          (5) TANF children less than or equal to 12 months of age;

          (6) Expansion children less than or equal to 12 months of age;

          (7) Federal mandate children; and

          (8) Pregnant women.

(b)  STAR Capitation Rate development:

          (1) Capitation Rates for Rate Periods 1 and 2 for Service Areas with historical STAR Program participation.

          For Service Areas where HHSC operated the STAR Program prior to the Effective Date of this Contract, HHSC will develop base Capitation Rates by analyzing historical STAR Encounter Data and financial data for the Service Area. This analysis will apply to all MCOs in the Service Area, including MCOs that have no historical STAR Program participation in the Service Area. The analysis will include a review of historical enrollment and claims experience information; any changes to Covered Services and covered populations; rate changes specified by the Texas Legislature; and any other relevant information. If the HMO participated in the STAR Program in the Service Area prior to the Effective Date of this Contract, HHSC may modify the Service Area base Capitation Rates using diagnosis-based risk adjusters to yield the final Capitation Rates.

          (2) Capitation Rates for Rate Periods 1 and 2 for Service Areas with no historical STAR Program participation.

          For Service Areas where HHSC has not operated the STAR Program prior to the Effective Date of this Contract, HHSC will establish base Capitation Rates for Rate Periods 1 and 2 by analyzing Fee-for-Service claims data for the Service Area. This analysis will include a review of historical enrollment and claims experience information; any changes to Covered Services and covered populations; rate changes specified by the Texas Legislature; and any other relevant information.

          (3) Capitation Rates for subsequent Rate Periods for Service Areas with no historical STAR Program participation.

          For Service Areas where HHSC has not operated the STAR Program prior to the Effective Date of this Contract, HHSC will establish base Capitation Rates for the Rate Periods following Rate Period 2 by analyzing historical STAR Encounter Data and financial data for the Service Area. This analysis will include a review of historical enrollment and claims experience information; any changes to Covered Services and covered populations; rate changes specified by the Texas Legislature; and any other relevant information.

(c)  Acuity adjustment.

     HHSC may evaluate and implement an acuity adjustment methodology, or alternative reasonable methodology, that appropriately reimburses the HMO for acuity and cost differences that deviate from that of the community average, if HHSC in its sole discretion determines that such a methodology is reasonable and appropriate. The community average is a uniform rate for all HMOs in a Service Area, and is determined by combining all the experience for all HMOs in a Service Area to get an average rate for the Service Area.

(d)  Value-added Services will not be included in the rate-setting process.

SECTION 10.06 CHIP CAPITATION RATES STRUCTURE.

(a)  CHIP Rate Cells.

     CHIP Capitation Rates are defined on a per Member per month basis by the Rate Cells applicable to a Service Area. CHIP Rate Cells are based on the Member's age group as follows:

     (1) underage one (1);

     (2) ages one (1) through five (5);

     (3) ages six (6) through fourteen (14); and

     (4) ages fifteen (15) through eighteen (18).

(b)  CHIP Capitation Rate development:

     HHSC will establish base Capitation Rates by analyzing Encounter Data and financial data for each Service Area. This analysis will include a review of historical enrollment and claims experience information; any changes to Covered Services and covered populations; rate changes specified by the Texas Legislature; and any other relevant information. HHSC may modify the Service Area base Capitation Rate using diagnosis based risk adjusters to yield the final Capitation Rates.

(c)  Acuity adjustment.

     HHSC may evaluate and implement an acuity adjustment methodology, or alternative reasonable methodology, that appropriately reimburses the HMO for acuity and cost differences that deviate from that of the community average, if HHSC in its sole discretion determines that such a methodology is reasonable and appropriate. The community average is a uniform rate for all HMOs in a Service Area, and is determined by combining all the experience for all

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HMOs in a Service Area to get an average rate for the Service Area.

(d)  Value-added Services will not be included in the rate-setting process.

SECTION 10.07 HMO INPUT DURING RATE SETTING PROCESS.

     (1) In Service Areas with historical STAR or CHIP Program participation, HMO must provide certified Encounter Data and financial data as prescribed in HHSC'S UNIFORM MANAGED CARE MANUAL. Such information may include, without limitation: claims lag information by Rate Cell, capitation expenses, and stop loss reinsurance expenses. HHSC may request clarification or for additional financial information from the HMO. HHSC will notify the HMO of the deadline for submitting a response, which will include a reasonable amount of time for response.

     (2) HHSC will allow the HMO to review and comment on data used by HHSC to determine base Capitation Rates. In Service Areas with no historical STAR Program participation, this will include Fee-for- Service data for Rate Periods 1 and 2. HHSC will notify the HMO of deadline for submitting comments, which will include a reasonable amount of time for response. HHSC will not consider comments received after the deadline in its rate analysis.

     (3) During the rate setting process, HHSC will conduct at least two (2) meetings with the HMO. HHSC may conduct the meetings in person, via teleconference, or by another method deemed appropriate by HHSC. Prior to the first meeting, HHSC will provide the HMO with proposed Capitation Rates. During the first meeting, HHSC will describe the process used to generate the proposed Capitation Rates, discuss major changes in the rate setting process, and receive input from the HMO. HHSC will notify the HMO of the deadline for submitting comments, which will include a reasonable amount of time to review and comment on the proposed Capitation Rates and rate setting process. After reviewing such comments, HHSC will conduct a second meeting to discuss the final Capitation Rates and changes resulting from HMO comments, if any.

SECTION 10.08 ADJUSTMENTS TO CAPITATION PAYMENTS.

(a)  Recoupment.

     HHSC may recoup a payment made to the HMO for a Member if:

     (1) the Member is enrolled into the HMO in error, and the HMO provided no Covered Services to the Member during the month for which the payment was made;

     (2) the Member moves outside the United States, and the HMO has not provided Covered Services to the Member during the month for which the payment was made;

     (3) the Member dies before the first day of the month for which the payment was made; or

     (4) a Medicaid Member's eligibility status or program type is changed, corrected as a result of error, or is retroactively adjusted.

(b)  Appeal of recoupment.

     The HMO may appeal the recoupment or adjustment of capitations in the above circumstances using the HHSC dispute resolution process set forth in SECTION 12.12, ("Dispute Resolution").

SECTION 10.09 DELIVERY SUPPLEMENTAL PAYMENT FOR CHIP AND STAR HMOS.

     (a) The Delivery Supplemental Payment (DSP) is a function of the average delivery cost in each Service Area. Delivery costs include facility and professional charges.

     (b) CHIP and STAR HMOs will receive a Delivery Supplemental Payment (DSP) from HHSC for each live or stillbirth by a Member. The one-time payment is made in the amount identified in the HHSC MANAGED CARE CONTRACT document regardless of whether there is a single birth or there are multiple births at time of delivery. A delivery is the birth of a live born infant, regardless of the duration of the pregnancy, or a stillborn (fetal death) infant of twenty (20) weeks or more of gestation. A delivery does not include a spontaneous or induced abortion, regardless of the duration of the pregnancy.

     (c) HMO must submit a monthly DSP Report as described in ATTACHMENT B to the HHSC MANAGED CARE CONTRACT document, ("Scope of Work/Performance Measures') in the format prescribed in HHSC'S UNIFORM MANAGED CARE MANUAL.

     (d) HHSC will pay the Delivery Supplemental Payment within twenty (20) Business Days after receipt of a complete and accurate report from the HMO.

     (e) The HMO will not be entitled to Delivery Supplemental Payments for deliveries that are not reported to HHSC within 210 days after the date of delivery, or within thirty (30) days from the date of discharge from the hospital for the stay related to the delivery, whichever is later.

     (f) HMO must maintain complete claims and adjudication disposition documentation, including paid and denied amounts for each delivery. The HMO must submit the documentation to HHSC within five (5) Business Days after receiving a request for such information from HHSC.

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SECTION 10.10 ADMINISTRATIVE FEE FOR SSI MEMBERS

(a) Administrative Fee.

     STAR HMOs will receive a monthly fee for administering benefits to each SSI Beneficiary who voluntarily enrolls in the HMO (a "Voluntary SSI Member"), in the amount identified in the HHSC MANAGED CARE CONTRACT document. The HHSC will pay for Health Care Services for such Voluntary SSI Members under the Medicaid Fee-for-Services program. SSI Beneficiaries in all Service Areas except Nueces may voluntarily participate in the STAR Program; however, HHSC reserves the right to discontinue such voluntary participation.

(b) Administrative services and functions.

          (1) HMO must perform the same administrative services and functions for Voluntary SSI Members as are performed for other Members under this contract. These administrative services and functions include, but are not limited to:

     (i) prior authorization of services;

     (ii) all Member services functions, including linguistic services and Member materials in alternative formats for the blind and disabled;

     (iii) health education;

     (iv) utilization management using HHSC Administrative Services Contractor encounter data to provide service management and appropriate interventions;

     (v) quality assessment and performance improvement activities;

     (vi) coordination to link Voluntary SSI Members with applicable community resources and Non-capitated services.

          (2) HMO must require Network Providers to submit claims for health and health-related services to the HHSC Administrative Services Contractor for claims adjudication and payment.

          (3) HMO must provide services to Voluntary SSI Members within the HMO's Network unless necessary services are unavailable within Network. HMO must also allow referrals to Out-of-Network providers if necessary services are not available within the HMO's Network. Records must be forwarded to Member's PCP following a referral visit.

(c) Members who become eligible for SSI

     A Member's SSI status is effective the date the State's eligibility system identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR enrollee.

SECTION 10.11 EXPERIENCE REBATE

(a) HMO's duty to pay.

     At the end of each Rate Year beginning with Rate Year 1, the HMO must pay an Experience Rebate to HHSC if the HMO's Net Income before Taxes is greater than 3% of the total Revenue for the period. The Experience Rebate is calculated in accordance with the tiered rebate method set forth below based on the consolidated Net Income before Taxes for all of the HMO's Service Areas and HMO Programs included within the scope of the Contract, as measured by any positive amount on the Financial-Statistical Report (FSR) as reviewed and confirmed by HHSC.

(b) Graduated Experience Rebate Sharing Method.

EXPERIENCE REBATE AS A
% OF REVENUES            HMO SHARE   HHSC SHARE
----------------------   ---------   ----------
< or = 3%                   100%          0%
> 3% and < or = 7%           75%         25%
> 7% and < or = 10%          50%         50%
> 10% and < or = 15%         25%         75%
> 15%                         0%        100%

HHSC and the HMO will share the Net Income before Taxes as follows, unless HHSC provides the HMO an Experience Rebate Reward in accordance with Section 6 of ATTACHMENT B-1 to the HHSC MANAGED CARE CONTRACT document and HHSC'S UNIFORM MANAGED CARE MANUAL:

     (1) The HMO will retain all Net Income before Taxes that is equal to or less than 3% of the total Revenues received by the HMO.

     (2) HHSC and the HMO will share that portion of the Net Income before Taxes that is over 3% but less than or equal to 7% of the total Revenues received with 75% to the HMO and 25% to HHSC.

     (3) HHSC and the HMO will share that portion of the Net Income before Taxes that is over 7% but less than or equal to 10% of the total Revenues received with 50% to the HMO and 50% to HHSC.

     (4) HHSC and the HMO will share that portion of the Net Income before Taxes that is over 10% but less than or equal to 15% of the total Revenues received with 25% to the HMO and 75% to HHSC.

     (5) HHSC will be paid the entire portion of the Net Income before Taxes that exceeds 15% of the total Revenues.

(c) Net income before taxes.

     The HMO must compute the Net Income before Taxes in accordance with the HHSC UNIFORM MANAGED CARE MANUAL'S "COST PRINCIPLES FOR ADMINISTRATIVE EXPENSES" and "FSR INSTRUCTIONS FOR COMPLETION" and applicable federal regulations. The Net Income before Taxes will be confirmed by HHSC or its agent for the Rate Year relating to all revenues and expenses incurred pursuant to the Contract. HHSC reserves the right to modify the

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"COST PRINCIPLES FOR ADMINISTRATIVE EXPENSES" and "FSR INSTRUCTIONS FOR COMPLETION" found in HHSC'S UNIFORM MANAGED CARE MANUAL in accordance with
Section 8.05.

(d) Carry forward of prior Rate Year losses.

     Losses incurred by HMO for one Rate Year may be carried forward to the next Rate Year, and applied as an offset against an Experience Rebate. Prior losses may be carried forward for only one Rate Year for this purpose. If the HMO offsets a loss against another HMO Service Area or HMO Program, only that portion of the loss that was not used as an offset may be carried forward to the next Rate Year.

(e) Settlements for payment.

     (1) There will be two settlements for HMO payment(s) of the State share of the Experience Rebate. The first settlement shall equal 100% of the State share of the Experience Rebate as derived from the FSR, and shall be paid on the same day the 90-day FSR Report is submitted to HHSC, accompanied by an actuarial opinion certifying the reserve.

     (2) The second settlement shall be an adjustment to the first settlement and shall be paid by the HMO to HHSC on the same day that the 334-day FSR is submitted to HHSC if the adjustment is a payment from the HMO to HHSC.

     (3) HHSC or its agent may audit or review the FSRs. If HHSC determines that corrections to the FSRs are required, based on an HHSC audit/review or other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three years from the date that the HMO submits the 334-day FSR.

     (4) HHSC may offset any Experience Rebates owed to the State from future Capitation Payments, or collect such sums directly from the HMO. HHSC must receive the first and second settlements by the specified due dates for the first and second FSRs respectively or HMO will incur interest on the amounts due at the current prime interest rate as set forth below. HHSC may adjust the Experience Rebate if HHSC determines the HMO has paid amounts for goods or services that are not reasonable, necessary, and allowable in accordance with the HHSC UNIFORM MANAGED CARE MANUAL'S "COST PRINCIPLES FOR ADMINISTRATIVE EXPENSES" and "FSR INSTRUCTIONS FOR COMPLETION" and applicable federal regulations. HHSC has final authority in auditing and determining the amount of the Experience Rebate.

(f) Interest on Experience Rebate.

     Interest on any Experience Rebate owed to HHSC shall be charged beginning thirty (30) days after the date that the first and second settlements are due. In addition, if any adjusted amount is owed to HHSC at the final settlement date, then interest will be charged on the adjusted amount owed beginning thirty
(30) days after the second settlement date to the date of the final settlement payment. HHSC will calculate interest at the Department of Treasury's Median Rate (resulting from the Treasury's auction of 13-week bills) for the week in which the liability is assessed.

SECTION 10.12 PAYMENT BY MEMBERS.

(a) Medicaid HMOs

     Medicaid HMOs and their Network Providers are prohibited from billing or collecting any amount from a Member for Health Care Services covered by this Contract. HMO must inform Members of costs for non-covered services, and must require its Network Providers to:

          (1) inform Members of costs for non-covered services prior to rendering such services; and

          (2) obtain a signed Private Pay form from such Members.

(b) CHIP HMOs.

     Families that meet the enrollment period cost share limit requirement must report it to the HHSC Administrative Services Contractor. The HHSC Administrative Service Contractor notifies the HMO that a family's cost share limit has been reached. Upon notification from the HHSC Administrative Services Contractor that a family has reached its cost-sharing limit for the term of coverage, the HMO will generate and mail to the CHIP Member a new Member ID card within five days, showing that the CHIP Member's cost-sharing obligation for that term of coverage has been met. No cost-sharing may be collected from these CHIP Members for the balance of their term of coverage.

     Providers are responsible for collecting all CHIP Member co-payments at the time of service. Co-payments that families must pay vary according to their income level. No co-payments apply, at any income level, to well-child or well-baby visits or immunizations. Except for costs associated with unauthorized non-emergency services provided to a Member by Out-of-Network providers and for non-covered services, the co-payments outlined in the CHIP Cost Sharing table in THE HHSC UNIFORM MANAGED CARE MANUAL are the only amounts that a provider may collect from a CHIP-eligible family.

     Federal law prohibits charging cost-sharing or deductibles to CHIP Members of Native Americans or Alaskan Natives. The HHSC Administrative Services Contractor will notify the HMO of CHIP Members who are not subject to cost-sharing requirements. The HMO is responsible for educating Providers regarding the cost-sharing waiver for this population.

     A HMO's monthly Capitation Payment will not be reduced for a family's failure to make its CHIP

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premium payment. There is no relationship between the per Member/per month amount owed to the HMO for coverage provided during a month and the family's payment of its CHIP premium obligation for that month.

SECTION 10.13 RESTRICTION ON ASSIGNMENT OF FEES.

     During the term of the Contract, HMO may not, directly or indirectly, assign to any third party any beneficial or legal interest of the HMO in or to any payments to be made by HHSC pursuant to this Contract. This restriction does not apply to fees paid to Subcontractors.

SECTION 10.14 LIABILITY FOR TAXES.

     HHSC is not responsible in any way for the payment of any Federal, state or local taxes related to or incurred in connection with the HMO's performance of this Contract. HMO must pay and discharge any and all such taxes, including any penalties and interest. In addition, HHSC is exempt from Federal excise taxes, and will not pay any personal property taxes or income taxes levied on HMO or any taxes levied on employee wages.

SECTION 10.15 LIABILITY FOR EMPLOYMENT-RELATED CHARGES AND BENEFITS.

     HMO will perform work under this Contract as an independent contractor and not as agent or representative of HHSC. HMO is solely and exclusively liable for payment of all employment-related charges incurred in connection with the performance of this Contract, including but not limited to salaries, benefits, employment taxes, workers compensation benefits, unemployment insurance and benefits, and other insurance or fringe benefits for Staff.

SECTION 10.16 NO ADDITIONAL CONSIDERATION.

     (a) HMO will not be entitled to nor receive from HHSC any additional consideration, compensation, salary, wages, charges, fees, costs, or any other type of remuneration for Services and Deliverables provided under the Contract, except by properly authorized and executed Contract amendments.

     (b) No other charges for tasks, functions, or activities that are incidental or ancillary to the delivery of the Services and Deliverables will be sought from HHSC or any other state agency, nor will the failure of HHSC or any other party to pay for such incidental or ancillary services entitle the HMO to withhold Services and Deliverables due under the Agreement.

     (c) HMO will not be entitled by virtue of the Contract to consideration in the form of overtime, health insurance benefits, retirement benefits, disability retirement benefits, sick leave, vacation time, paid holidays, or other paid leaves of absence of any type or kind whatsoever.

             ARTICLE 11. DISCLOSURE & CONFIDENTIALITY OF INFORMATION

SECTION 11.01 CONFIDENTIALITY.

     (a) HMO and all Subcontractors, consultants, or agents under the Contract must treat all information that is obtained through performance of the Services under the Contract, including, but not limited to, information relating to applicants or recipients of HHSC Programs as Confidential Information to the extent that confidential treatment is provided under law and regulations.

     (b) HMO is responsible for understanding the degree to which information obtained through performance of this Contract is confidential under State and Federal law, regulations, or administrative rules.

     (c) HMO and all Subcontractors, consultants, or agents under the Contract may not use any information obtained through performance of this Contract in any manner except as is necessary for the proper discharge of obligations and securing of rights under the Contract.

     (d) HMO must have a system in effect to protect all records and all other documents deemed confidential under this Contract maintained in connection with the activities funded under the Contract. Any disclosure or transfer of Confidential Information by HMO, including information required by HHSC, will be in accordance with applicable law. If the HMO receives a request for information deemed confidential under this Contract, the HMO will immediately notify HHSC of such request, and will make reasonable efforts to protect the information from public disclosure.

     (e) In addition to the requirements expressly stated in this Section, HMO must comply with any policy, rule, or reasonable requirement of HHSC that relates to the safeguarding or disclosure of information relating to Members, HMO'S operations, or HMO's performance of the Contract.

     (f) In the event of the expiration of the Contract or termination of the Contract for any reason, all Confidential Information disclosed to and all copies thereof made by the HMOI shall be returned to HHSC or, at HHSC's option, erased or destroyed. HMO shall provide HHSC certificates evidencing such destruction.

     (g) The obligations in this Section shall not restrict any disclosure by the HMO pursuant to any applicable law, or by order of any court or government agency, provided that the HMO shall give prompt notice to HHSC of such order.

     (h) With the exception of confidential Member information, Confidential Information shall not be afforded the protection of the Contract if such data was:

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          (1) Already known to the receiving Party without restrictions at the time of its disclosure by the furnishing Party;

          (2) Independently developed by the receiving Party without reference to the furnishing Party's Confidential Information;

          (3) Rightfully obtained by the other Party without restriction from a third party after its disclosure by the furnishing Party;

          (4) Publicly available other than through the fault or negligence of the other Party; or

          (5) Lawfully released without restriction to anyone.

SECTION 11.02 DISCLOSURE OF HHSC'S CONFIDENTIAL INFORMATION.

     (a) HMO will immediately report to HHSC any and all unauthorized disclosures or uses of HHSC's Confidential Information of which it or its Subcontractor(s), consultant(s), or agent(s) is aware or has knowledge. HMO acknowledges that any publication or disclosure of HHSC's Confidential Information to others may cause immediate and irreparable harm to HHSC and may constitute a violation of State or federal laws. If HMO, its Subcontractor(s), consultant(s), or agent(s) should publish or disclose such Confidential Information to others without authorization, HHSC will immediately be entitled to injunctive relief or any other remedies to which it is entitled under law or equity. HHSC will have the right to recover from HMO all damages and liabilities caused by or arising from HMO's, its Subcontractors', consultants', or agents' failure to protect HHSC's Confidential Information. HMO will defend with counsel approved by HHSC, indemnify and hold harmless HHSC from all damages, costs, liabilities, and expenses (including without limitation reasonable attorneys' fees and costs) caused by or arising from HMO's or its Subcontractors', consultants' or agents' failure to protect HHSC's Confidential Information. HHSC will not unreasonably withhold approval of counsel selected by the HMO.

     (b) HMO will require its Subcontractor(s), consultant(s), and agent(s) to comply with the terms of this provision.

SECTION 11.03 MEMBER RECORDS

     (a) HMO must comply with the requirements of state and federal laws, including the HIPAA requirements set forth in SECTION 7.07, regarding the transfer of Member Records.

     (b) If at any time during the Contract Term this Contract is terminated, HHSC may require the transfer of Member Records, upon written notice to HMO, to another entity, as consistent with federal and state laws and applicable releases.

     (c) The term "Member Record" for this Section means only those administrative, enrollment, case management and other such records maintained by HMO and is not intended to include patient records maintained by participating Network Providers.

SECTION 11.04 REQUESTS FOR PUBLIC INFORMATION.

     (a) HHSC agrees that it will promptly notify HMO of a request for disclosure of information filed in accordance with the Texas Public Information Act, Chapter 552 of the Texas Government Code, that consists of the HMO'S confidential information, including without limitation, information or data to which HMO has a proprietary or commercial interest. HHSC will deliver a copy of the request for public information to HMO.

     (b) With respect to any information that is the subject of a request for disclosure, HMO is required to demonstrate to the Texas Office of Attorney General the specific reasons why the requested information is confidential or otherwise excepted from required public disclosure under law. HMO will provide HHSC with copies of all such communications.

     (c) To the extent authorized under the Texas Public Information Act, HHSC agrees to safeguard from disclosure information received from HMO that the HMO believes to be confidential information. HMO must clearly mark such information as confidential information or provide written notice to HHSC that it considers the information confidential.

SECTION 11.05 PRIVILEGED WORK PRODUCT.

     (a) HMO acknowledges that HHSC asserts that privileged work product may be prepared in anticipation of litigation and that HMO is performing the Services with respect to privileged work product as an agent of HHSC, and that all matters related thereto are protected from disclosure by the Texas Rules of Civil Procedure, Texas Rules of Evidence, Federal Rules of Civil Procedure, or Federal Rules of Evidence.

     (b) HHSC will notify HMO of any privileged work product to which HMO has or may have access. After the HMO is notified or otherwise becomes aware that such documents, data, database, or communications are privileged work product, only HMO personnel, for whom such access is necessary for the purposes of providing the Services, may have access to privileged work product.

     (c) If HMO receives notice of any judicial or other proceeding seeking to obtain access to HHSC's privileged work product, HMO will:

          (1) Immediately notify HHSC; and

          (2) Use all reasonable efforts to resist providing such access.

     (d) If HMO resists disclosure of HHSC's privileged work product in accordance with this Section, HHSC will, to the extent authorized under Civil Practices and Remedies Code or other applicable State law, have the right and duty to:

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          (1) represent HMO in such resistance;

          (2) to retain counsel to represent HMO; or

          (3) to reimburse HMO for reasonable attorneys' fees and expenses incurred in resisting such access.

     (e) If a court of competent jurisdiction orders HMO to produce documents, disclose data, or otherwise breach the confidentiality obligations imposed in the Contract, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of privileged work product, HMO will not be liable for breach of such obligation.

SECTION 11.06 UNAUTHORIZED ACTS.

     Each Party agrees to:

     (1) Notify the other Party promptly of any unauthorized possession, use, or knowledge, or attempt thereof, by any person or entity that may become known to it, of any HHSC Confidential Information or any information identified by the HMO as confidential or proprietary;

     (2) Promptly furnish to the other Party full details of the unauthorized possession, use, or knowledge, or attempt thereof, and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information;

     (3) Cooperate with the other Party in any litigation and investigation against third Parties deemed necessary by such Party to protect its proprietary rights; and

     (4) Promptly prevent a reoccurrence of any such unauthorized possession, use, or knowledge such information.

SECTION 11.07 LEGAL ACTION.

     Neither party may commence any legal action or proceeding in respect to any unauthorized possession, use, or knowledge, or attempt thereof by any person or entity of HHSC's Confidential Information or information identified by the HMO as confidential or proprietary, which action or proceeding identifies the other Party such information without such Party's consent.

                         ARTICLE 12. REMEDIES & DISPUTES

SECTION 12.01 UNDERSTANDING AND EXPECTATIONS.

     The remedies described in this Section are directed to HMO's timely and responsive performance of the Services and production of Deliverables, and the creation of a flexible and responsive relationship between the Parties. The HMO is expected to meet or exceed all HHSC objectives and standards, as set forth in the Contract. All areas of responsibility and all Contract requirements will be subject to performance evaluation by HHSC. Performance reviews may be conducted at the discretion of HHSC at any time and may relate to any responsibility and/or requirement. Any and all responsibilities and/or requirements not fulfilled may be subject to remedies set forth in the Contract.

SECTION 12.02 TAILORED REMEDIES.

(a)  Understanding of the Parties.

     HMO agrees and understands that HHSC may pursue tailored contractual remedies for noncompliance with the Contract. At any time and at its discretion, HHSC may impose or pursue one or more remedies for each item of noncompliance and will determine remedies on a case-by-case basis. HHSC's pursuit or non-pursuit of a tailored remedy does not constitute a waiver of any other remedy that HHSC may have at law or equity.

(b)  Notice and opportunity to cure for non-material breach.

     (1) HHSC will notify HMO in writing of specific areas of HMO performance that fail to meet performance expectations, standards, or schedules set forth in the Contract, but that, in the determination of HHSC, do not result in a material deficiency or delay in the implementation or operation of the Services.

     (2) HMO will, within five (5) Business Days (or another date approved by HHSC) of receipt of written notice of a non-material deficiency, provide the HHSC Project Manager a written response that:

          (A) Explains the reasons for the deficiency, HMO's plan to address or cure the deficiency, and the date and time by which the deficiency will be cured; or

          (B) If HMO disagrees with HHSC's findings, its reasons for disagreeing with HHSC's findings.

     (3) HMO's proposed cure of a non-material deficiency is subject to the approval of HHSC. HMO's repeated commission of non-material deficiencies or repeated failure to resolve any such deficiencies may be regarded by HHSC as a material deficiency and entitle HHSC to pursue any other remedy provided in the Contract or any other appropriate remedy HHSC may have at law or equity.

(c)  Corrective action plan.

     (1) At its option, HHSC may require HMO to submit to HHSC a written plan (the "Corrective Action Plan") to correct or resolve a material breach of this Contract, as determined by HHSC.

     (2) The Corrective Action Plan must provide:

          (A) A detailed explanation of the reasons for the cited deficiency;

          (B) HMO's assessment or diagnosis of the cause; and

          (C) A specific proposal to cure or resolve the deficiency.

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     (3) The Corrective Action Plan must be submitted by the deadline set forth in HHSC's request for a Corrective Action Plan. The Corrective Action Plan is subject to approval by HHSC, which will not unreasonably be withheld.

     (4) HHSC will notify HMO in writing of HHSC's final disposition of HHSC's concerns. If HHSC accepts HMO's proposed Corrective Action Plan, HHSC may:

          (A) Condition such approval on completion of tasks in the order or priority that HHSC may reasonably prescribe;

          (B) Disapprove portions of HMO's proposed Corrective Action Plan; or

          (C) Require additional or different corrective action(s).

          Notwithstanding the submission and acceptance of a Corrective Action Plan, HMO remains responsible for achieving all written performance criteria.

     (5) HHSC's acceptance of a Corrective Action Plan under this Section will not:

          (A) Excuse HMO's prior substandard performance;

          (B) Relieve HMO of its duty to comply with performance standards; or

          (C) Prohibit HHSC from assessing additional tailored remedies or pursuing other appropriate remedies for continued substandard performance.

(d) Administrative remedies.

     (1) At its discretion, HHSC may impose one or more of the following remedies for each item of material noncompliance and will determine the scope and severity of the remedy on a case-by-case basis:

          (A) Assess liquidated damages in accordance with ATTACHMENT B-5 to the HHSC MANAGED CARE CONTRACT, "Liquidated Damages Matrix;"

          (B) Conduct accelerated monitoring of the HMO. Accelerated monitoring includes more frequent or more extensive monitoring by HHSC or its agent;

          (C) Require additional, more detailed, financial and/or programmatic reports to be submitted by HMO;

          (D) Decline to renew or extend the Contract;

          (E)Appoint temporary management;

          (F)Initiate disenrollment of a Member or Members;

          (G)Suspend enrollment of Members;

          (H) Withhold or recoup payment to HMO;

          (I) Require forfeiture of all or part of the HMO's bond; or

          (J) Terminate the Contract in accordance with SECTION 12.03, ("Termination by HHSC").

     (2) For purposes of the Contract, an item of material noncompliance means a specific action of HMO that:

          (A) Violates a material provision of the Contract;

          (B) Fails to meet an agreed measure of performance; or

          (C) Represents a failure of HMO to be reasonably responsive to a reasonable request of HHSC relating to the Services for information, assistance, or support within the timeframe specified by HHSC.

     (3) HHSC will provide notice to HMO of the imposition of an administrative remedy in accordance with this Section, with the exception of accelerated monitoring, which may be unannounced. HHSC may require HMO to file a written response in accordance with this Section.

     (4) The Parties agree that a State or Federal statute, rule, regulation, or Federal guideline will prevail over the provisions of this Section unless the statute, rule, regulation, or guidelines can be read together with this Section to give effect to both.

(e) Damages.

     (1) HHSC will be entitled to actual and consequential damages resulting from the HMO'S failure to comply with any of the terms of the Contract. In some cases, the actual damage to HHSC or State of Texas as a result of HMO'S failure to meet any aspect of the responsibilities of the Contract and/or to meet specific performance standards set forth in the Contract are difficult or impossible to determine with precise accuracy. Therefore, liquidated damages will be assessed in writing against and paid by the HMO in accordance with and for failure to meet any aspect of the responsibilities of the Contract and/or to meet the specific performance standards identified by the HHSC in ATTACHMENT B-5 TO THE HHSC MANAGED CARE CONTRACT, "Deliverables/Liquidated Damages Matrix." Liquidated damages will be assessed if HHSC determines such failure is the fault of the HMO (including the HMO'S Subcontractors and/or consultants) and is not materially caused or contributed to by HHSC or its agents. If at any time, HHSC determines the HMO has not met any aspect of the responsibilities of the Contract and/or the specific performance standards due to mitigating circumstances, HHSC reserves the right to waive all or part of the liquidated damages. All such waivers must be in writing, contain the reasons for the waiver, and be signed by the appropriate executive of HHSC.

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     (2) The liquidated damages prescribed in this Section are not intended to be in the nature of a penalty, but are intended to be reasonable estimates of HHSC's projected financial loss and damage resulting from the HMO's nonperformance, including financial loss as a result of project delays. Accordingly, in the event HMO fails to perform in accordance with the Contract, HHSC may assess liquidated damages as provided in this Section.

     (3) If HMO fails to perform any of the Services described in the Contract, HHSC may assess liquidated damages for each occurrence of a liquidated damages event, to the extent consistent with HHSC's tailored approach to remedies and Texas law.

     (4) HHSC may elect to collect liquidated damages:

          (A) Through direct assessment and demand for payment delivered to HMO; or

          (B) By deduction of amounts assessed as liquidated damages as set-off against payments then due to HMO or that become due at any time after assessment of the liquidated damages. HHSC will make deductions until the full amount payable by the HMO is received by HHSC.

(f) Equitable Remedies

     (1) HMO acknowledges that, if HMO breaches (or attempts or threatens to breach) its material obligation under this Contract, HHSC may be irreparably harmed. In such a circumstance, HHSC may proceed directly to court to pursue equitable remedies.

     (2) If a court of competent jurisdiction finds that HMO breached (or attempted or threatened to breach) any such obligations, HMO agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it will not oppose the entry of an appropriate order compelling performance by HMO and restraining it from any further breaches (or attempted or threatened breaches).

(g) Suspension of Contract

     (1) HHSC may suspend performance of all or any part of the Contract if:

          (A) HHSC determines that HMO has committed a material breach of the Contract;

          (B) HHSC has reason to believe that HMO has committed, assisted in the commission of Fraud, Abuse, Waste, malfeasance, misfeasance, or nonfeasance by any party concerning the Contract;

          (C) HHSC determines that the HMO knew, or should have known of, Fraud, Abuse, Waste, malfeasance, or nonfeasance by any party concerning the Contract, and the HMO failed to take appropriate action; or

          (D) HHSC determines that suspension of the Contract in whole or in part is in the best interests of the State of Texas or the HHSC Programs.

     (2) HHSC will notify HMO in writing of its intention to suspend the Contract in whole or in part. Such notice will:

          (A) Be delivered in writing to HMO;

          (B) Include a concise description of the facts or matter leading to HHSC's decision; and

          (C) Unless HHSC is suspending the contract for convenience, request a Corrective Action Plan from HMO or describe actions that HMO may take to avoid the contemplated suspension of the Contract.

SECTION 12.03 TERMINATION BY HHSC.

     This Contract will terminate upon the Expiration Date. In addition, prior to completion of the Contract Term, all or a part of this Contract may be terminated for any of the following reasons:

(a)  Termination in the best interest of HHSC.

     HHSC may terminate the Contract without cause at anytime when, in its sole discretion, HHSC determines that termination is in the best interests of the State of Texas. HHSC will provide reasonable advance written notice of the termination, as it deems appropriate under the circumstances. The termination will be effective on the date specified in HHSC's notice of termination.

(b)  Termination for cause.

     HHSC reserves the right to terminate this Contract, in whole or in part, upon the following conditions:

          (1) Assignment for the benefit of creditors, appointment of receiver, or inability to pay debts.

     HHSC may terminate this Contract at any time if HMO:

          (A) Makes an assignment for the benefit of its creditors;

          (B) Admits in writing its inability to pay its debts generally as they become due; or

          (C) Consents to the appointment of a receiver, trustee, or liquidator of HMO or of all or any part of its property.

          (2) Failure to adhere to laws, rules, ordinances, or orders.

     HHSC may terminate this Contract if a court of competent jurisdiction finds HMO failed to adhere to any laws, ordinances, rules, regulations or orders of any public authority having jurisdiction and such violation prevents or substantially impairs performance of HMO's

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     duties under this Contract. HHSC will provide at least thirty (30) days advance written notice of such termination.

          (3) Breach of confidentiality.

          HHSC may terminate this Contract at any time if HMO breaches confidentiality laws with respect to the Services and Deliverables provided under this Contract.

          (4) Failure to maintain adequate personnel or resources.

          HHSC may terminate this Contract if, after providing notice and an opportunity to correct, HHSC determines that HMO has failed to supply personnel or resources and such failure results in HMO's inability to fulfill its duties under this Contract. HHSC will provide at least thirty
     (30) days advance written notice of such termination.

(5)  Termination for gifts and gratuities.

          (A) HHSC may terminate this Contract at any time following the determination by a competent judicial or quasi-judicial authority and HMO's exhaustion of all legal remedies that HMO, its employees, agents or representatives have either offered or given any thing of value to an officer or employee of HHSC or the State of Texas in violation of state law.

          (B) HMO must include a similar provision in each of its Subcontracts and shall enforce this provision against a Subcontractor who has offered or given any thing of value to any of the persons or entities described in this Section, whether or not the offer or gift was in HMO's behalf.

          (C) Termination of a Subcontract by HMO pursuant to this provision will not be a cause for termination of the Contract unless:

               (1) HMO fails to replace such terminated Subcontractor within a reasonable time; and

               (2) Such failure constitutes cause, as described in this Subsection 12.03(b).

          (D) For purposes of this Section, a "thing of value" means any item of tangible or intangible property that has a monetary value of more than $50.00 and includes, but is not limited to, cash, food, lodging, entertainment, and charitable contributions. The term does not include contributions to holders of public office or candidates for public office that are paid and reported in accordance with State and/or Federal law.

(6)  Termination for non-appropriation of funds.

          Notwithstanding any other provision of this Contract, if funds for the continued fulfillment of this Contract by HHSC are at any time not forthcoming or are insufficient, through failure of any entity to appropriate funds or otherwise, then HHSC will have the right to terminate this Contract at no additional cost and with no penalty whatsoever by giving prior written notice documenting the lack of funding. HHSC will provide at least thirty (30) days advance written notice of such termination. HHSC will use reasonable efforts to ensure appropriated funds are available.

(7)  Judgment and execution.

     (A) HHSC may terminate the Contract at any time if judgment for the payment of money in excess of $500,000.00 that is not covered by insurance, is rendered by any court or governmental body against HMO, and HMO does not:

          (1) Discharge the judgment or provide for its discharge in accordance with the terms of the judgment;

          (2) Procure a stay of execution of the judgment within thirty (30) days from the date of entry thereof; or

          (3) Perfect an appeal of such judgment and cause the execution of such judgment to be stayed during the appeal, providing such financial reserves as may be required under generally accepted accounting principles.

     (B) If a writ or warrant of attachment or any similar process is issued by any court against all or any material portion of the property of HMO, and such writ or warrant of attachment or any similar process is not released or bonded within thirty (30) days after its entry, HHSC may terminate the Contract in accordance with this Section.

(8)  Termination for insolvency.

     (A) HHSC may terminate the Contract at any time if HMO:

          (1) Files for bankruptcy;

          (2) Becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency, or the appointment of a receiver or similar officer for it;

          (3) Makes an assignment for the benefit of all or substantially all of its creditors; or

          (4) Enters into an Contract for the composition, extension, or readjustment of substantially all of its obligations.

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          (B) HMO agrees to pay for all reasonable expenses of HHSC including the cost of counsel, incident to:

               (1) The enforcement of payment of all obligations of the HMO by any action or participation in, or in connection with a case or proceeding under Chapters 7, 11, or 13 of the United States Bankruptcy Code, or any successor statute;

               (2) A case or proceeding involving a receiver or other similar officer duly appointed to handle the HMO's business; or

               (3) A case or proceeding in a State court initiated by HHSC when previous collection attempts have been unsuccessful.

(9)  Termination for HMO'S material breach of the Contract.

     HHSC will have the right to terminate the Contract in whole or in part if HHSC determines, at its sole discretion, that HMO has materially breached the Contract. HHSC will provide at least thirty (30) days advance written notice of such termination.

SECTION 12.04 TERMINATION BY HMO.

(a)  Failure to pay.

     HMO may terminate this Contract if HHSC fails to pay the HMO undisputed charges when due as required under this Contract. Retaining premium, recoupment, sanctions, or penalties that are allowed under this Contract or that result from the HMO's failure to perform or the HMO's default under the terms of this Contract is not cause for termination. Termination for failure to pay does not release HHSC from the obligation to pay undisputed charges for services provided prior to the termination date.

     If HHSC fails to pay undisputed charges when due, then the HMO may submit a notice of intent to terminate for failure to pay in accordance with the requirements of SUBSECTION 12.04(D). If HHSC pays all undisputed amounts then due within thirty (30)-days after receiving the notice of intent to terminate, the HMO cannot proceed with termination of the Contract under this Article.

(b)  Change to HHSC Uniform Managed Care Manual.

     HMO may terminate this agreement if the Parties are unable to resolve a dispute concerning a material and substantive change to the HHSC Uniform Managed Care Manual (a change that materially and substantively alters the HMO's ability to fulfill its obligations under the Contract). HMO must submit a notice of intent to terminate due to a material and substantive change in the HHSC Uniform Managed Care Manual no later than thirty (30) days after the effective date of the policy change. HHSC will not enforce the policy change during the period of time between the receipt of the notice of intent to terminate and the effective date of termination.

(c)  Change to Capitation Rate.

     If HHSC proposes a modification to the Capitation Rate that is unacceptable to the HMO, the HMO may terminate the Contract. HMO must submit a written notice of intent to terminate due to a change in the Capitation Rate no later than thirty (30) days after HHSC's notice of the proposed change. HHSC will not enforce the rate change during the period of time between the receipt of the notice of intent to terminate and the effective date of termination.

(d)  Notice of intent to terminate.

     In order to terminate the Contract pursuant to this Section, HMO must give HHSC at least ninety (90) days written notice of intent to terminate. The termination date will be calculated as the last day of the month following ninety (90) days from the date the notice of intent to terminate is received by HHSC.

SECTION 12.05 TERMINATION BY MUTUAL AGREEMENT.

     This Contract may be terminated by mutual written agreement of the Parties.

SECTION 12.06 EFFECTIVE DATE OF TERMINATION.

     Except as otherwise provided in this Contract, termination will be effective as of the date specified in the notice of termination.

SECTION 12.07 EXTENSION OF TERMINATION EFFECTIVE DATE.

     The Parties may extend the effective date of termination one or more times by mutual written agreement.

SECTION 12.08 PAYMENT AND OTHER PROVISIONS AT CONTRACT TERMINATION.

     (a) In the event of termination pursuant to this Article, HHSC will pay the Capitation Payment for Services and Deliverables rendered through the effective date of termination. All pertinent provisions of the Contract will form the basis of settlement.

     (b) HMO must provide HHSC all reasonable access to records, facilities, and documentation as is required to efficiently and expeditiously close out the Services and Deliverables provided under this Contract.

     (c) HMO must prepare a Turnover Plan, which is acceptable to and approved by HHSC. The Turnover Plan will be implemented during the time period between receipt of notice and the termination date.

SECTION 12.09 MODIFICATION OF CONTRACT IN THE EVENT OF REMEDIES.

     HHSC may propose a modification of this Contract in response to the imposition of a remedy under this Article. Any modifications under this Section must be reasonable, limited to the matters causing the exercise of a remedy, in writing, and

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executed in accordance with ARTICLE 8. HMO must negotiate such proposed modifications in good faith.

SECTION 12.10 TURNOVER ASSISTANCE.

     Upon receipt of notice of termination of the Contract by HHSC, HMO will provide any turnover assistance reasonably necessary to enable HHSC or its designee to effectively close out the Contract and move the work to another vendor or to perform the work itself.

SECTION 12.11 RIGHTS UPON TERMINATION OR EXPIRATION OF CONTRACT.

     In the event that the Contract is terminated for any reason, or upon its expiration, HHSC will, at HHSC's discretion, retain ownership of any and all associated work products, Deliverables and/or documentation in whatever form that they exist.

 SECTION 12.12 HMO RESPONSIBILITY FOR ASSOCIATED COSTS.

     If HHSC terminates the Contract for Cause, the HMO will be responsible to HHSC for all reasonable costs incurred by HHSC, the State of Texas, or any of its administrative agencies to replace the HMO. These costs include, but are not limited to, the costs of procuring a substitute vendor and the cost of any claim or litigation that is reasonably attributable to HMO's failure to perform any Service in accordance with the terms of the Contract

SECTION 12.13 DISPUTE RESOLUTION.

(a)  General agreement of the Parties.

     The Parties mutually agree that the interests of fairness, efficiency, and good business practices are best served when the Parties employ all reasonable and informal means to resolve any dispute under this Contract. The Parties express their mutual commitment to using all reasonable and informal means of resolving disputes prior to invoking a remedy provided elsewhere in this Section.

(b)  Duty to negotiate in good faith.

     Any dispute that in the judgment of any Party to this Contract may materially or substantially affect the performance of any Party will be reduced to writing and delivered to the other Party. The Parties must then negotiate in good faith and use every reasonable effort to resolve such dispute and the Parties shall not resort to any formal proceedings unless they have reasonably determined that a negotiated resolution is not possible. The resolution of any dispute disposed of by Contract between the Parties shall be reduced to writing and delivered to all Parties within ten (10) Business Days.

(c)  Claims for breach of Contract.

     (1) General requirement. HMO's claim for breach of this Contract will be resolved in accordance with the dispute resolution process established by HHSC in accordance with Chapter 2260, Texas Government Code.

     (2) Negotiation of claims. The Parties expressly agree that the HMO's claim for breach of this Contract that the Parties cannot resolve in the ordinary course of business or through the use of all reasonable and informal means will be submitted to the negotiation process provided in Chapter 2260, Subchapter B, Texas Government Code.

          (A) To initiate the process, HMO must submit written notice to HHSC that specifically states that HMO invokes the provisions of Chapter 2260, Subchapter B, Texas Government Code. The notice must comply with the requirements of Title 1, Chapter 392, Subchapter B of the Texas Administrative Code.

          (B) The Parties expressly agree that the HMO's compliance with Chapter 2260, Subchapter B, Texas Government Code, will be a condition precedent to the filing of a contested case proceeding under Chapter 2260, Subchapter C, of the Texas Government Code.

     (3) Contested case proceedings. The contested case process provided in Chapter 2260, Subchapter C, Texas Government Code, will be HMO's sole and exclusive process for seeking a remedy for any and all alleged breaches of contract by HHSC if the Parties are unable to resolve their disputes under Subsection (c)(2) of this Section.

     The Parties expressly agree that compliance with the contested case process provided in Chapter 2260, Subchapter C, Texas Government Code, will be a condition precedent to seeking consent to sue from the Texas Legislature under Chapter 107, Civil Practices & Remedies Code. Neither the execution of this Contract by HHSC nor any other conduct of any representative of HHSC relating to this Contract shall be considered a waiver of HHSC's sovereign immunity to suit.

     (4) HHSC rules. The submission, processing and resolution of HMO's claim is governed by the rules adopted by HHSC pursuant to Chapter 2260, Texas Government Code, found at Title 1, Chapter 392, Subchapter B of the Texas Administrative Code.

     (5) HMO's duty to perform. Neither the occurrence of an event constituting an alleged breach of contract nor the pending status of any claim for breach of contract is grounds for the suspension of performance, in whole or in part, by HMO of any duty or obligation with respect to the performance of this Contract. Any changes to the Contract as a result of a dispute resolution will be implemented in accordance with ARTICLE 8 ("Amendments and Modifications").

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SECTION 12.14 LIABILITY OF HMO.

     (a) HMO bears all risk of loss or damage to HHSC or the State due to:

          (1) Defects in Services or Deliverables;

          (2) Unfitness or obsolescence of Services or Deliverables; or

          (3) The negligence or intentional misconduct of HMO or its employees, agents, Subcontractors, or representatives.

     (b) HMO must, at the HMO's own expense, defend with counsel approved by HHSC, indemnify, and hold harmless HHSC and State employees, officers, directors, contractors and agents from and against any losses, liabilities, damages, penalties, costs, fees, including without limitation reasonable attorneys' fees, and expenses from any claim or action for property damage, bodily injury or death, to the extent caused by or arising from the negligence or intentional misconduct of the HMO and its employees, officers, agents, or Subcontractors. HHSC will not unreasonably withhold approval of counsel selected by HMO.

     (c) HMO will not be liable to HHSC for any loss, damages or liabilities attributable to or arising from the failure of HHSC or any state agency to perform a service or activity in connection with this Contract.

                     ARTICLE 13. ASSURANCES & CERTIFICATIONS

SECTION 13.01 PROPOSAL CERTIFICATIONS.

     HMO acknowledges its continuing obligation to comply with the requirements of the following certifications contained in its Proposal, and will immediately notify HHSC of any changes in circumstances affecting these certifications:

     (1)  Federal lobbying;

     (2)  Debarment and suspension;

     (3)  Child support; and

     (4)  Nondisclosure statement.

SECTION 13.02 CONFLICTS OF INTEREST.

(a)  Representation.

     HMO agrees to comply with applicable state and federal laws, rules, and regulations regarding conflicts of interest in the performance of its duties under this Contract. HMO warrants that it has no interest and will not acquire any direct or indirect interest that would conflict in any manner or degree with its performance under this Contract.

(b)  General duty regarding conflicts of interest.

     HMO will establish safeguards to prohibit employees from using their positions for a purpose that constitutes or presents the appearance of personal or organizational conflict of interest, or personal gain. HMO will operate with complete independence and objectivity without actual, potential or apparent conflict of interest with respect to the activities conducted under this Contract with the State of Texas.

SECTION 13.03 ORGANIZATIONAL CONFLICTS OF INTEREST.

(a)  Definition.

     An organizational conflict of interest is a set of facts or circumstances, a relationship, or other situation under which a HMO, or a Subcontractor has past, present, or currently planned personal or financial activities or interests that either directly or indirectly:

          (1) Impairs or diminishes the HMO's, or Subcontractor's ability to render impartial or objective assistance or advice to HHSC; or

          (2) Provides the HMO or Subcontractor an unfair competitive advantage in future HHSC procurements (excluding the award of this Contract).

(b)  Warranty.

     Except as otherwise disclosed and approved by HHSC prior to the Effective Date of the Contract, HMO warrants that, as of the Effective Date and to the best of its knowledge and belief, there are no relevant facts or circumstances that could give rise to an organizational conflict of interest affecting this Contract. HMO affirms that it has neither given, nor intends to give, at any time hereafter, any economic opportunity, future employment, gift, loan, gratuity, special discount, trip, favor, or service to a public servant or any employee or representative of same, at any time during the procurement process or in connection with the procurement process except as allowed under relevant state and federal law.

(c)  Continuing duty to disclose.

          (1) HMO agrees that, if after the Effective Date, HMO discovers or is made aware of an organizational conflict of interest, HMO will immediately and fully disclose such interest in writing to the HHSC project manager. In addition, HMO must promptly disclose any relationship that might be perceived or represented as a conflict after its discovery by HMO or by HHSC as a potential conflict. HHSC reserves the right to make a final determination regarding the existence of conflicts of interest, and HMO agrees to abide by HHSC's decision.

          (2) The disclosure will include a description of the action(s) that HMO has taken or proposes to take to avoid or mitigate such conflicts.

(d)  Remedy.

     If HHSC determines that an organizational conflict of interest exists, HHSC may, at its discretion, terminate the Contract pursuant to SUBSECTION 12.03(B)(9). If HHSC determines that HMO was aware of an organizational conflict of interest before

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the award of this Contract and did not disclose the conflict to the contracting officer, such nondisclosure will be considered a material breach of the Contract. Furthermore, such breach may be submitted to the Office of the Attorney General, Texas Ethics Commission, or appropriate State or Federal law enforcement officials for further action.

(e)  Flow down obligation.

     HMO must include the provisions of this Section in all Subcontracts for work to be performed similar to the service provided by HMO, and the terms "Contract," "HMO," and "project manager" modified appropriately to preserve the State's rights.

SECTION 13.04 HHSC PERSONNEL RECRUITMENT PROHIBITION.

     HMO has not retained or promised to retain any person or company, or utilized or promised to utilize a consultant that participated in HHSC's development of specific criteria of the RFP or who participated in the selection of the HMO for this Contract.

     Unless authorized in writing by HHSC, HMO will not recruit or employ any HHSC professional or technical personnel who have worked on projects relating to the subject matter of this Contract, or who have had any influence on decisions affecting the subject matter of this Contract, for two (2) years following the completion of this Contract.

SECTION 13.05 ANTI-KICKBACK PROVISION.

     HMO certifies that it will comply with the Anti-Kickback Act of 1986, 41 U.S.C. Section 51-58 and Federal Acquisition Regulation 52.203-7, to the extent applicable.

SECTION 13.06 DEBT OR BACK TAXES OWED TO STATE OF TEXAS.

     In accordance with Section 403.055 of the Texas Government Code, HMO agrees that any payments due to HMO under the Contract will be first applied toward any debt and/or back taxes HMO owes State of Texas. HMO further agrees that payments will be so applied until such debts and back taxes are paid in full.

SECTION 13.07 CERTIFICATION REGARDING STATUS OF LICENSE, CERTIFICATE, OR PERMIT.

     Article IX, Section 163 of the General Appropriations Act for the 1998/1999 state fiscal biennium prohibits an agency that receives an appropriation under either Article II or V of the General Appropriations Act from awarding a contract with the owner, operator, or administrator of a facility that has had a license, certificate, or permit revoked by another Article II or V agency. HMO certifies it is not ineligible for an award under this provision.

SECTION 13.08 OUTSTANDING DEBTS AND JUDGMENTS.

     HMO certifies that it is not presently indebted to the State of Texas, and that HMO is not subject to an outstanding judgment in a suit by State of Texas against HMO for collection of the balance. For purposes of this Section, an indebtedness is any amount sum of money that is due and owing to the State of Texas and is not currently under dispute. A false statement regarding HMO's status will be treated as a material breach of this Contract and may be grounds for termination at the option of HHSC.

                    ARTICLE 14. REPRESENTATIONS & WARRANTIES

SECTION 14.01 AUTHORIZATION.

     (a) The execution, delivery and performance of this Contract has been duly authorized by HMO and no additional approval, authorization or consent of any governmental or regulatory agency is required to be obtained in order for HMO to enter into this Contract and perform its obligations under this Contract.

     (b) HMO has obtained all licenses, certifications, permits, and authorizations necessary to perform the Services under this Contract and currently is in good standing with all regulatory agencies that regulate any or all aspects of HMO's performance of this Contract. HMO will maintain all required certifications, licenses, permits, and authorizations during the term of this Contract.

SECTION 14.02 ABILITY TO PERFORM.

     HMO warrants that it has the financial resources to fund the capital expenditures required under the Contract without advances by HHSC or assignment of any payments by HHSC to a financing source.

SECTION 14.03 MINIMUM NET WORTH.

     The HMO has, and will maintain throughout the life of this Contract, minimum net worth to the greater of (a) $1,500,000; (b) an amount equal to the sum of twenty-five dollars ($25) times the number of all enrollees including Members; or (c) an amount that complies with standards adopted by TDI. Minimum net worth means the excess total admitted assets over total liabilities, excluding liability for subordinated debt issued in compliance with Chapter 843 of the Texas Insurance Code.

SECTION 14.04 INSURER SOLVENCY.

     (a) The HMO must be and remain in full compliance with all applicable state and federal solvency requirements for basic-service health maintenance organizations, including but not limited to, all reserve requirements, net worth standards, debt-to-equity ratios, or other debt limitations. In the event the HMO fails to maintain such compliance, HHSC, without limiting any other rights it may have by law or under the Contract, may terminate the Contract.

     (b) If the HMO becomes aware of any impending changes to its financial or business structure that could adversely impact its compliance

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with the requirements of the Contract or its ability to pay its debts as they come due, the HMO must notify HHSC immediately in writing.

     (c) The HMO must have a plan and take appropriate measures to ensure adequate provision against the risk of insolvency as required by TDI. Such provision must be adequate to provide for the following in the event of insolvency:

          (1) continuation of Covered Services, until the time of discharge, to Members who are confined on the date of insolvency in a hospital or other inpatient facility;

          (2) payments to unaffiliated health care providers and affiliated healthcare providers whose Contracts do not contain Member "hold harmless" clauses acceptable to the TDI;

          (3) continuation of Covered Services for the duration of the Contract Period for which a capitation has been paid for a Member;

          (4) provision against the risk of insolvency must be made by establishing adequate reserves, insurance or other guarantees in full compliance with all financial requirements of TDI and the Contract.

     Should TDI determine that there is an immediate risk of insolvency or the HMO is unable to provide Covered Services to its Members, HHSC, without limiting any other rights it may have by law, or under the Contract, may terminate the Contract.

SECTION 14.05 WORKMANSHIP AND PERFORMANCE.

     (a) All Services and Deliverables provided under this Contract will be provided in a manner consistent with the standards of quality and integrity as outlined in the Contract.

     (b) All Services and Deliverables must meet or exceed the required levels of performance specified in or pursuant to this Contract.

     (c) HMO will perform the Services and provide the Deliverables in a workmanlike manner, in accordance with best practices and high professional standards used in well-managed operations performing services similar to the services described in this Contract.

SECTION 14.06 WARRANTY OF DELIVERABLES.

     HMO warrants that Deliverables developed and delivered under this Contract will meet in all material respects the specifications as described in the Contract during the period following its acceptance by HHSC, through the term of the Contract, including any subsequently negotiated by HMO and HHSC. HMO will promptly repair or replace any such Deliverables not in compliance with this warranty at no charge to HHSC.

SECTION 14.07 COMPLIANCE WITH CONTRACT.

     HMO will not take any action substantially or materially inconsistent with any of the terms and conditions set forth in this Contract without the express written approval of HHSC.

SECTION 14.08 TECHNOLOGY ACCESS

     (a) HMO expressly acknowledges that State funds may not be expended in connection with the purchase of an automated information system unless that system meets certain statutory requirements relating to accessibility by persons with visual impairments. Accordingly, HMO represents and warrants to HHSC that this technology is capable, either by virtue of features included within the technology or because it is readily adaptable by use with other technology, of:

          (1) Providing equivalent access for effective use by both visual and non-visual means;

          (2) Presenting information, including prompts used for interactive communications, in formats intended for non-visual use; and

          (3) Being integrated into networks for obtaining, retrieving, and disseminating information used by individuals who are not blind or visually impaired.

     (b) For purposes of this Section, the phrase "equivalent access" means a substantially similar ability to communicate with or make use of the technology, either directly by features incorporated within the technology or by other reasonable means such as assistive devices or services that would constitute reasonable accommodations under the Americans with Disabilities Act or similar State or Federal laws. Examples of methods by which equivalent access may be provided include, but are not limited to, keyboard alternatives to mouse commands and other means of navigating graphical displays, and customizable display appearance.

     (c) In addition, all technological solutions offered by the HMO must comply with the requirements of Texas Government Code Section 531.0162. This includes, but is not limited to providing technological solutions that meet federal accessibility standards for persons with disabilities, as applicable.

                       ARTICLE 15. INTELLECTUAL PROPERTY

SECTION 15.01 INFRINGEMENT AND MISAPPROPRIATION.

     (a) HMO warrants that all Deliverables provided by HMO will not infringe or misappropriate any right of, and will be free of any claim of, any third person or entity based on copyright, patent, trade secret, or other intellectual property rights.

     (b) HMO will, at its expense, defend with counsel approved by HHSC, indemnify, and hold harmless HHSC, its employees, officers, directors, contractors,

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and agents from and against any losses, liabilities, damages, penalties, costs, fees, including without limitation reasonable attorneys' fees and expenses, from any claim or action against HHSC that is based on a claim of breach of the warranty set forth in the preceding paragraph. HHSC will promptly notify HMO in writing of the claim, provide HMO a copy of all information received by HHSC with respect to the claim, and cooperate with HMO in defending or settling the claim. HHSC will not unreasonably withhold, delay or condition approval of counsel selected by the HMO.

     (c) In case the Deliverables, or any one or part thereof, is in such action held to constitute an infringement or misappropriation, or the use thereof is enjoined or restricted or if a proceeding appears to HMO to be likely to be brought, HMO will, at its own expense, either:

          (1) Procure for HHSC the right to continue using the Deliverables; or

          (2) Modify or replace the Deliverables to comply with the Specifications and to not violate any intellectual property rights.

     If neither of the alternatives set forth in (1) or (2) above are available to the HMO on commercially reasonable terms, HMO may require that HHSC return the allegedly infringing Deliverable(s) in which case HMO will refund all amounts paid for all such Deliverables.

SECTION 15.02 EXCEPTIONS.

     HMO is not responsible for any claimed breaches of the warranties set forth in Section 15.01 to the extent caused by:

     (a) Modifications made to the item in question by anyone other than HMO or its Subcontractors, or modifications made by HHSC or its contractors working at HMO's direction or in accordance with the specifications; or

     (b) The combination, operation, or use of the item with other items if HMO did not supply or approve for use with the item; or

     (c) HHSC's failure to use any new or corrected versions of the item made available by HMO.

SECTION 15.03 OWNERSHIP AND LICENSES

(a)  Definitions.

For purposes of this Section 15.03, the following terms have the meanings set forth below:

     (1) "CUSTOM SOFTWARE" means any software developed by the HMO: for HHSC; in connection with the Contract; and with funds received from HHSC. The term does not include HMO Proprietary Software or Third Party Software.

     (2) "HMO PROPRIETARY SOFTWARE" means software: (i) developed by the HMO prior to the Effective Date of the Contract, or (ii) software developed by the HMO after the Effective Date of the Contract that is not developed: for HHSC; in connection with the Contract; and with funds received from HHSC.

     (3) "THIRD PARTY SOFTWARE" means software that is: developed for general commercial use; available to the public; or not developed for HHSC. Third Party Software includes without limitation: commercial off-the-shelf software; operating system software; and application software, tools, and utilities.

(b)  Deliverables.

     The Parties agree that any Deliverable, including without limitation the Custom Software, will be the exclusive property of HHSC.

(c)  Ownership rights.

     (1) HHSC will own all right, title, and interest in and to its Confidential Information and the Deliverables provided by the HMO, including without limitation the Custom Software and associated documentation. For purposes of this Section 15.03, the Deliverables will not include HMO Proprietary Software or Third Party Software. HMO will take all actions necessary and transfer ownership of the Deliverables to HHSC, including, without limitation, the Custom Software and associated documentation prior to Contract termination.

     (2) HMO will furnish such Deliverables, upon request of HHSC, in accordance with applicable State law. All Deliverables, in whole and in part, will be deemed works made for hire of HHSC for all purposes of copyright law, and copyright will belong solely to HHSC. To the extent that any such Deliverable does not qualify as a work for hire under applicable law, and to the extent that the Deliverable includes materials subject to copyright, patent, trade secret, or other proprietary right protection, HMO agrees to assign, and hereby assigns, all right, title, and interest in and to Deliverables, including without limitation all copyrights, inventions, patents, trade secrets, and other proprietary rights therein (including renewals thereof) to HHSC.

     (3) HMO will, at the expense of HHSC, assist HHSC or its nominees to obtain copyrights, trademarks, or patents for all such Deliverables in the United States and any other countries. HMO agrees to execute all papers and to give all facts known to it necessary to secure United States or foreign country copyrights and patents, and to transfer or cause to transfer to HHSC all the right, title, and interest in and to such Deliverables. HMO also agrees not to assert any moral rights under applicable copyright law with regard to such Deliverables.

(d)  License Rights

     HHSC will have a royalty-free and non-exclusive license to access the HMO Proprietary Software and associated documentation during the term of the Contract. HHSC will also have ownership and

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unlimited rights to use, disclose, duplicate, or publish all information and data developed, derived, documented, or furnished by HMO under or resulting from the Contract. Such data will include all results, technical information, and materials developed for and/or obtained by HHSC from HMO in the performance of the Services hereunder, including but not limited to all reports, surveys, plans, charts, recordings (video and/or sound), pictures, drawings, analyses, graphic representations, computer printouts, notes and memoranda, and documents whether finished or unfinished, which result from or are prepared in connection with the Services performed as a result of the Contract.

(e)  Proprietary Notices

     HMO will reproduce and include HHSC's copyright and other proprietary notices and product identifications provided by HMO on such copies, in whole or in part, or on any form of the Deliverables.

(f)  State and Federal Governments

     In accordance with 45 C.F.R. Section 95.617, all appropriate State and Federal agencies will have a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, translate, or otherwise use, and to authorize others to use for Federal Government purposes all materials, the Custom Software and modifications thereof, and associated documentation designed, developed, or installed with federal financial participation under the Contract, including but not limited to those materials covered by copyright, all software source and object code, instructions, files, and documentation.

                              ARTICLE 16. LIABILITY

SECTION 16.01 PROPERTY DAMAGE.

     (a) HMO will protect HHSC's real and personal property from damage arising from HMO's, its agent's, employees' and Subcontractors' performance of the Contract, and HMO will be responsible for any loss, destruction, or damage to HHSC's property that results from or is caused by HMO's, its agents', employees' or Subcontractors' negligent or wrongful acts or omissions. Upon the loss of, destruction of, or damage to any property of HHSC, HMO will notify the HHSC Project Manager thereof and, subject to direction from the Project Manager or her or his designee, will take all reasonable steps to protect that property from further damage.

     (b) HMO agrees to observe and encourage its employees and agents to observe safety measures and proper operating procedures at HHSC sites at all times.

     (c) HMO will distribute a policy statement to all of its employees and agents that directs the employee or agent to promptly report to HHSC or to HMO any special defect or unsafe condition encountered while on HHSC premises. HMO will promptly report to HHSC any special defect or an unsafe condition it encounters or otherwise learns about.

SECTION 16.02 RISK OF LOSS.

     During the period Deliverables are in transit and in possession of HMO, its carriers or HHSC prior to being accepted by HHSC, HMO will bear the risk of loss or damage thereto, unless such loss or damage is caused by the negligence or intentional misconduct of HHSC. After HHSC accepts a Deliverable, the risk of loss or damage to the Deliverable will be borne by HHSC, except loss or damage attributable to the negligence or intentional misconduct of HMO's agents, employees or Subcontractors.

SECTION 16.03 LIMITATION OF HHSC'S LIABILITY.

     HHSC WILL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY. THIS WILL APPLY REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF HHSC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     HHSC'S LIABILITY TO HMO UNDER THE CONTRACT WILL NOT EXCEED THE TOTAL CHARGES TO BE PAID BY HHSC TO HMO UNDER THE CONTRACT, INCLUDING CHANGE ORDER PRICES AGREED TO BY THE PARTIES OR OTHERWISE ADJUDICATED.

     HMO's remedies are governed by the provisions in Article 12.

                         ARTICLE 17. INSURANCE & BONDING

SECTION 17.01 INSURANCE COVERAGE.

(a)  Required Coverage

     (1) Statutory and General Coverage.

     HMO will maintain, at HMO's own expense, during the Term of the Contract and until final acceptance of all Services and Deliverables, the following insurance coverage. HMO will provide HHSC with proof of the following insurance coverage on or before the Contract Effective Date:

          (A) Standard Worker's Compensation Insurance coverage;

          (B) Automobile Liability;

          (C) Comprehensive Liability Insurance including Bodily Injury coverage of $100,000.00 per each occurrence and Property Damage Coverage of $25,000.00 per each occurrence; and

          (D) General Liability Insurance of at least $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate.

     If HMO's current Comprehensive General Liability insurance coverage does not meet the

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above stated requirements, HMO will obtain excess liability insurance to compensate for the difference in the coverage amounts.

     (2) Professional Liability Coverage.

          (A) HMO must maintain at its own expense, or cause its Network Providers to maintain, during the Term of the Contract and until final acceptance of all Services and Deliverables, Professional Liability Insurance for each Network Provider of $100,000.00 per occurrence and $300,000.00 in the aggregate, or the limits required by the hospital at which the Network Provider has admitting privileges. HMO must provide proof of such coverage upon request to HHSC.

          (B) HMO must maintain at its own expense, during the Term of the Contract and until final acceptance of all Services and Deliverables, an Umbrella Professional Liability Insurance Policy for the greater of $3,000,000.00 or an amount (rounded to the nearest $100,000.00) that represents the number of Members enrolled in the HMO in the first month of the applicable State Fiscal Year multiplied by $150.00, not to exceed $10,000,000.00. HMO will provide HHSC with proof of this insurance coverage on or before the Contract Effective Date.

     (3) Any exceptions to the insurance requirements of this Contract must be approved in writing by HHSC. HMO and Network Providers who qualify as either state or federal units of government are exempt from the liability insurance requirements of this Contract and are not required to obtain exemptions from these provisions. State and federal units of government are required to comply with, and are subject to, the provision of the Texas and Federal Tort Claims Act.

     (4) HMO is responsible for any and all deductibles stated in the policies. Insurance will be maintained at all times during the performance of the Contract. Insurance coverage will be issued by insurance companies authorized by applicable law to conduct business in the State of Texas, and must name HHSC as an additional insured, whether performed by HMO or by Subcontractors.

     (5) The policies will have an extended reporting period of two years. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, the Contract Effective Date.

(b)  Proof of Insurance Coverage

     (1) HMO will furnish the HHSC Project Manager original Certificates of Insurance evidencing the required coverage to be in force on the date of award, and renewal certificates of insurance, or such similar evidence, if the coverages have an expiration or renewal date occurring during the term of the Contract. HMO will submit original evidence of insurance prior to the Effective Date of the Contract. The failure of HHSC to obtain such evidence from HMO before permitting HMO to commence work will not be deemed to be a waiver by HHSC and HMO will remain under continuing obligation to maintain and provide proof of the insurance coverage.

     (2) The insurance specified above will be carried until all services required to be performed under the terms of the Contract are satisfactorily completed. Failure to carry or keep such insurance in force will constitute a violation of the Contract.

     (3) The insurance will provide for thirty (30) calendar days prior written notice to be given to HHSC in the event coverage is substantially changed, canceled, or non-renewed. HMO must submit a new coverage binder to HHSC to ensure no break in coverage.

     (4) HMO will require all Subcontractors operating in Texas to carry Worker's Compensation coverage in the amounts required by Texas law. HMO will also require Subcontractors to carry Comprehensive Liability Insurance including Bodily Injury coverage or $100,000.00 per occurrence and Property Damage Coverage of $25,000.00 per occurrence. HMO may provide the coverage for any or all Subcontractors, and, if so, the evidence of insurance submitted will so stipulate.

     (5) The Parties expressly understand and agree that any insurance coverages and limits furnished by HMO will in no way expand or limit HMO's liabilities and responsibilities specified within the Contract documents or by applicable law.

     (6) HMO expressly understands and agrees that any insurance maintained by HHSC will apply in excess of and not contribute to insurance provided by HMO under the Contract.

     (7) If HMO, or its Subcontractor(s), desire additional coverage, higher limits of liability, or other modifications for its own protection, HMO and each of its Subcontractors will be responsible for the acquisition and cost of such additional protection.

SECTION 17.02 PERFORMANCE BOND.

     Beginning on the Operational Start Date of the Contract, and each year thereafter, the HMO must obtain a performance bond with a one (1) year term. The performance bond must continue to be in effect for one (1) year following the expiration of the one (1) year term. HMO must obtain and maintain the annual performance bonds in the form prescribed by HHSC and approved by TDI, naming HHSC as Obligee,

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securing HMO's faithful performance of the terms and conditions of this Contract. The annual performance bonds must comply with Chapter 843 of the Texas Insurance Code and 28 T.A.C. Section 11.1805. The annual performance bond(s) must be issued in the amount of $100,000.00 for each applicable HMO Program within each Service Area that the HMO covers under this Contract. All performance bonds must be issued by a surety licensed by TDI, and specify cash payment as the sole remedy. HMO must deliver the initial performance bond to HHSC prior to the Operational Start Date of the Contract, and each renewal performance bond prior to the first day of the State Fiscal Year.

SECTION 17.03 TDI FIDELITY BOND

     The HMO will secure and maintain throughout the life of the Contract a fidelity bond in compliance with Chapter 843 of the Texas Insurance Code and 28 T.A.C. Section 11.1805. The HMO must promptly provide HHSC with copies of the bond and any amendments or renewals thereto.

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SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 6

6.   PREMIUM PAYMENT, INCENTIVES, AND DISINCENTIVES

This section documents how the Capitation Rates are developed and describes performance incentives and disincentives related to HHSC's value-based purchasing approach. For further information, HMOs should refer to the HHSC UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS.

Under the HMO Contracts, health care coverage for Members will be provided on a fully insured basis. The HMO must provide the Services and Deliverables, including Covered Services to enrolled Members in order for monthly Capitation Payments to be paid by HHSC. Attachment B-1, SECTION 8 includes the HMO's financial responsibilities regarding out-of-network Emergency Services and Medically Necessary Covered Services not available through Network Providers.

6.1  CAPITATION RATE DEVELOPMENT

Refer to ATTACHMENT A, HHSC UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS,
ARTICLE 10, "TERMS & CONDITIONS OF PAYMENT," for information concerning Capitation Rate development.

6.2  FINANCIAL PAYMENT STRUCTURE AND PROVISIONS

HHSC will pay the HMO monthly Capitation Payments based on the number of eligible and enrolled Members. HHSC will calculate the monthly Capitation Payments by multiplying the number of Member months times the applicable monthly Capitation Rate by Member rate cell. The HMO must provide the Services and Deliverables, including Covered Services to Members, described in the Contract for monthly Capitation Payments to be paid by HHSC.

The HMO must understand and expressly assume the risks associated with the performance of the duties and responsibilities under the Contract, including the failure, termination, or suspension of funding to HHSC, delays or denials of required approvals, cost of claims incorrectly paid by the HMO, and cost overruns not reasonably attributable to HHSC. The HMO must further agree that no other charges for tasks, functions, or activities that are incidental or ancillary to the delivery of the Services and Deliverables will be sought from HHSC or any other state agency, nor will the failure of HHSC or any other party to pay for such incidental or ancillary services entitle the HMO to withhold Services or Deliverables due under the Contract.

6.2.1 CAPITATION PAYMENTS

     The HMO must refer to the HHSC UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS for information and Contract requirements on the:


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SUBJECT: ATTACHMENT B-1 - HHSC JOINT  MEDICAID/CHIP HMO RFP,         Version 1.0
         SECTION 6

     1)   Time and Manner of Payment,

     2)   Adjustments to Capitation Payments,

     3)   Delivery Supplemental Payment, and

     4)   Experience Rebate.

6.3  PERFORMANCE INCENTIVES AND DISINCENTIVES

HHSC introduces several financial and non-financial performance incentives and disincentives through this Contract. These incentives and disincentives are subject to change by HHSC over the course of the Contract Period. The methodologies required to implement these strategies will be refined by HHSC after collaboration with contracting HMOs through a new incentives workgroup to be established by HHSC.

6.3.1 NON-FINANCIAL INCENTIVES

6.3.1.1 PERFORMANCE PROFILING

HHSC intends to distribute information on key performance indicators to HMOs on a regular basis, identifying an HMO's performance, and comparing that performance to other HMOs, and HHSC standards and/or external Benchmarks. HHSC will recognize HMOs that attain superior performance and/or improvement by publicizing their achievements. For example, HHSC may post information concerning exceptional performance on its website, where it will be available to both stakeholders and members of the public.

6.3.1.2 AUTO-ASSIGNMENT METHODOLOGY FOR MEDICAID HMOS

HHSC may also revise its auto-assignment methodology during the Contract Period for new Medicaid Members who do not select an HMO (Default Members). The new assignment methodology would reward those HMOs that demonstrate superior performance and/or improvement on one or more key dimensions of performance. In establishing the assignment methodology, HHSC will employ a subset of the performance indicators contained within the PERFORMANCE INDICATOR DASHBOARD. At present, HHSC intends to recognize those HMOs that exceed the minimum geographic access standards defined within ATTACHMENT B-1, SECTION 8 AND THE PERFORMANCE INDICATOR DASHBOARD. HHSC may also use its assessment of HMO performance on annual quality improvement goals (described in ATTACHMENT B-1, SECTION 8) in developing the assignment methodology. The methodology would disproportionately assign Default Members to the HMO(s) in a given Service Area that performed comparably favorably on the selected performance indicators.

HHSC anticipates that it will not implement a performance-based auto-assignment algorithm before September 1,2007. HHSC will invite HMO comments on potential approaches prior to implementation of the new performance-based auto-assignment algorithm.


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         SECTION 6

6.3.2 FINANCIAL INCENTIVES AND DISINCENTIVES

6.3.2.1 EXPERIENCE REBATE REWARD

HHSC historically has required HMOs to provide HHSC with an Experience Rebate (see the UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS, ARTICLE 10.11) when there has been an aggregate excess of Revenues over Allowable Expenses. During the Contract Period, should the HMO experience an aggregate excess of Revenues over Allowable Expenses across all HMO Programs and Service Areas, HHSC will allow the HMO to retain that portion of the aggregate excess of Revenues over Allowable Expenses that is equal to or less than 3.5% of the total Revenue for the period should the HMO demonstrate superior performance on selected performance indicators. The retention of 3.5% of revenue exceeds the retention of 3.0% of revenue that would otherwise be afforded to a HMO without demonstrated superior performance on these performance indicators relative to other HMOs. HHSC will develop the methodology for determining the level of performance necessary for an HMO to retain the additional 0.5% of revenue after consultation with HMOs. The finalized methodology will be added to the Uniform Managed Care Manual.

HHSC will calculate the Experience Rebate Reward after it has calculated the HMO's at-risk Capitation Rate payment, as described below in SECTION 6.3.2.2. HHSC will calculate whether a HMO is eligible for the Experience Rebate Reward prior to the 90-day Financial Statistical Report (FSR) filing.

HHSC anticipates that it will not implement the incentive for Rate Period 1 of the Contract. HHSC will invite HMO comments on potential approaches prior to implementation of the new performance-based Experience Rebate Reward.

6.3.2.2 PERFORMANCE-BASED CAPITATION RATE

Beginning in State Fiscal Year 2007 of the Contract, HHSC will place each HMO at risk for 1% of the Capitation Rate(s). HHSC retains the right to vary the percentage of the Capitation Rate placed at risk in a given Rate Period.

As noted in Section 6.2, HHSC will pay the HMO monthly Capitation Payments based on the number of eligible and enrolled Members. HHSC will calculate the monthly Capitation Payments by multiplying the number of Member months times the applicable monthly Capitation Rate by Member rate cell. At the end of Rate Period 2, HHSC will evaluate if the HMO has demonstrated that it has fully met the performance expectations for which the HMO is at risk. Should the HMO fall short on some or all of the performance expectations, HHSC will adjust a future monthly Capitation Payment by an appropriate portion of the 1% at-risk amount. HMOs will be able to earn variable percentages up to 100% of the 1% at-risk Capitation Rate. HHSC's objective is that all HMOs achieve performance levels that enable them to receive the full at-risk amount.

HHSC will determine the extent to which the HMO has met the performance expectations by assessing the HMO's performance for each applicable HMO Program relative to performance targets for the rate period. HHSC will conduct separate accounting for each HMO Program's at-risk Capitation Rate amount.


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SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,         Version  1.0
         SECTION 6

HHSC will identify no more than 10 performance indicators for either HMO Program. Some of the performance indicators will be standard across the two HMO Programs while others may apply to only one of the HMO Programs.

HHSC's performance indicators may include some or all of the following measures. The specific performance indicators, periods of data collection, and associated points are detailed in the HHSC UNIFORM MANAGED CARE MANUAL. The minimum percentage targets identified in this section were developed based, in part, on the HHSC HMO Program objective of ensuring access to care and quality of care, past performance of the HHSC HMOs, and performance of Medicaid and CHIP HMOs nationally on HEDIS and CAHPS measures of plan performance. THE PERFORMANCE INDICATOR DASHBOARD includes a more detailed explanation.

STANDARD PERFORMANCE INDICATORS:

     1.   98% of Clean Claims are properly Adjudicated within 30 calendar days.

     2.   The Member Services Hotline abandonment rate does not exceed 7%.

     3.   The Behavioral Health Hotline abandonment rate does not exceed 5%.(1)

     4.   The Provider Services Hotline abandonment rate does not exceed 7%.

ADDITIONAL STAR PERFORMANCE INDICATORS

     1. 90% of child Members have access to at least one child-appropriate PCP with an Open Panel within 30 miles travel distance.

     2. 90% of adult Members have access to at least one adult-appropriate PCP with an Open Panel within 30 miles travel distance.

     3. 36% of age-qualified child Members receive six or more well-child visits (in the first 15 months of life.

     4. 56% of age-qualified child Members receive at least one well-child visit in the 3rd, 4th, 5th, or 6th year of life.

     5. 72% of pregnant women Members receive a prenatal care visit in the first trimester or within 42 days of enrollment.

ADDITIONAL CHIP PERFORMANCE INDICATORS

     1. 90% of child Members have access to at least one child-appropriate PCP with an Open Panel within 30 miles travel distance.

     2.   90% of child Members have access to at least one otolaryngologist
          (ENT) within 75 miles travel distance.

     3. 56% of age-qualified child Members receive at least one well-child visit in the 3rd, 4th, 5th, or 6th year of life

     4.   38% of adolescents receive an annual well visit.

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(1) Will not apply in the Dallas Core Service Area. Points will be allocated proportionately over the remaining standard performance indicators.


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SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 6

Failure to timely provide HHSC with necessary data related to the calculation of the performance indicators will result in HHSC's assignment of a zero percent performance rate for each related performance indicator.

Should Member survey-based indicators yield response rates deemed by HHSC to be too low to yield credible data, HHSC will reapportion points across the remaining measures.

Actual plan rates will be rounded to the nearest whole number. HHSC will calculate performance assessment for the at-risk portion of the capitation payments by summing all earned points and converting them to a percentage. For example, an HMO that earns 92 points will earn 92% of the at-risk Capitation Rate. HHSC will apply the premium assessment of 8% of the at-risk Capitation Rate as a reduction to the monthly Capitation Payment ninety days after the end of the contract period.

HMOs will report actual Capitation Payments received on the Financial Statistical Report (FSR). Actual Capitation Payments received include all of the at-risk Capitation Payment paid to the HMO. Any performance assessment based on performance for a contract period will appear on the second final (334-day) FSR for that contract period.

HHSC will evaluate the performance-based Capitation Rate methodology annually in consultation with HMOs. HHSC may then modify the methodology it deems necessary and appropriate to motivate, recognize, and reward HMOs for performance. The methodologies for Rate Periods 1 and 2 will be included in the HHSC UNIFORM MANAGED CARE MANUAL.

6.3.2.3 QUALITY CHALLENGE AWARD

Should one or more HMOs be unable to earn the full amount of the performance-based at-risk portion of the Capitation Rate, HHSC will reallocate the funds through the HMO Program's Quality Challenge Award. HHSC will use these funds to reward HMOs that demonstrate superior clinical quality. HHSC will determine the number of HMOs that will receive Quality Challenge Award funds annually based on the amount of the funds to be reallocated. Separate Quality Challenge Award payments will be made for the STAR and CHIP programs.

As with the performance-based Capitation Rate, each HMO will be evaluated separately for each HMO Program. HHSC intends to evaluate HMO performance annually on some combination of the following performance indicators in order to determine which HMOs demonstrate superior clinical quality. In no event will a distribution from the Quality Challenge Award, plus any other incentive payments made in accordance with the HMO Contract, when combined with the Capitation Rate payments, exceed 105% of the Capitation Rate payments to an HMO.

Information about the data collection period to be used for each indicator is found in the HHSC UNIFORM MANAGED CARE MANUAL.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 6

STAR INDICATORS

     1.   asthma medication for children - ages 5-9 years;

     2.   asthma medication for children - ages 10-17 years;

     3.   cervical cancer screening;

     4. diabetes - HbA1c control (blood test to inform Provider of the status of the diabetes);

     5.   mental health - 7-day follow-up after hospitalization.

CHIP INDICATORS

     1.   advising smokers to quit;

     2.   asthma medication for children - ages 5-9 years;

     3.   asthma medication for children - ages 10-17 years; and

     4.   mental health - 7-day follow-up after hospitalization.

HHSC will calculate all of the above indicators. Failure on the part of the HMO to provide HHSC with necessary data to support the calculation of the performance indicators on a timely basis will result in the HMO being considered to have a performance rate of zero on the applicable indicator performance standard(s).

HHSC will evaluate the Quality Challenge Award methodology annually in consultation with HMOs. HHSC will make methodology modifications annually as it deems necessary and appropriate to motivate, recognize, and reward HMOs for superior performance based on available Quality Challenge Award funds and/or any other financial or non-financial performance incentives HHSC has designated to apply to the award. HHSC will include any modifications to the Quality Challenge Award in the HHSC UNIFORM MANAGED CARE MANUAL.

6.3.2.4 REMEDIES AND LIQUIDATED DAMAGES

All areas of responsibility and all requirements in the Contract will be subject to performance evaluation by HHSC. Any and all responsibilities or requirements not fulfilled may have remedies and HHSC will assess either actual or liquidated damages. Refer to ATTACHMENT A, HHSC UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS and ATTACHMENT B-5 for performance standards that carry liquidated damage values.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 7

7.   TRANSITION PHASE REQUIREMENTS

7.1  INTRODUCTION

This Section presents the scope of work for the Transition Phase of the Contract, which includes those activities that must take place between the time of Contract award and the Operational Start Date.

The Transition Phase will include a Readiness Review of each HMO, which must be completed successfully prior to a HMO's Operational Start Date. HHSC may, at its discretion, postpone the Operational Start Date of the Contract for any such HMO that fails to satisfy all Transition Phase requirements.

If for any reason, a HMO does not fully meet the Readiness Review prior to the Operational Start Date, and HHSC has not approved a delay in the Operational Start Date or approved a delay in the HMO's compliance with the applicable Readiness Review requirement, then HHSC shall impose remedies and either actual or liquidated damages. If the HMO is a current HMO Contractor, HHSC may also freeze enrollment into the HMO's plan for any of its HMO Programs. Refer to the HHSC UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS (ATTACHMENT A) and the LIQUIDATED DAMAGES MATRIX (ATTACHMENT B-5) for additional information.

7.2  TRANSITION PHASE SCOPE FOR HMOS

All HMOs must meet the Readiness Review requirements established by HHSC no later than 90 days prior to Operational Start Date. HMO agrees to provide all materials required to complete the readiness review by the dates established by HHSC and its Contracted Readiness Review Vendor.

7.3  TRANSITION PHASE SCHEDULE AND TASKS

The Transition Phase will begin after both Parties sign the Contract. The anticipated start date for the Transition Phase is November 15,2005. The Transition Phase must be completed no later than the agreed upon Operational Start Date(s) for each HMO Program and Service Area. The HMO may be subject to liquidated damages for failure to meet the agreed upon Operational Start Date (see Attachment B-5).

7.3.1 TRANSITION PHASE TASKS

The HMO has overall responsibility for the timely and successful completion of each of the Transition Phase tasks. The HMO is responsible for clearly specifying and requesting information needed from HHSC, other HHSC contractors, and Providers in a manner that does not delay the schedule or work to be performed.


                                                                             7-1

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 7

7.3.1.1 CONTRACT START-UP AND PLANNING

HHSC and the HMO will work together during the initial Contract start-up phase to:

     -    define project management and reporting standards;

     -    establish communication protocols between HHSC and the HMO;

     -    establish contacts with other HHSC contractors;

     -    establish a schedule for key activities and milestones; and

     -    clarify expectations for the content and format of Contract
          Deliverables.

The HMO will be responsible for developing a written work plan, referred to as the Transition/Implementation Plan, which will be used to monitor progress throughout the Transition Phase. An updated and detailed
Transition/Implementation Plan will be due to HHSC.

7.3.1.2 ADMINISTRATION AND KEY HMO PERSONNEL

No later than the Effective Date of the Contract, the HMO must designate and identify Key HMO Personnel that meet the requirements in HHSC UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS, ARTICLE 4. The HMO will supply HHSC with resumes of each Key HMO Personnel as well as organizational information that has changed relative to the HMO's Proposal, such as updated job descriptions and updated organizational charts, (including updated Management Information System
(MIS) job descriptions and an updated MIS staff organizational chart), if applicable. If the HMO is using a Material Subcontractor(s), the HMO must also provide the organizational chart for such Material Subcontractor(s).

7.3.1.3 FINANCIAL READINESS REVIEW

In order to complete a Financial Readiness Review, HHSC will require that HMOs update information submitted in their proposals. This information will include the following:

Contractor Identification and Information

1. The Contractor's legal name, trade name, or any other name under which the Contractor does business, if any.

2.   The address and telephone number of the Contractor's headquarters office.

3. A copy of its current Texas Department of Insurance Certificate of Authority to provide HMO or ANHC services in the applicable Service Area(s). The Certificate of Authority must include all counties in the Service Area(s) for which the Contractor is proposing to serve HMO Members.

4. Indicate with a "Yes-HMO", "Yes-ANHC" or "No" in the applicable cell(s) of the Column B of the following chart whether the Contractor is currently certified by TDI as an HMO or ANHC in ALL counties in each of the CSAs in which the Contractor proposes to participate in one or more of the HHSC HMO Programs. If the Contractor is not proposing to serve a CSA for a particular HMO Program, the Contractor should leave the applicable cells in the table empty.


                                                                             7-2

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 7

       TABLE 2: TDI CERTIFICATE OF AUTHORITY IN PROPOSED HMO PROGRAM CSAS

  COLUMN A                                                  COLUMN C
CORE SERVICE             COLUMN B             COUNTIES/PARTIAL COUNTIES WITHOUT A
AREA (CSA)     TDI CERTIFICATE OF AUTHORITY       TDI CERTIFICATE OF AUTHORITY
------------   ----------------------------   -----------------------------------
Bexar
Dallas
El Paso
Harris
Lubbock
Nueces
Tarrant
Travis
Webb

     If the Contractor is NOT currently certified by TDI as an HMO or ANHC in any one or more counties in a proposed CSA, the Contractor must identify such entire counties in Column C for each CSA. For each county listed in Column C, the Contractor must document that it applied to TDI for such certification of authority prior to the submission of a Proposal for this RFP. The Contractor shall indicate the date that it applied for such certification and the status of its application to get TDI certification in the relevant counties in this section of its submission to HHSC.

5. For Contractors proposing to serve any CHIP OSAs, indicate with a "Yes-HMO", "Yes-ANHC" or "No" in the applicable cell(s) of the Column C of the following chart whether the Contractor is currently certified by TDI as an HMO or ANHC in the entire county in the OSA. If the Contractor is not proposing to serve an OSA, the Contractor should leave the applicable cells in the table empty.

       TABLE 3: TDI CERTIFICATE OF AUTHORITY IN PROPOSED HMO PROGRAM OSAS

     COLUMN A
CORE SERVICE AREA          COLUMN B                   COLUMN C
     (CSA)           AFFILIATED CHIP OSA   TDI CERTIFICATE OF AUTHORITY
------------------   -------------------   ----------------------------
Bexar
El Paso
Harris
Lubbock
Nueces
Travis

     For each county listed in Column C, the Contractor must document that it applied to TDI for such certification of authority prior to the submission of a Proposal for this RFP. The Contractor shall indicate the date that it applied for such certification and the status of its application to get TDI certification in the relevant counties in this section of its submission to HHSC.

6. If the Contractor proposes to participate in STAR and seeks to be considered as an organization meeting the requirements of Section
     Section 533.004(a) or (e) of the Texas


                                                                             7-3

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

     Government Code, describe how the Contractor meets the requirements of Sections 533.004(a)(1), (a)(2), (a)(3), or (e) for each proposed Service Areas.

7.   The type of ownership (proprietary, partnership, corporation).

8. The type of incorporation (for profit, not-for-profit, or non-profit) and whether the Contractor is publicly or privately owned.

9. If the Contractor is an Affiliate or Subsidiary, identify the parent organization.

10. If any change of ownership of the Contractor's company is anticipated during the 12 months following the Proposal due date, the Contractor must describe the circumstances of such change and indicate when the change is likely to occur.

11. The name and address of any sponsoring corporation or others who provide financial support to the Contractor and type of support, e.g., guarantees, letters of credit, etc. Indicate if there are maximum limits of the additional financial support.

12. The name and address of any health professional that has at least a five percent financial interest in the Contractor and the type of financial interest.

13.  The names of officers and directors.

14. The state in which the Contractor is incorporated and the state(s) in which the Contractor is licensed to do business as an HMO. The Contractor must also indicate the state where it is commercially domiciled, if applicable.

15.  The Contractor's federal taxpayer identification number.

16. The Contractor's Texas Provider Identifier (TPI) number if the Contractor is Medicaid- enrolled in Texas.

17. Whether the Contractor had a contract terminated or not renewed for non-performance or poor performance within the past five years. In such instance, the Contractor must describe the issues and the parties involved, and provide the address and telephone number of the principal terminating party. The Contractor must also describe any corrective action taken to prevent any future occurrence of the problem leading to the termination.

18. A current Certificate of Good Standing issued by the Texas Comptroller of Public Accounts, or an explanation for why this form is not applicable to the Contractor.

19. Whether the Contractor has ever sought, or is currently seeking, National Committee for Quality Assurance (NCQA) or American Accreditation HealthCare Commission (URAC) accreditation status, and if it has or is, indicate:

          -    its current NCQA or URAC accreditation status;

          - if NCQA or URAC accredited, its accreditation term effective dates; and

          - if not accredited, a statement describing whether and when NCQA or URAC accreditation status was ever denied the Contractor.

Material Subcontractor Information

A Material Subcontractor means any entity retained by the HMO to provide all or part of the HMO Administrative Services where the value of the subcontracted HMO Administrative Service(s) exceeds $100,000 per fiscal year. HMO Administrative Services are those services or functions other than the direct delivery of Covered Services necessary to manage the delivery of and payment for Covered Services. HMO Administrative Services include but are not limited to Network, utilization, clinical and/or quality management, service authorization, claims processing, Management Information System (MIS) operation and reporting. The term Material Subcontractor does not include Providers in the HMO's Provider Network.

Contractors must submit the following for each proposed Material Subcontractor, if any:


                                                                             7-4

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

1. A signed letter of commitment from each Material Subcontractor that states the Material Subcontractor's willingness to enter into a Subcontractor agreement with the Contractor and a statement of work for activities to be subcontracted. Letters of Commitment must be provided on the Material Subcontractor's official company letterhead and signed by an official with the authority to bind the company for the subcontracted work. The Letter of Commitment must state, if applicable, the company's certified HUB status.

2. The Material Subcontractor's legal name, trade name, or any other name under which the Material Subcontractor does business, if any.

3. The address and telephone number of the Material Subcontractor's headquarters office.

4.   The type of ownership (e.g., proprietary, partnership, corporation).

5. The type of incorporation (i.e., for profit, not-for-profit, or non-profit) and whether the Material Subcontractor is publicly or privately owned.

6. If a Subsidiary or Affiliate, the identification of the parent organization.

7. The name and address of any sponsoring corporation or others who provide financial support to the Material Subcontractor and type of support, e.g., guarantees, letters of credit, etc. Indicate if there are maximum limits of the additional financial support.

8. The name and address of any health professional that has at least a five percent (5%) financial interest in the Material Subcontractor and the type of financial interest.

9. The state in which the Material Subcontractor is incorporated, commercially domiciled, and the state(s) in which the organization is licensed to do business.

10. The Material Subcontractor's Texas Provider Identifier if Medicaid-enrolled in Texas.

11.  The Material Subcontractor's federal taxpayer identification number.

12. Whether the Material Subcontractor had a contract terminated or not renewed for non- performance or poor performance within the past five years. In such instance, the Contractor must describe the issues and the parties involved, and provide the address and telephone number of the principal terminating party. The Contractor must also describe any corrective action taken to prevent any future occurrence of the problem leading to the termination.

13. Whether the Material Subcontractor has ever sought, or is currently seeking, National Committee for Quality Assurance (NCQA) or American Accreditation HealthCare Commission (URAC) accreditation or certification status, and if it has or is, indicate:

          -    its current NCQA or URAC accreditation or certification status;

          - if NCQA or URAC accredited or certified, its accreditation or certification term effective dates; and

          - if not accredited, a statement describing whether and when NCQA or URAC accreditation status was ever denied the Material Subcontractor.

Organizational Overview

     1. Submit an organizational chart (labeled Chart A), showing the corporate structure and lines of responsibility and authority in the administration of the Bidder's business as a health plan.

     2. Submit an organizational chart (labeled Chart B) showing the Texas organizational structure and how it relates to the proposed Service Area(s), including staffing and functions performed at the local level. If Chart A represents the entire organizational structure, label the submission as Charts A and B.


                                                                             7-5

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

     3. Submit an organizational chart (labeled Chart C) showing the Management Information System (MIS) staff organizational structure and how it relates to the proposed Service Area(s) including staffing and functions performed at the local level.

     4. If the Bidder is proposing to use a Material Subcontractor(s), the Bidder shall include an organizational chart demonstrating how the Material Subcontractor(s) will be managed within the Bidder's Texas organizational structure, including the primary individuals at the Bidder's organization and at each Material Subcontractor organization responsible for overseeing such Material Subcontract. This information may be included in Chart B, or in a separate organizational chart(s).

     5. Submit a brief narrative explaining the organizational charts submitted, and highlighting the key functional responsibilities and reporting requirements of each organizational unit relating to the Bidder's proposed management of the HMO Program(s), including its management of any proposed Material Subcontractors.

Other Information

     1. Briefly describe any regulatory action, sanctions, and/or fines imposed by any federal or Texas regulatory entity or a regulatory entity in another state within the last 3 years, including a description of any letters of deficiencies, corrective actions, findings of non- compliance, and/or sanctions. Please indicate which of these actions or fines, if any, were related to Medicaid or CHIP programs. HHSC may, at its option, contact these clients or regulatory agencies and any other individual or organization whether or not identified by the Contractor.

     2. No later than ten (10) days after the Contract Effective Date, submit documentation that demonstrates that the HMO has secured the required insurance and bonds in accordance with TDI requirements and Attachment B-1, Section 8.

     3. Submit annual audited financial statement for fiscal years 2004 and 2005 (2005 to be submitted no later than six months after the close of the fiscal year).

     4. Submit an Affiliate Report containing a list of all Affiliates and for HHSC's prior review and approval, a schedule of all transactions with Affiliates that, under the provisions of the Contract, will be allowable as expenses in the FSR Report for services provided to the HMO by the Affiliate. Those should include financial terms, a detailed description of the services to be provided, and an estimated amount that will be incurred by the HMO for such services during the Contract Period.

7.3.1.4 SYSTEM TESTING AND TRANSFER OF DATA

The HMO must have hardware, software, network and communications systems with the capability and capacity to handle and operate all MIS systems and subsystems identified in Attachment B-1, SECTION 8.1.18. For example, the HMO's MIS system must comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA) as indicated in SECTION 8.1.18.4.

During this Readiness Review task, the HMO will accept into its system any and all necessary data files and information available from HHSC or its contractors. The HMO will install and test all hardware, software, and telecommunications required to support the Contract. The HMO will


                                                                             7-6

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

define and test modifications to the HMO's system(s) required to support the business functions of the Contract.

The HMO will produce data extracts and receive all electronic data transfers and transmissions. Existing and New STAR/CHIP MCOs must be able to demonstrate the ability to produce an EQRO (currently, Institute for Child Health Policy (ICHP)) encounter file by April 1,2006 and the 837-encounter file by August 1,2006.

If any errors or deficiencies are evident, the HMO will develop resolution procedures to address problems identified. The HMO will provide HHSC, or a designated vendor, with test data files for systems and interface testing for all external interfaces. This includes testing of the required telephone lines for Providers and Members and any necessary connections to the HHSC Administrative Services Contractor and the External Quality Review Organization. The HHSC Administrative Services Contractor will provide enrollment test files to new HMOs that do not have previous HHSC enrollment files. The HMO will demonstrate its system capabilities and adherence to Contract specifications during readiness review.

7.3.1.5 SYSTEM READINESS REVIEW

The HMO must assure that systems services are not disrupted or interrupted during the Operations Phase of the Contract. The HMO must coordinate with HHSC and other contractors to ensure the business and systems continuity for the processing of all health care claims and data as required under this contract.

The HMO must submit to HHSC, descriptions of interface and data and process flow for each key business processes described in SECTION 8.1.18.3, System-wide Functions.

The HMO must clearly define and document the policies and procedures that will be followed to support day-to-day systems activities. The HMO must develop, and submit for State review and approval the following:

     1.   Joint Interface Plan.

     2.   Disaster Recovery Plan

     3.   Business Continuity Plan

     4.   Risk Management Plan, and

     5.   Systems Quality Assurance Plan.

7.3.1.6 DEMONSTRATION AND ASSESSMENT OF SYSTEM READINESS

The HMO must provide documentation on systems and facility security and provide evidence or demonstrate that it is compliant with HIPAA. The HMO shall also provide HHSC with a summary of all recent external audit reports, including findings and corrective actions, relating to the HMO's proposed systems, including any SAS70 audits that have been conducted in the past three years. The HMO shall promptly make additional information on the detail of such system audits available to HHSC upon request.


                                                                             7-7

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

In addition, HHSC will provide to the HMO a test plan that will outline the activities that need to be performed by the HMO prior to the Operational Start Date of the Contract. The HMO must be prepared to assure and demonstrate system readiness. The HMO must execute system readiness test cycles to include all external data interfaces, including those with Material Subcontractors.

HHSC, or its agents, may independently test whether the HMO's MIS has the capacity to administer the STAR and/or CHIP HMO business, as applicable to the HMO. This Readiness Review of a HMO's MIS may include a desk review and/or an onsite review. HHSC may request from the HMO additional documentation to support the provision of STAR and/or CHIP HMO Services, as applicable to the HMO. Based in part on the HMO's assurances of systems readiness, information contained in the Proposal, additional documentation submitted by the HMO, and any review conducted by HHSC or its agents, HHSC will assess the HMO's understanding of its responsibilities and the HMO's capability to assume the MIS functions required under the Contract.

The HMO is required to provide a Corrective Action Plan in response to any Readiness Review deficiency no later than ten (10) calendar days after notification of any such deficiency by HHSC. If the HMO documents to HHSC's satisfaction that the deficiency has been corrected within ten (10) calendar days of such deficiency notification by HHSC, no Corrective Action Plan is required.

7.3.1.7 OPERATIONS READINESS

The HMO must clearly define and document the policies and procedures that will be followed to support day-to-day business activities related to the provision of STAR and/or CHIP HMO Services, including coordination with contractors. The HMO will be responsible for developing and documenting its approach to quality assurance.

READINESS REVIEW. Includes all plans to be implemented in one or more Service Areas on the anticipated Operational Start Date. At a minimum, the HMO shall, for each HMO Program:

     1. Develop new, or revise existing, operations procedures and associated documentation to support the HMO's proposed approach to conducting operations activities in compliance with the contracted scope of work.

     2. Submit to HHSC, a listing of all contracted and credentialed Providers, in a HHSC approved format including a description of additional contracting and credentialing activities scheduled to be completed before the Operational Start Date.

     3. Prepare and implement a Member Services staff training curriculum and a Provider training curriculum.

     4. Prepare a Coordination Plan documenting how the HMO will coordinate its business activities with those activities performed by HHSC contractors and the HMO's Material Subcontractors, if any. The Coordination Plan will include identification of coordinated activities and protocols for the Transition Phase.

     5. Develop and submit to HHSC the draft Member Handbook, draft Provider Manual, draft Provider Directory, and draft Member Identification Card for HHSC's review and approval. The materials must at a minimum meet the requirements specified in SECTION


                                                                             7-8

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

          8.1.5 and include the Critical Elements to be defined in the HHSC UNIFORM MANAGED CARE MANUAL.

     6. Develop and submit to HHSC the HMO's proposed Member complaint and appeals processes for Medicaid and CHIP, as applicable to the HMO's Program participation.

     7. Provide sufficient copies of the final Provider Directory to the HHSC Administrative Services Contractor in sufficient time to meet the enrollment schedule.

     8. Demonstrate toll-free telephone systems and reporting capabilities for the Member Services Hotline, the Behavioral Health Hotline, and the Provider Services Hotline.

     9. Submit a written Fraud and Abuse Compliance Plan to HHSC for approval no later than 30 days after the Contract Effective Date. See SECTION 8.1.19, Fraud and Abuse, for the requirements of the plan, including new requirements for special investigation units. As part of the Fraud and Abuse Compliance Plan, the HMO shall:

          - designate executive and essential personnel to attend mandatory training in fraud and abuse detection, prevention and reporting. Executive and essential fraud and abuse personnel means HMO staff persons who supervise staff in the following areas: data collection, provider enrollment or disenrollment, encounter data, claims processing, utilization review, appeals or grievances, quality assurance and marketing, and who are directly involved in the decision-making and administration of the fraud and abuse detection program within the HMO. The training will be conducted by the Office of Inspector General, Health and Human Services Commission, and will be provided free of charge. The HMO must schedule and complete training no later than 90 days after the Operational Start Date.

          - designate an officer or director within the organization responsible for carrying out the provisions of the Fraud and Abuse Compliance Plan.

          - The HMO is held to the same requirements and must ensure that, if this function is subcontracted to another entity, the subcontractor also meets all the requirements in this section and the Fraud and Abuse section as stated in Attachment B-1, Section 8.

During the Readiness Review, HHSC may request from the HMO certain operating procedures and updates to documentation to support the provision of STAR and/or CHIP HMO Services. HHSC will assess the HMO's understanding of its responsibilities and the HMO's capability to assume the functions required under the Contract, based in part on the HMO's assurances of operational readiness, information contained in the Proposal, and in Transition Phase documentation submitted by the HMO.

The HMO is required to promptly provide a Corrective Action Plan and/or Risk Mitigation Plan as requested by HHSC in response to Operational Readiness Review deficiencies identified by the HMO or by HHSC or its agent. The HMO must promptly alert HHSC of deficiencies, and must correct a deficiency or provide a Corrective Action Plan and/or Risk Mitigation Plan no later than ten (10) calendar days after HHSC's notification of deficiencies. If the Contractor documents to HHSC's satisfaction that the deficiency has been corrected within ten (10) calendar days of such deficiency notification by HHSC, no Corrective Action Plan is required.


                                                                             7-9

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 7

7.3.1.8 ASSURANCE OF SYSTEM AND OPERATIONAL READINESS

In addition to successfully providing the Deliverables described in SECTION 7.3.1, the HMO must assure HHSC that all processes, MIS systems, and staffed functions are ready and able to successfully assume responsibilities for operations prior to the Operational Start Date. In particular, the HMO must assure that Key HMO Personnel, Member Services staff, Provider Services staff, and MIS staff are hired and trained, MIS systems and interfaces are in place and functioning properly, communications procedures are in place, Provider Manuals have been distributed, and that Provider training sessions have occurred according to the schedule approved by HHSC.

7.3.1.9 POST-TRANSITION

The HMO will work with HHSC, Providers, and Members to promptly identify and resolve problems identified after the Operational Start Date and to communicate to HHSC, Providers, and Members, as applicable, the steps the HMO is taking to resolve the problems.

If a HMO makes assurances to HHSC of its readiness to meet Contract requirements, including MIS and operational requirements, but fails to satisfy requirements set forth in this Section, or as otherwise required pursuant to the Contract, HHSC may, at its discretion do any of the following in accordance with the severity of the non-compliance and the potential impact on Members and
Providers:

     1. freeze enrollment into the HMO's plan for the affected HMO Program(s) and Service Area(s);

     2. freeze enrollment into the HMO's plan for all HMO Programs or for all Service Areas of an affected HMO Program;

     3.   impose contractual remedies, including liquidated damages; or

     4.   pursue other equitable, injunctive, or regulatory relief.


                                                                            7-10

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8. OPERATIONS PHASE REQUIREMENTS

This Section is designed to provide HMOs with sufficient information to understand the HMOs' responsibilities. This Section describes scope of work requirements for the Operations Phase of the Contract.

SECTION 8.1 includes the general scope of work that applies to both the STAR and CHIP HMO Programs.

SECTION 8.2 includes the additional Medicaid scope of work that applies only to STAR HMOs.

SECTION 8.3 includes the additional scope of work that applies only to CHIP
HMOs.

The Section does not include detailed information on the STAR and CHIP HMO Program requirements, such as the time frame and format for all reporting requirements. HHSC has included this information in the UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS (ATTACHMENT A) and the UNIFORM MANAGED CARE MANUAL. HHSC reserves the right to modify these documents as it deems necessary using the procedures set forth in the UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS.

8.1 GENERAL SCOPE OF WORK

In each STAR and CHIP HMO Program Service Area, HHSC will select HMOs for each HMO Program to provide health care services to Members. The HMO must be licensed by the Texas Department of Insurance (TDI) as an HMO or an ANHC in all zip codes in the respective Service Area(s).

Coverage for benefits will be available to enrolled Members effective on the Operational Start Date. The Operational Start Date is anticipated to be September 1,2006.

8.1.1 ADMINISTRATION AND CONTRACT MANAGEMENT

The HMO must comply, to the satisfaction of HHSC, with (1) all provisions set forth in this Contract, and (2) all applicable provisions of state and federal laws, rules, regulations, and waivers.

8.1.1.1 PERFORMANCE EVALUATION

The HMO must identify and propose to HHSC, in writing, no later than May 1st of each State Fiscal Year (SFY), annual HMO Performance Improvement Goals for the next fiscal year, as well as measures and time frames for demonstrating that such goals are being met. Performance Improvement Goals must be based on HHSC priorities and identified opportunities for improvement (see ATTACHMENT B-4, PERFORMANCE IMPROVEMENT GOALS). The Parties will negotiate such Performance Improvement Goals, the measures that will be used to assess goal


                                                                             8-1

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

achievement, and the time frames for completion, which will be incorporated into the Contract. If HHSC and the HMO cannot agree on the Performance Improvement Goals, measures, or time frames, HHSC will set the goals, measures, or time frames.

For the first year, HHSC has established two goals to be used by all HMOs. A third goal will be tailored to improve a specific area of each HMO's performance (to be negotiated before the Operational Start Date). These goals include the following:

     1. NETWORK ADEQUACY AND ACCESS TO CARE, evaluated using the following measures:

          (a)  A specific percentage of PCPs must have an open panel; and

          (b) A specific percentage of children and adults must have access to two PCPs with open panels within 30 miles.

     2. ACCESS TO BEHAVIORAL HEALTH SERVICES, evaluated using the following measure:

          (a) A specific percentage increase in the number of outpatient mental health providers with an open panel.

     3. SPECIFIC HMO PERFORMANCE GOAL, evaluated using the measures negotiated by HHSC and the HMO.

Specific percentages for Goals 1 and 2 will be negotiated by HHSC and the HMO before the Operational Start Date. The Specific HMO Performance Goal and the measures used to evaluate Goal 3 will be negotiated by HHSC and the HMO before the Operational Start Date.

The HMO must participate in semi-annual Contract Status Meetings (CSMs) with HHSC for the primary purpose of reviewing progress toward the achievement of annual Performance Improvement Goals and Contract requirements. HHSC may request additional CSMs, as it deems necessary to address areas of noncompliance. HHSC will provide the HMO with reasonable advance notice of additional CSMs, generally at least five (5) business days.

The HMO must provide to HHSC, no later than 14 business days prior to each semi-annual CSM, one electronic copy of a written update, detailing and documenting the HMO's progress toward meeting the annual Performance Improvement Goals or other areas of noncompliance.

HHSC will track HMO performance on Performance Improvement Goals. It will also track other key facets of HMO performance through the use of a PERFORMANCE INDICATOR DASHBOARD (SEE HHSC'S UNIFORM MANAGED CARE MANUAL). HHSC will compile the Performance Indicator Dashboard based on HMO submissions, data from the External Quality Review Organization (EQRO), and other data available to HHSC. HHSC will share the Performance Indicator Dashboard with the HMO on a quarterly basis.

8.1.2 COVERED SERVICES

The HMO is responsible for authorizing, arranging, coordinating, and providing Covered Services in accordance with the requirements of the Contract. The HMO must provide Medically Necessary Covered Services to all Members beginning on the Member's date of enrollment regardless of pre-existing conditions, prior diagnosis and/or receipt of any prior health care services. The HMO must not impose any pre-existing condition limitations or exclusions or require Evidence of Insurability to provide coverage to any Member.


                                                                             8-2

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The HMO must provide full coverage for Medically Necessary Covered Services to all Members without regard to the Member's:

     1. previous coverage, if any, or the reason for termination of such coverage;

     2.   health status;

     3.   confinement in a health care facility; or

     4.   for any other reason.

PLEASE NOTE:

(Medicaid HMOs): A Member cannot change from one Medicaid HMO to another Medicaid HMO during an inpatient hospital stay. The HMO responsible for the hospital charges at the start of an Inpatient Stay remains responsible for hospital charges until the time of discharge or until such time that there is a loss of Medicaid eligibility. Medicaid HMOs are responsible for professional charges during every month for which the HMO receives a full capitation for a Member.

(CHIP HMOs): If a CHIP Member's Effective Date of Coverage occurs while the CHIP Member is confined in a hospital, HMO is responsible for the CHIP Member's costs of Covered Services beginning on the Effective Date of Coverage. If a CHIP Member is disenrolled while the CHIP Member is confined in a hospital, HMO's responsibility for the CHIP Member's costs of Covered Services terminates on the Date of Disenrollment.

The HMO must not practice discriminatory selection, or encourage segregation among the total group of eligible Members by excluding, seeking to exclude, or otherwise discriminating against any group or class of individuals.

Covered Services for all Medicaid HMO Members are listed in ATTACHMENT B-2 OF THE CONTRACT. As noted in ATTACHMENT B-2, all Medicaid HMOs must provide Covered Services described in the most recent TEXAS MEDICAID PROVIDER PROCEDURES MANUAL (Provider Procedures Manual), the THSTEPS MANUAL (a supplement to the Provider Procedures Manual), and in all TEXAS MEDICAID BULLETINS, which update the Provider Procedures Manual except for those services identified in SECTION
8.2.2.8 as non-capitated services. A description of CHIP Covered Services and exclusions is provided in ATTACHMENT B-2 OF THE CONTRACT.

Covered Services are subject to change due to changes in federal and state law, changes in Medicaid or CHIP policy, and changes in medical practice, clinical protocols, or technology.

8.1.2.1 VALUE-ADDED SERVICES

HMOs may propose additional services for coverage. These are referred to as "Value-added Services." Value-added Services must be actual health care services or benefits rather than gifts, incentives, educational classes or health assessments. Temporary phones, cell phones, additional transportation benefits, and extra home health services may be Value-added Services, if approved by HHSC. Best practice approaches to delivering Covered Services are not considered Value-added Services.


                                                                             8-3

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

If offered, Value-added Services must be offered to all mandatory HMO Members within the applicable HMO Program and Service Area. Value-added Services do not need to be consistent across more than one HMO Program or across more than one Service Area. Value-added Services that are approved by HHSC during the contracting process will be included in the Contract's scope of services.

The HMO must provide Value-added Services at no additional cost to HHSC. The HMO must not pass on the cost of the Value-added Services to Providers. The HMO must specify the conditions and parameters regarding the delivery of the Value-added Services in the HMO's Marketing Materials and Member Handbook, and must clearly describe any limitations or conditions specific to the Value-added Services.

Value-added Services can be added or removed only by written amendment of the Contract one time per fiscal year to be effective September 1 of the fiscal year, except when services are amended by HHSC during the fiscal year. This will allow HHSC to coordinate with annual revisions to HHSC's HMO Comparison Charts for Members. A HMO's request to add or delete a Value-added Service must be submitted to HHSC by May 1 of each year to be effective for the following contract period. (See ATTACHMENT B-3, VALUE-ADDED SERVICES).

A HMO's request to add a Value-added Service must:

     1.   Define and describe the proposed Value-added Service;

     2. Specify the Service Areas and HMO Programs for the proposed Value-added Service;

     3. Identify the category or group of mandatory Members eligible to receive the Value-added Service if it is a type of service that is not appropriate for all mandatory Members;

     4.   Note any limits or restrictions that apply to the Value-added Service;

     5.   Identify the Providers responsible for providing the Value-added
          Service;

     6. Describe how the HMO will identify the Value-added Service in administrative (Encounter) data;

     7. Propose how and when the HMO will notify Providers and mandatory Members about the availability of such Value-added Service;

     8.   Describe how a Member may obtain or access the Value-added Service;
          and

     9. Include a statement that the HMO would provide such Value-added Service for at least 12 months from the approval date of the Value-added Service.

A HMO cannot include a Value-added Service in any material distributed to mandatory Members or prospective mandatory Members until the Parties have amended the Contract to include that Value-added Service. If a Value-added Service is deleted by amendment, the HMO must notify each mandatory Member that the service is no longer available through the HMO. The HMO must also revise all materials distributed to prospective mandatory Members to reflect the change in Value-added Services.

8.1.2.2 CASE-BY-CASE ADDED SERVICES

The HMO may offer additional benefits that are outside the scope of services to individual Members on a case-by-case basis, based on Medical Necessity, cost-effectiveness, the wishes of the Member/Member's family, and the potential for improved health status of the Member.


                                                                             8-4

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.3 ACCESS TO CARE

All Covered Services must be available to Members on a timely basis in accordance with medically appropriate guidelines, and consistent with generally accepted practice parameters, requirements in this Contract. The HMO must comply with the access requirements as established by the Texas Department of Insurance
(TDI) for all HMOs doing business in Texas, except as otherwise required by this Contract. Medicaid HMOs must be responsive to the possibility of increased Members due to the phase-out of the PCCM model in Service Areas where adequate HMO coverage exists.

The HMO must provide coverage for Emergency Services to Members 24 hours a day and 7 days a week, without regard to prior authorization or the Emergency Service provider's contractual relationship with the HMO. The HMO's policy and procedures, Covered Services, claims adjudication methodology, and reimbursement performance for Emergency Services must comply with all applicable state and federal laws and regulations, whether the provider is in-network or Out-of-Network. A HMO is not responsible for payment for unauthorized non-emergency services provided to a Member by Out-of-Network providers.

The HMO must also have an emergency and crisis Behavioral Health Services Hotline available 24 hours a day, 7 days a week, toll-free throughout the Service Area. The Behavioral Health Services Hotline must meet the requirements described in SECTION 8.1.15. For Medicaid Members, a HMO must provide coverage for Emergency Services in compliance with 42 C.F.R. Section 438.114, and as described in more detail in SECTION 8.2.2.1. The HMO may arrange Emergency Services and crisis Behavioral Health Services through mobile crisis teams.

For CHIP Members, Emergency Services, including emergency Behavioral Health Services, must be provided in accordance with the Texas Insurance Code and TDI regulations.

The HMO must require, and make best efforts to ensure, that PCPs are accessible to Members 24 hours a day, 7 days a week and that its Network Primary Care Providers (PCPs) have after-hours telephone availability that is consistent with, SECTION 8.1.4.

The HMO must provide that if Medically Necessary Covered Services are not available through Network physicians or other Providers, the HMO must, upon the request of a Network physician or other Provider, within the time appropriate to the circumstances relating to the delivery of the services and the condition of the patient, but in no event to exceed five business days after receipt of reasonably requested documentation, allow a referral to a non-network physician or provider. The HMO must fully reimburse the non-network provider in accordance with the Out-of-Network methodology for Medicaid as defined by HHSC, and for CHIP, at the usual and customary rate defined by TDI in 28 T.A.C. Section 11.506.

The Member will not be responsible for any payment for Medically Necessary Covered Services, other than HHSC-specified co-payments for CHIP Members, where applicable.


                                                                             8-5

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.3.1 WAITING TIMES FOR APPOINTMENTS

Through its Provider Network composition and management, the HMO must ensure that appointments for the following types of Covered Services are provided within the time frames specified below. In all cases below, "day" is defined as a calendar day.

     1. Emergency Services must be provided upon Member presentation at the service delivery site, including at non-network and out-of-area facilities;

     2. Urgent care, including urgent specialty care, must be provided within 24 hours of request.

     3.   Routine primary care must be provided within 14 days of request;

     4. Initial outpatient behavioral health visits must be provided within 14 days of request;

     5. Routine specialty care referrals must be provided within 30 days of request;

     6. Pre-natal care must be provided within 14 days of request, except for high-risk pregnancies or new Members in the third trimester, for whom an appointment must be offered within five days, or immediately, if an emergency exists;

     7. Preventive health services for adults must be offered to a Member within 90 days of request; and

     8. Preventive health services for children, including well-child check-ups should be offered to Members in accordance with the American Academy of Pediatrics (AAP) periodicity schedule. Please note that for Medicaid Members, HMOs should use the THSteps Program modifications to the AAP periodicity schedule. For newly enrolled Members under age 21, overdue or upcoming well-child checkups, including THSteps medical checkups, should be offered as soon as practicable, but in no case later than 14 days of enrollment for newborns, and no later than 60 days of enrollment for all other eligible child Members.

8.1.3.2 ACCESS TO NETWORK PROVIDERS

The HMO's Network shall have within its Network, PCPs in sufficient numbers, and with sufficient capacity, to provide timely access to regular and preventive pediatric care and THSteps services to all child Members in accordance with the waiting times for appointments in SECTION 8.1.3.1.

PCP ACCESS: At a minimum, the HMO must ensure that all Members have access to an age-appropriate PCP in the Provider Network with an Open Panel within 30 miles of the Member's residence. For the purposes of assessing compliance with this requirement, an internist who provides primary care to adults only is not considered an age-appropriate PCP choice for a Member under age 21, and a pediatrician is not considered an age-appropriate choice for a Member age 21 and over.

OB/GYN ACCESS: At a minimum, the HMO must ensure that all female Members have access to an OB/GYN in the Provider Network with an Open Panel within 75 miles of the Member's residence. (If the OB/GYN is acting as the Member's PCP, the HMO must follow the access requirements for the PCP.) The HMO must allow female Members to select an OB/GYN within its Provider Network. A female Member who selects an OB/GYN must be allowed direct access to the OB/GYN's health care services without a referral from the Member's PCP or a prior authorization. A pregnant Member with 12 weeks or less remaining before the expected delivery


                                                                             8-6

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

date must be allowed to remain under the Member's current OB/GYN care though the Member's post-partum checkup, even if the OB/GYN provider is, or becomes, Out-of-Network.

OUTPATIENT BEHAVIORAL HEALTH SERVICE PROVIDER ACCESS: At a minimum, the HMO must ensure that all Members have access to an outpatient Behavioral Health Service Provider in the Network with an Open Panel within 75 miles of the Member's residence. Outpatient Behavioral Health Service Providers must include Masters and Doctorate-level trained practitioners practicing independently or at community mental health centers, other clinics or at outpatient hospital departments. A Qualified Mental Health Provider (QMHP), as defined and credentialed by the Texas Department of State Health Services standards (T.A.C. Title 25, Part I, Chapter 412), is an acceptable outpatient behavioral health provider as long as the QMHP is working under the authority of an MHMR entity and is supervised by a licensed mental health professional or physician.

OTHER SPECIALIST PHYSICIAN ACCESS: At a minimum, the HMO must ensure that all Members have access to a Network specialist physician with an Open Panel within 75 miles of the Member's residence for common medical specialties. For adult Members, common medical specialties shall include general surgery, cardiology, orthopedics, urology, and ophthalmology. For child Members, common medical specialties shall include orthopedics and otolaryngology.

HOSPITAL ACCESS: The HMO must ensure that all Members have access to an Acute Care hospital in the Provider Network within 30 miles of the Member's residence.

ALL OTHER COVERED SERVICES, EXCEPT FOR SERVICES PROVIDED IN THE MEMBER'S
RESIDENCE: At a minimum, the HMO must ensure that all Members have access to at least one Network Provider with an Open Panel for each of the remaining Covered Services described in ATTACHMENT B-2, within 75 miles of the Member's residence. This access requirement includes, but is not limited to, specialists, specialty hospitals, psychiatric hospitals, diagnostic and therapeutic services, and single or limited service health care physicians or Providers.

The HMO is not precluded from making arrangements with physicians or providers outside the HMO's Service Area for Members to receive a higher level of skill or specialty than the level available within the Service Area, including but not limited to, treatment of cancer, burns, and cardiac diseases. HHSC may consider exceptions to the above access-related requirements when an HMO has established, through utilization data provided to HHSC, that a normal pattern for securing health care services within an area does not meet these standards, or when an HMO is providing care of a higher skill level or specialty than the level which is available within the Service Area such as, but not limited to, treatment of cancer, burns, and cardiac diseases.

8.1.3.3 MONITORING ACCESS

The HMO is required to systematically and regularly verify that Covered Services furnished by Network Providers are available and accessible to Members in compliance with the standards described in SECTIONS 8.1.3.1 AND 8.1.3.2, and for Covered Services furnished by PCPs, the standards described in SECTION 8.1.4.2.


                                                                             8-7

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The HMO must enforce access and other Network standards required by the Contract and take appropriate action with Providers whose performance is determined by the HMO to be out of compliance.

8.1.4 PROVIDER NETWORK

The HMO must enter into written contracts with properly credentialed Providers as described in this Section. The Provider contracts must comply with the UNIFORM MANAGED CARE MANUAL'S requirements.

The HMO must maintain a Provider Network sufficient to provide all Members with access to the full range of Covered Services required under the Contract. The HMO must ensure its Providers and subcontractors meet all current and future state and federal eligibility criteria, reporting requirements, and any other applicable rules and/or regulations related to the Contract.

The Provider Network must be responsive to the linguistic, cultural, and other unique needs of any minority, elderly, or disabled individuals, or other special population in the Service Areas and HMO Programs served by the HMO, including the capacity to communicate with Members in languages other than English, when necessary, as well as with those who are deaf or hearing impaired.

The HMO must seek to obtain the participation in its Provider Network of qualified providers currently serving the Medicaid and CHIP Members in the HMO's proposed Service Area(s).

ALL PROVIDERS: All Providers must be licensed in the State of Texas to provide the Covered Services for which the HMO is contracting with the Provider, and not be under sanction or exclusion from the Medicaid program. All Acute Care Providers serving STAR Members must be enrolled as Medicaid providers and have a Texas Provider Identification Number (TPIN).

INPATIENT HOSPITAL AND MEDICAL SERVICES: The HMO must ensure that Acute Care hospitals and specialty hospitals are available and accessible 24 hours per day, seven days per week, within the HMO's Network to provide Covered Services to Members throughout the Service Area.

CHILDREN'S HOSPITALS/HOSPITALS WITH SPECIALIZED PEDIATRIC SERVICES: The HMO must ensure Members access to hospitals designated as Children's Hospitals by Medicare and hospitals with specialized pediatric services, such as teaching hospitals and hospitals with designated children's wings, so that these services are available and accessible 24 hours per day, seven days per week, to provide Covered Services to Members throughout the Service Area. The HMO must make Out-of-Network reimbursement arrangements with a designated Children's Hospital and/or hospital with specialized pediatric services in proximity to the Member's residence if the HMO does not include such hospitals in its Provider Network. Provider Directories, Member materials, and Marketing materials must clearly distinguish between hospitals designated as Children's Hospitals and hospitals that have designated children's units.

TRAUMA: The HMO must ensure Members access to Texas Department of State Health Services (TDSHS) designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care in the HMO's Service Area, or in close proximity to such Service


                                                                             8-8

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

Area. The HMO must make Out-of-Network reimbursement arrangements with the DSHS-designated Level I and Level II trauma centers or hospitals meeting equivalent levels of trauma care, if the HMO does not include such a trauma center in its Provider Network.

TRANSPLANT CENTERS: The HMO must ensure Member access to HHSC-designated transplant centers or centers meeting equivalent levels of care. A list of HHSC-designated transplant centers can be found in the Procurement Library in Attachment H. The HMO must make Out-of-Network reimbursement arrangements with a designated transplant center or center meeting equivalent levels of care in proximity to the Member's residence if the HMO does not include such a center in its Provider Network.

HEMOPHILIA CENTERS: The HMO must ensure Member access to hemophilia centers supported by the Centers for Disease Control (CDC). A list of these hemophilia centers can be found at http://www.cdc.gov/ncbddd/hbd/htc_list.htm. The HMO must make Out-of-Network reimbursement arrangements with a CDC-supported hemophilia center if the HMO does not include such a center in its Provider Network.

PHYSICIAN SERVICES: The HMO must ensure that Primary Care Providers are available and accessible 24 hours per day, seven days per week, within the Provider Network. The HMO must contract with a sufficient number of participating physicians and specialists within each Service Area to comply with the access requirements throughout SECTION 8.1.3 and meet the needs of Members for all Covered Services.

The HMO must ensure that an adequate number of participating physicians have admitting privileges at one or more participating Acute Care hospitals in the Provider Network to ensure that necessary admissions are made. In no case may there be less than one in-network PCP with admitting privileges available and accessible 24 hours per day, seven days per week for each Acute Care hospital in the Provider Network.

The HMO must ensure that an adequate number of participating specialty physicians have admitting privileges at one or more participating hospitals in the HMO's Provider Network to ensure necessary admissions are made. The HMO shall require that all physicians who admit to hospitals maintain hospital access for their patients through appropriate call coverage.

LABORATORY SERVICES: The HMO must ensure that in-network reference laboratory services must be of sufficient size and scope to meet the non-emergency and emergency needs of the enrolled population and the access requirements in
SECTION 8.1.3. Reference laboratory specimen procurement services must facilitate the provision of clinical diagnostic services for physicians, Providers and Members through the use of convenient reference satellite labs in each Service Area, strategically located specimen collection areas in each Service Area, and the use of a courier system under the management of the reference lab. For Medicaid Members, THSteps requires that laboratory specimens obtained as part of a THSteps medical checkup visit must be sent to the TDSHS Laboratory.

DIAGNOSTIC IMAGING: The HMO must ensure that diagnostic imaging services are available and accessible to all Members in each Service Area in accordance with the access standards in SECTION 8.1.3. The HMO must ensure that diagnostic imaging procedures that require the


                                                                             8-9

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

injection or ingestion of radiopaque chemicals are performed only under the direction of physicians qualified to perform those procedures.

HOME HEALTH SERVICES: The HMO must have a contract(s) with a home health Provider so that all Members living within the HMO's Service Area will have access to at least one such Provider for home health Covered Services.

8.1.4.1 PROVIDER CONTRACT REQUIREMENTS

The HMO is prohibited from requiring a provider or provider group to enter into an exclusive contracting arrangement with the HMO as a condition for participation in its Provider Network.

The HMO's contract with health care Providers must be in writing, must be in compliance with applicable federal and state laws and regulations, and must include minimum requirements specified in the UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS (ATTACHMENT A) and HHSC'S UNIFORM MANAGED CARE MANUAL.

The HMO must submit model Provider contracts to HHSC for review during Readiness Review. HHSC retains the right to reject or require changes to any model Provider contract that does not comply with HMO Program requirements or the HHSC-HMO Contract.

8.1.4.2 PRIMARY CARE PROVIDERS

The HMO's PCP Network may include Providers from any of the following practice areas: General Practice; Family Practice; Internal Medicine; Pediatrics; Obstetrics/Gynecology (OB/GYN); Certified Nurse Midwives (CNM) and Physician Assistants (PAs) practicing under the supervision of a physician; Federally Qualified Health Centers (FQHCs), Rural Health Clinics (RHCs), and similar community clinics; and specialist physicians who are willing to provide a Medical Home to selected Members with special needs and conditions. Section 533.005(a)(13), Government Code, requires the HMO to use Pediatric and Family Advanced Practice Nurses practicing under the supervision of a physician as PCPs in its provider network for STAR.

An internist or other Provider who provides primary care to adults only is not considered an age-appropriate PCP choice for a Member under age 21. An internist or other Provider who provides primary care to adults and children may be a PCP for children if:

          1. the Provider assumes all HMO PCP responsibilities for such Members in a specific age group under age 21,

          2. the Provider has a history of practicing as a PCP for the specified age group as evidenced by the Provider's primary care practice including an established patient population under age 20 and within the specified age range, and

          3. the Provider has admitting privileges to a local hospital that includes admissions to pediatric units.

A pediatrician is not considered an age-appropriate choice for a Member age 21 and over.


                                                                            8-10

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The PCP for a Member with disabilities, Special Health Care Needs, or Chronic or Complex Conditions may be a specialist physician who agrees to provide PCP services to the Member. The specialty physician must agree to perform all PCP duties required in the Contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request through the HMO for a specialist to serve as a PCP for a Member with disabilities, Special Health Care Needs, or Chronic or Complex Conditions. The HMO shall handle such requests in accordance with 28 T.A.C. Part 1, Chapter 11, Subchapter J.

PCPs must either have admitting privileges at a hospital that is part of the HMO's Provider Network or make referral arrangements with a Provider who has admitting privileges to a Network hospital.

The HMO must require, through contract provisions, that PCPs are accessible to Members 24 hours a day, 7 days a week. The HMO is encouraged to include in its Network sites that offer primary care services during evening and weekend hours. The following are acceptable and unacceptable telephone arrangements for contacting PCPs after their normal business hours.

ACCEPTABLE AFTER-HOURS COVERAGE:

     1. The office telephone is answered after-hours by an answering service, which meets language requirements of the Major Population Groups and which can contact the PCP or another designated medical practitioner. All calls answered by an answering service must be returned within 30 minutes;

     2. The office telephone is answered after normal business hours by a recording in the language of each of the Major Population Groups served, directing the patient to call another number to reach the PCP or another provider designated by the PCP. Someone must be available to answer the designated provider's telephone. Another recording is not acceptable; and

     3. The office telephone is transferred after office hours to another location where someone will answer the telephone and be able to contact the PCP or another designated medical practitioner, who can return the call within 30 minutes.

UNACCEPTABLE AFTER-HOURS COVERAGE:

     1.   The office telephone is only answered during office hours;

     2. The office telephone is answered after-hours by a recording that tells patients to leave a message;

     3. The office telephone is answered after-hours by a recording that directs patients to go to an Emergency Room for any services needed; and

     4.   Returning after-hours calls outside of 30 minutes.

The HMO must require PCPs, through contract provisions or Provider Manual, to provide children under the age of 21 with preventive services in accordance with the AAP recommendations for CHIP Members and the THSteps periodicity schedule published in the THSteps Manual for Medicaid Members. The HMO must require PCPs, through contract provisions or Provider Manual, to provide adults with preventive services in accordance with the U.S. Preventive Services Task Force requirements. The HMO must make best efforts to ensure that PCPs follow these periodicity requirements for children and adult Members. Best efforts


                                                                            8-11

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

must include, but not be limited to, Provider education, Provider profiling, monitoring, and feedback activities.

The HMO must require PCPs, through contract provisions or Provider Manual, to assess the medical needs of Members for referral to specialty care providers and provide referrals as needed. PCPs must coordinate Members' care with specialty care providers after referral. The HMO must make best efforts to ensure that PCPs assess Member needs for referrals and make such referrals. Best efforts must include, but not be limited to, Provider education activities and review of Provider referral patterns.

8.1.4.3 PCP NOTIFICATION

The HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than five (5) working days after the HMO receives the Enrollment File from the HHSC Administrative Services Contractor each month. The HMO may offer and provide such enrollment information in alternative formats, such as through access to a secure Internet site, when such format is acceptable to the PCP.

8.1.4.4 PROVIDER CREDENTIALING AND RE-CREDENTIALING

The HMO must review, approve and periodically recertify the credentials of all participating physician Providers and all other licensed Providers who participate in the HMO's Provider Network. The HMO may subcontract with another entity to which it delegates such credentialing activities if such delegated credentialing is maintained in accordance with the National Committee for Quality Assurance (NCQA) delegated credentialing requirements and any comparable requirements defined by HHSC.

At a minimum, the scope and structure of a HMO's credentialing and re-credentialing processes must be consistent with recognized HMO industry standards such as those provided by NCQA and relevant state and federal regulations including 28 T.A.C. Section 11.1902, relating to credentialing of providers in HMOs, and as an additional requirement for Medicaid HMOs, 42 C.F.R.
Section 438.214(b). The initial credentialing process, including application, verification of information, and a site visit (if applicable), must be completed before the effective date of the initial contract with the physician or Provider. The re-credentialing process must occur at least every three years.

The re-credentialing process must take into consideration Provider performance data including, but not be limited to, Member Complaints and Appeals, quality of care, and utilization management.

8.1.4.5 BOARD CERTIFICATION STATUS

The HMO must maintain a policy with respect to Board Certification for PCPs and specialty physicians that encourage participation of board certified PCPs and specialty physicians in the Provider Network. The HMO must make information on the percentage of Board-certified PCPs in the Provider Network and the percentage of Board-certified specialty physicians, by specialty, available to HHSC upon request.


                                                                            8-12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.4.6 PROVIDER MANUAL, MATERIALS AND TRAINING

The HMO must prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g., behavioral health) to all existing Network Providers. For newly contracted Providers, the HMO must issue copies of the Provider Manual(s) within five (5) working days from inclusion of the Provider into the Network. The Provider Manual must contain sections relating to special requirements of the HMO Program(s) and the enrolled populations in compliance with the requirements of this Contract.

HHSC or its designee must approve the Provider Manual, and any substantive revisions to the Provider Manual, prior to publication and distribution to Providers. The Provider Manual must contain the critical elements defined in the UNIFORM MANAGED CARE MANUAL. HHSC's initial review of the Provider Manual is part of the Operational Readiness Review described in ATTACHMENT B-1, SECTION 7.

The HMO must provide training to all Providers and their staff regarding the requirements of the Contract and special needs of Members. The HMO's Medicaid and/or CHIP Program training must be completed within 30 days of placing a newly contracted Provider on active status. The HMO must provide on-going training to new and existing Providers as required by the HMO or HHSC to comply with the Contract. The HMO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each Provider and their staff.

The HMO must establish ongoing Provider training that includes, but is not limited to, the following issues:

     1. Covered Services and the Provider's responsibilities for providing and/or coordinating such services. Special emphasis must be placed on areas that vary from commercial coverage rules (e.g., Early Intervention services, therapies and DME/Medical Supplies); and for Medicaid, making referrals and coordination with Non-capitated Services;

     2.   Relevant requirements of the Contract;

     3. The HMO's quality assurance and performance improvement program and the Provider's role in such a program; and

     4. The HMO's policies and procedures, especially regarding in-network and Out-of- Network referrals.

Provider Materials produced by the HMO, relating to Medicaid Managed Care and/or the CHIP Program, must be in compliance with State and Federal laws and requirements of the HHSC UNIFORM MANAGED CARE CONTRACT TERMS AND CONDITIONS. HMO must make available any provider materials to HHSC upon request.

8.1.4.7 PROVIDER HOTLINE

The HMO must operate a toll-free telephone line for Provider inquiries from 8 a.m. to 5 p.m. local time for the Service Area, Monday through Friday, except for State-approved holidays. The Provider Hotline must be staffed with personnel who are knowledgeable about Covered Services and each applicable HMO Program, and for Medicaid, about Non-capitated Services.


                                                                            8-13

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The HMO must ensure that after regular business hours the line is answered by an automated system with the capability to provide callers with operating hours information and instructions on how to verify enrollment for a Member with an Urgent Condition or an Emergency Medical Condition. The HMO must have a process in place to handle after-hours inquiries from Providers seeking to verify enrollment for a Member with an Urgent Condition or an Emergency Medical Condition, provided, however, that the HMO and its Providers must not require such verification prior to providing Emergency Services.

The HMO must ensure that the Provider Hotline meets the following minimum performance requirements for all HMO Programs and Service Areas:

     1. 99% of calls are answered by the fourth ring or an automated call pick-up system is used;

     2.   no more than one percent of incoming calls receive a busy signal;

     3.   the average hold time is 2 minutes or less; and

     4.   the call abandonment rate is 7% or less.

The HMO must conduct ongoing call quality assurance to ensure these standards are met. The Provider Hotline may serve multiple HMO Programs if Hotline staff is knowledgeable about all of the HMO's Programs. The Provider Hotline may serve multiple Service Areas if the Hotline staff is knowledgeable about all such Service Areas, including the Provider Network in such Service Areas.

The HMO must monitor its performance regarding Provider Hotline standards and submit performance reports summarizing call center performance for the Hotline as indicated in SECTION 8.1.20. If the HMO subcontracts with a Behavioral Health Organization (BHO) that is responsible for Provider Hotline functions related to Behavioral Health Services, the BHO's Provider Hotline must meet the requirements in SECTION 8.1.4.7.

8.1.4.8 PROVIDER REIMBURSEMENT

The HMO must make payment for all Medically Necessary Covered Services provided to all Members for whom the HMO is paid a capitation. The HMO must ensure that claims payment is timely and accurate as described in SECTION 8.1.18.5. The HMO must require tax identification numbers from all participating Providers. The HMO is required to do back-up withholding from all payments to Providers who fail to give tax identification numbers or who give incorrect numbers.

8.1.4.9 TERMINATION OF PROVIDER CONTRACTS

Unless prohibited or limited by applicable law, at least 15 days prior to the effective date of the HMO's termination of contract of any participating Provider the HMO must notify the HHSC Administrative Services Contractor and notify affected current Members in writing. Affected Members include all Members in a PCP's panel and all Members who have been receiving ongoing care from the terminated Provider, where ongoing care is defined as two or more visits for home-based or office-based care in the past 12 months.

For CHIP, the HMO's process for terminating Provider contracts must comply with the Texas Insurance Code and TDI regulations.


                                                                            8-14

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.5 MEMBER SERVICES

The HMO must maintain a Member Services Department to assist Members and Members' family members or guardians in obtaining Covered Services for Members. The HMO must maintain employment standards and requirements (e.g., education, training, and experience) for Member Services Department staff and provide a sufficient number of staff for the Member Services Department to meet the requirements of this Section, including Member Hotline response times, and Linguistic Access capabilities, see 8.1.5.6 Member Hotline Requirements.

8.1.5.1 MEMBER MATERIALS

The HMO must design, print and distribute Member identification (ID) cards and a Member Handbook to Members. No later than the fifth business day of the month following the receipt of an Enrollment File from the HHSC Administrative Services Contractor, the HMO must mail a Member's ID card and Member Handbook to the Case Head or Account Name for each new Member. When the Case Head or Account Name is on behalf of two or more new Members, the HMO is only required to send one Member Handbook. The HMO is responsible for mailing materials only to those Members for whom valid address data are contained in the Enrollment File.

The HMO must design, print and distribute a Provider Directory to the HHSC Administrative Services Contractor as described in SECTION 8.1.5.4.

Member materials must be at or below a 6th grade reading level as measured by the appropriate score on the Flesch reading ease test. Member materials must be available in English, Spanish, and the languages of other Major Population Groups making up 10% or more of the managed care eligible population in the HMO's Service Area, as specified by HHSC. HHSC will provide the HMO with reasonable notice when the enrolled population reaches 10% within the HMO's Service Area. All Member materials must be available in a format accessible to the visually impaired, which may include large print, Braille, and audiotapes.

The HMO must submit member materials to HHSC for approval prior to use or mailing. HHSC will identify any required changes to the Member materials within 15 business days. If HHSC has not responded to the Contractor by the fifteenth day, the Contractor may proceed to use the submitted materials. HHSC reserves the right to require discontinuation of any Member materials that violate the terms of the UNIFORM MANAGED CARE TERMS AND CONDITIONS, including but not limited to "Marketing Policies and Procedures" as described in the UNIFORM MANAGED CARE MANUAL.

8.1.5.2 MEMBER IDENTIFICATION (ID) CARD

All Member ID cards must, at a minimum, include the following information:

          1.   the Member's name;

          2.   the Member's Medicaid or CHIP number;

          3.   the effective date of the PCP assignment;

          4. the PCP's name, address (optional for all products), and telephone number;


                                                                            8-15

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

          5.   the name of the HMO;

          6. the 24-hour, seven (7) day a week toll-free Member services telephone number and BH Hotline number operated by the HMO; and

          7. any other critical elements identified in the UNIFORM MANAGED CARE MANUAL.

The HMO must reissue the Member ID card if a Member reports a lost card, there is a Member name change, if the Member requests a new PCP, or for any other reason that results in a change to the information disclosed on the ID card.

8.1.5.3 MEMBER HANDBOOK

HHSC must approve the Member Handbook, and any substantive revisions, prior to publication and distribution. As described in ATTACHMENT B-1, SECTION 7, the HMO must develop and submit to HHSC the draft Member Handbook for approval during the Readiness Review and must submit a final Member Handbook incorporating changes required by HHSC prior to the Operational Start Date.

The Member Handbook for each applicable HMO Program must, at a minimum, meet the Member materials requirements specified by SECTION 8.1.5.1 above and must include critical elements in the UNIFORM MANAGED CARE MANUAL.

The HMO must produce a revised Member Handbook, or an insert informing Members of changes to Covered Services upon HHSC notification and at least 30 days prior to the effective date of such change in Covered Services. In addition to modifying the Member materials for new Members, the HMO must notify all existing Members of the Covered Services change during the time frame specified in this subsection.

8.1.5.4 PROVIDER DIRECTORY

The Provider Directory for each applicable HMO Program, and any substantive revisions, must be approved by HHSC prior to publication and distribution. The HMO is responsible for submitting draft Provider directory updates to HHSC for prior review and approval if changes other than PCP information or clerical corrections are incorporated into the Provider Directory.

As described in ATTACHMENT B-1, SECTION 7, during the Readiness Review, the HMO must develop and submit to HHSC the draft Provider Directory template for approval and must submit a final Provider Directory incorporating changes required by HHSC prior to the Operational Start Date. Such draft and final Provider Directories must be submitted according to the deadlines established in ATTACHMENT B-1, SECTION 7.

The Provider Directory for each applicable HMO Program must, at a minimum, meet the Member Materials requirements specified by SECTION 8.1.5.1 above and must include critical elements in the UNIFORM MANAGED CARE MANUAL. The Provider Directory must include only Network Providers credentialed by the HMO in accordance with SECTION 8.1.4.4. If the HMO contracts with limited Provider Networks, the Provider Directory must comply with the requirements of 28 T.A.C.
Section 11.1600(b)(1 1), relating to the disclosure and notice of limited Provider Networks.


                                                                            8-16

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The HMO must update the Provider Directory on a quarterly basis. The HMO must make such update available to existing Members on request, and must provide such update to the HHSC Administrative Services Contractor at the beginning of each state fiscal quarter. HHSC will consult with the HMOs and the HHSC Administrative Services Contractors to discuss methods for reducing the HMO's administrative costs of producing new Provider Directories, including considering submission of new Provider Directories on a semi-annual rather than a quarterly basis if a HMO has not made major changes in its Provider Network, as determined by HHSC. HHSC will establish weight limits for the Provider Directories. Weight limits may vary by Service Area. HHSC will require HMOs that exceed the weight limits to compensate HHSC for postage fees in excess of the weight limits.

The HMO must send the most recent Provider Directory, including any updates, to Members upon request. The HMO must, at least annually, include written and verbal offers of such Provider Directory in its Member outreach and education materials.

8.1.5.5 INTERNET WEBSITE

The HMO must develop and maintain, consistent with HHSC standards and Section
843.2015 of the Texas Insurance Code and other applicable state laws, a website to provide general information about the HMO's Program(s), its Provider Network, its customer services, and its Complaints and Appeals process. The HMO may develop a page within its existing website to meet the requirements of this section. The HMO must maintain a Provider Directory for its HMO Program(s) on the HMO's website with designation of open versus closed panels. The HMO's website must comply with the Marketing Policies and Procedures for each applicable HHSC HMO Program.

The website's HMO Program content must be:

          1. Written in Major Population Group languages (which under this contract include only English and Spanish);

          2.   Culturally appropriate;

          3.   Written for understanding at the 6th grade reading level; and

          4. Be geared to the health needs of the enrolled HMO Program population.

To minimize download and "wait times," the website must avoid tools or techniques that require significant memory or disk resources or require special intervention on the customer side to install plug-ins or additional software. Use of proprietary items that would require a specific browser are not allowed. HHSC strongly encourages the use of tools that take advantage of efficient data access methods and reduce the load on the server or bandwidth.

8.1.5.6 MEMBER HOTLINE

The HMO must operate a toll-free hotline that Members can call 24 hours a day, seven (7) days a week. The Member Hotline must be staffed with personnel who are knowledgeable about its HMO Program(s) and Covered Services, between the hours of 8:00 a.m. to 5:00 p.m. local time for the Service Area, Monday through Friday, excluding state-approved holidays.


                                                                            8-17

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must ensure that after hours, on weekends, and on holidays the Member Services Hotline is answered by an automated system with the capability to provide callers with operating hours and instructions on what to do in cases of emergency. All recordings must be in English and in Spanish. A voice mailbox must be available after hours for callers to leave messages. The HMO's Member Services representatives must return member calls received by the automated system on the next working day.

If the Member Hotline does not have a voice-activated menu system, the HMO must have a menu system that will accommodate Members who cannot access the system through other physical means, such as pushing a button.

The HMO must ensure that its Member Service representatives treat all callers with dignity and respect the callers' need for privacy. At a minimum, the HMO's Member Service representatives must be:

     1.   Knowledgeable about Covered Services;

     2. Able to answer non-technical questions pertaining to the role of the PCP;

     3. Able to answer non-clinical questions pertaining to referrals or the process for receiving authorization for procedures or services;

     4.   Able to give information about Providers in a particular area;

     5. Knowledgeable about Fraud, Abuse, and Waste and the requirements to report any conduct that, if substantiated, may constitute Fraud, Abuse, or Waste in the HMO Program;

     6.   Trained regarding Cultural Competency;

     7. Trained regarding the process used to confirm the status of persons with Special Health Care Needs;

     8. For Medicaid members, able to answer non-clinical questions pertaining to accessing Non-capitated Services; and

     9. For CHIP Members, able to give correct cost-sharing information relating to premiums, co-pays or deductibles, as applicable.

Hotline services must meet Cultural Competency requirements and must appropriately handle calls from non-English speaking (and particularly, Spanish-speaking) callers, as well as calls from individuals who are deaf or hard-of-hearing. To meet these requirements, the HMO must employ bilingual Spanish-speaking Member Services representatives and must secure the services of other contractors as necessary to meet these requirements.

The HMO must process all incoming Member correspondence and telephone inquiries in a timely and responsive manner. The HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member. The HMO must ensure that the toll-free Member Hotline meets the following minimum performance requirements for all HMO Programs and Service Areas:

     1. 99% of calls are answered by the fourth ring or an automated call pick-up system;

     2.   no more than one percent (1%) of incoming calls receive a busy signal;

     3. at least 80% of calls must be answered by toll-free line staff within 30 seconds;

     4.   the call abandonment rate is 7% or less; and

     5.   the average hold time is 2 minutes or less.


                                                                            8-18

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must conduct ongoing quality assurance to ensure these standards are met.

The Member Services Hotline may serve multiple HMO Programs if Hotline staff is knowledgeable about all of the HMO's Medicaid and/or CHIP Programs. The Member Services Hotline may serve multiple Service Areas if the Hotline staff is knowledgeable about all such Service Areas, including the Provider Network in each Service Area.

The HMO must monitor its performance regarding HHSC Member Hotline standards and submit performance reports summarizing call center performance for the Member Hotline as indicated in SECTION 8.1.20 and the UNIFORM MANAGED CARE MANUAL.

8.1.5.7 MEMBER EDUCATION

The HMO must, at a minimum, develop and implement health education initiatives that educate Members about:

     1.   How the HMO system operates, including the role of the PCP;

     2. Covered Services, limitations and any Value-added Services offered by the HMO;

     3.   The value of screening and preventive care, and

     4.   How to obtain services, including:

          a.   Emergency Services;

          b.   Accessing OB/GYN and specialty care;

          c.   Behavioral Health Services;

          d.   Disease Management programs;

          e. Service Coordination, treatment for pregnant women, Members with Special Health Care Needs, including Children with Special Health Care Needs; and other special populations;

          f.   Early Childhood Intervention (ECI) Services;

          g. Screening and preventive services, including well-child care (THSteps medical checkups for Medicaid Members);

          h.   For CHIP Members, Member co-payments

          i.   Suicide prevention; and

          j.   Identification and health education related to Obesity.

The HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members. The HMO must propose, implement, and assess innovative Member education strategies for wellness care and immunization, as well as general health promotion and prevention. The HMO must conduct wellness promotion programs to improve the health status of its Members. The HMO may cooperatively conduct health education classes for all enrolled Members with one or more HMOs also contracting with HHSC in the Service Area. The HMO must work with its Providers to integrate health education, wellness and prevention training into the care of each Member.

The HMO also must provide condition and disease-specific information and educational materials to Members, including information on its Service Management and Disease Management programs described in SECTION 8.1.13 AND
SECTION 8.1. Condition- and disease-specific information must be oriented to various groups within the managed care eligible population, such


                                                                            8-19

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

as children, the elderly, persons with disabilities and non-English speaking Members, as appropriate to the HMO's Medicaid and/or CHIP Program(s).

8.1.5.8 CULTURAL COMPETENCY PLAN

The HMO must have a comprehensive written Cultural Competency Plan describing how the HMO will ensure culturally competent services, and provide Linguistic Access and Disability-related Access. The Cultural Competency Plan must describe how the individuals and systems within the HMO will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions as well as those with disabilities in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves the dignity of each. The HMO must submit the Cultural Competency Plan to HHSC for Readiness Review. Modifications and amendments to the plan must be submitted to HHSC no later than 30 days prior to implementation. The Plan must also be made available to the HMO's Network of Providers.

8.1.5.9 MEMBER COMPLAINT AND APPEAL PROCESS

The HMO must develop, implement and maintain a system for tracking, resolving, and reporting Member Complaints regarding its services, processes, procedures, and staff. The HMO must ensure that Member Complaints are resolved within 30 calendar days after receipt. The HMO is subject to remedies, including liquidated damages, if at least 98 percent of Member Complaints are not resolved within 30 days of receipt of the Complaint by the HMO. Please see the UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS and ATTACHMENT B-5, DELIVERABLES/LIQUIDATED DAMAGES MATRIX.

The HMO must develop, implement and maintain a system for tracking, resolving, and reporting Member Appeals regarding the denial or limited authorization of a requested service, including the type or level of service and the denial, in whole or in part, of payment for service. Within this process, the HMO must respond fully and completely to each Appeal and establish a tracking mechanism to document the status and final disposition of each Appeal.

The HMO must ensure that Member Appeals are resolved within 30 calendar days, unless the HMO can document that the Member requested an extension or the HMO shows there is a need for additional information and the delay is in the Member's interest. The HMO is subject to liquidated damages if at least 98 percent of Member Appeals are not resolved within 30 days of receipt of the Appeal by the HMO. Please see the UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS and ATTACHMENT B-5, DELIVERABLES/LIQUIDATED DAMAGES MATRIX.

Medicaid HMOs must follow the Member Complaint and Appeal Process described in
SECTION 8.2.6. CHIP HMOs must comply with the CHIP Complaint and Appeal Process described in SECTION 8.4.2.

8.1.6 MARKETING AND PROHIBITED PRACTICES

The HMO and its Subcontractors must adhere to the Marketing Policies and Procedures as set forth by HHSC in the Contract, and the HHSC UNIFORM MANAGED CARE MANUAL.


                                                                            8-20

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.1.7 QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT

The HMO must provide for the delivery of quality care with the primary goal of improving the health status of Members and, where the Member's condition is not amenable to improvement, maintain the Member's current health status by implementing measures to prevent any further decline in condition or deterioration of health status. The HMO must work in collaboration with Providers to actively improve the quality of care provided to Members, consistent with the Quality Improvement Goals and all other requirements of the Contract. The HMO must provide mechanisms for Members and Providers to offer input into the HMO's quality improvement activities.

8.1.7.1 QAPI PROGRAM OVERVIEW

The HMO must develop, maintain, and operate a quality assessment and performance improvement (QAPI) Program consistent with the Contract, and TDI requirements, including 28 T.A.C. Section 11.1901(a)(5) and Section 11.1902. Medicaid HMOs must also meet the requirements of 42 C.F.R. Section 438.240.

The HMO must have on file with HHSC an approved plan describing its QAPI Program, including how the HMO will accomplish the activities required by this section. The HMO must submit a QAPI Program Annual Summary in a format and timeframe specified by HHSC or its designee. The HMO must keep participating physicians and other Network Providers informed about the QAPI Program and related activities. The HMO must include in Provider contracts a requirement securing cooperation with the QAPI.

The HMO must approach all clinical and non-clinical aspects of quality assessment and performance improvement based on principles of Continuous Quality Improvement (CQI)/Total Quality Management (TQM) and must:

     1.   Evaluate performance using objective quality indicators;

     2.   Foster data-driven decision-making;

     3.   Recognize that opportunities for improvement are unlimited;

     4.   Solicit Member and Provider input on performance and QAPI activities;

     5. Support continuous ongoing measurement of clinical and non-clinical effectiveness and Member satisfaction;

     6. Support programmatic improvements of clinical and non-clinical processes based on findings from on-going measurements; and

     7. Support re-measurement of effectiveness and Member satisfaction, and continued development and implementation of improvement interventions as appropriate.

8.1.7.2 QAPI PROGRAM STRUCTURE

The HMO must maintain a well-defined QAPI structure that includes a planned systematic approach to improving clinical and non-clinical processes and outcomes. The HMO must designate a senior executive responsible for the QAPI Program and the Medical Director must have substantial involvement in QAPI Program activities. At a minimum, the HMO must ensure that the QAPI Program structure:


                                                                            8-21

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

     1. Is organization-wide, with clear lines of accountability within the organization;

     2. Includes a set of functions, roles, and responsibilities for the oversight of QAPI activities that are clearly defined and assigned to appropriate individuals, including physicians, other clinicians, and non-clinicians;

     3. Includes annual objectives and/or goals for planned projects or activities including clinical and non-clinical programs or initiatives and measurement activities; and

     4.   Evaluates the effectiveness of clinical and non-clinical initiatives.

8.1.7.3 CLINICAL INDICATORS

The HMO must engage in the collection of clinical indicator data. The HMO must use such clinical indicator data in the development, assessment, and modification of its QAPI Program.

8.1.7.4 QAPI PROGRAM SUBCONTRACTING

If the HMO subcontracts any of the essential functions or reporting requirements contained within the QAPI Program to another entity, the HMO must maintain a file of the subcontractors. The file must be available for review by HHSC or its designee upon request.

8.1.7.5 BEHAVIORAL HEALTH INTEGRATION INTO QAPI PROGRAM

If the HMO provides Behavioral Health Services within the Covered Services as defined in ATTACHMENT B-2, it must integrate behavioral health into its QAPI Program and include a systematic and on-going process for monitoring, evaluating, and improving the quality and appropriateness of Behavioral Health Services provided to Members. The HMO must collect data, and monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the Member's overall care.

8.1.7.6 CLINICAL PRACTICE GUIDELINES

The HMO must adopt not less than two evidence-based clinical practice guidelines for each applicable HMO Program. Such practice guidelines must be based on valid and reliable clinical evidence, consider the needs of the HMO's Members, be adopted in consultation with contracting health care professionals, and be reviewed and updated periodically, as appropriate. The HMO must develop practice guidelines based on the health needs and opportunities for improvement identified as part of the QAPI Program.

The HMO may coordinate the development of clinical practice guidelines with other HHSC HMOs to avoid providers in a Service Area receiving conflicting practice guidelines from different HMOs.

The HMO must disseminate the practice guidelines to all affected Providers and, upon request, to Members and potential Members.

The HMO must take steps to encourage adoption of the guidelines, and to measure compliance with the guidelines, until such point that 90% or more of the Providers are consistently in compliance, based on HMO measurement findings. The HMO must employ substantive Provider


                                                                            8-22

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

motivational incentive strategies, such as financial and non-financial incentives, to improve Provider compliance with clinical practice guidelines. The HMO's decisions regarding utilization management, Member education, coverage of services, and other areas included in the practice guidelines must be consistent with the HMO's clinical practice guidelines.

8.1.7.7 PROVIDER PROFILING

The HMO must conduct PCP and other Provider profiling activities at least annually. As part of its QAPI Program, the HMO must describe the methodology it uses to identify which and how many Providers to profile and to identify measures to use for profiling such Providers.

Provider profiling activities must include, but not be limited to:

     1. Developing PCP and Provider-specific reports that include a multi-dimensional assessment of a PCP or Provider's performance using clinical, administrative, and Member satisfaction indicators of care that are accurate, measurable, and relevant to the enrolled population;

     2. Establishing PCP, Provider, group, Service Area or regional Benchmarks for areas profiled, where applicable, including STAR and CHIP-specific Benchmarks where appropriate; and

     3. Providing feedback to individual PCPs and Providers regarding the results of their performance and the overall performance of the Provider Network.

8.1.7.8 NETWORK MANAGEMENT

The HMO must:

     1. Use the results of its Provider profiling activities to identify areas of improvement for individual PCPs and Providers, and/or groups of Providers;

     2. Establish Provider-specific quality improvement goals for priority areas in which a Provider or Providers do not meet established HMO standards or improvement goals;

     3. Develop and implement incentives, which may include financial and non-financial incentives, to motivate Providers to improve performance on profiled measures; and

     4. At least annually, measure and report to HHSC on the Provider Network and individual Providers' progress, or lack of progress, towards such improvement goals.

8.1.7.9 COLLABORATION WITH THE EQRO

The HMO will collaborate with HHSC's external quality review organization (EQRO) to develop studies, surveys, or other analytical approaches that will be carried out by the EQRO. The purpose of the studies, surveys, or other analytical approaches is to assess the quality of care and service provided to Members and to identify opportunities for HMO improvement. To facilitate this process, the HMO will supply claims data to the EQRO in a format identified by HHSC in consultation with HMOs, and will supply medical records for focused clinical reviews conducted by the EQRO. The HMO must also work collaboratively with HHSC and the EQRO to annually measure selected HEDIS measures that require chart reviews. During the first year of operations, HHSC anticipates that the selected measures will include, at a minimum, well-child visits and


                                                                            8-23

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

immunizations, appropriate use of asthma medications, measures related to Members with diabetes, and control of high blood pressure.

8.1.8 UTILIZATION MANAGEMENT

The HMO must have a written utilization management (UM) program description, which includes, at a minimum:

               1. Procedures to evaluate the need for Medically Necessary Covered Services;

               2. The clinical review criteria used, the information sources, the process used to review and approve the provision of Covered Services;

               3. The method for periodically reviewing and amending the UM clinical review criteria; and

               4. The staff position functionally responsible for the day-to-day management of the UM function.

The HMO must make best efforts to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate in making UM determinations.

The HMO must issue coverage determinations, including adverse determinations, according to the following timelines:

          - Within three (3) business days after receipt of the request for authorization of services;

          - Within one (1) business day for concurrent hospitalization decisions; and

          - Within one (1) hour for post-stabilization or life-threatening conditions, except that for Emergency Medical Conditions and Emergency Behavioral Health Conditions, the HMO must not require prior authorization.

The HMO's UM Program must include written policies and procedures to ensure:

     1. Consistent application of review criteria that are compatible with Members' needs and situations;

     2. Determinations to deny or limit services are made by physicians under the direction of the Medical Director;

     3. Appropriate personnel are available to respond to utilization review inquiries 8:00 a.m. to 5:00 p.m., Monday through Friday, with a telephone system capable of accepting utilization review inquiries after normal business hours. The HMO must respond to calls within one business day;

     4.   Confidentiality of clinical information; and

     5. Quality is not adversely impacted by financial and reimbursement-related processes and decisions.

For HMOs with preauthorization or concurrent review programs, qualified medical professionals must supervise preauthorization and concurrent review decisions.

The HMO UM Program must include polices and procedures to:


                                                                            8-24

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

     1.   Routinely assess the effectiveness and the efficiency of the UM
          Program;

     2. Evaluate the appropriate use of medical technologies, including medical procedures, drugs and devices;

     3.   target areas of suspected inappropriate service utilization;

     4.   Detect over- and under-utilization;

     5. Routinely generate Provider profiles regarding utilization patterns and compliance with utilization review criteria and policies;

     6. Compare Member and Provider utilization with norms for comparable individuals;

     7. Routinely monitor inpatient admissions, emergency room use, ancillary, and out-of-area services;

     8. Ensure that when Members are receiving Behavioral Health Services from the local mental health authority that the HMO is using the same UM guidelines as those prescribed for use by Local Mental Health Authorities by MHMR which are published at:
          http://www.mhmr.state.tx.us/centraloffice/behavioralhealthservices/
          RDMClinGuide.html; and

     9. Refer suspected cases of provider or Member Fraud, Abuse, or Waste to the Office of Inspector General (OIG) as required by Section 8.1.19.

8.1.9 EARLY CHILDHOOD INTERVENTION (ECI)

The HMO must ensure that Network Providers are educated regarding their responsibility under federal laws (e.g., 20 U.S.C. Section 1435 (a)(5); 34 C.F.R. Section 303.321(d)) to identify and refer any Member age three (3) or under suspected of having a developmental disability or delay, or who is at risk of delay, to the designated ECI program for screening and assessment within two
(2) working days from the day the Provider identifies the Member. The HMO must use written educational materials developed or approved by the Department of Assistive and Rehabilitative Services - Division for Early Childhood Intervention Services for these "child find" activities. Eligibility for ECI services will be determined by the local ECI program using the criteria contained in 40 T.A.C. Section 108.25.

The HMO must contract with qualified ECI Providers to provide ECI services to Members under age three who have been determined eligible for ECI services. The HMO must permit Members to self refer to local ECI Service Providers without requiring a referral from the Member's PCP. The HMO's policies and procedures, including its Provider Manual, must include written policies and procedures for allowing such self-referral to ECI providers.

The HMO must coordinate and cooperate with local ECI programs in the development and implementation of the Individual Family Service Plan (IFSP), including on-going case management and other non-capitated services required by the Member's IFSP. The IFSP is an agreement developed by the interdisciplinary team that consists of the ECI Case Manager/Service Coordinator, the Member/family, and other professionals who participated in the Member's evaluation or are providing direct services to the Member, and may include the Member's Primary Care Physician (PCP) with parental consent. The IFSP identifies the Member's present level of development based on assessment, describes the services to be provided to the child to meet the needs of the child and the family, and identifies the person or persons responsible for each service required by the plan. The IFSP shall be transmitted by the ECI Provider to the HMO and the PCP with parental consent to enhance coordination of the plan of care. The IFSP may be included in the Member's medical record.


                                                                            8-25

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

Cooperation with the ECI program includes covering medical diagnostic procedures and providing medical records required to perform developmental assessments and developing the IFSP within the 45-day timeline established in federal rule (34 C.F.R. Section 303.342(a)). The HMO must require compliance with these requirements through Provider contract provisions. The HMO must not withhold authorization for the provision of such medical diagnostic procedures. The HMO must promptly provide to the ECI program, relevant medical records available to the HMO.

The interdisciplinary team will determine Medical Necessity for health and Behavioral Health Services as approved by the Member's PCP. The HMO must require, through contract provisions, that all Medically Necessary health and Behavioral Health Services contained in the Member's IFSP are provided to the Member in the amount, duration, scope and service setting established by the IFSP. The HMO must allow services to be provided by a non-network provider if a Network Provider is not available to provide the services in the amount, duration, scope and service setting as required by the IFSP. The HMO cannot modify the plan of care or alter the amount, duration, scope, or service setting required by the Member's IFSP. The HMO cannot create unnecessary barriers for the Member to obtain IFSP services, including requiring prior authorization for the ECI assessment or establishing insufficient authorization periods for prior authorized services.

8.1.10 SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS, AND CHILDREN
     (WIC) - SPECIFIC REQUIREMENTS

The HMO must, by contract, require its Providers to coordinate with the Special Supplemental Nutrition Program for Women, Infants, and Children (WIC) to provide medical information necessary for WIC eligibility determinations, such as height, weight, hematocrit or hemoglobin. The HMO must make referrals to WIC for Members potentially eligible for WIC. The HMO may use the nutrition education provided by WIC to satisfy certain health education requirements of the Contract.

8.1.11 COORDINATION WITH TEXAS DEPARTMENT OF FAMILY AND PROTECTIVE SERVICES

The HMO must cooperate and coordinate with the Texas Department of Family and Protective Services (TDFPS) (formerly the Department of Protective and Regulatory Services) for the care of a child who is receiving services from or has been placed in the conservatorship of TDFPS.

The HMO must comply with all provisions related to Covered Services, including Behavioral Health Services, in the following documents:

     - A court order (Order) entered by a Court of Continuing Jurisdiction placing a child under the protective custody of TDFPS.

     - A TDFPS Service Plan entered by a Court of Continuing Jurisdiction placing a child under the protective custody of TDFPS.

     - A TDFPS Service Plan voluntarily entered into by the parents or person having legal custody of a Member and TDFPS.


                                                                            8-26

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO cannot deny, reduce, or controvert the Medical Necessity of any health or Behavioral Health Services included in an Order. The HMO may participate in the preparation of the medical and behavioral care plan prior to TDFPS submitting the health care plan to the Court. Any modification or termination of court-ordered services must be presented and approved by the court having jurisdiction over the matter.

A Member or the parent or guardian whose rights are subject to an Order or Service Plan cannot use the HMO's Complaint or Appeal processes, or the HHSC Fair Hearing process to Appeal the necessity of the Covered Services.

The HMO must include information in its Provider Manuals and training materials regarding:

     1.   Providing medical records to TDFPS;

     2. Scheduling medical and Behavioral Health Services appointments within 14 days unless requested earlier by TDFPS; and

     3.   Recognition of abuse and neglect, and appropriate referral to TDFPS.

The HMO must continue to provide all Covered Services to a Member receiving services from, or in the protective custody of, TDFPS until the Member has been disenrolled from the HMO due to loss of Medicaid managed care eligibility or placed into foster care.

8.1.12 SERVICES FOR PEOPLE WITH SPECIAL HEALTH CARE NEEDS

This section applies to both STAR and CHIP HMOs.

8.1.12.1 IDENTIFICATION

The HMO must develop and maintain a system and procedures for identifying Members with Special Health Care Needs (MSHCN), including people with disabilities or chronic or complex medical and behavioral health conditions and Children with Special Health Care Needs (CSHCN)(1).

The HMO must contact Members pre-screened by the HHSC Administrative Services Contractor as MSHCN to determine whether they meet the HMO's MSHCN assessment criteria, and to determine whether the Member requires special services described in this section. The HMO must provide information to the HHSC Administrative Services Contractor that identifies Members who the HMO has assessed to be MSHCN, including any Members pre-screened by the HHSC Administrative Services Contractor and confirmed by the HMO as a MSHCN. The information must be provided, in a format and on a timeline to be specified by HHSC in the UNIFORM MANAGED CARE MANUAL, and updated with newly identified MSHCN by the 10th day of each

----------
(1) CSHCN is a term often used to refer to a services program for children with special health care needs administered by TDH, and described in 25 TAC,
     Part 1, Section 38.1. Although children served through this program may also be served by Medicaid or CHIP, the reference to "CSHCN" in this Contract does not refer to children served through this program.


                                                                            8-27

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

month. In the event that a MSHCN changes HMOs, the HMO must provide the receiving contractor information concerning the results of the HMO's identification and assessment of that Member's needs, to prevent duplication of those activities.

8.1.12.2 ACCESS TO CARE AND SERVICE MANAGEMENT

Once identified, the HMO must have effective systems to ensure the provision of Covered Services to meet the special preventive, primary Acute Care, and specialty health care needs appropriate for treatment of the individual Member's condition(s).

The HMO must provide access to identified PCPs and specialty care Providers with experience serving MSHCN. Such Providers must be board-qualified or board-eligible in their specialty. The HMO may request exceptions from HHSC for approval of traditional providers who are not board-qualified or board-eligible but who otherwise meet the HMO's credentialing requirements.

For services to CSHCN, the HMO must have Network PCPs and specialty care Providers that have demonstrated experience with CSHCN in pediatric specialty centers such as children's hospitals, teaching hospitals, and tertiary care centers.

The HMO is responsible for working with MSHCN, their families and legal guardians if applicable, and their health care providers to develop a seamless package of care in which primary, Acute Care, and specialty service needs are met through a Service Plan that is understandable to the Member, or, when applicable, the Member's legal guardian.

The HMO is responsible for providing Service Management to develop a Service Plan and ensure MSHCN, including CSHCN, have access to treatment by a multidisciplinary team when the Member's PCP determines the treatment is Medically Necessary, or to avoid separate and fragmented evaluations and service plans. The team must include both physician and non-physician providers determined to be necessary by the Member's PCP for the comprehensive treatment of the Member. The team must:

     1.   Participate in hospital discharge planning;

     2. Participate in pre-admission hospital planning for non-emergency hospitalizations;

     3. Develop specialty care and support service recommendations to be incorporated into the Service Plan; and

     4. Provide information to the Member, or when applicable, the Member's legal guardian concerning the specialty care recommendations.

MSHCN, their families, or their health providers may request Service Management from the HMO. The HMO must make an assessment of whether Service Management is needed and furnish Service Management when appropriate. The HMO may also recommend to a MSHCN, or to a CSHCN's family, that Service Management be furnished if the HMO determines that Service Management would benefit the Member.

The HMO must provide information and education in its Member Handbook and Provider Manual about the care and treatment available in the HMO's plan for Members with Special Health Care Needs, including the availability of Service Management.


                                                                            8-28

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must have a mechanism in place to allow Members with Special Health Care Needs to have direct access to a specialist as appropriate for the Member's condition and identified needs, such as a standing referral to a specialty physician. The HMO must also provide MSHCN with access to non-primary care physician specialists as PCPs, as required by 28 T.A.C. Section 11.900 and
SECTION 8.1.

The HMO must implement a systematic process to coordinate Non-capitated Services, and enlist the involvement of community organizations that may not be providing Covered Services but are otherwise important to the health and wellbeing of Members. The HMO also must make a best effort to establish relationships with State and local programs and community organizations, such as those listed below, in order to make referrals for MSHCN and other Members who need community services:

          -    Community Resource Coordination Groups (CRCGs);

          -    Early Childhood Intervention (ECI) Program;

          -    Local school districts (Special Education);

          - Texas Department of Transportation's Medical Transportation Program (MTP);

          - Texas Department of Assistive and Rehabilitative Services (DARS) Blind Children's Vocational Discovery and Development Program;

          - Texas Department of State Health (DSHS) services, including community mental health programs, the Title V Maternal and Child Health and Children with Special Health Care Needs (CSHCN) Programs, and the Program for Amplification of Children of Texas
               (PACT);

          - Other state and local agencies and programs such as food stamps, and the Women, Infants, and Children's (WIC) Program;

          - Civic and religious organizations and consumer and advocacy groups, such as United Cerebral Palsy, which also work on behalf of the MSHCN population.

8.1.13 SERVICE MANAGEMENT FOR CERTAIN POPULATIONS

The HMO must have service management programs and procedures for the following populations, as applicable to the HMO's Medicaid and/or CHIP Program(s):

1.   High-cost catastrophic cases;

2.   Women with high-risk pregnancies (STAR Program only); and

3.   Individuals with mental illness and co-occurring substance abuse.

8.1.14 DISEASE MANAGEMENT (DM)

The HMO must provide, or arrange to have provided to Members, comprehensive disease management services consistent with state statutes and regulations. Such DM services must be part of person-based approach to DM and holistically address the needs of persons with multiple chronic conditions. The HMO must develop and implement DM services that relate to chronic conditions that are prevalent in HMO Program Members. In the first year of operations, STAR and CHIP HMOs must have DM Programs that address Members with chronic conditions to be identified by HHSC and included within the UNIFORM MANAGED CARE MANUAL. HHSC will not


                                                                            8-29

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

identify the Members with chronic conditions. The HMO must implement policies and procedures to ensure that Members that require DM services are identified and enrolled in a program to provide such DM services. The HMO must develop and maintain screening and evaluation procedures for the early detection, prevention, treatment, or referral of participants at risk for or diagnosed with chronic conditions identified by HHSC and included within the UNIFORM MANAGED CARE MANUAL. The HMO must ensure that all Members identified for DM are enrolled into a DM Program with the opportunity to opt out of these services within 30 days while still maintaining access to all other Covered Services.

The DM Program(s) must include:

1.   Patient self-management education;

2.   Provider education;

3.   Evidence-based models and minimum standards of care;

4.   Standardized protocols and participation criteria;

5.   Physician-directed or physician-supervised care;

6.   Implementation of interventions that address the continuum of care;

7.   Mechanisms to modify or change interventions that are not proven effective;
     and

8. Mechanisms to monitor the impact of the DM Program over time, including both the clinical and the financial impact.

The HMO must maintain a system to track and monitor all DM participants for clinical, utilization, and cost measures.

The HMO must provide designated staff to implement and maintain DM Programs and to assist participating Members in accessing DM services. The HMO must educate Members and Providers about the HMO's DM Programs and activities. Additional requirements related to the HMO's Disease Management Programs and activities are found in the HHSC UNIFORM MANAGED CARE MANUAL.

8.1.14.1 DM SERVICES AND PARTICIPATING PROVIDERS

At a minimum, the HMO must:

1.   Implement a system for Providers to request specific DM interventions;

2. Give Providers information, including differences between recommended prevention and treatment and actual care received by Members enrolled in a DM Program, and information concerning such Members' adherence to a service plan; and

3. For Members enrolled in a DM Program, provide reports on changes in a Member's health status to their PCP.

8.1.14.2 HMO DM EVALUATION

HHSC or its EQRO will evaluate the HMO's DM Program.


                                                                            8-30

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.1.15 BEHAVIORAL HEALTH (BH) NETWORK AND SERVICES

The requirements in this sub-section pertain to all HMOs except the STAR HMOs in the Dallas CSA, whose Members receive Behavioral Health Services through the NorthSTAR Program.

The HMO must provide, or arrange to have provided, to Members all Medically Necessary Behavioral Health (BH) Services as described in ATTACHMENT B-2. All BH Services must be provided in conformance with the access standards included in
SECTION 8.1.3. For Medicaid HMOs, BH Services are described in more detail in the TEXAS MEDICAID PROVIDER PROCEDURES MANUAL and the TEXAS MEDICAID BULLETINS. When assessing Members for BH Services, the HMO and its Network Behavioral Health Service Providers must use the DSM-IV multi-axial classification. HHSC may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record.

8.1.15.1 BH PROVIDER NETWORK

The HMO must maintain a Behavioral Health Services Provider Network that includes psychiatrists, psychologists, and other Behavioral Health Service Providers. The Provider Network must include Behavioral Health Service Providers with experience serving special populations among the HMO Program(s)' enrolled population, including, as applicable, children and adolescents, persons with disabilities, the elderly, and cultural or linguistic minorities, to ensure accessibility and availability of qualified Providers to all Members in the Service Area.

8.1.15.2 MEMBER EDUCATION AND SELF-REFERRAL FOR BEHAVIORAL HEALTH SERVICES

The HMO must maintain a Member education process to help Members know where and how to obtain Behavioral Health Services.

The HMO must permit Members to self refer to any in-network Behavioral Health Services Provider without a referral from the Member's PCP. The HMOs' policies and procedures, including its Provider Manual, must include written policies and procedures for allowing such self- referral to BH services.

The HMO must permit Members to participate in the selection of the appropriate behavioral health individual practitioner(s) who will serve them and must provide the Member with information on accessible in-network Providers with relevant experience.

8.1.15.3 BEHAVIORAL HEALTH SERVICES HOTLINE

This Section includes Hotline functions pertaining to Members. Requirements for Provider Hotlines are found in SECTION 8.1.4.7. The HMO must have an emergency and crisis Behavioral Health Services Hotline staffed by trained personnel 24 hours a day, 7 days a week, toll-free throughout the Service Area. Crisis hotline staff must include or have access to qualified Behavioral Health Services professionals to assess behavioral health emergencies. Emergency and crisis Behavioral Health Services may be arranged through mobile crisis teams. It is not acceptable for an emergency intake line to be answered by an answering machine.


                                                                            8-31

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must operate a toll-free hotline as described in SECTION 8.1.5.6 to handle Behavioral Health-related calls. The HMO may operate one hotline to handle emergency and crisis calls and routine Member calls. The HMO cannot impose maximum call duration limits and must allow calls to be of sufficient length to ensure adequate information is provided to the Member. Hotline services must meet Cultural Competency requirements and provide linguistic access to all Members, including the interpretive services required for effective communication.

The Behavioral Health Services Hotline may serve multiple HMO Programs Hotline staff is knowledgeable about all of the HMO Programs. The Behavioral Health Services Hotline may serve multiple Service Areas if the Hotline staff is knowledgeable about all such Service Areas, including the Behavioral Health Provider Network in each Service Area. The HMO must ensure that the toll-free Behavioral Health Services Hotline meets the following minimum performance requirements for all HMO Programs and Service Areas:

     1. 99% of calls are answered by the fourth ring or an automated call pick-up system;

     2.   No incoming calls receive a busy signal;

     3. At least 80% of calls must be answered by toll-free line staff within 30 seconds;

     4.   The call abandonment rate is 7% or less; and

     5.   The average hold time is 2 minutes or less.

The HMO must conduct on-going quality assurance to ensure these standards are met.

The HMO must monitor the HMO's performance against the Behavioral Health Services Hotline standards and submit performance reports summarizing call center performance as indicated in SECTION 8.1.20 and the UNIFORM MANAGED CARE MANUAL.

8.1.15.4 COORDINATION BETWEEN THE BH PROVIDER AND THE PCP

The HMO must require, through contract provisions, that PCPs have screening and evaluation procedures for the detection and treatment of, or referral for, any known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate Behavioral Health Services within the scope of their practice.

The HMO must provide training to network PCPs on how to screen for and identify behavioral health disorders, the HMO's referral process for Behavioral Health Services and clinical coordination requirements for such services. The HMO must include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

The HMO shall develop and disseminate policies regarding clinical coordination between Behavioral Health Service Providers and PCPs. The HMO must require that Behavioral Health Service Providers refer Members with known or suspected and untreated physical health problems or disorders to their PCP for examination and treatment, with the Member's or the Member's legal guardian's consent. Behavioral Health Providers may only provide physical health care services if they are licensed to do so. This requirement must be specified in all Provider Manuals.


                                                                            8-32

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must require that behavioral health Providers send initial and quarterly (or more frequently if clinically indicated) summary reports of a Members' behavioral health status to the PCP, with the Member's or the Member's legal guardian's consent. This requirement must be specified in all Provider Manuals.

8.1.15.5 FOLLOW-UP AFTER HOSPITALIZATION FOR BEHAVIORAL HEALTH SERVICES

The HMO must require, through Provider contract provisions, that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within seven (7) days from the date of discharge. The HMO must ensure that Behavioral Health Service Providers contact Members who have missed appointments within 24 hours to reschedule appointments.

8.1.15.6 CHEMICAL DEPENDENCY

The HMO must comply with 28 T.A.C. Section 3.8001 et seq., regarding utilization review for Chemical Dependency Treatment. Chemical Dependency Treatment must conform to the standards set forth in 28 T.A.C. Part 1, Chapter 3, Subchapter HH.

8.1.15.7 COURT-ORDERED SERVICES

"Court-Ordered Commitment" means a commitment of a Member to a psychiatric facility for treatment that is ordered by a court of law pursuant to the Texas Health and Safety Code, Title VII, Subtitle C.

The HMO must provide inpatient psychiatric services to Members under the age of 21, up to the annual limit, who have been ordered to receive the services by a court of competent jurisdiction under the provisions of Chapters 573 and 574 of the Texas Health and Safety Code, relating to Court-Ordered Commitments to psychiatric facilities. The HMO is not obligated to cover placements as a condition of probation, authorized by the Texas Family Code.

The HMO cannot deny, reduce or controvert the Medical Necessity of inpatient psychiatric services provided pursuant to a Court-ordered Commitment for Members under age 21. Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.

A Member who has been ordered to receive treatment under the provisions of Chapter 573 or 574 of the Texas Health and Safety Code can only Appeal the commitment through the court system.

8.1.15.8 LOCAL MENTAL HEALTH AUTHORITY (LMHA)

The HMO must coordinate with the Local Mental Health Authority (LMHA) and state psychiatric facility regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law to the state psychiatric facility.


                                                                            8-33

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

Medicaid HMOs are required to comply with additional Behavioral Health Services requirements relating to coordination with the LMHA and care for special populations. These Medicaid HMO requirements are described in SECTION 8.2.8.

8.1.16 FINANCIAL REQUIREMENTS FOR COVERED SERVICES

The HMO must pay for or reimburse Providers for all Medically Necessary Covered Services provided to all Members. The HMO is not liable for cost incurred in connection with health care rendered prior to the date of the Member's Effective Date of Coverage in that HMO.

A Member may receive collateral health benefits under a different type of insurance such as workers compensation or personal injury protection under an automobile policy. If a Member is entitled to coverage for specific services payable under another insurance plan and the HMO paid for such Covered Services, the HMO may obtain reimbursement from the responsible insurance entity not to exceed 100% of the value of Covered Services paid.

8.1.17 ACCOUNTING AND FINANCIAL REPORTING REQUIREMENTS

The HMO's accounting records and supporting information related to all aspects of the Contract must be accumulated in accordance with Generally Accepted Accounting Principles (GAAP) and the cost principles contained in the Cost Principles Document in the UNIFORM MANAGED CARE MANUAL. The State will not recognize or pay services that cannot be properly substantiated by the HMO and verified by HHSC.

The HMO must:

     1. Maintain accounting records for each applicable HMO Program separate and apart from other corporate accounting records;

     2. Maintain records for all claims payments, refunds and adjustment payments to providers, capitation payments, interest income and payments for administrative services or functions and must maintain separate records for medical and administrative fees, charges, and payments;

     3. Maintain an accounting system that provides an audit trail containing sufficient financial documentation to allow for the reconciliation of billings, reports, and financial statements with all general ledger accounts; and

     4. Within 60 days after Contract execution, submit an accounting policy manual that includes all proposed policies and procedures the HMO will follow during the duration of the Contract. Substantive modifications to the accounting policy manual must be approved by HHSC.

The HMO agrees to pay for all reasonable costs incurred by HHSC to perform an examination, review or audit of the HMO's books pertaining to the Contract.


                                                                            8-34

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.1.17.1 GENERAL ACCESS TO ACCOUNTING RECORDS

The HMO must provide authorized representatives of the Texas and federal government full access to all financial and accounting records related to the performance of the Contract.

The HMO must:

     1. Cooperate with the State and federal governments in their evaluation, inspection, audit, and/or review of accounting records and any necessary supporting information;

     2. Permit authorized representatives of the State and federal governments full access, during normal business hours, to the accounting records that the State and the Federal government determine are relevant to the Contract. Such access is guaranteed at all times during the performance and retention period of the Contract, and will include both announced and unannounced inspections, on-site audits, and the review, analysis, and reproduction of reports produced by the HMO;

     3. Make copies of any accounting records or supporting documentation relevant to the Contract available to HHSC or its agents within ten
          (10) business days of receiving a written request from HHSC for specified records or information. If such documentation is not made available as requested, the HMO agrees to reimburse HHSC for all costs, including, but not limited to, transportation, lodging, and subsistence for all State and federal representatives, or their agents, to carry out their inspection, audit, review, analysis, and reproduction functions at the location(s) of such accounting records; and

     4. Pay any and all additional costs incurred by the State and federal government that are the result of the HMO's failure to provide the requested accounting records or financial information within ten (10) business days of receiving a written request from the State or federal government.

8.1.17.2 FINANCIAL REPORTING REQUIREMENTS

HHSC will require the HMO to provide financial reports by HMO Program and by Service Area to support Contract monitoring as well as State and Federal reporting requirements. HHSC will consult with HMOs regarding the format and frequency of such reporting. All financial information and reports that are not Member-specific are property of HHSC and will be public record. HHSC's UNIFORM MANAGED CARE MANUAL will govern the timing, format and content for the following reports.

AUDITED FINANCIAL STATEMENT - The HMO must provide the annual audited financial statement, for each year covered under the Contract, no later than June 30. The HMO must provide the most recent annual financial statements, as required by the Texas Department of Insurance for each year covered under the Contract, no later than March 1.

AFFILIATE REPORT - The HMO must submit an Affiliate Report to HHSC if this information has changed since the last report submission. The report must contain the following:

     1.   A list of all Affiliates, and

     2. For HHSC's prior review and approval, a schedule of all transactions with Affiliates that, under the provisions of the Contract, will be allowable as expenses in the FSR Report for services provided to the HMO by the Affiliate. Those should include financial terms, a


                                                                            8-35

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

     detailed description of the services to be provided, and an estimated amount that will be incurred by the HMO for such services during the Contract Period.

BONUS AND/OR INCENTIVE PAYMENT PLAN - If a HMO intends to include Bonus or Incentive Payments as allowable administrative expenses, the HMO must furnish a written Bonus and/or Incentive Payments Plan to HHSC so it may determine whether such payments are allowable administrative expenses in accordance with Cost Principles Document in the UNIFORM MANAGED CARE MANUAL. The written plan must include a description of the HMO's criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing of bonus and/or incentive payments. The Bonus and/or Incentive Payment Plan and description must be submitted to HHSC for approval no later than 30 days after the Effective Date of the Contract and any Contract renewal. If the HMO substantively revises the Bonus and/or Incentive Payment Plan, the HMO must submit the revised plan to HHSC for prior review and approval.

CLAIMS SUMMARY LAG REPORT - The HMO must submit an Incurred Claims Summary Lag Report as a Contract year-to-date report. The report must be submitted quarterly by the last day of the month following the reporting period. The report must be submitted to HHSC in a format specified by HHSC, or in a format approved by HHSC. The report must at a minimum disclose the amount of incurred claims each month and the amount paid each month by categories of service, such as inpatient, non-inpatient, and prescription drugs, if applicable. The report must also include total claims incurred and paid by month.

DSP REPORT - The HMO must submit a monthly Delivery Supplemental Payment (DSP) Report that includes the data elements specified by HHSC in the format specified by HHSC. HHSC will consult with contracted HMOs prior to revising the DSP Report data elements and requirements. The DSP Report must include only unduplicated deliveries and only deliveries for which the HMO has made a payment, to either a hospital or other provider.

FORM CMS-1513 - The HMO must file an original Form CMS-1513 prior to beginning operations regarding the HMO's control, ownership, or affiliations. An updated Form CMS-1513 must also be filed no later than 30 days after any change in control, ownership, or affiliations.

FSR REPORTS - The HMO must file quarterly and annual Financial-Statistical Reports (FSR) in the format and timeframe specified by HHSC. HHSC will include FSR format and directions in the UNIFORM MANAGED CARE MANUAL. The HMO must incorporate financial and statistical data of delegated networks (e.g., IPAs, ANHCs, Limited Provider Networks), if any, in its FSR Reports. Administrative expenses reported in the FSRs must be reported in accordance with the Cost Principles Document in the UNIFORM MANAGED CARE MANUAL. Quarterly FSR reports are due no later than 30 days after the end of the quarter and must provide information for the current quarter and year-to-date information through the current quarter. The first annual FSR report must reflect expenses incurred through the 90th day after the end of the fiscal year. The first annual report must be filed on or before the 120th day after the end of each fiscal year and accompanied by an actuarial opinion by a qualified actuary who is in good standing with the American Academy of Actuaries. Subsequent annual reports must reflect data completed through the 334th day after the end of each fiscal year and must be filed on or before the 365th day following the end of each fiscal year.


                                                                            8-36

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

OUT-OF-NETWORK UTILIZATION REPORTS - The HMO must file quarterly Out-of Network Utilization Reports in the format and timeframe specified by HHSC. HHSC will include the report format and directions in the UNIFORM MANAGED CARE MANUAL. Quarterly reports are due 30 days after the end of each quarter.

HUB REPORTS - Upon contract award, the HMO must attend a post award meeting in Austin, Texas, at a time specified by HHSC, to discuss the development and submission of a Client Services HUB Subcontracting Plan for inclusion and the HMO's good faith efforts to notify HUBs of subcontracting opportunities. The HMO must maintain its HUB Subcontracting Plan and submit monthly reports documenting the HMO's Historically Underutilized Business (HUB) program efforts and accomplishments to the HHSC HUB Office. The report must include a narrative description of the HMO's program efforts and a financial report reflecting payments made to HUBs. HMOs must use the formats included in HHSC's UNIFORM MANAGED CARE MANUAL for the HUB monthly reports. The HMO must comply with HHSC's standard Client Services HUB Subcontracting Plan requirements for all subcontractors.

IBNR PLAN - The HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the Effective Date of the Contract. Substantive changes to a HMO's IBNR plan and description must be submitted to HHSC no later than 30 days before the HMO implements changes to the IBNR plan.

MEDICAID DISPROPORTIONATE SHARE HOSPITAL (DSH) REPORTS - Medicaid HMOs must file preliminary and final Medicaid DSH reports, required by HHSC to identify and reimburse hospitals that qualify for Medicaid DSH funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified by HHSC in the UNIFORM MANAGED CARE MANUAL. The preliminary DSH reports are due on or before June 1 of the year following the state fiscal reporting year. The final DSH reports are due no later than July 15 of the year following the state fiscal reporting year. This reporting requirement does not apply to CHIP HMOs.

TDI EXAMINATION REPORT - The HMO must furnish a copy of any TDI Examination Report, including the financial, market conduct, target exam, quality of care components, and corrective action plans and responses, no later than 10 days after receipt of the final report from TDI.

TDI FILINGS - The HMO must submit annual figures for controlled risk-based capital, as well as its quarterly financial statements, both as required by TDI.

REGISTRATION STATEMENT (ALSO KNOWN AS THE "FORM B") - If the HMO is a part of an insurance holding company system, the HMO must submit to HHSC a complete registration statement, also known as Form B, and all amendments to this form, and any other information filed by such insurer with the insurance regulatory authority of its domiciliary jurisdiction.

SECTION 1318 FINANCIAL DISCLOSURE REPORT - The HMO must file an original CMS Public Health Service (PHS) Section 1318 Financial Disclosure Report prior to the start of Operations and an updated CMS PHS Section 1318 Financial Disclosure Report no later than 30 days after the end


                                                                            8-37

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

of each Contract Year and no later than 30 days after entering into, renewing, or terminating a relationship with an affiliated party.

THIRD PARTY RECOVERY (TPR) REPORTS - The HMO must file TPR Reports in accordance with the format developed by HHSC in the UNIFORM MANAGED CARE MANUAL. HHSC will require the HMO to submit TPR reports no more often than quarterly. TRP reports must include total dollars recovered from third party payers for each HMO Program for services to the HMO's Members, and the total dollars recovered through coordination of benefits, subrogation, and worker's compensation. For CHIP HMOs, the TPR Reports only apply if the HMO chooses to engage in TPR activities.

8.1.18 MANAGEMENT INFORMATION SYSTEM REQUIREMENTS

The HMO must maintain a Management Information System (MIS) that supports all functions of the HMO's processes and procedures for the flow and use of HMO data. The HMO must have hardware, software, and a network and communications system with the capability and capacity to handle and operate all MIS subsystems for the following operational and administrative areas:

     1.   Enrollment/Eligibility Subsystem;

     2.   Provider Subsystem;

     3.   Encounter/Claims Processing Subsystem;

     4.   Financial Subsystem;

     5.   Utilization/Quality Improvement Subsystem;

     6.   Reporting Subsystem;

     7.   Interface Subsystem; and

     8.   TPR Subsystem, as applicable to each HMO Program.

The MIS must enable the HMO to meet the Contract requirements, including all applicable state and federal laws, rules, and regulations. The MIS must have the capacity and capability to capture and utilize various data elements required for HMO administration.

HHSC will provide the HMO with pharmacy data on the HMO's Members on a weekly basis through the HHSC Vendor Drug Program, or should these services be outsourced, through the Pharmacy Benefit Manager. HHSC will provide a sample format of pharmacy data to contract awardees.

The HMO must have a system that can be adapted to changes in Business Practices/Policies within the timeframes negotiated by the Parties. The HMO is expected to cover the cost of such systems modifications over the life of the Contract.

The HMO is required to participate in the HHSC Systems Work Group.

The HMO must provide HHSC prior written notice of major systems changes, generally within 90 days, and implementations, including any changes relating to Material Subcontractors, in accordance with the requirements of this Contract and the UNIFORM MANAGED CARE TERMS AND CONDITIONS.


                                                                            8-38

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

The HMO must provide HHSC any updates to the HMO's organizational chart relating to MIS and the description of MIS responsibilities at least 30 days prior to the effective date of the change. The HMO must provide HHSC official points of contact for MIS issues on an on-going basis.

HHSC, or its agent, may conduct a Systems Readiness Review to validate the HMO's ability to meet the MIS requirements as described in ATTACHMENT B-1, SECTION 7. The System Readiness Review may include a desk review and/or an onsite review and must be conducted for the following events:

     1.   A new plan is brought into the HMO Program;

     2.   An existing plan begins business in a new Service Area;

     3.   An existing plan changes location;

     4. An existing plan changes its processing system, including changes in Material Subcontractors performing MIS or claims processing functions; and

     5. An existing plan in one or two HHSC HMO Programs is initiating a Contract to participate in any additional HMO Programs.

If for any reason, a HMO does not fully meet the MIS requirements, then the HMO must, upon request by HHSC, either correct such deficiency or submit to HHSC a Corrective Action Plan and Risk Mitigation Plan to address such deficiency as requested by HHSC. Immediately upon identifying a deficiency, HHSC may impose remedies and either actual or liquidated damages according to the severity of the deficiency. HHSC may also freeze enrollment into the HMO's plan for any of its HMO Programs until such deficiency is corrected. Refer to the UNIFORM MANAGED CARE TERMS AND CONDITIONS and ATTACHMENT B-5 for additional information.

8.1.18.1 ENCOUNTER DATA

The HMO must provide complete Encounter Data for all Covered Services, including Value-added Services. Encounter Data must follow the format, and data elements as described in the HIPAA-compliant 837 format. HHSC will specify the method of transmission, and the submission schedule, in the UNIFORM MANAGED CARE MANUAL. The HMO must submit monthly Encounter Data transmissions, and include all Encounter Data and Encounter Data adjustments processed by the HMO. Encounter Data quality validation must incorporate assessment standards developed jointly by the HMO and HHSC. The HMO must make original records available for inspection by HHSC for validation purposes. Encounter Data that do not meet quality standards must be corrected and returned within a time period specified by HHSC.

In addition to providing Encounter Data in the 837 format described above, HMOs must submit an Encounter Data file to HHSC's EQRO, in the format provided in the UNIFORM MANAGED CARE MANUAL. This additional submission requirement is time-limited and may not be required for the entire term of the Contract.

For reporting Encounters and fee-for-service claims to HHSC, the HMO must use the procedure codes, diagnosis codes, and other codes as directed by HHSC. Any exceptions will be considered on a code-by-code basis after HHSC receives written notice from the HMO requesting an exception. The HMO must also use the provider numbers as directed by HHSC for both Encounter and fee-for-service claims submissions, as applicable.


                                                                            8-39

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.18.2 HMO DELIVERABLES RELATED TO MIS REQUIREMENTS

At the beginning of each state fiscal year, the HMO must submit for HHSC's review and approval any modifications to the following documents:

     1.   Joint Interface Plan;

     2.   Disaster Recovery Plan;

     3.   Business Continuity Plan;

     4.   Risk Management Plan; and

     5.   Systems Quality Assurance Plan.

The HMO must submit such modifications to HHSC according to the format and schedule identified the HHSC UNIFORM MANAGED CARE MANUAL.

8.1.18.3 SYSTEM-WIDE FUNCTIONS

The HMO's MIS system must include key business processing functions and/or features, which must apply across all subsystems as follows:

     1. Process electronic data transmission or media to add, delete or modify membership records with accurate begin and end dates;

     2. Track Covered Services received by Members through the system, and accurately and fully maintain those Covered Services as HIPAA-compliant Encounter transactions;

     3. Transmit or transfer Encounter Data transactions on electronic media in the HIPAA format to the contractor designated by HHSC to receive the Encounter Data;

     4. Maintain a history of changes and adjustments and audit trails for current and retroactive data;

     5. Maintain procedures and processes for accumulating, archiving, and restoring data in the event of a system or subsystem failure;

     6. Employ industry standard medical billing taxonomies (procedure codes, diagnosis codes) to describe services delivered and Encounter transactions produced;

     7.   Accommodate the coordination of benefits;

     8.   Produce standard Explanation of Benefits (EOBs);

     9. Pay financial transactions to Providers in compliance with federal and state laws, rules and regulations;

     10. Ensure that all financial transactions are auditable according to GAAP guidelines.

     11. Relate and extract data elements to produce report formats (provided within the UNIFORM MANAGED CARE MANUAL) or otherwise required by HHSC;

     12. Ensure that written process and procedures manuals document and describe all manual and automated system procedures and processes for the MIS;

     13. Maintain and cross-reference all Member-related information with the most current Medicaid or CHIP Provider number; and

     14. Ensure that the MIS is able to integrate pharmacy data from HHSC's Drug Vendor file (available through the Virtual Private Network (VPN)) into the HMO's Member data.


                                                                            8-40

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                   Version 1.0
         HMO RFP, SECTION 8

8.1.18.4 HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE

The HMO's MIS system must comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to the Health Insurance Portability and Accountability Act (HIPAA) of 1996, P.L. 104-191 (August 21, 1996), as amended or modified. The HMO must comply with HIPAA EDI requirements. HMO's enrollment files must be in the 834 HIPAA-compliant format. Eligibility inquiries must be in the 270/271 format and all claims and remittance transactions in the 837/835 format.

The HMO must provide its Members with a privacy notice as required by HIPAA. The HMO must provide HHSC with a copy of its privacy notice for filing.

8.1.18.5 CLAIMS PROCESSING REQUIREMENTS

The HMO must process all provider claims and must pay all claims for Medically Necessary Covered Services that are filed within the time frames specified by this Section.

The HMO must administer an effective, accurate, and efficient claims payment process in compliance with state and federal laws, rules and regulations, the Contract, and the UNIFORM MANAGED CARE MANUAL, which includes claims processing procedures.

The HMO must maintain a claim retrieval service processing system that can identify date of receipt, action taken on all provider claims or Encounters (i.e., paid, denied, pended, appealed, other), and when any action was taken in real time.

All provider claims that are clean and payable must be paid within 30 days from the date of claim receipt.

The HMO must offer its Providers/subcontractors the option of submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims. EDI processing must be offered as an alternative to the filing of paper claims. Electronic claims must use HIPAA-compliant electronic formats.

The HMO is subject to remedies, including liquidated damages, if within 30 days of receipt, the HMO does not process and finalize to a paid or denied status 98% of all Clean Claims. The HMO is subject to remedies, including liquidated damages, if within 90 days of receipt, the HMO does not process and finalize to a paid or denied status 99% of all Clean Claims.

The HMO is subject to remedies, including liquidated damages, if the HMO does not pay providers interest at an 18 % annual rate, calculated daily for the full period in which the Clean Claim remain unadjudicated beyond the 30-day claims processing deadline. The HMO may negotiate Provider contract terms that indicate that duplicate claims filed prior to the expiration of 31 days would not be subject to the 18% interest payment if not processed within 30 days.

The HMO must not pay any claim submitted by a provider excluded or suspended from the Medicare, Medicaid, or CHIP programs for Fraud, Abuse, or Waste. The HMO must not pay any


                                                                            8-41

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                  Version 1.0
         HMO RFP, SECTION 8

claim submitted by a Provider that is on payment hold under the authority of HHSC or its authorized agent(s), or who has pending accounts receivable with HHSC.

Not later than the 15th day after the receipt of a provider unclean claim requiring additional information, the HMO must pend the claim and request in writing all relevant information to process the claim. After receipt of requested information from the provider, the HMO must process the claim within 15 days of receiving the additional information. The HMO is subject to remedies, including liquidated damages if within 15days of receipt of such information, the HMO does not process 98% of such claims.

Claims pended for additional information must be closed (paid or denied) by the 30th day following the date the claim is pended if requested information is not received prior to the expiration of 30 days (see the UNIFORM MANAGED CARE MANUAL, Chapter 2). The HMO must send Providers written notice for each claim that is denied, including the reason(s) for the denial, the date the HMO received the claim, and the information required from the provider to adjudicate the claim.

The HMO must process, and finalize, all Appealed Claims to a paid or denied status within 30 days of receipt of the Appealed Claim. The HMO is subject to remedies, including liquidated damages, if 98% of Appealed Claims are not processed and finalized to a paid or denied status within 30 days of receipt of the Appealed Claim. The HMO must finalize all claims, including Appealed Claims, within 24 months of the date of service.

The HMO is subject to the requirements related to coordination of benefits for secondary payors in the Texas Insurance Code Section 843.349 (e) and (f).

The HMO must inform all Network Providers about the information required to submit a claim at least 30 days prior to the Operational Start Date and as a provision within the HMO/Provider contract. The HMO must make available to Providers claims coding and processing guidelines for the applicable provider type. Providers must receive 90 days notice prior to the HMO's implementation of changes to claims guidelines.

The HMO may deny a claim for failure to file timely if a Provider does not submit claims to the HMO within 95 days of the date of service. If a provider files with the wrong HMO, or with the HHSC Administrative Services Contractor, and produces documentation verifying the initial timely claims filing within 95 days of the date of service, the HMO must process the provider's claim without denying for failure to timely file (see the UNIFORM MANAGED CARE MANUAL, Chapter
2).

8.1.19 FRAUD AND ABUSE

A HMO is subject to all state and federal laws and regulations relating to Fraud, Abuse, and Waste in health care and the Medicaid and CHIP programs. The HMO must cooperate and assist HHSC and any state or federal agency charged with the duty of identifying, investigating, sanctioning or prosecuting suspected Fraud, Abuse or Waste. The HMO must provide originals and/or copies of all records and information requested and allow access to premises and provide records to the Inspector General for the Texas Health and Human Services System, HHSC or its


                                                                            8-42

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                  Version 1.0
         HMO RFP, SECTION 8

authorized agent(s), the Centers for Medicare and Medicaid Services (CMS), the U.S. Department of Health and Human Services (DHHS), Federal Bureau of Investigation, TDI, or other units of state government. The HMO must provide all copies of records free of charge.

The HMO must submit a written Fraud and Abuse compliance plan to the Office of Inspector General at HHSC for approval (See ATTACHMENT B-1, SECTION 7 for requirements regarding timeframes for submitting the original plan.) The plan must ensure that all officers, directors, managers and employees know and understand the provisions of the HMO's Fraud and Abuse compliance plan. The plan must include the name, address, telephone number, electronic mail address, and fax number of the individual(s) responsible for carrying out the plan.

The written Fraud and Abuse compliance plan must:

     1. Contain procedures designed to prevent and detect potential or suspected Abuse, Fraud and Waste in the administration and delivery of services under the Contract;

     2. Contain a description of the HMO's procedures for educating and training personnel to prevent Fraud, Abuse, or Waste;

     3. Include provisions for the confidential reporting of plan violations to the designated person within the HMO's organization and ensure that the identity of an individual reporting violations is protected from retaliation;

     4. Include provisions for maintaining the confidentiality of any patient information relevant to an investigation of Fraud, Abuse, or Waste;

     5. Provide for the investigation and follow-up of any allegations of Fraud, Abuse, or Waste and contain specific and detailed internal procedures for officers, directors, managers and employees for detecting, reporting, and investigating Fraud and Abuse compliance plan violations;

     6. Require that confirmed violations be reported to the Office of Inspector General (OIG); and

     7. Require any confirmed violations or confirmed or suspected Fraud, Abuse, or Waste under state or federal law be reported to OIG.

If the HMO contracts for the investigation of allegations of Fraud, Abuse, or Waste and other types of program abuse by Members or Providers, the plan must include a copy of the subcontract; the names, addresses, telephone numbers, electronic mail addresses, and fax numbers of the principals of the subcontracted entity; and a description of the qualifications of the subcontracted entity. Such subcontractors must be held to the requirements stated in this Section.

The HMO must designate executive and essential personnel to attend mandatory training in Fraud and Abuse detection, prevention and reporting. Designated executive and essential personnel means the HMO staff persons who supervise staff in the following areas: data collection, provider enrollment or disenrollment, encounter data, claims processing, utilization review, appeals or grievances, quality assurance and marketing, and who are directly involved in the decision-making and administration of the Fraud and Abuse detection program within the HMO. The training will be conducted by the OIG free of charge. The HMO must schedule and complete training no later than 90 days after the Effective Date of the Contract. If the HMO updates or modifies its written Fraud and Abuse compliance plan, the HMO must train its executive and essential personnel on these updates or modifications no later than 90 days after the effective date of the updates or modifications.


                                                                            8-43

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP                  Version 1.0
         HMO RFP, SECTION 8

The HMO must designate an officer or director in its organization with responsibility and authority to carry out the provisions of the Fraud and Abuse compliance plan. A HMO's failure to report potential or suspected Fraud or Abuse may result in sanctions, cancellation of the Contract, and/or exclusion from participation in the Medicaid or CHIP HMO Programs. The HMO must allow the OIG, HHSC, its agents, or other governmental units to conduct private interviews of the HMO's personnel, subcontractors and their personnel, witnesses, and Members with regard to a confirmed violation. The HMO's personnel and it subcontractors must reasonably cooperate, to the satisfaction of HHSC, by being available in person for interviews, consultation, grand jury proceedings, pre-trial conferences, hearings, trials and in any other process, including investigations, at the HMO's and subcontractors' own expense.

8.1.20 REPORTING REQUIREMENTS

The HMO must provide and must require its subcontractors to provide:

     1. All information required under the Contract, including but not limited to, the reporting requirements or other information related to the performance of its responsibilities hereunder as reasonably requested by the HHSC; and

     2. Any information in its possession sufficient to permit HHSC to comply with the Federal Balanced Budget Act of 1997 or other Federal or state laws, rules, and regulations. All information must be provided in accordance with the timelines, definitions, formats and instructions as specified by HHSC. Where practicable, HHSC may consult with HMOs to establish time frames and formats reasonably acceptable to both parties.

The HMO's Chief Executive and Chief Financial Officers, or persons in equivalent positions, must certify that financial data, Encounter Data and other measurement data has been reviewed by the HMO and is true and accurate to the best of their knowledge after reasonable inquiry.

8.1.20.1 HEDIS AND OTHER STATISTICAL PERFORMANCE MEASURES

The HMO must provide to HHSC or its designee all information necessary to analyze the HMO's provision of quality care to Members using measures to be determined by HHSC in consultation with the HMO. Such measures must be consistent with HEDIS or other externally based measures or measurement sets, and involve collection of information beyond that present in Encounter Data. The PERFORMANCE INDICATOR DASHBOARD, found in the UNIFORM MANAGED CARE MANUAL provides additional information on the role of the HMO and the EQRO in the collection and calculation of HEDIS, CAHPS, and other performance measures.

8.1.20.2 REPORTS

The HMO must provide the following reports, in addition to the Financial Reports described in SECTION 8.1.17 and those reporting requirements listed elsewhere in the Contract. The HHSC UNIFORM MANAGED CARE MANUAL will include a list of all required reports, and a description of the format, content, file layout and submission deadlines for each report.


                                                                            8-44

                            Contractual Document (CD)

 Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

CLAIMS DATA SPECIFICATIONS REPORT - HHSC, in collaboration with the HMO and the EQRO, will develop specifications on the reporting and processing of claims data that meet federal and programmatic requirements.

ALL CLAIMS SUMMARY REPORT - The HMO must submit a quarterly All Claims Summary Report to HHSC by HMO Program, Service Area and claims processing subcontractor by the 45th day following the reporting period unless otherwise specified. The HMO must submit an End of Fiscal Year Cumulative All Claims Summary Report to HHSC by HMO Program, Service Area and claims processing subcontractor by the 45th day following the reporting period unless otherwise specified. The report will provide HHSC with information on how many claims were processed within the required timeframes.

QAPI PROGRAM ANNUAL SUMMARY REPORT - The HMO must submit a QAPI Program Annual Summary in a format and timeframe as specified in the Uniform Managed Care Manual.

FRAUDULENT PRACTICES REPORT - Utilizing the HHSC-Office of Inspector General
(OIG) fraud referral form, the HMO's assigned officer or director must report and refer all possible acts of waste, abuse or fraud to the HHSC-OIG within 30 working days of receiving the reports of possible acts of waste, abuse or fraud from the HMO's Special Investigative Unit (SIU). The report and referral must include: an investigative report identifying the allegation, statutes/regulations violated or considered, and the results of the investigation; copies of program rules and regulations violated for the time period in question; the estimated overpayment identified; a summary of the interviews conducted; the encounter data submitted by the provider for the time period in question; and all supporting documentation obtained as the result of the investigation. This requirement applies to all reports of possible acts of waste, abuse and fraud.

Additional reports required by the Office of the Inspector General relating to waste, abuse or fraud are listed in the HHSC UNIFORM MANAGED CARE MANUAL.

SUMMARY REPORT OF MEMBER COMPLAINTS AND APPEALS - The HMO must submit quarterly Member Complaints and Appeals reports. The HMO must include in its reports Complaints and Appeals submitted to its subcontracted risk groups (e.g., IPAs) and any other subcontractor that provides Member services. The HMO must submit the Complaint and Appeals reports electronically on or before 45 days following the end of the state fiscal quarter, using the format specified by HHSC in the HHSC UNIFORM MANAGED CARE MANUAL - Chapter 5.5.

SUMMARY REPORT OF PROVIDER COMPLAINTS - The HMO must submit Provider complaints reports on a quarterly basis. The HMO must include in its reports complaints submitted by providers to its subcontracted risk groups (e.g., IPAs) and any other subcontractor that provides Provider services. The complaint reports must be submitted electronically on or before 45 days following the end of the state fiscal quarter, using the format specified by HHSC in the HHSC UNIFORM MANAGED CARE MANUAL - Chapter 5.5.

HOTLINE REPORTS - The HMO must submit, on a quarterly basis, a status report for the Member Hotline, the Behavioral Health Services Hotline, and the Provider Hotline in comparison with the performance standards set out in SECTIONS 8.1.5.6, 8.1.14.3, AND 8.1.4.7. The HMO shall submit such reports using a format to be prescribed by HHSC in consultation with the HMOs.


                                                                            8-45

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

If the HMO is not meeting a hotline performance standard, HHSC may require the HMO to submit monthly hotline performance reports and implement corrective actions until the hotline performance standards are met. If a HMO has a single hotline serving multiple Service Areas, multiple HMO Programs, or multiple hotline functions, (i.e. Member, Provider, Behavioral Health Services hotlines), HHSC may request on an annual basis that the HMO submit certain hotline response information by HMO Program, by Service Area, and by hotline function, as applicable to the HMO. HHSC may also request this type of hotline information if a HMO is not meeting a hotline performance standard.

The HMO must follow all applicable Joint Interface Plans (JIPs) and all required file submissions for HHSC's Administrative Services Contractor, External Quality Review Organization (EQRO) and HHSC Medicaid Claims Administrator. The JIPs can be accessed through the Uniform Managed Care Manual.

8.2  ADDITIONAL MEDICAID HMO SCOPE OF WORK

The following provisions apply to any HMO participating in the STAR HMO Program.

8.2.1 CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

The HMO must ensure that the care of newly enrolled Members is not disrupted or interrupted. The HMO must take special care to provide continuity in the care of newly enrolled Members whose health or behavioral health condition has been treated by specialty care providers or whose health could be placed in jeopardy if Medically Necessary Covered Services are disrupted or interrupted.

The HMO must allow pregnant Members with 12 weeks or less remaining before the expected delivery date to remain under the care of the Member's current OB/GYN through the Member's postpartum checkup, even if the provider is Out-of-Network. If a Member wants to change her OB/GYN to one who is in the Network, she must be allowed to do so if the Provider to whom she wishes to transfer agrees to accept her in the last trimester of pregnancy.

The HMO must pay a Member's existing Out-of-Network providers for Medically Necessary Covered Services until the Member's records, clinical information and care can be transferred to a Network Provider, or until such time as the Member is no longer enrolled in that HMO, whichever is shorter. Payment to Out-of-Network providers must be made within the time period required for Network Providers. The HMO must comply with out-of-network provider reimbursement rules as adopted by HHSC.

This Article does not extend the obligation of the HMO to reimburse the Member's existing Out-of-Network providers for on-going care for:

     1.   More than 90 days after a Member enrolls in the HMO's Program, or

     2. For more than nine (9) months in the case of a Member who, at the time of enrollment in the HMO, has been diagnosed with and receiving treatment for a terminal illness and remains enrolled in the HMO.


                                                                            8-46

                            Contractual Document (CD)

 Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO's obligation to reimburse the Member's existing Out-of-Network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

The HMO must provide or pay Out-of-Network providers who provide Medically Necessary Covered Services to Members who move out of the Service Area through the end of the period for which capitation has been paid for the Member.

The HMO must provide Members with timely and adequate access to Out-of-Network services for as long as those services are necessary and covered benefits not available within the network, in accordance with 42 C.F.R. Section 438.206(b)(4). The HMO will not be obligated to provide a Member with access to Out-of-Network services if such services become available from a Network Provider.

The HMO must ensure that each Member has access to a second opinion regarding the use of any Medically Necessary Covered Service. A Member must be allowed access to a second opinion from a Network Provider or Out-of-Network provider if a Network Provider is not available, at no cost to the Member, in accordance with 42 C.F.R. Section 438.206(b)(3).

8.2.2 PROVISIONS RELATED TO COVERED SERVICES FOR MEDICAID MEMBERS

8.2.2.1 EMERGENCY SERVICES

HMO policy and procedures, Covered Services, claims adjudication methodology, and reimbursement performance for Emergency Services must comply with all applicable state and federal laws, rules, and regulations including 42 C.F.R.
Section 438.114, whether the provider is in-network or Out-of-Network. HMO policies and procedures must be consistent with the prudent layperson definition of an Emergency Medical Condition and the claims adjudication processes required under the Contract and 42 C.F.R. Section 438.114.

The HMO must pay for the professional, facility, and ancillary services that are Medically Necessary to perform the medical screening examination and stabilization of a Member presenting with an Emergency Medical Condition or an Emergency Behavioral Health Condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either the HMO's Network or Out-of-Network providers.

The HMO cannot require prior authorization as a condition for payment for an Emergency Medical Condition, an Emergency Behavioral Health Condition, or labor and delivery. The HMO cannot limit what constitutes an Emergency Medical Condition on the basis of lists of diagnoses or symptoms. The HMO cannot refuse to cover Emergency Services based on the emergency room provider, hospital, or fiscal agent not notifying the Member's PCP or the HMO of the Member's screening and treatment within 10 calendar days of presentation for Emergency Services. The HMO may not hold the Member who has an Emergency Medical Condition liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. The HMO must accept the emergency physician or provider's determination of when the Member is sufficiently stabilized for transfer or discharge.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

A medical screening examination needed to diagnose an Emergency Medical Condition must be provided in a hospital based emergency department that meets the requirements of the Emergency Medical Treatment and Active Labor Act (EMTALA) (42 C.F.R. Sections 489.20,489.24 and 438.114(b)&(c)). The HMO must pay for the emergency medical screening examination, as required by 42 U.S.C.
Section 1395dd. The HMO must reimburse for both the physician's services and the hospital's Emergency Services, including the emergency room and its ancillary services.

When the medical screening examination determines that an Emergency Medical Condition exists, the HMO must pay for Emergency Services performed to stabilize the Member. The emergency physician must document these services in the Member's medical record. The HMO must reimburse for both the physician's and hospital's emergency stabilization services including the emergency room and its ancillary services.

The HMO must cover and pay for Post-Stabilization Care Services in the amount, duration, and scope necessary to comply with 42 C.F.R. Section 438.114(b)&(e) and 42 C.F.R. Section 422.113(c)(iii). The HMO is financially responsible for post-stabilization care services obtained within or outside the Network that are not pre-approved by a Provider or other HMO representative, but administered to maintain, improve, or resolve the Member's stabilized condition if:

     1.   The HMO does not respond to a request for pre-approval within 1 hour;

     2.   The HMO cannot be contacted; or

     3. The HMO representative and the treating physician cannot reach an agreement concerning the Member's care and a Network physician is not available for consultation. In this situation, the HMO must give the treating physician the opportunity to consult with a Network physician and the treating physician may continue with care of the patient until an HMO physician is reached. The HMO's financial responsibility ends as follows: the HMO physician with privileges at the treating hospital assumes responsibility for the Member's care; the HMO physician assumes responsibility for the Member's care through transfer; the HMO representative and the treating physician reach an agreement concerning the Member's care; or the Member is discharged.

8.2.2.2 FAMILY PLANNING - SPECIFIC REQUIREMENTS

The HMO must require, through Provider contract provisions, that Members requesting contraceptive services or family planning services are also provided counseling and education about the family planning and family planning services available to Members. The HMO must develop outreach programs to increase community support for family planning and encourage Members to use available family planning services.

The HMO must ensure that Members have the right to choose any Medicaid participating family planning provider, whether the provider chosen by the Member is in or outside the Provider Network. The HMO must provide Members access to information about available providers of family planning services and the Member's right to choose any Medicaid family planning provider. The HMO must provide access to confidential family planning services.

The HMO must provide, at minimum, the full scope of services available under the Texas Medicaid program for family planning services. The HMO will reimburse family planning agencies the Medicaid fee-for service amounts for family planning services, including Medically


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

Necessary medications, contraceptives, and supplies not covered by the Vendor Drug Program and will reimburse Out-of-Network family planning providers in accordance with HHSC's administrative rules.

The HMO must provide medically approved methods of contraception to Members, provided that the methods of contraception are Covered Services. Contraceptive methods must be accompanied by verbal and written instructions on their correct use. The HMO must establish mechanisms to ensure all medically approved methods of contraception are made available to the Member, either directly or by referral to a subcontractor.

The HMO must develop, implement, monitor, and maintain standards, policies and procedures for providing information regarding family planning to Providers and Members, specifically regarding State and federal laws governing Member confidentiality (including minors). Providers and family planning agencies cannot require parental consent for minors to receive family planning services. The HMO must require, through contractual provisions, that subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

8.2.2.3 TEXAS HEALTH STEPS (EPSDT)

The HMO must develop effective methods to ensure that children under the age of 21 receive THSteps services when due and according to the recommendations established by the AAP and the THSteps periodicity schedule for children. The HMO must arrange for THSteps services for all eligible Members except when a Member knowingly and voluntarily declines or refuses services after receiving sufficient information to make an informed decision.

HMO must have mechanisms in place to ensure that all newly enrolled newborns receive an appointment for a THSteps checkup within 14 days of enrollment and all other eligible child Members receive a THSteps checkup within 60 days of enrollment, if one is due according to the AAP periodicity schedule.

The HMO must ensure that Members are provided information and educational materials about the services available through the THSteps Program, and how and when they may obtain the services. The information should tell the Member how they can obtain dental benefits, transportation services through the Texas Department of Transportation's Medical Transportation Program, and advocacy assistance from the HMO.

The HMO must provide appropriate training to all Network Providers and Provider staff in the Providers' area of practice regarding the scope of benefits available and the THSteps Program. Training must include:

          1.   THSteps benefits,

          2. The periodicity schedule for THSteps medical checkups and immunizations,

          3.   The required elements of THSteps medical checkups,

          4. Providing or arranging for all required lab screening tests (including lead screening), and Comprehensive Care Program (CCP) services available under the THSteps program to Members under age 21 years.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

HMO must also educate and train Providers regarding the requirements imposed on HHSC and contracting HMOs under the Consent Decree entered in Frew v. Hawkins, et. al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member.

The HMO must provide outreach to Members to ensure they receive prompt services and are effectively informed about available THSteps services. Each month, the HMO must retrieve from the HHSC Administrative Services Contractor Bulletin Board System a list of Members who are due and overdue THSteps services. Using these lists and its own internally generated list, the HMO will contact such Members to obtain the service as soon as possible. The HMO outreach staff must coordinate with DSHS THSteps outreach staff to ensure that Members have access to the Medical Transportation Program, and that any coordination with other agencies is maintained.

The HMO must cooperate and coordinate with the State, outreach programs and THSteps regional program staff and agents to ensure prompt delivery of services to children of migrant farm workers and other migrant populations who may transition into and out of the HMO's Program more rapidly and/or unpredictably than the general population.

The HMO must have mechanisms in place to ensure that all newborn Members have an initial newborn checkup before discharge from the hospital and again within two weeks from the time of birth. The HMO must require Providers to send all THSteps newborn screens to the DSHS Bureau of Laboratories or a DSHS certified laboratory. Providers must include detailed identifying information for all screened newborn Members and the Member's mother to allow DSHS to link the screens performed at the hospital with screens performed at the two-week follow-up.

All laboratory specimens collected as a required component of a THSteps checkup (see Medicaid Provider Procedures Manual for age-specific requirements) must be submitted to the DSHS Laboratory for analysis. The HMO must educate Providers about THSteps Program requirements for submitting laboratory tests to the DSHS Bureau of Laboratories.

The HMO must make an effort to coordinate and cooperate with existing community and school-based health and education programs that offer services to school-aged children in a location that is both familiar and convenient to the Members. The HMO must make a good faith effort to comply with Head Start's requirement that Members participating in Head Start receive their THSteps checkup no later than 45 days after enrolling into either program.

The HMO must educate Providers on the Immunization Standard Requirements set forth in Chapter 161, Health and Safety Code; the standards in the ACIP Immunization Schedule; the AAP Periodicity Schedule for CHIP Members; and the DSHS Periodicity Schedule for Medicaid Members. The HMO shall educate Providers that Medicaid Members under age 21 must be immunized during the THSteps checkup according to the DSHS routine immunization schedule. The HMO shall also educate Providers that the screening provider is responsible for administration of the immunization and should not refer children to Local Health Departments to receive immunizations.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must educate Providers about, and require Providers to comply with, the requirements of Chapter 161, Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac), to include parental consent on the Vaccine Information Statement.

The HMO must require all THSteps Providers to submit claims for services paid (either on a capitated or fee-for service basis) on the HCFA 1500 claim form and use the HIPAA compliant code set required by HHSC.

Encounter Data will be validated by chart review of a random sample of THSteps eligible enrollees against monthly Encounter Data reported by the HMO. HHSC or its designee will conduct chart reviews to validate that all screens are performed when due and as reported, and that reported data is accurate and timely. Substantial deviation between reported and charted Encounter Data could result in the HMO and/or Network Providers being investigated for potential Fraud, Abuse, or Waste without notice to the HMO or the Provider.

8.2.2.4 PERINATAL SERVICES

The HMO's perinatal health care services must ensure appropriate care is provided to women and infant Members of the HMO from the preconception period through the infant's first year of life. The HMO's perinatal health care system must comply with the requirements of the Texas Health and Safety Code, Chapter 32 (the Maternal and Infant Health Improvement Act) and administrative rules codified at 25 T.A.C. Chapter 37, Subchapter M.

The HMO must have a perinatal health care system in place that, at a minimum, provides the following services:

     1. Pregnancy planning and perinatal health promotion and education for reproductive- age women;

     2. Perinatal risk assessment of non-pregnant women, pregnant and postpartum women, and infants up to one year of age;

     3. Access to appropriate levels of care based on risk assessment, including emergency care;

     4. Transfer and care of pregnant women, newborns, and infants to tertiary care facilities when necessary;

     5. Availability and accessibility of OB/GYNs, anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems; and

     6. Availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems.

The HMO must have a process to expedite scheduling a prenatal appointment for an obstetrical exam for a TP40 Member no later than two weeks after receiving the daily Enrollment File verifying the Member's enrollment into the HMO.

The HMO must have procedures in place to contact and assist a pregnant/delivering Member in selecting a PCP for her baby either before the birth or as soon as the baby is born.

The HMO must provide inpatient care and professional services relating to labor and delivery for its pregnant/delivering Members, and neonatal care for its newborn Members at the time of


                                                                            8-51

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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

delivery and for up to 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated Caesarian delivery.

The HMO must Adjudicate provider claims for services provided to a newborn Member in accordance with HHSC's claims processing requirements using the proxy ID number or State-issued Medicaid ID number. The HMO cannot deny claims based on a provider's non-use of State-issued Medicaid ID number for a newborn Member. The HMO must accept provider claims for newborn services based on mother's name and/or Medicaid ID number with accommodations for multiple births, as specified by the HMO.

The HMO must notify providers involved in the care of pregnant/delivering women and newborns (including Out-of-Network providers and hospitals) of the HMO's prior authorization requirements. The HMO cannot require a prior authorization for services provided to a pregnant/delivering Member or newborn Member for a medical condition that requires Emergency Services, regardless of when the emergency condition arises.

8.2.2.5 SEXUALLY TRANSMITTED DISEASES (STDS) AND HUMAN IMMUNODEFICIENCY VIRUS
(HIV)

The HMO must provide STD services that include STD/HIV prevention, screening, counseling, diagnosis, and treatment. The HMO is responsible for implementing procedures to ensure that Members have prompt access to appropriate services for STDs, including HIV. The HMO must allow Members access to STD services and HIV diagnosis services without prior authorization or referral by a PCP.

The HMO must comply with Texas Family Code Section 32.003, relating to consent to treatment by a child. The HMO must provide all Covered Services required to form the basis for a diagnosis by the Provider as well as the STD/HIV treatment plan.

The HMO must make education available to Providers and Members on the prevention, detection and effective treatment of STDs, including HIV.

The HMO must require Providers to report all confirmed cases of STDs, including HIV, to the local or regional health authority according to 25 T.A.C.
Sections 97.131 - 97.134, using the required forms and procedures for reporting STDs. The HMO must coordinate with the HHSC regional health authority to ensure that Members with confirmed cases of syphilis, chancroid, gonorrhea, chlamydia and HIV receive risk reduction and partner elicitation/notification counseling.

The HMO must have established procedures to make Member records available to public health agencies with authority to conduct disease investigation, receive confidential Member information, and provide follow up activities.

The HMO must require that Providers have procedures in place to protect the confidentiality of Members provided STD/HIV services. These procedures must include, but are not limited to, the manner in which medical records are to be safeguarded, how employees are to protect medical information, and under what conditions information can be shared. The HMO must inform and require its Providers who provide STD/HIV services to comply with all state laws relating to


                                                                            8-52

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

communicable disease reporting requirements. The HMO must implement policies and procedures to monitor Provider compliance with confidentiality requirements.

The HMO must have policies and procedures in place regarding obtaining informed consent and counseling Members provided STD/HIV services.

8.2.2.6 TUBERCULOSIS (TB)

The HMO must provide Members and Providers with education on the prevention, detection and effective treatment of tuberculosis (TB). The HMO must establish mechanisms to ensure all procedures required to screen at-risk Members and to form the basis for a diagnosis and proper prophylaxis and management of TB are available to all Members, except services referenced in SECTION 8.2.2.8 as Non-Capitated Services. The HMO must develop policies and procedures to ensure that Members who may be or are at risk for exposure to TB are screened for TB. An at-risk Member means a person who is susceptible to TB because of the association with certain risk factors, behaviors, drug resistance, or environmental conditions. The HMO must consult with the local TB control program to ensure that all services and treatments are in compliance with the guidelines recommended by the American Thoracic Society (ATS), the Centers for Disease Control and Prevention (CDC), and DSHS policies and standards.

The HMO must implement policies and procedures requiring Providers to report all confirmed or suspected cases of TB to the local TB control program within one working day of identification, using the most recent DSHS forms and procedures for reporting TB. The HMO must provide access to Member medical records to DSHS and the local TB control program for all confirmed and suspected TB cases upon request.

The HMO must coordinate with the local TB control program to ensure that all Members with confirmed or suspected TB have a contact investigation and receive Directly Observed Therapy (DOT). The HMO must require, through contract provisions, that Providers report to DSHS or the local TB control program any Member who is non-compliant, drug resistant, or who is or may be posing a public health threat. The HMO must cooperate with the local TB control program in enforcing the control measures and quarantine procedures contained in Chapter 81 of the Texas Health and Safety Code.

The HMO must have a mechanism for coordinating a post-discharge plan for follow-up DOT with the local TB program. The HMO must coordinate with the DSHS South Texas Hospital and Texas Center for Infectious Disease for voluntary and court-ordered admission, discharge plans, treatment objectives and projected length of stay for Members with multi-drug resistant TB.

8.2.2.7 OBJECTION TO PROVIDE CERTAIN SERVICES

In accordance with 42 C.F.R. Section 438.102, the HMO may file an objection to providing, reimbursing for, or providing coverage of, a counseling or referral service for a Covered Service based on moral or religious grounds. The HMO must work with HHSC to develop a work plan to complete the necessary tasks and determine an appropriate date for implementation of the requested changes to the requirements related to Covered Services. The work plan will include timeframes for completing the necessary Contract and waiver amendments, adjustments to Capitation Rates,


                                                                            8-53

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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

identification of the HMO and enrollment materials needing revision, and notifications to Members.

In order to meet the requirements of this section, the HMO must notify HHSC of grounds for and provide detail concerning its moral or religious objections and the specific services covered under the objection, no less than 120 days prior to the proposed effective date of the policy change.

8.2.2.8 MEDICAID NON-CAPITATED SERVICES

The following Texas Medicaid programs and services have been excluded from HMO Covered Services. STAR Members are eligible to receive these Non-capitated services on a fee-for-service basis from Texas Medicaid providers. HMOs should refer to relevant chapters in the PROVIDER PROCEDURES MANUAL and the TEXAS MEDICAID BULLETINS for more information.

     1.   THSteps dental (including orthodontia);

     2. Early Childhood Intervention (ECI) case management/service coordination;

     3.   DSHS targeted case management;

     4.   DSHS mental health rehabilitation;

     5.   DSHS case management for Children and Pregnant Women;

     6.   Texas School Health and Related Services (SHARS);

     7. Department of Assistive and Rehabilitative Services Blind Children's Vocational Discovery and Development Program;

     8. Tuberculosis services provided by DSHS-approved providers (directly observed therapy and contact investigation);

     9.   Vendor Drug Program (out-of-office drugs);

     10.  Texas Department of Transportation Medical Transportation;

     11. DADS hospice services (all Members are disenrolled from their health plan upon enrollment into hospice);

     12. Audiology services and hearing aids for children (under age 21) (hearing screening services are provided through the THSteps Program and are capitated) through PACT (Program for Amplification for Children of Texas).

8.2.2.9 REFERRALS FOR NON-CAPITATED SERVICES

Although STAR HMOs are not responsible for paying or reimbursing for Non-capitated Services, HMOs are responsible for educating Members about the availability of Non-capitated Services, and for providing appropriate referrals for Members to obtain or access these services. The HMO is responsible for informing Providers that bills for all Non-capitated Services must be submitted to HHSC's Claims Administrator for reimbursement.

8.2.3 MEDICAID SIGNIFICANT TRADITIONAL PROVIDERS

In the first three (3) years of a Medicaid HMO Program operating in a Service Area, the HMO must seek participation in its Network from all Medicaid Significant Traditional Providers (STPs) defined by HHSC in the applicable Service Area for the applicable HMO Program. For STAR HMOs, the Medicaid STP requirements only apply in the Nueces Service Area. Medicaid STPs are defined as PCPs that, when listed by provider type by county in descending order by


                                                                            8-54

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

unduplicated number of clients, served the top 80% of unduplicated clients. Hospitals receiving Disproportionate Share Hospital (DSH) funds are also considered STPs in the Service Area in which they are located. The Procurement Library includes listings of Medicaid STPs by Service Area.

The HMO must give STPs the opportunity to participate in its Network for at least three (3) years commencing on the implementation date of Medicaid managed care in the Service Area. However, the STP provider must:

     1. Agree to accept the HMO's Provider reimbursement rate for the provider type; and

     2. Meet the standard credentialing requirements of the HMO, provided that lack of board certification or accreditation by the Joint Commission on Accreditation of Health Care Organizations (JCAHO) is not the sole grounds for exclusion from the Provider Network.

8.2.4 FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS) AND RURAL HEALTH CLINICS (RHCS)

The HMO must make reasonable efforts to include FQHCs and RHCs (freestanding and hospital-based) in its Provider Network. The HMO must reimburse FQHCs and RHCs for health care services provided outside of regular business hours, as defined by HHSC in rules, including weekend days or holidays, at a rate that is equal to the allowable rate for those services as determined under Section 32.028, Human Resources Code, if the Member does not have a referral from their PCP. FQHCs or RHCs will receive a cost settlement from HHSC and must agree to accept initial payments from the HMO in an amount that is equal to or greater than the HMO's payment terms for other Providers providing the same or similar services.

The HMO must submit monthly FQHC and RHC encounter and payment reports to all contracted FQHCs and RHCs, and FQHCs and RHCs with which there have been encounters, not later than 21 days from the end of the month for which the report is submitted. The format will be developed by HHSC and provided in the UNIFORM MANAGED CARE MANUAL. The FQHC and RHC must validate the encounter and payment information contained in the report(s). The HMO and the FQHC/RHC must both sign the report(s) after each party agrees that it accurately reflects encounters and payments for the month reported. The HMO must submit the signed FQHC and RHC encounter and payment reports to HHSC not later than 45 days from the end of the reported month.

8.2.5 PROVIDER COMPLAINTS AND APPEALS

8.2.5.1 PROVIDER COMPLAINTS

Medicaid HMOs must develop, implement, and maintain a system for tracking and resolving all Medicaid Provider complaints. Within this process, the HMO must respond fully and completely to each complaint and establish a tracking mechanism to document the status and final disposition of each Provider complaint.


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Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.2.5.2 APPEAL OF PROVIDER CLAIMS

Medicaid HMOs must develop, implement, and maintain a system for tracking and resolving all Medicaid Provider appeals related to claims payment. Within this process, the Provider must respond fully and completely to each Medicaid Provider's claims payment appeal and establish a tracking mechanism to document the status and final disposition of each Medicaid Provider's claims payment appeal.

Medicaid HMOs must contract with physicians who are not Network Providers to resolve claims disputes related to denial on the basis of medical necessity that remain unresolved subsequent to a Provider appeal. The determination of the physician resolving the dispute must be binding on the HMO and the Provider. The physician resolving the dispute must hold the same specialty or a related specialty as the appealing Provider. HHSC reserves the right to amend this process to include an independent review process established by HHSC for final determination on these disputes.

8.2.6 MEMBER RIGHTS AND RESPONSIBILITIES

In accordance with 42 C.F.R. Section 438.100, all Medicaid HMOs must maintain written policies and procedures for informing Members of their rights and responsibilities, and must notify their Members of their right to request a copy of these rights and responsibilities. The Member Handbook must include notification of Member rights and responsibilities.

8.2.7 MEDICAID MEMBER COMPLAINT AND APPEAL SYSTEM

The HMO must develop, implement, and maintain a Member Complaint and Appeal system that complies with the requirements in applicable federal and state laws and regulations, including 42 C.F.R. Section, 431.200,42 C.F.R. Part 438, Subpart F, "Grievance System," and the provisions of 1 T.A.C. Chapter 357 relating to Medicaid managed care organizations.

The Complaint and Appeal system must include a Complaint process, an Appeal process, and access to HHSC's Fair Hearing System. The procedures must be the same for all Members and must be reviewed and approved in writing by HHSC or its designee. Modifications and amendments to the Member Complaint and Appeal system must be submitted for HHSC's approval at least 30 days prior to the implementation.

8.2.7.1 MEMBER COMPLAINT PROCESS

The HMO must have written policies and procedures for receiving, tracking, responding to, reviewing, reporting and resolving Complaints by Members or their authorized representatives. For purposes of this SECTION 8.2.7, an "authorized representative" is any person or entity acting on behalf of the Member and with the Member's written consent. A Provider may be an authorized representative.

The HMO must resolve Complaints within 30 days from the date the Complaint is received. The HMO is subject to remedies, including liquidated damages, if at least 98 percent of Member


                                                                            8-56

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 -- HHSC JOINT MEDICAID/CHIP HMO RFP,         Version 1.0
         SECTION 8

Complaints are not resolved within 30 days of receipt of the Complaint by the HMO. Please see the UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS and ATTACHMENT B-5, DELIVERABLES/LIQUIDATED DAMAGES MATRIX. The Complaint procedure must be the same for all Members under the Contract. The Member or Member's authorized representative may file a Complaint either orally or in writing. The HMO must also inform Members how to file a Complaint directly with HHSC, once the Member has exhausted the HMO's complaint process.

The HMO must designate an officer of the HMO who has primary responsibility for ensuring that Complaints are resolved in compliance with written policy and within the required timeframe. For purposes of SECTION 8.2.7.2, an "officer" of the HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

The HMO must have a routine process to detect patterns of Complaints. Management, supervisory, and quality improvement staff must be involved in developing policy and procedure improvements to address the Complaints.

The HMO's Complaint procedures must be provided to Members in writing and through oral interpretive services. A written description of the HMO's Complaint procedures must be available in prevalent non-English languages for Major Population Groups identified by HHSC, at no more than a 6th grade reading level.

The HMO must include a written description of the Complaint process in the Member Handbook. The HMO must maintain and publish in the Member Handbook, at least one local and one toll-free telephone number with TeleTypewriter/Telecommunications Device for the Deaf (TTY/TDD) and interpreter capabilities for making Complaints.

The HMO's process must require that every Complaint received in person, by telephone, or in writing must be acknowledged and recorded in a written record and logged with the following details:

     1.   Date;

     2.   Identification of the individual filing the Complaint;

     3.   Identification of the individual recording the Complaint;

     4.   Nature of the Complaint;

     5. Disposition of the Complaint (i.e., how the HMO resolved the Complaint);

     6.   Corrective action required; and

     7.   Date resolved.

The HMO is prohibited from discriminating or taking punitive action against a Member or his or her representative for making a Complaint.

If the Member makes a request for disenrollment, the HMO must give the Member information on the disenrollment process and direct the Member to the HHSC Administrative Services Contractor. If the request for disenrollment includes a Complaint by the Member, the Complaint will be processed separately from the disenrollment request, through the Complaint process.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO will cooperate with the HHSC's Administrative Services Contractor and HHSC or its designee to resolve all Member Complaints. Such cooperation may include, but is not limited to, providing information or assistance to internal Complaint committees.

The HMO must provide designated Member Advocates to assist Members in understanding and using the HMO's Complaint system as described in SECTION
8.2.7.9. The HMO's Member Advocates must assist Members in writing or filing a Complaint and monitoring the Complaint through the HMO's Complaint process until the issue is resolved.

8.2.7.2 MEDICAID STANDARD MEMBER APPEAL PROCESS

The HMO must develop, implement and maintain an Appeal procedure that complies with state and federal laws and regulations, including 42 C.F.R. Section 431.200 and 42 C.F.R. Part 438, Subpart F, "Grievance System." An Appeal is a disagreement with an HMO Action as defined in HHSC'S UNIFORM CONTRACT TERMS AND CONDITIONS. The Appeal procedure must be the same for all Members. When a Member or his or her authorized representative expresses orally or in writing any dissatisfaction or disagreement with an Action, the HMO must regard the expression of dissatisfaction as a request to Appeal an Action.

A Member must file a request for an Appeal with the HMO within 30 days from receipt of the notice of the Action. The HMO is subject to remedies, including liquidated damages, if at least 98 percent of Member Appeals are not resolved within 30 days of receipt of the Appeal by the HMO. Please see the UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS AND ATTACHMENT B-5, DELIVERABLES/LIQUIDATED DAMAGES MATRIX. To ensure continuation of currently authorized services, however, the Member must file the Appeal on or before the later of 10 days following the HMO's mailing of the notice of the Action, or the intended effective date of the proposed Action. The HMO must designate an officer who has primary responsibility for ensuring that Appeals are resolved in compliance with written policy and within the 30-day time limit.

The provisions of Article 21.58A, Texas Insurance Code, (to be recodified as Texas Insurance Code, Title 14, Chapter 4201), relating to a Member's right to Appeal an Adverse Determination made by the HMO or a utilization review agent to an independent review organization, do not apply to a Medicaid recipient.
Article 21.58A is pre-empted by federal Fair Hearings requirements.

The HMO must have policies and procedures in place outlining the Medical Director's role in an Appeal of an Action. The Medical Director must have a significant role in monitoring, investigating and hearing Appeals. In accordance with 42 C.F.R. Section 438.406, the HMO's policies and procedures must require that individuals who make decisions on Appeals are not involved in any previous level of review or decision-making, and are health care professionals who have the appropriate clinical expertise in treating the Member's condition or disease.

The HMO must provide designated Member Advocates, as described in SECTION 8.2.7.9, to assist Members in understanding and using the Appeal process. The HMO's Member Advocates must assist Members in writing or filing an Appeal and monitoring the Appeal through the HMO's Appeal process until the issue is resolved.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must have a routine process to detect patterns of Appeals. Management, supervisory, and quality improvement staff must be involved in developing policy and procedure improvements to address the Appeals.

The HMO's Appeal procedures must be provided to Members in writing and through oral interpretive services. A written description of the Appeal procedures must be available in prevalent non-English languages identified by HHSC, at no more than a 6th grade reading level. The HMO must include a written description of the Appeals process in the Member Handbook. The HMO must maintain and publish in the Member Handbook at least one local and one toll-free telephone number with TTY/TDD and interpreter capabilities for requesting an Appeal of an Action.

The HMO's process must require that every oral Appeal received must be confirmed by a written, signed Appeal by the Member or his or her representative, unless the Member or his or her representative requests an expedited resolution. All Appeals must be recorded in a written record and logged with the following details:

     1)   Date notice is sent;

     2)   Effective date of the Action;

     3)   Date the Member or his or her representative requested the Appeal;

     4)   Date the Appeal was followed up in writing;

     5)   Identification of the individual filing;

     6)   Nature of the Appeal; and

     7)   Disposition of the Appeal, and notice of disposition to Member.

The HMO must send a letter to the Member within five (5) business days acknowledging receipt of the Appeal request. Except for the resolution of an Expedited Appeal as provided in SECTION 8.2.7.3, the HMO must complete the entire standard Appeal process within 30 calendar days after receipt of the initial written or oral request for Appeal. The timeframe for a standard Appeal may be extended up to 14 calendar days if the Member or his or her representative requests an extension; or the HMO shows that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay. The HMO must designate an officer who has primary responsibility for ensuring that Appeals are resolved within these timeframes and in accordance with the HMO's written policies.

During the Appeal process, the HMO must provide the Member a reasonable opportunity to present evidence and any allegations of fact or law in person as well as in writing. The HMO must inform the Member of the time available for providing this information and that, in the case of an expedited resolution, limited time will be available.

The HMO must provide the Member and his or her representative opportunity, before and during the Appeal process, to examine the Member's case file, including medical records and any other documents considered during the Appeal process. The HMO must include, as parties to the Appeal, the Member and his or her representative or the legal representative of a deceased Member's estate.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 -- HHSC JOINT MEDICAID/CHIP HMO RFP,         Version 1.0
         SECTION 8

In accordance with 42 C.F.R. Section 438.420, the HMO must continue the Member's benefits currently being received by the Member, including the benefit that is the subject of the Appeal, if all of the following criteria are met:

     1. The Member or his or her representative files the Appeal timely as defined in this Contract:

     2. The Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment;

     3.   The services were ordered by an authorized provider;

     4. The original period covered by the original authorization has not expired; and

     5.   The Member requests an extension of the benefits.

If, at the Member's request, the HMO continues or reinstates the Member's benefits while the Appeal is pending, the benefits must be continued until one of the following occurs:

     1.   The Member withdraws the Appeal;

     2. Ten (10) days pass after the HMO mails the notice resolving the Appeal against the Member, unless the Member, within the 10-day timeframe, has requested a Fair Hearing with continuation of benefits until a Fair Hearing decision can be reached; or

     3. A state Fair Hearing officer issues a hearing decision adverse to the Member or the time period or service limits of a previously authorized service has been met.

In accordance with 42 C.F.R. Section 438.420(d), if the final resolution of the Appeal is adverse to the Member and upholds the HMO's Action, then to the extent that the services were furnished to comply with the Contract, the HMO may recover such costs from the Member.

If the HMO or State Fair Hearing Officer reverses a decision to deny, limit, or delay services that were not furnished while the Appeal was pending, the HMO must authorize or provide the disputed services promptly and as expeditiously as the Member's health condition requires.

If the HMO or State Fair Hearing Officer reverses a decision to deny authorization of services and the Member received the disputed services while the Appeal was pending, the HMO is responsible for the payment of services.

The HMO is prohibited from discriminating or taking punitive action against a Member or his or her representative for making an Appeal.

8.2.7.3 EXPEDITED MEDICAID HMO APPEALS

In accordance with 42 C.F.R. Section 438.410, the HMO must establish and maintain an expedited review process for Appeals, when the HMO determines (for a request from a Member) or the provider indicates (in making the request on the Member's behalf or supporting the Member's request) that taking the time for a standard resolution could seriously jeopardize the Member's life or health. The HMO must follow all Appeal requirements for standard Member Appeals as


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 -- HHSC JOINT MEDICAID/CHIP HMO RFP,         Version 1.0
         SECTION 8

set forth in SECTION 8.2.7.2), except where differences are specifically noted. The HMO must accept oral or written requests for Expedited Appeals.

Members must exhaust the HMO's Expedited Appeal process before making a request for an expedited Fair Hearing. After the HMO receives the request for an Expedited Appeal, it must hear an approved request for a Member to have an Expedited Appeal and notify the Member of the outcome of the Expedited Appeal within 3 business days, except that the HMO must complete investigation and resolution of an Appeal relating to an ongoing emergency or denial of continued hospitalization: (1) in accordance with the medical or dental immediacy of the case; and (2) not later than one (1) business day after receiving the Member's request for Expedited Appeal is received.

Except for an Appeal relating to an ongoing emergency or denial of continued hospitalization, the timeframe for notifying the Member of the outcome of the Expedited Appeal may be extended up to 14 calendar days if the Member requests an extension or the HMO shows (to the satisfaction of HHSC, upon HHSC's request) that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay.

If the decision is adverse to the Member, the HMO must follow the procedures relating to the notice in SECTION 8.2.7.5. The HMO is responsible for notifying the Member of his or her right to access an expedited Fair Hearing from HHSC. The HMO will be responsible for providing documentation to the State and the Member, indicating how the decision was made, prior to HHSC's expedited Fair Hearing.

The HMO is prohibited from discriminating or taking punitive action against a Member or his or her representative for requesting an Expedited Appeal. The HMO must ensure that punitive action is neither taken against a provider who requests an expedited resolution or supports a Member's request.

If the HMO denies a request for expedited resolution of an Appeal, it must:

          (1)  Transfer the Appeal to the timeframe for standard resolution, and

          (2) Make a reasonable effort to give the Member prompt oral notice of the denial, and follow up within two (2) calendar days with a written notice.

8.2.7.4 ACCESS TO FAIR HEARING FOR MEDICAID MEMBERS

The HMO must inform Members that they have the right to access the Fair Hearing process at any time during the Appeal system provided by the HMO. In the case of an expedited Fair Hearing process, the HMO must inform the Member that he or she must first exhaust the HMO's internal Expedited Appeal process prior to filing an Expedited Fair Hearing. The HMO must notify Members that they may be represented by an authorized representative in the Fair Hearing process.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 -- HHSC JOINT MEDICAID/CHIP HMO RFP,         Version 1.0
         SECTION 8

8.2.7.5 NOTICES OF ACTION AND DISPOSITION OF APPEALS FOR MEDICAID MEMBERS

The HMO must notify the Member, in accordance with 1 T.A.C. Chapter 357, whenever the HMO takes an Action. The notice must, at a minimum, include any information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of Action and any information required by 42 C.F.R.
Section 438.404 as directed by HHSC, including but not limited to:

     1. The Action the HMO has taken or intends to take;

     2. The reasons for the Action;

     3. The Member's right to access the HMO's Appeal process.

     4. The procedures by which the Member may Appeal the HMO's Action;

     5. The circumstances under which expedited resolution is available and how to request it;

     6. The circumstances under which a Member may continue to receive benefits pending resolution of the Appeal, how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services;

     7. The date the Action will be taken;

     8. A reference to the HMO policies and procedures supporting the HMO's Action;

     9. An address where written requests may be sent and a toll-free number that the Member can call to request the assistance of a Member representative, file an Appeal, or request a Fair Hearing;

     10. An explanation that Members may represent themselves, or be represented by a provider, a friend, a relative, legal counsel or another spokesperson;

     11. A statement that if the Member wants a Fair Hearing on the Action, the Member must make the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

     12. A statement explaining that the HMO must make its decision within 30 days from the date the Appeal is received by the HMO, or 3 business days in the case of an Expedited Appeal; and

     13. A statement explaining that the hearing officer must make a final decision within 90 days from the date a Fair Hearing is requested.

8.2.7.6 TIMEFRAME FOR NOTICE OF ACTION

In accordance with 42 C.F.R. Section 438.404(c), the HMO must mail a notice of Action within the following timeframes:


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

     1. For termination, suspension, or reduction of previously authorized Medicaid-covered services, within the timeframes specified in 42 C.F.R. Sections 431.211,431.213, and 431.214;

     2.   For denial of payment, at the time of any Action affecting the claim;

     3. For standard service authorization decisions that deny or limit services, within the timeframe specified in 42 C.F.R. Section 438.210(d)(1);

     4.   If the HMO extends the timeframe in accordance with 42 C.F.R.
          Section 438.210(d)(1), it must:

               a. give the Member written notice of the reason for the decision to extend the timeframe and inform the Member of the right to file an Appeal if he or she disagrees with that decision; and

               b. issue and carry out its determination as expeditiously as the Member's health condition requires and no later than the date the extension expires;

     5. For service authorization decisions not reached within the timeframes specified in 42 C.F.R. Section 438.210(d) (which constitutes a denial and is thus an adverse Action), on the date that the timeframes expire; and

     6. For expedited service authorization decisions, within the timeframes specified in 42 C.F.R. 438.210(d).

8.2.7.7 NOTICE OF DISPOSITION OF APPEAL

In accordance with 42 C.F.R. Section 438.408(e), the HMO must provide written notice of disposition of all Appeals including Expedited Appeals. The written resolution notice must include the results and date of the Appeal resolution. For decisions not wholly in the Member's favor, the notice must contain:

     1.   The right to request a Fair Hearing;

     2.   How to request a Fair Hearing;

     3. The circumstances under which the Member may continue to receive benefits pending a Fair Hearing;

     4.   How to request the continuation of benefits;

     5. If the HMO's Action is upheld in a Fair Hearing, the Member may be liable for the cost of any services furnished to the Member while the Appeal is pending; and

     6. Any other information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of disposition of an Appeal.

8.2.7.8 TIMEFRAME FOR NOTICE OF RESOLUTION OF APPEALS

In accordance with 42 C.F.R. Section 438.408, the HMO must provide written notice of resolution of Appeals, including Expedited Appeals, as expeditiously as the Member's health condition requires, but the notice must not exceed the timelines as provided in this Section for Standard or Expedited Appeals. For expedited resolution of Appeals, the HMO must make reasonable efforts to give the Member prompt oral notice of resolution of the Appeal, and follow up with a written notice within the timeframes set forth in this Section for Expedited Appeals. If the HMO denies a request for expedited resolution of an Appeal, the HMO must transfer the Appeal to the timeframe for standard resolution as provided in this Section, and make reasonable efforts to give the Member prompt oral notice of the denial, and follow up within two calendar days with a written notice.


                                                                            8-63

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.2.7.9 MEDICAID MEMBER ADVOCATES

The HMO must provide Member Advocates to assist Members. Member Advocates must be physically located within the Service Area unless an exception is approved by HHSC. Member Advocates must inform Members of the following:

     -    Their rights and responsibilities,

     -    The Complaint process,

     -    The Appeal process,

     -    Covered Services available to them, including preventive services, and

     -    Non-capitated Services available to them.

Member Advocates must assist Members in writing Complaints and are responsible for monitoring the Complaint through the HMO's Complaint process.

Member Advocates are responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. Member Advocates are also responsible for helping or referring Members to community resources available to meet Member needs that are not available from the HMO as Medicaid Covered Services.

8.2.8 ADDITIONAL MEDICAID BEHAVIORAL HEALTH PROVISIONS

8.2.8.1 LOCAL MENTAL HEALTH AUTHORITY (LMHA)

Assessment to determine eligibility for rehabilitative and targeted DSHS case management services is a function of the LMHA. Covered Services must be provided to Members with severe and persistent mental illness (SPMI) and severe emotional disturbance (SED), when Medically Necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

The HMO must enter into written agreements with all LMHAs in the Service Area that describe the process(es) that the HMO and LMHAs will use to coordinate services for STAR Members with SPMI or SED. The agreements will:

     1. Describe the Behavioral Health Services indicated in detail in the PROVIDER PROCEDURES MANUAL and in the TEXAS MEDICAID BULLETIN, include the amount, duration, and scope of basic and Value-added Services, and the HMO's responsibility to provide these services;

     2. Describe criteria, protocols, procedures and instrumentation for referral of STAR Members from and to the HMO and the LMHA;

     3. Describe processes and procedures for referring Members with SPMI or SED to the LMHA for assessment and determination of eligibility for rehabilitation or targeted case management services;

     4. Describe how the LMHA and the HMO will coordinate providing Behavioral Health Services to Members with SPMI or SED;

     5. Establish clinical consultation procedures between the HMO and LMHA including consultation to effect referrals and on-going consultation regarding the Member's progress;


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

     6. Establish procedures to authorize release and exchange of clinical treatment records;

     7. Establish procedures for coordination of assessment, intake/triage, utilization review/utilization management and care for persons with SPMI or SED;

     8. Establish procedures for coordination of inpatient psychiatric services (including Court-ordered Commitment of Members under 21) in state psychiatric facilities within the LMHA's catchment area;

     9. Establish procedures for coordination of emergency and urgent services to Members;

     10. Establish procedures for coordination of care and transition of care for new Members who are receiving treatment through the LMHA; and

     11. Establish that when Members are receiving Behavioral Health Services from the Local Mental Health Authority that the HMO is using the same UM guidelines as those prescribed for use by local mental health authorities by DSHS which are published at: http://www.mhmr.state.tx.us/centraloffice/behavioralhealthservices/
          RDMClinGuide.html.

The HMO must offer licensed practitioners of the healing arts (defined in 25 T.A.C., Part 2, Chapter 419, Subchapter L), who are part of the Member's treatment team for rehabilitation services, the opportunity to participate in the HMO's Network. The practitioner must agree to accept the HMO's Provider reimbursement rate, meet the credentialing requirements, and comply with all the terms and conditions of the HMO's standard Provider contract.

HMOs must allow Members receiving rehabilitation services to choose the licensed practitioners of the healing arts who are currently a part of the Member's treatment team for rehabilitation services to provide Covered Services. If the Member chooses to receive these services from licensed practitioners of the healing arts who are part of the Member's rehabilitation services treatment team but are not part of the HMO's Network, the HMO must reimburse the Local Mental Health Authority through Out-of-Network reimbursement arrangements.

Nothing in this section diminishes the potential for the Local Mental Health Authority to seek best value for rehabilitative services by providing these services under arrangement, where possible, as specified is 25 T.A.C.
Section 419.455.

8.2.9 THIRD PARTY LIABILITY AND RECOVERY

Medicaid HMOs are responsible for establishing a plan and process for recovering costs for services that should have been paid through a third party in accordance with State and Federal law and regulations. To recognize this requirement, capitation payments to the HMOs are reduced by the projected amount of TPR that the HMO is expected to recover.

The HMOs must provide required reports as stated in SECTION 8.1.17.2, Financial Reporting Requirements.

After 120-days from the date of service on any claim, encounter, or other Medicaid related payment by the HMO subject to Third Party Recovery, HHSC may attempt recovery independent of any HMO action. HHSC will retain, in full, all funds received as a result of the state initiated recovery or subrogation action.


                                                                            8-65

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

HMOs shall provide a Member quarterly file, which contains the following information if available to the HMO: the Member name, address, claim submission address, group number, employer's mailing address, social security number, and date of birth for each subscriber or policyholder and each dependent of the subscriber or policyholder covered by the insurer. The file shall be used for the purpose of matching the Texas Medicaid eligibility file against the HMO Member file to identify Medicaid clients enrolled in the HMO, which may not be known the Medicaid Program.

8.2.10 COORDINATION WITH PUBLIC HEALTH ENTITIES

8.2.10.1 REIMBURSED ARRANGEMENTS WITH PUBLIC HEALTH ENTITIES

The HMO must make a good faith effort to enter into a subcontract for Covered Services with Public Health Entities. Possible Covered Services that could be provided by Public Health Entities include, but are not limited to, the following services:

     1.   Sexually Transmitted Diseases (STDs) services;

     2.   Confidential HIV testing;

     3.   Immunizations;

     4.   Tuberculosis (TB) care;

     5.   Family Planning services;

     6.   THSteps medical checkups, and

     7.   Prenatal services.

These subcontracts must be available for review by HHSC or its designated agent(s) on the same basis as all other subcontracts. If the HMO is unable to enter into a contract with Public Health Entities, the HMO must document efforts to contract with Public Health Entities, and make such documentation available to HHSC upon request.

HMO Contracts with Public Health Entities must specify the scope of responsibilities of both parties, the methodology and agreements regarding billing and reimbursements, reporting responsibilities, Member and Provider educational responsibilities, and the methodology and agreements regarding sharing of confidential medical record information between the Public Health Entity and the HMO or PCP.

The HMO must:

     1. Identify care managers who will be available to assist public health providers and PCPs in efficiently referring Members to the public health providers, specialists, and health- related service providers either within or outside the HMO's Network; and

     2. Inform Members that confidential healthcare information will be provided to the PCP, and educate Members on how to better utilize their PCPs, public health providers, emergency departments, specialists, and health-related service providers.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.2.10.2 NON-REIMBURSED ARRANGEMENTS WITH LOCAL PUBLIC HEALTH ENTITIES

The HMO must make a good faith effort to enter into a Memorandum of Understanding (MOU) with Public Health Entities in each Service Area regarding the provision of essential public health care services. If the HMO is unable to enter into an MOU with a Public Health Entity, the HMO must document efforts and make such documentation available to HHSC upon request. MOUs must describe the roles and responsibilities of the HMO and the Public Health Entity for the following:

     1. Public health reporting requirements regarding communicable diseases and/or diseases that are preventable by immunization as defined by state law;

     2. Notification of and referral to the local Public Health Entity, as defined by state law, of communicable disease outbreaks involving Members;

     3. Referral to the local Public Health Entity for TB contact investigation and evaluation and preventive treatment of persons with whom the Member has come into contact;

     4. Referral to the local Public Health Entity for STD/HIV contact investigation and evaluation and preventive treatment of persons with whom the Member has come into contact;

     5.   Referral for WIC services and information sharing; and

     6. Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

8.2.11 COORDINATION WITH OTHER STATE HEALTH AND HUMAN SERVICES (HHS) PROGRAMS

The HMO must make a good faith effort to enter into a Memorandum of Understanding (MOU) with other state HHS Programs in each Service Area regarding the provision of essential public health care services. If a HMO is unable to enter into an MOU with other HHS Programs, the HMO must document efforts and make such information available to HHSC upon request. MOUs must delineate the roles and responsibilities of the HMO and the HHS programs for the following services:

     1. Use of the DSHS Bureau of Laboratories for specimens contained as part of a THSteps medical checkup, including THSteps newborn screens, lead testing, and hemoglobin/hematocrit tests;

     2.   Availability of vaccines through the Texas Vaccines for Children
          Program;

     3. Reporting of immunizations provided to the statewide ImmTrac Registry including parental consent to share data;

     4.   Referral for WIC services and information sharing;

     5.   DSHS case management for Children and Pregnant Women (CPW);

     6. Participation in the community-based coalitions with the Medicaid-funded case management programs in MHMR, ECI, TCB, and DSHS;

     7. Referral to the Texas Department of Transportation's Medical Transportation Program;

     8. Cooperation with activities required of state and local public health authorities necessary to conduct the annual population and community based needs assessment; and

     9. Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.2.12 ADVANCE DIRECTIVES

Federal and state law require HMOs and providers to maintain written policies and procedures for informing all adult Members 18 years of age and older about their rights to refuse, withhold or withdraw medical treatment and mental health treatment through advance directives (see Social Security Act Section 1902(a)(57) and Section 1903(m)(1)(A)). The HMO's policies and procedures must include written notification to Members and comply with provisions contained in 42 C.F.R. Section 434.28 and 42 C.F.R. Section 489, Subpart I, relating to advance directives for all hospitals, critical access hospitals, skilled nursing facilities, home health agencies, providers of home health care, providers of personal care services and hospices, as well as the following state laws and rules:

     1. A Member's right to self-determination in making health care decisions;

     2. The Advance Directives Act, Chapter 166, Texas Health and Safety Code, which includes:

               a. A Member's right to execute an advance written directive to physicians and family or surrogates, or to make a non-written directive to administer, withhold or withdraw life-sustaining treatment in the event of a terminal or irreversible condition;

               b. A Member's right to make written and non-written out-of-hospital do-not-resuscitate (DNR) orders;

               c. A Member's right to execute a Medical Power of Attorney to appoint an agent to make health care decisions on the Member's behalf if the Member becomes incompetent; and

     3. The Declaration for Mental Health Treatment, Chapter 137, Texas Civil Practice and Remedies Code, which includes: a Member's right to execute a Declaration for Mental Health Treatment in a document making a declaration of preferences or instructions regarding mental health treatment.

The HMO must maintain written policies for implementing a Member's advance directive. Those policies must include a clear and precise statement of limitation if the HMO or a Provider cannot or will not implement a Member's advance directive.

The HMO cannot require a Member to execute or issue an advance directive as a condition of receiving health care services. The HMO cannot discriminate against a Member based on whether or not the Member has executed or issued an advance directive.

The HMO's policies and procedures must require the HMO and subcontractors to comply with the requirements of state and federal law relating to advance directives. The HMO must provide education and training to employees and Members on issues concerning advance directives.

All materials provided to Members regarding advance directives must be written at a 7th - 8th grade reading comprehension level, except where a provision is required by state or federal law and the provision cannot be reduced or modified to a 7th - 8th grade reading level because it is a reference to the law or is required to be included "as written" in the state or federal law.


                                                                            8-68

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

The HMO must notify Members of any changes in state or federal laws relating to advance directives within 90 days from the effective date of the change, unless the law or regulation contains a specific time requirement for notification.

8.3  [DELETED SECTION]

8.4  ADDITIONAL CHIP SCOPE OF WORK

The following provisions only apply to HMOs participating in CHIP.

8.4.1 CHIP PROVIDER NETWORK

In each Service Area, the HMO must seek to obtain the participation in its Provider Network of CHIP Significant Traditional Providers (STPs), defined by HHSC as PCP Providers currently serving the CHIP population and DSH hospitals. The Procurement Library includes CHIP STPs by Service Area.

The HMO must give STPs the opportunity to participate in its Network if the
STPs:

     1. Agree to accept the HMO's Provider reimbursement rate for the provider type; and

     2. Meet the standard credentialing requirements of the HMO, provided that lack of board certification or accreditation by the Joint Commission on Accreditation of Health Care Organizations (JCAHO) is not the sole grounds for exclusion from the Provider Network.

8.4.2 CHIP PROVIDER COMPLAINT AND APPEALS

CHIP Provider Complaints and Appeals are subject to disposition consistent with the Texas Insurance Code and any applicable TDI regulations

8.4.3 CHIP MEMBER COMPLAINT AND APPEAL PROCESS

CHIP Member Complaints and Appeals are subject to disposition consistent with the Texas Insurance Code and any applicable TDI regulations. HHSC will require the HMO to resolve Complaints and Appeals (that are not elevated to TDI) within 30 days from the date the Complaint or Appeal is received. The HMO is subject to remedies, including liquidated damages, if at least 98 percent of Member Complaints or Member Appeals are not resolved within 30 days of receipt of the Complaint or Appeal by the HMO. Please see the UNIFORM MANAGED CARE CONTRACT TERMS & CONDITIONS and ATTACHMENT B-5, DELIVERABLES/LIQUIDATED DAMAGES MATRIX. Any person, including those dissatisfied with a HMO's resolution of a Complaint or Appeal, may report an alleged violation to TDI.


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 8

8.4.4 DENTAL COVERAGE FOR CHIP MEMBERS

The HMO is not responsible for reimbursing dental providers for preventive and therapeutic dental services obtained by CHIP Members. However, medical and/or hospital charges, such as anesthesia, that are necessary in order for CHIP Members to access standard therapeutic dental services, are Covered Services for CHIP Members. The HMO must provide access to facilities and physician services that are necessary to support the dentist who is providing dental services to a CHIP Member under general anesthesia or intravenous (IV) sedation.

The HMO must inform Network facilities, anesthesiologists, and PCPs what authorization procedures are required, and how Providers are to be reimbursed for the preoperative evaluations by the PCP and/or anesthesiologist and for the facility services. For dental-related medical Emergency Services, the HMO must reimburse in-network and Out-of-Network providers in accordance with federal and state laws, rules, and regulations.


                                                                            8-70

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAID/CHIP HMO RFP,          Version 1.0
         SECTION 9

9.   TURNOVER REQUIREMENTS

9.1  INTRODUCTION

This section presents the Turnover Requirements to which the HMO must agree. Turnover is defined as those activities that are required for the HMO to perform upon termination of the Contract in situations in which the HMO must transition Contract operations to HHSC or a subsequent Contractor.

9.2  TRANSFER OF DATA

The HMO must transfer all data regarding the provision of Covered Services to Members to HHSC or a new HMO, at the sole discretion of HHSC and as directed by HHSC. All transferred data must be compliant with HIPAA.

All relevant data must be received and verified by HHSC or the subsequent Contractor. If HHSC determines that not all of the data regarding the provision of Covered Services to Members was transferred to HHSC or the subsequent Contractor, as required, or the data is not HIPAA compliant, HHSC reserves the right to hire an independent contractor to assist HHSC in obtaining and transferring all the required data and to ensure that all the data are HIPAA compliant. The reasonable cost of providing these services will be the responsibility of the HMO.

9.3  TURNOVER SERVICES

Six months prior to the end of the Contract Period, including any extensions to such Period, the HMO must propose a Turnover Plan covering the possible turnover of the records and information maintained to either the State or a successor HMO. The Turnover Plan must be a comprehensive document detailing the proposed schedule, activities, and resource requirements associated with the turnover tasks. The Turnover Plan must be approved by HHSC.

As part of the Turnover Plan, the HMO must provide HHSC with copies of all relevant Member and service data, documentation, or other pertinent information necessary, as determined by the HHSC, for HHSC or a subsequent Contractor to assume the operational activities successfully. This includes correspondence, documentation of ongoing outstanding issues, and other operations support documentation. The plan will describe the HMO's approach and schedule for transfer of all data and operational support information, as applicable. The information must be supplied in media and format specified by the State and according to the schedule approved by the State.

HHSC is not limited or restricted in the ability to require additional information from the HMO or modify the turnover schedule as necessary.


                                                                             9-1

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-1 - HHSC JOINT MEDICAL/CHIP HMO RFP            Version 1.0
         SECTION 9

9.4  POST-TURNOVER SERVICES

Thirty (30) days following turnover of operations, the HMO must provide HHSC with a Turnover Results report documenting the completion and results of each step of the Turnover Plan. Turnover will not be considered complete until this document is approved by HHSC.

If the HMO does not provide the required relevant data and reference tables, documentation, or other pertinent information necessary for HHSC or the subsequent Contractor to assume the operational activities successfully, the HMO agrees to reimburse the State for all reasonable costs, including, but not limited to, transportation, lodging, and subsistence for all state and federal representatives, or their agents, to carry out their inspection, audit, review, analysis, reproduction and transfer functions at the location(s) of such records.

The HMO also agrees to pay any and all additional costs incurred by the State that are the result of the HMO's failure to provide the requested records, data or documentation within the time frames agreed to in the Turnover Plan.

The HMO must maintain all files and records related to Members and Providers for five years after the date of final payment under the Contract or until the resolution of all litigation, claims, financial management review or audit pertaining to the Contract, whichever is longer. The HMO agrees to repay any valid, undisputed audit exceptions taken by HHSC in any audit of the Contract.


                                                                             9-2

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

STAR COVERED SERVICES

The following is a non-exhaustive, high-level listing of Acute Care Covered Services included under the STAR Medicaid managed care program.

Medicaid HMO Contractors are responsible for providing a benefit package to Members that includes all medically necessary services covered under the traditional, fee-for-service Medicaid programs except for Non-capitated Services provided to STAR Members outside of the HMO capitation and listed in Attachment B-1, SECTION 8.2.2.8. Medicaid HMO Contractors must coordinate care for Members for these Non-capitated Services so that Members have access to a full range of medically necessary Medicaid services, both capitated and non-capitated. A Contractor may elect to offer additional acute care Value-added Services.

The STAR Members are provided with three enhanced benefits compared to the traditional, fee-for-service Medicaid coverage:

     1)   waiver of the three-prescription per month limit;

     2) waiver of the 30-day spell-of-illness limitation under fee-for-services; and

     3) inclusion of an annual adult well check for patients 21 years of age and over.

Medicaid HMO Contractors are responsible for providing a benefit package to Members that includes the waiver of the 30-day spell-of-illness limitation under fee-for-service and the inclusion of an annual adult well check for patients 21 years of age and over. Prescription drug benefits to Medicaid HMO Members are provided outside of the HMO capitation.

Bidders and Contractors should refer to the current TEXAS MEDICAID PROVIDER PROCEDURES MANUAL and the bi-monthly TEXAS MEDICAID BULLETIN for a more inclusive listing of limitations and exclusions that apply to each Medicaid benefit category. (These documents can be accessed online at:
http://www.tmhp.com.)

The services listed in this Attachment are subject to modification based on Federal and State laws and regulations and Programs policy updates.

SERVICES INCLUDED UNDER THE HMO CAPITATION PAYMENT

     -    Ambulance services

     - Audiology services, including hearing aids for adults (hearing aids for children are provided through the PACT program and are a non-capitated service)

     -    Behavioral Health Services, including:

          - Inpatient and outpatient mental health services for children (under age 21)

          -    Outpatient chemical dependency services for children (under age
               21)

          -    Detoxification services

          -    Psychiatry services

          -    Counseling services for adults (21 years of age and over)

     -    Birthing center services

     -    Chiropractic services

     -    Dialysis

     -    Durable medical equipment and supplies

     -    Emergency Services

     -    Family planning services

     -    Home health care services


                                     1 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     -    Hospital services, including inpatient and outpatient

     -    Laboratory

     - Medical check-ups and Comprehensive Care Program (CCP) Services for children (under age 21) through the Texas Health Steps Program

     -    Optometry, glasses, and contact lenses, if medically necessary

     -    Podiatry

     -    Prenatal care

     -    Primary care services

     -    Radiology, imaging, and X-rays

     -    Specialty physician services

     -    Therapies - physical, occupational and speech

     -    Transplantation of organs and tissues

     -    Vision


                                     2 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

CHIP COVERED SERVICES

Covered CHIP services must meet the CHIP definition of Medically Necessary Covered Services as defined in this CONTRACT. There is no lifetime maximum on benefits; however, 12-month period, enrollment period (a 6-month period), or lifetime limitations do apply to certain services, as specified in the following chart. Please note that if services with a 12-month annual limit are all used within one 6-month enrollment period, these particular services are not available during the second 6-month enrollment period within that annual period. Co-pays apply until a family reaches its specific cost-sharing maximum.

     COVERED BENEFIT                            DESCRIPTION
     ---------------                            -----------
INPATIENT GENERAL ACUTE    Services include, but are not limited to, the
AND INPATIENT              following:
REHABILITATION HOSPITAL
SERVICES                   -    Hospital-provided Physician or Provider services

                           - Semi-private room and board (or private if medically necessary as certified by attending)

                           -    General nursing care

                           -    Special duty nursing when medically necessary

                           -    ICU and services

                           -    Patient meals and special diets

                           -    Operating, recovery and other treatment rooms

                           -    Anesthesia and administration (facility
                                technical component)

                           -    Surgical dressings, trays, casts, splints

                           -    Drugs, medications and biologicals

                           - Blood or blood products that are not provided free-of-charge to the patient and their administration

                           -    X-rays, imaging and other radiological tests
                                (facility technical component)

                           - Laboratory and pathology services (facility technical component)

                           -    Machine diagnostic tests (EEGs, EKGs, etc.)

                           -    Oxygen services and inhalation therapy

                           -    Radiation and chemotherapy

                           - Access to DSHS-designated Level III perinatal centers or Hospitals meeting equivalent levels of care

                           - In-network or out-of-network facility and Physician services for a mother and her newborn(s) for a minimum of 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated delivery by caesarian section.

                           -    Hospital, physician and related medical
                                services, such as anesthesia, associated with dental care

SKILLED NURSING            Services include, but are not limited to, the
FACILITIES (INCLUDES       following:
REHABILITATION
HOSPITALS)                 -    Semi-private room and board

                           -    Regular nursing services

                           -    Rehabilitation services

                           - Medical supplies and use of appliances and equipment furnished by the facility

OUTPATIENT HOSPITAL,       Services include, but are not limited to, the
COMPREHENSIVE              following services provided in a hospital clinic or
OUTPATIENT                 emergency room, a clinic or health center,
REHABILITATION HOSPITAL,   hospital-based emergency department or an ambulatory
CLINIC (INCLUDING HEALTH          health care setting:
CENTER) AND AMBULATORY
HEALTH CARE CENTER         -    X-ray, imaging, and radiological tests
                                (technical component)

                           - Laboratory and pathology services (technical component)

                           -    Machine diagnostic tests

                           -    Ambulatory surgical facility services

                           -    Drugs, medications and biologicals

                           -    Casts, splints, dressings


                                     3 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     COVERED BENEFIT                            DESCRIPTION
     ---------------                            -----------
                           -    Preventive health services

                           -    Physical, occupational and speech therapy

                           -    Renal dialysis

                           -    Respiratory services

                           -    Radiation and chemotherapy

                           - Blood or blood products that are not provided free-of-charge to the patient and the administration of these products

                           - Facility and related medical services, such as anesthesia, associated with dental care, when provided in a licensed ambulatory surgical facility.

PHYSICIAN/PHYSICIAN        Services include, but are not limited to, the
EXTENDER PROFESSIONAL      following:
SERVICES
                           -    American Academy of Pediatrics recommended
                                well-child exams and preventive health services
                                (including, but not limited to, vision and
                                hearing screening and immunizations)

                           -    Physician office visits, in-patient and
                                out-patient services

                           - Laboratory, x-rays, imaging and pathology services, including technical component and/or professional interpretation

                           -    Medications, biologicals and materials
                                administered in Physician's office

                           -    Allergy testing, serum and injections

                           - Professional component (in/outpatient) of surgical services, including:

                                -    Surgeons and assistant surgeons for
                                     surgical procedures including appropriate follow-up care

                                -    Administration of anesthesia by Physician
                                     (other than surgeon) or CRNA

                                -    Second surgical opinions

                                - Same-day surgery performed in a Hospital without an over-night stay

                                -    Invasive diagnostic procedures such as
                                     endoscopic examinations

                           -    Hospital-based Physician services (including
                                Physician-performed technical and interpretive components)

                           - In-network and out-of-network Physician services for a mother and her newborn(s) for a minimum of 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated delivery by caesarian section.

                           - Physician services medically necessary to support a dentist providing dental services to a CHIP member such as general anesthesia or intravenous (IV) sedation.

DURABLE MEDICAL            $20,000 12-month period limit for DME, prosthetics,
EQUIPMENT (DME),           devices and disposable medical supplies (diabetic
PROSTHETIC DEVICES AND     supplies and equipment are not counted against this
DISPOSABLE MEDICAL         ccap). Services include DME (equipment which can
SUPPLIES                   withstand repeated use and is primarily and
                           customarily used to serve a medical purpose,
                           generally is not useful to a person in the absence of
                           Illness, Injury, or Disability, and is appropriate
                           for use in the home), including devices and supplies
                           that are medically necessary and necessary for one or
                           more activities of daily living and appropriate to
                           assist in the treatment of a medical condition,
                           including:

                           -    Orthotic braces and orthotics

                           - Prosthetic devices such as artificial eyes, limbs, and braces

                           - Prosthetic eyeglasses and contact lenses for the management of severe ophthalmologic disease

                           - Other artificial aids including surgical implants

                           -    Hearing aids

                           - Implantable devices are covered under Inpatient and Outpatient services and do not count towards the DME 12-month period limit.

                           - Diagnosis-specific disposable medical supplies, including diagnosis-specific prescribed specialty formula and dietary supplements. (See
                                Attachment A)


                                     4 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     COVERED BENEFIT                            DESCRIPTION
     ---------------                            -----------
HOME AND COMMUNITY         Services that are provided in the home and community,
HEALTH SERVICES            including, but not limited to:

                           -    Home infusion

                           -    Respiratory therapy

                           -    Visits for private duty nursing (R.N., L.V.N.)

                           - Skilled nursing visits as defined for home health purposes (may include R.N. or L.V.N.).

                           - Home health aide when included as part of a plan of care during a period that skilled visits have been approved.

                           -    Speech, physical and occupational therapies.

                           - Services are not intended to replace the CHILD'S caretaker or to provide relief for the caretaker

                           -    Skilled nursing visits are provided on
                                intermittent level and not intended to provide
                                24-hour skilled nursing services

                           - Services are not intended to replace 24-hour inpatient or skilled nursing facility services

INPATIENT MENTAL HEALTH    Mental health services, including for serious mental
SERVICES                   illness, furnished in a freestanding psychiatric
                           hospital, psychiatric units of general acute care
                           hospitals and state-operated facilities, including,
                           but not limited to:

                           -    Neuropsychological and psychological testing.

                           -    Inpatient mental health services are limited to:

                           -    45 days 12-month inpatient limit

                           - Includes inpatient psychiatric services, up to 12-month period limit, ordered by a court of competent jurisdiction under the provisions of Chapters 573 and 574 of the Texas Health and
                                Safety Code, relating to court ordered
                                commitments to psychiatric facilities. Court order serves as binding determination of medical necessity. Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination

                           -    25 days of the inpatient benefit can be
                                converted to residential treatment, therapeutic foster care or other 24-hour therapeutically planned and structured services or sub-acute outpatient (partial hospitalization or rehabilitative day treatment) mental health services on the basis of financial equivalence against the inpatient per diem cost

                           - 20 of the inpatient days must be held in reserve for inpatient use only

                           -    Does not require PCP referral

OUTPATIENT MENTAL HEALTH   Mental health services, including for serious mental
SERVICES SERVICES          illness, provided on an outpatient basis, including,
                           but not limited to:

                           - Medication management visits do not count against the outpatient visit limit.

                           - The visits can be furnished in a variety of community-based settings (including school and home-based) or in a state-operated facility

                           -    Up to 60 days 12-month period limit for
                                rehabilitative day treatment

                           -    60 outpatient visits 12-month period limit

                           - 60 rehabilitative day treatment days can be converted to outpatient visits on the basis of financial equivalence against the day treatment per diem cost

                           - 60 outpatient visits can be converted to skills training (psycho educational skills development) or rehabilitative day treatment on the basis of financial equivalence against the outpatient visit cost

                           - Includes outpatient psychiatric services, up to 12-month period limit, ordered by a court of competent jurisdiction under the provisions of Chapters 573 and 574 of the Texas Health and
                                Safety Code, relating to court ordered
                                commitments to psychiatric facilities. Court order serves as binding


                                     5 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     COVERED BENEFIT                            DESCRIPTION
     ---------------                            -----------
                                determination of medical necessity. Any
                                modification or termination of services must be
                                presented to the court with jurisdiction over
                                the matter for determination

                           - Inpatient days converted to sub-acute outpatient services are in addition to the outpatient limits and do not count towards those limits

                           - A Qualified Mental Health Professional (QMHP), as defined by and credentialed through Texas
                                Department of State Health Services (DSHS) standards (TAC Title 25, Part II, Chapter 412), is a Local Mental Health Authorities provider. A
                                QMHP must be working under the authority of an DSHS entity and be supervised by a licensed mental health professional or physician. QMHPs are acceptable providers as long as the services would be within the scope of the services that are typically provided by QMHPs. Those services include individual and group skills training
                                (which can be components of interventions such as day treatment and in-home services), patient and family education, and crisis services

                           -    Does not require PCP referral

INPATIENT SUBSTANCE        Services include, but are not limited to:
ABUSE TREATMENT SERVICES
                           -    Inpatient and residential substance abuse
                                treatment services including detoxification and
                                crisis stabilization, and 24-hour residential
                                rehabilitation programs

                           -    Does not require PCP referral

                           - Medically necessary detoxification/stabilization services, limited to 14 days per 12-month period.

                           - 24-hour residential rehabilitation programs, or the equivalent, up to 60 days per 12-month period

                           -    30 days may be converted to partial
                                hospitalization or intensive outpatient
                                rehabilitation, on the basis of financial equivalence against the inpatient per diem cost

                           - 30 days must be held in reserve for inpatient use only.

OUTPATIENT SUBSTANCE       -    Services include, but are not limited to, the
ABUSE TREATMENT SERVICES        following:

                           - Prevention and intervention services that are provided by physician and non-physician providers, such as screening, assessment and referral for chemical dependency disorders.

                           - Intensive outpatient services is defined as an organized non-residential service providing structured group and individual therapy, educational services, and life skills training which consists of at least 10 hours per week for four to 12 weeks, but less than 24 hours per day

                           - Outpatient treatment service is defined as consisting of at least one to two hours per week providing structured group and individual therapy, educational services, and life skills training

                           - Outpatient treatment services up to a maximum of:

                           - Intensive outpatient program (up to 12 weeks per 12-month period)

                           - Outpatient services (up to six-months per 12-month period)

                           -    Does not require PCP referral

REHABILITATION SERVICES    Services include, but are not limited to, the
                           following:

                           - Habilitation (the process of supplying a child with the means to reach age-appropriate developmental milestones through therapy or treatment) and rehabilitation services include, but are not limited to the following:

                           -    Physical, occupational and speech therapy

                           -    Developmental assessment

HOSPICE CARE SERVICES      Services include, but are not limited to:

                           - Palliative care, including medical and support services, for those children who have six months or less to live, to keep patients comfortable during the


                                    6 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     COVERED BENEFIT                            DESCRIPTION
     ---------------                            -----------
                                last weeks and months before death

                           -    Treatment for unrelated conditions is unaffected

                           - Up to a maximum of 120 days with a 6 month life expectancy

                           - Patients electing hospice services waive their rights to treatment related to their terminal illnesses; however, they may cancel this election at anytime

                           -    Services apply to the hospice diagnosis

EMERGENCY SERVICES,        HMO cannot require authorization as a condition for
INCLUDING EMERGENCY        payment for emergency conditions or labor and
HOSPITALS, PHYSICIANS,     delivery.
AND AMBULANCE SERVICES
                           Covered services include, but are not limited to, the
                           following:

                           - Emergency services based on prudent lay person definition of emergency health condition

                           - Hospital emergency department room and ancillary services and physician services 24 hours a day, 7 days a week, both by in-network and out-of-network providers

                           -    Medical screening examination

                           -    Stabilization services

                           - Access to DSHS designated Level 1 and Level II trauma centers or hospitals meeting equivalent levels of care for emergency services

                           -    Emergency ground, air and water transportation

                           - Emergency dental services, limited to fractured or dislocated jaw, traumatic damage to teeth, and removal of cysts.

TRANSPLANTS                Services include, but are not limited to, the
                           following:

                           -    Using up-to-date FDA guidelines, all
                                non-experimental human organ and tissue
                                transplants and all forms of non-experimental corneal, bone marrow and peripheral stem cell transplants, including donor medical expenses.

VISION BENEFIT             The health plan may reasonably limit the cost of the
                           frames/lenses.

                           Services include:

                           - One examination of the eyes to determine the need for and prescription for corrective lenses per 12-month period, without authorization

                           - One pair of non-prosthetic eyewear per 12-month period

CHIROPRACTIC SERVICES      Services do not require physician prescription and
                           are limited to spinal subluxation

TOBACCO CESSATION          Covered up to $ 100 for a 12- month period limit for
PROGRAM                    a plan- approved program

                           -    Health Plan defines plan-approved program.

                           -    May be subject to formulary requirements.

[VALUE-ADDED SERVICES]     See Attachment B-3


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                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

                      CHIP EXCLUSIONS FROM COVERED SERVICES

- Inpatient and outpatient infertility treatments or reproductive services other than prenatal care, labor and delivery, and care related to disease, illnesses, or abnormalities related to the reproductive system

- Personal comfort items including but not limited to personal care kits provided on inpatient admission, telephone, television, newborn infant photographs, meals for guests of patient, and other articles which are not required for the specific treatment of sickness or injury

- Experimental and/or investigational medical, surgical or other health care procedures or services which are not generally employed or recognized within the medical community

- Treatment or evaluations required by third parties including, but not limited to, those for schools, employment, flight clearance, camps, insurance or court

- Private duty nursing services when performed on an inpatient basis or in a skilled nursing facility.

- Mechanical organ replacement devices including, but not limited to artificial heart

- Hospital services and supplies when confinement is solely for diagnostic testing purposes, unless otherwise pre-authorized by Health Plan

-    Prostate and mammography screening

-    Elective surgery to correct vision

-    Gastric procedures for weight loss

-    Cosmetic surgery/services solely for cosmetic purposes

- Out-of-network services not authorized by the Health Plan except for emergency care and physician services for a mother and her newborn(s) for a minimum of 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated delivery by caesarian section

- Services, supplies, meal replacements or supplements provided for weight control or the treatment of obesity, except for the services associated with the treatment for morbid obesity as part of a treatment plan approved by the Health Plan

-    Acupuncture services, naturopathy and hypnotherapy

-    Immunizations solely for foreign travel

-    Routine foot care such as hygienic care

- Diagnosis and treatment of weak, strained, or flat feet and the cutting or removal of corns, calluses and toenails (this does not apply to the removal of nail roots or surgical treatment of conditions underlying corns, calluses or ingrown toenails)

- Replacement or repair of prosthetic devices and durable medical equipment due to misuse, abuse or loss when confirmed by the Member or the vendor

-    Corrective orthopedic shoes

-    Convenience items

-    Orthotics primarily used for athletic or recreational purposes

- Custodial care (care that assists a child with the activities of daily living, such as assistance in walking, getting in and out of bed, bathing, dressing, feeding, toileting, special diet preparation, and medication supervision that is usually self-administered or provided by a parent. This care does not require the continuing attention of trained medical or paramedical personnel.) This exclusion does not apply to hospice services.

-    Housekeeping


                                     8 of 12

                            Contractual Document (CD)

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SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

- Public facility services and care for conditions that federal, state, or local law requires be provided in a public facility or care provided while in the custody of legal authorities

- Services or supplies received from a nurse, which do not require the skill and training of a nurse

-    Vision training and vision therapy

- Reimbursement for school-based physical therapy, occupational therapy, or speech therapy services are not covered except when ordered by a Physician/PCP

-    Donor non-medical expenses

- Charges incurred as a donor of an organ when the recipient is not covered under this health plan


                                     9 of 12

                            Contractual Document (CD)

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SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

CHIP DME/SUPPLIES

                                                   COMMENTS/MEMBER CONTRACT
        SUPPLIES          COVERED   EXCLUDED               PROVISIONS
        --------          -------   --------       ------------------------
Ace Bandages                            X      Exception: If provided by and
                                               billed through the clinic or home
                                               care agency it is covered as an
                                               incidental supply.

Alcohol, rubbing                        X      Over-the-counter supply.

Alcohol, swabs               X                 Over-the-counter supply not
(diabetic)                                     covered, unless RX provided at
                                               time of dispensing.

Alcohol, swabs               X                 Covered only when received with
                                               IV therapy or central line
                                               kits/supplies.

Ana Kit Epinephrine          X                 A self-injection kit used by
                                               patients highly allergic to bee
                                               stings.

Arm Sling                    X                 Dispensed as part of office
                                               visit.

Attends (Diapers)            X                 Coverage limited to children age
                                               4 or over only when prescribed by
                                               a physician and used to provide
                                               care for a covered diagnosis as
                                               outlined in a treatment care plan

Bandages                                X

Basal Thermometer                       X      Over-the-counter supply.

Batteries - initial          X                 For covered DME items

Batteries - replacement      X                 For covered DME when replacement
                                               is necessary due to normal use.

Betadine                                X      See IV therapy supplies.

Books                                   X

Clinitest                    X                 For monitoring of diabetes.

Colostomy Bags                                 See Ostomy Supplies.

Communication                           X
Devices

Contraceptive Jelly                     X      Over-the-counter supply.
                                               Contraceptives are not covered
                                               under the plan.

Cranial Head Mold                       X

Diabetic Supplies            X                 Monitor calibrating solution,
                                               insulin syringes, needles,
                                               lancets, lancet device, and
                                               glucose strips.

Diapers/Incontinent          X                 Coverage limited to children age
Briefs/Chux                                    4 or over only when prescribed by
                                               a physician and used to provide
                                               care for a covered diagnosis as
                                               outlined in a treatment care plan

Diaphragm                               X      Contraceptives are not covered
                                               under the plan.

Diastix                      X                 For monitoring diabetes.

Diet, Special                           X

Distilled Water                         X

Dressing                     X                 Syringes, needles, Tegaderm,
Supplies/Central Line                          alcohol swabs, Betadine swabs or
                                               ointment, tape. Many times these
                                               items are dispensed in a kit when
                                               includes all necessary items for
                                               one dressing site change.

Dressing                     X                 Eligible for coverage only if
Supplies/Decubitus                             receiving covered home care for
                                               wound care.

Dressing                     X                 Eligible for coverage only if
Supplies/Peripheral IV                         receiving home IV therapy.
Therapy

Dressing                                X
Supplies/Other

Dust Mask                               X

Ear Molds                    X                 Custom made, post inner or middle
                                               ear surgery

Electrodes                   X                 Eligible for coverage when used
                                               with a covered DME.

Enema Supplies                          X      Over-the-counter supply.

Enteral Nutrition            X                 Necessary supplies (e.g., bags,
                                               tubing, connectors, catheters,
                                               etc.) are


                                   10 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     SUPPLIES              COVERED   EXCLUDED                   COMMENTS/MEMBER CONTRACT PROVISIONS
     --------              -------   --------                   -----------------------------------
Supplies                                        eligible for coverage. Enteral nutrition products are not covered except for those prescribed for hereditary metabolic disorders, a non-function or disease of the structures that normally permit food to reach the small bowel, or malabsorption due to disease

Eye Patches                   X                 Covered for patients with amblyopia.

Formula                                  X      Exception: Eligible for coverage only for chronic hereditary metabolic disorders a non-function or disease of the structures that normally permit food to reach the small bowel; or
                                                malabsorption due to disease (expected to last longer than 60 days when prescribed by the physician andauthorized by plan.) Physician documentation to justify prescription of formula must include:

                                                     -    Identification of a metabolic disorder, dysphagia that
                                                          results in a medical need for a liquid diet, presence of
                                                          a gastrostomy, or disease resulting in malabsorption that
                                                          requires a medically necessary nutritional product
                                                Does not include formula:

                                                     -    For members who could be sustained on an age-appropriate
                                                          diet.

                                                     -    Traditionally used for infant feeding

                                                     -    In pudding form (except for clients with documented
                                                          oropharyngeal motor dysfunction who receive greater than
                                                          50 percent of their daily caloric intake from this
                                                          product)

                                                     -    For the primary diagnosis of failure to thrive, failure
                                                          to gain weight, or lack of growth or for infants less
                                                          than twelve months of age unless medical necessity is
                                                          documented and other criteria, listed above, are met.

                                                Food thickeners, baby food, or other regular grocery products that can be blenderized and used with an enteral system that are not medically necessary, are not covered, regardless of whether these regular food products are taken orally or parenterally.

Gloves                                   X      Exception: Central line dressings or wound care provided by home care agency.

Hydrogen Peroxide                        X      Over-the-counter supply.

Hygiene Items                            X

Incontinent Pads              X                 Coverage limited to children age 4 or over only when prescribed by a physicianand used to provide care for a covered diagnosis as outlined in a treatment care plan

Insulin Pump (External)       X                 Supplies (e.g., infusion sets, syringe reservoir and dressing,
Supplies                                        etc.) are eligible for coverage if the pump is a covered item.

Irrigation Sets, Wound        X                 Eligible for coverage when used during covered home care for
Care                                            wound care.

Irrigation Sets, Urinary      X                 Eligible for coverage for individual with an indwelling
                                                urinary catheter.

IV Therapy Supplies           X                 Tubing, filter, cassettes, IV pole, alcohol swabs, needles, syringes and any other related supplies necessary for home IV therapy.

K-Y Jelly                                X      Over-the-counter supply.

Lancet Device                 X                 Limited to one device only.

Lancets                       X                 Eligible for individuals with diabetes.

Med Ejector                   X

Needles and                                     See Diabetic Supplies


                                    11 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-2 - STAR AND CHIP COVERED SERVICES             Version 1.0

     SUPPLIES              COVERED   EXCLUDED                   COMMENTS/MEMBER CONTRACT PROVISIONS
     --------              -------   --------                   -----------------------------------
Syringes/Diabetic

Needles and                                     See IV Therapy and Dressing Supplies/Central Line.
Syringes/IV and
Central Line

Needles and                   X                 Eligible for coverage if a covered IM or SubQ medication is being
Syringes/Other                                  administered at home.

Normal Saline                                   See Saline, Normal

Novopen                       X

Ostomy Supplies               X                 Items eligible for coverage include: belt, pouch, bags, wafer, face plate, insert, barrier, filter, gasket, plug, irrigation kit/sleeve, tape, skin prep, adhesives, drain sets, adhesive remover, and pouch deodorant.

                                                Items not eligible for coverage include: scissors, room
                                                deodorants, cleaners, rubber gloves, gauze, pouch covers, soaps, and lotions.

Parenteral                    X                 Necessary supplies (e.g., tubing, filters, connectors, etc.) are
Nutrition/Supplies                              eligible for coverage when the Health Plan has authorized the parenteral nutrition.

Saline, Normal                X                 Eligible for coverage:

                                                a) when used to dilute medications for nebulizer treatments;

                                                b) as part of covered home care for wound care;

                                                c) for indwelling urinary catheter irrigation.

Stump Sleeve                  X

Stump Socks                   X

Suction Catheters             X

Syringes                                        See Needles/Syringes.

Tape                                            See Dressing Supplies, Ostomy Supplies, IV Therapy Supplies.

Tracheostomy Supplies         X                 Cannulas, Tubes, Ties, Holders, Cleaning Kits, etc. are eligible for coverage.

Under Pads                                      See Diapers/Incontinent Briefs/Chux.

Unna Boot                     X                 Eligible for coverage when part of wound care in the home
                                                setting. Incidental charge when applied during office visit.

Urinary, External                        X      Exception: Covered when used by incontinent male where injury to
Catheter & Supplies                             the urethra prohibits use of an indwelling catheter ordered by the
                                                PCP and approved by the plan

Urinary, Indwelling           X                 Cover catheter, drainage bag with tubing, insertion tray,
Catheter & Supplies                             irrigation set and normal saline if needed.

Urinary, Intermittent         X                 Cover supplies needed for intermittent or straight catherization.

Urine Test Kit                X                 When determined to be medically necessary.

Urostomy supplies                               See Ostomy Supplies.


                                    12 of 12

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-4 -PERFORMANCE IMPROVEMENT GOALS               Version 1.0

                   TEXAS HEALTH AND HUMAN SERVICES COMMISSION

                    HMO PERFORMANCE IMPROVEMENT GOAL TEMPLATE

                             STATE FISCAL YEAR 2007

                      (SEPTEMBER 1, 2006 - AUGUST 31, 2007)

PLAN NAME:

________________________________________________________________________________

OVERARCHING GOALS:

     1.   Improve access to primary care services for managed care enrollees.

     2. Improve access to behavioral health services for managed care enrollees.

     3. Improve a specific area of the HMO's performance (to be negotiated before the Operational Start Date).

SUB-GOALS:

     1. NETWORK ADEQUACY AND ACCESS TO CARE, evaluated using the following measures:

          (a)  At least__percent of PCPs have an open panel; and

          (b) At least__percent of children and adults have access to two PCPs with open panels within 30 miles.

     2. ACCESS TO BEHAVIORAL HEALTH SERVICES, evaluated using the measure of an increase by at least___percent of outpatient mental health providers with an open panel.

     3. SPECIFIC HMO PERFORMANCE GOAL, evaluated using the measures negotiated by HHSC and the HMO.

Specific percentages for Sub-Goals 1 and 2 will be negotiated by HHSC and the HMO before the Operational Start Date.

The Specific HMO Performance Goal and the measures used to evaluate Sub-Goal 3 will be negotiated by HHSC and the HMO before the Operational Start Date.

Additional information related to the Performance Improvement Goals can be found in ATTACHMENT B-1, SECTION 8.1.1.1, to the Contract.


                                     1 of 1

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

                     DELIVERABLES/LIQUIDATED DAMAGES MATRIX

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
Contract Attachment      The HMO must be operational no  Operations Start Date  Each calendar day of       HHSC may assess up to
B-1, RFP Section 7.3     later than the agreed upon                             non-compliance, per HMO    $10,000 per calendar day
-- Transition Phase      Operations Start Date. HHSC,                           Program, per Service Area  for each day beyond the
Schedule                 or its agent, will determine                           (SA).                      Operations Start date
                         when the HMO is considered to                                                     that the HMO is not
                         be operational based on the                                                       operational until the day
                         requirements in Section 7 and                                                     that the HMO is
                         8 of Attachment B-1.                                                              operational, including
                                                                                                           all systems.

Contract Attachment
B-1, RFP Section 7.3.1
-- Transition Phase
Tasks

Contract Attachment
B-1, RFP Section 8.1
-- General Scope

Contract Attachment      The HMO must submit to HHSC or  Transition Period      Each calendar day of       HHSC may assess up to
B-1 RFP Section          to the designated Readiness                            non-compliance, per        $1,000 per calendar day
7.3.1.5 -- Systems       Review Contractor the                                  report, per HMO Program,   for each day a
Readiness Review         following plans for review, by                         and per SA.                deliverable is late,
                         December 14, 2005:                                                                inaccurate or incomplete.

                         -    Joint Interface Plan;

                         -    Disaster Recovery Plan;

                         -    Business Continuity Plan;

                         -    Risk Management Plan;

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
                              and

                         -    Systems Quality Assurance
                              Plan.

Contract Attachment      Final versions of the Provider  Transition Period      Each calendar day of       HHSC may assess up to
B-1 RFP Section 7.3.1.7  Directory must be submitted to                         non-compliance, per        $1,000 per calendar day
-Operations Readiness    the Administrative Services                            directory, per HMO         for each day the
                         Contractor no later than 95                            Program and per SA.        directory is late,
                         days prior to the Operational                                                     inaccurate or incomplete.
                         Start Date.

Contract Attachment B-1  All reports and deliverables    Transition Period,     Each calendar day of       HHSC may assess up to
RFP Sections 6, 7, 8     as specified in Sections 6, 7,  Quarterly during       non-compliance, per HMO    $250 per calendar day if
and 9                    8 and 9 of Attachment B-1 must  Operations Period      Program, perSA.            the report/deliverable is
                         be submitted according to the                                                     late, inaccurate, or
Uniform Managed Care     timeframes and requirements                                                       incomplete.
Manual                   stated in the Contract
                         (including all attachments)
                         and HHSC's Uniform Managed
                         Care Manual. (Specific Reports
                         or deliverables listed
                         separately in this matrix are
                         subject to the specified
                         liquidated damages.)

Contract Attachment B-1  The HMO may not engage in       Transition, Measured   Per incident of non-       HHSC may assess up to
RFP Section 8.1.6 --     prohibited marketing            Quarterly during the   compliance.                $1,000 per incident of
Marketing & Prohibited   practices.                      Operations Period                                 non-compliance.
Practices

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
Uniform Managed Care
Manual

Contract Attachment B-1  Financial Statistical Reports   Quarterly during the   Per calendar day of        HHSC may assess up to
RFP Section              (FSR): For each SA, the HMO     Operations Period      non-compliance, per HMO    $1,000 per calendar day a
8.1.17.2 -- Financial    must file quarterly and annual                         Program, per SA.           quarterly or annual
Reporting Requirements   FSRs. Quarterly reports are                                                       report is late,
                         due no later than 30 days                                                         inaccurate or incomplete.
Uniform Managed Care     after the conclusion of each
Manual - Chapter 5       State Fiscal Quarter (SFQ).
                         The first annual report is due
                         no later than 120 days after
                         the end of each Contract Year
                         and the second annual report
                         is due no later than 365 days
                         after the end of each Contract
                         Year.

Contract Attachment B-1  Medicaid Disproportionate       Measured during 4th    Per calendar day of        HHSC may assess up to
RFP Section              Share Hospital (DSH) Reports:   Quarter of the         non-compliance, per HMO    $1,000 per calendar day,
8.1.17.2 -- Financial    The Medicaid HMO must submit,   Operations Period      Program, per SA.           per program, per service
Reporting Requirements:  on an annual basis,             (6/1-8/31)                                        area, for each day the
                         preliminary and final DSH                                                         report is late,
Uniform Managed Care     Reports. The Preliminary                                                          incorrect, inaccurate or
Manual - Chapter 5       report is due no later than                                                       incomplete.
                         June 1st after each reporting
                         year, and the final report is
                         due no later than July 15th
                         after each reporting year.
                         THIS STANDARD DOES NOT APPLY
                         TO CHIP HMOS.

Contract Attachment B-1  The HMO's MIS must be able to   Measured Quarterly     Per calendar day of        HHSC may assess up to
RFP Section              resume operations within 72     during the Operations  non-compliance, per HMO    $5,000 per calendar day
8.1.18 - Management      hours of employing its                                 Program, per SA.           of non-compliance
                         Disaster Recovery

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
Information System       Plan.                           Period
(MIS) Requirements

Contract Attachment B-1  The HMO's MIS system must meet  Measured Quarterly     Per calendar day of        HHSC may assess up to
RFP Section              all requirements in Section     during the Operations  non-compliance, per HMO    $5,000 per calendar day
8.1.18.3 -- Management   8.1.18.3 of Attachment B-1.     Period                 Program, per SA.           of non-compliance.
Information System
(MIS) Requirements:
System-Wide Functions

Contract Attachment B-1  The HMO must adjudicate all     Measured Quarterly     Per incident of            HHSC may assess up to
RFP Section              provider Clean Claims within    during the Operations  non-compliance.            $1,000 per claim if the
8.1.18.5 -- Claims       30 days. The HMO must pay       Period                                            HMO fails to timely pay
Processing Requirements  providers interest at an 18%                                                      interest.
                         per annum, calculated daily
                         for the full period in which
                         the Clean Claim remains
                         unadjudicated beyond the
                         30-day claims processing
                         deadline.

Contract Attachment B-1  The HMO must comply with the    Measured Quarterly     Per quarterly reporting    HHSC may assess
RFP Section              claims processing requirements  during the Operations  period, per HMO Program,   liquidated damages of up
8.1.18.5 -- Claims       and standards as described in   Period                 per SA.                    to $5,000 for the first
Processing Requirements  Section 8.1.18.5 of Attachment                                                    quarter that an HMO's
Uniform Managed Care     B-1.                                                                              Aggregated Claims
                                                                                                           Performance percentages
                                                                                                           fall below the
                                                                                                           performance standards.
                                                                                                           HHSC may assess up to
                                                                                                           $25,000 per quarter for
                                                                                                           each additional quarter
                                                                                                           that the Aggregated
                                                                                                           Claims Performance
                                                                                                           percentages fall below

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
Manual -Chapter 2                                                                                          the performance
                                                                                                           standards.

Contract Attachment B-1  All Claims Summary Report: The  Measured Quarterly     Per calendar day of        HHSC may assess up to
RFP Section              HMO must submit quarterly,      during the Operations  non-compliance, per HMO    $1,000 per calendar day
8.1.20.2--Reporting      non-cumulative All Claims       Period                 Program, per SA.           the report is late,
Requirements             Summary reports for each HMO                                                      inaccurate, or
                         Program and each SA no later                                                      incomplete.
Uniform Managed Care     than 45 days after each
Manual Chapters 2 and 5  quarterly reporting period.
                         Along with its fourth quarter
                         report, the HMO must submit a
                         cumulative, annual All Claims
                         Summary report for each HMO
                         Program and each SA.

Contract Attachment B-1  The HMO must resolve at least   Measured Quarterly     Per reporting period, per  HHSC may assess up to
RFP Section 8.1.5.9-     98% of Member Complaints        during the Operations  HMO Program, per SA.       $250 per reporting period
Member Complaint and     within 30 calendar days from    Period                                            if the HMO fails to meet
Appeal Process Contract  the date the Complaint is                                                         the performance standard.
Attachment B-1 RFP       received by the HMO.
Section 8.2.7.1 -Member
Complaint Process
Contract Attachment B-1

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 -DELIVERABLES/LIQUIDATED DAMAGES MATRIX      Version 1.0

      SERVICE/                                                 MEASUREMENT              MEASUREMENT
    COMPONENT(1)             PERFORMANCE STANDARD(2)            PERIOD(3)              ASSESSMENT(4)           LIQUIDATED DAMAGES
    ------------             -----------------------           -----------             -------------           ------------------
RFP Section 8.4.3 -CHIP
Member Complaint and
Appeal Process

Contract Attachment B-1  The HMO must resolve at least   Measured Quarterly     Per reporting period, per  HHSC may assess up to
RFP Section 8.1.5.9--    98% of Member Appeals within    during the Operations  HMO Program, per SA.       $500 per reporting period
Member Complaint and     30 calendar days from the date  Period                                            if the HMO fails to meet
Appeal Process Contract  the Appeal is filed with the                                                      the performance standard.
Attachment B-1 RFP       HMO.
Section 8.2.7.2
-- Medicaid Standard
Member Appeal Process
Contract Attachment B-1
RFP Section 8.4.3 CHIP
Member Complaint and
Appeal Process

Contract Attachment B-1  The HMO must transfer all data  Measured at Time of    Per incident of            HHSC may assess up to
RFP Section 9.2          regarding the provision of      Transfer of Data and   non-compliance (failure    $10,000 per calendar day
-- Transfer of Data      Covered Services to Members to  ongoing after the      to provide data and/or     the data is late,
                         HHSC or a new HMO, at the sole  Transfer of Data       failure to provide data    inaccurate or incomplete.
                         discretion of HHSC and as       until satisfactorily   in required format), per
                         directed by HHSC. All           completed              HMO Program, per SA.
                         transferred data must comply
                         with the Contract
                         requirements,

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT B-5 - DELIVERABLES/LIQUIDATED DAMAGES MATRIX     Version 1.0

SERVICE/COMPONENT(1)        PERFORMANCE STANDARD(2)       MEASUREMENT PERIOD(3)  MEASUREMENT ASSESSMENT(4)     LIQUIDATED DAMAGES
--------------------  ----------------------------------  ---------------------  -------------------------  -----------------------
                      including HIPAA.

Contract Attachment   Six months prior to the end of the  Measured at Six        Each calendar day of       HHSC may assess up to
B-1 RFP Section 9.3   contract period or any extension    Months prior to the    non-compliance, per HMO    $1,000 per calendar day
-- Turnover Services  thereof, the HMO must propose a     end of the contract    Program, per SA.           the Plan is late,
                      Turnover Plan covering the          period or any                                     inaccurate, or
                      possible turnover of the records    extension thereof and                             incomplete.
                      and information maintained to       ongoing until
                      either the State (HHSC) or a        satisfactorily
                      successor HMO.                      completed

Contract Attachment   The HMO must provide the State      Measured 30 days       Each calendar day of       HHSC may assess up to
B-1 RFP Section 9.4   (HHSC) with a Turnover Results      after the Turnover of  non-compliance, per HMO    $250 per calendar day
-- Post-Turnover      report documenting the completion   Operations             program, per SA.           the report is late,
Services              and results of each step of the                                                       inaccurate or
                      Turnover Plan 30 days after the                                                       incomplete.
                      Turnover of Operations.

Contract Attachment   The HMO must notify HHSC in         Transition, Measured   Each calendar day of       HHSC may assess up to
A HHSC Uniform        writing immediately upon making a   Quarterly during the   non-compliance, per HMO    $5,000 per calendar day
Managed Care          decision to terminate a             Operations Period      Program, per SA.           of non-compliance.
Contract Terms and    subcontract with a Material
Conditions, Section   Subcontractor or upon receiving
4.08 Subcontractors   notification from the Material
                      Subcontractor of its intent to
                      terminate such subcontract.

(1)  Derived from the Contract or HHSC's Uniform Managed Care Manual.

(2)  Standard specified in Contract

(3) Period during which HHSC will evaluate service for purposes of tailored remedies.

(4)  Measure against which HHSC will apply remedies.

                                                                  ATTACHMENT B-6

                                     (MAP)

                                                    HHSC, Health Plan Operations
                                                                       July 2005

CHIP HMO SERVICE AREAS

BEXAR             BEXAR
                  Atoscosa
                  Comal
                  Guadalupe
                  Kendall
                  Medina
                  Wilson

Optional Addition Bandera
to Bexar CSA
(O-SA)

HARRIS            HARRIS
                  Brazoria
                  Fort Bend
                  Galveston
                  Montgomery
                  Waller

Optional Addition Austin
to Harris CSA     Chambers
(O-SA)            Hardin
                  Jasper
                  Jefferson
                  Liberty
                  Matagorda
                  Newton
                  Orange
                  Polk
                  San Jacinto
                  Tyler
                  Walker
                  Wharton

DALLAS            DALLAS
                  Collin
                  Ellis
                  Hunt
                  Kaufman
                  Navarro
                  Rockwall

LUBBOCK           LUBBOCK
                  Crosby
                  Floyd
                  Garza
                  Hale
                  Hockley
                  Lamb
                  Lynn
                  Terry

Optional Addition Carson
to Lubbock CSA    Deaf Smith
(O-SA)            Hutchinson
                  Potter
                  Randall
                  Swisher

NUECES            Aransas
                  Bee
                  Calhoun
                  Jim Wells
                  Kleberg
                  NUECES
                  Refugio
                  San Patricio
                  Victoria

Optional Addition Brooks
to Nueces CSA     Goliad
(O-SA)            Karnes
                  Kennedy
                  Live Oak

TRAVIS            TRAVIS
                  Bastrop
                  Burnet
                  Caldwell
                  Hays
                  Lee
                  Williamson

O-SA              Fayette

EL PASO           EL PASO
                  Hudspeth

TARRANT           TARRANT
                  Denton
                  Hood
                  Johnson
                  Parker
                  Wise

WEBB              WEBB
(CHIP Only SA)    Duval
                  Jim Hogg
                  Zapata


                                                    HHSC, Health Plan Operations
                                                                       July 2005

                                                                  ATTACHMENT B-6

                                      (MAP)

                                                     HHSC Health Plan Operations
                                                                       July 2005

STAR HMO SERVICE AREAS

BEXAR   BEXAR
        Atascosa
        Comal
        Guadalupe
        Kendall
        Medina
        Wilson

HARRIS  HARRIS
        Brazoria
        Fort Bend
        Galveston
        Montgomery
        Waller

DALLAS  DALLAS
        Collin
        Ellis
        Hunt
        Kaufman
        Navarro
        Rockwall

LUBBOCK LUBBOCK
        Crosby
        Floyd
        Garza
        Hale
        Hockley
        Lamb
        Lynn
        Terry

EL PASO EL PASO

TRAVIS  TRAVIS
        Bastrop
        Burnet
        Caldwell
        Hays
        Lee
        Williamson

TARRANT TARRANT
        Denton
        Hood
        Johnson
        Parker
        Wise

NEW STAR SERVICE AREA

NUECES  Aransas
        Bee
        Calhoun
        Jim Wells
        Kleberg
        NUECES
        Refugio
        San
        Patricio
        Victoria

                                                    HHSC, Health Plan Operations
                                                                       July 2005

                            Contractual Document (CD)

Responsible Office: HHSC Office of General Counsel (OGC)

SUBJECT: ATTACHMENT C-3 - AGREED MODIFICATIONS TO HMO'S PROPOSAL     Version 1.0

The following table includes agreed modifications to the HMO's Proposal. Unless specifically referenced below, all exceptions, reservations, or limitations to the RFP's terms and conditions, including the HHSC Uniform Managed Care Contract Terms & Conditions, included in the HMO's Proposal are deemed rejected and are not included in the final agreement of the Parties.

ID.   PROPOSAL SECTION   AGREED MODIFICATION
---   ----------------   -------------------
1
2
3
4
5


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